EXHIBIT 4.1

                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer,

                          MIDLAND LOAN SERVICES, INC.,
                              as Special Servicer,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                             WELLS FARGO BANK, N.A.,
                    as Paying Agent and Certificate Registrar

                                       and

                               ABN AMRO BANK N.V.,
                                as Fiscal Agent.

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2004

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions...................................................

Section 1.2   Calculations Respecting Mortgage Loans........................

Section 1.3   Calculations Respecting Accrued Interest......................

Section 1.4   Interpretation................................................

Section 1.5   ARD Loan......................................................

Section 1.6   Certain Matters with Respect to the Serviced Loan Group.......

Section 1.7   Certain Matters Relating to the Non-Trust-Serviced Pari
               Passu Loans..................................................



                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1   Conveyance of Mortgage Loans..................................

Section 2.2   Acceptance by Trustee.........................................

Section 2.3   Repurchase of Mortgage Loans for Material Document
               Defects and Material Breaches of Representations and
               Warranties...................................................

Section 2.4   Representations and Warranties................................

Section 2.5   Conveyance of Interests.......................................

Section 2.6   Certain Matters Relating to Non-Trust-Serviced Pari Passu
               Loans........................................................



                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1   The Certificates..............................................

Section 3.2   Registration..................................................

Section 3.3   Transfer and Exchange of Certificates.........................

Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates.............

Section 3.5   Persons Deemed Owners.........................................

Section 3.6   Access to List of Certificateholders' Names and Addresses.....

Section 3.7   Book-Entry Certificates.......................................

Section 3.8   Notices to Clearing Agency....................................

Section 3.9   Definitive Certificates.......................................



                                   ARTICLE IV

                                    ADVANCES

Section 4.1   P&I Advances by the Master Servicer...........................

Section 4.1A  P&I Advances with Respect to the Pari Passu Loans.............

Section 4.2   Servicing Advances............................................

Section 4.3   Advances by the Trustee and the Fiscal Agent..................

Section 4.4   Evidence of Nonrecoverability.................................

Section 4.5   Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan..............................

Section 4.6   Reimbursement of Advances and Advance Interest................

Section 4.7   Fiscal Agent Termination Event................................

Section 4.8   Procedure Upon Termination Event..............................

Section 4.9   Merger or Consolidation of Fiscal Agent.......................

Section 4.10  Limitation on Liability of the Fiscal Agent and Others........

Section 4.11  Indemnification of Fiscal Agent...............................



                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1   Collections...................................................

Section 5.2   Application of Funds in the Certificate Account and
               Interest Reserve Account.....................................

Section 5.3   Distribution Account, Excess Interest Sub-account and
               Reserve Account..............................................

Section 5.4   Paying Agent Reports..........................................

Section 5.5   Paying Agent Tax Reports......................................



                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1   Distributions Generally.......................................

Section 6.2   REMIC I.......................................................

Section 6.3   REMIC II......................................................

Section 6.4   Reserved......................................................

Section 6.5   REMIC III.....................................................

Section 6.6   Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability..........................

Section 6.7   Net Aggregate Prepayment Interest Shortfalls..................

Section 6.8   Adjustment of Servicing Fees..................................

Section 6.9   Appraisal Reductions..........................................

Section 6.10  Compliance with Withholding Requirements......................

Section 6.11  Prepayment Premiums and Yield Maintenance Charges.............



                                   ARTICLE VII

          CERTAIN MATTERS CONCERNING THE TRUSTEE, THE FISCAL AGENT AND
                                THE PAYING AGENT

Section 7.1   Duties of the Trustee, the Fiscal Agent and the Paying
               Agent........................................................

Section 7.2   Certain Matters Affecting the Trustee, the Fiscal Agent
               and the Paying Agent.........................................

Section 7.3   The Trustee, the Fiscal Agent and the Paying Agent Not
               Liable for Certificates or Interests or Mortgage Loans.......

Section 7.4   The Trustee, the Fiscal Agent and the Paying Agent May
               Own Certificates.............................................

Section 7.5   Eligibility Requirements for the Trustee, the Fiscal
               Agent and the Paying Agent...................................

Section 7.6   Resignation and Removal of the Trustee, the Fiscal Agent
               or the Paying Agent..........................................

Section 7.7   Successor Trustee, Fiscal Agent or Paying Agent...............

Section 7.8   Merger or Consolidation of Trustee, Fiscal Agent or
               Paying Agent.................................................

Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
               Custodian....................................................

Section 7.10  Authenticating Agents.........................................

Section 7.11  Indemnification of Trustee, Fiscal Agent and the Paying
               Agent........................................................

Section 7.12  Fees and Expenses of Trustee, the Fiscal Agent and the
               Paying Agent.................................................

Section 7.13  Collection of Moneys..........................................

Section 7.14  Trustee to Act; Appointment of Successor......................
Section 7.15  Notification to Holders.......................................

Section 7.16  Representations and Warranties of the Trustee, the Fiscal
               Agent and the Paying Agent...................................

Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Trustee, the Fiscal Agent and the
               Paying Agent.................................................



                                  ARTICLE VIII

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; Servicing Duties..........................

Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Master Servicer............................

Section 8.3   Master Servicer's General Power and Duties....................

Section 8.4   Primary Servicing and Sub-Servicing...........................

Section 8.5   Servicers May Own Certificates................................

Section 8.6   Maintenance of Hazard Insurance, Other Insurance and Taxes....

Section 8.7   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Due-On-Encumbrance Clause........................

Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files.......

Section 8.9   Documents, Records and Funds in Possession of the Master
               Servicer to Be Held for the Trustee for the Benefit of
               the Certificateholders.......................................

Section 8.10  Servicing Compensation........................................

Section 8.11  Master Servicer Reports; Account Statements...................

Section 8.12  Annual Statement as to Compliance.............................

Section 8.13  Annual Independent Public Accountants' Servicing Report.......

Section 8.14  Operating Statement Analysis Reports Regarding the
               Mortgaged Properties.........................................

Section 8.15  Other Available Information and Certain Rights of the
               Master Servicer..............................................

Section 8.16  Rule 144A Information.........................................

Section 8.17  Inspections...................................................

Section 8.18  Modifications, Waivers, Amendments, Extensions and
               Consents.....................................................

Section 8.19  Specially Serviced Mortgage Loans.............................

Section 8.20  Representations, Warranties and Covenants of the Master
               Servicer.....................................................

Section 8.21  Merger or Consolidation.......................................

Section 8.22  Resignation of the Master Servicer............................

Section 8.23  Assignment or Delegation of Duties by the Master Servicer.....

Section 8.24  Limitation on Liability of the Master Servicer and Others.....

Section 8.25  Indemnification; Third-Party Claims...........................

Section 8.26  1934 Act Reporting............................................

Section 8.27  Compliance with REMIC Provisions..............................

Section 8.28  Termination...................................................

Section 8.29  Procedure Upon Termination....................................

Section 8.30  Certain Matters Regarding the Beverly Center A/B/C Loan.......

Section 8.31  Certain Matters Regarding the World Apparel Center Pari
               Passu Loan...................................................

Section 8.32  Certain Matters Regarding the River Rock Business Center
               Mortgage Loan................................................



                                   ARTICLE IX

   ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                Special Servicer

Section 9.1   Duties of the Special Servicer................................

Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy
               of the Special Servicer......................................

Section 9.3   Sub-Servicers.................................................

Section 9.4   Special Servicer's General Powers and Duties..................

Section 9.5   "Due-On-Sale" Clauses; Assignment and Assumption
               Agreements; Modifications of Specially Serviced Mortgage
               Loans; Due-On-Encumbrance Clauses............................

Section 9.6   Release of Mortgage Files.....................................

Section 9.7   Documents, Records and Funds in Possession of the Special
               Servicer to Be Held for the Trustee..........................

Section 9.8   Representations, Warranties and Covenants of the Special
               Servicer.....................................................

Section 9.9   Standard Hazard, Flood and Comprehensive General
               Liability Insurance Policies.................................

Section 9.10  Presentment of Claims and Collection of Proceeds..............

Section 9.11  Compensation to the Special Servicer..........................

Section 9.12  Realization Upon Defaulted Mortgage Loans.....................

Section 9.13  Foreclosure...................................................

Section 9.14  Operation of REO Property.....................................

Section 9.15  Sale of REO Property..........................................

Section 9.15A Beverly Center Subordinate Notes Purchase Option..............

Section 9.15B President Plaza B Note Purchase Option........................

Section 9.16  Realization on Collateral Security............................

Section 9.17  Reserved......................................................

Section 9.18  Annual Officer's Certificate as to Compliance.................

Section 9.19  Annual Independent Accountants' Servicing Report..............

Section 9.20  Merger or Consolidation.......................................

Section 9.21  Resignation of the Special Servicer...........................

Section 9.22  Assignment or Delegation of Duties by the Special Servicer....

Section 9.23  Limitation on Liability of the Special Servicer and Others....

Section 9.24  Indemnification; Third-Party Claims...........................

Section 9.25  Reserved......................................................

Section 9.26  Special Servicer May Own Certificates.........................

Section 9.27  Tax Reporting.................................................

Section 9.28  Application of Funds Received.................................

Section 9.29  Compliance with REMIC Provisions..............................

Section 9.30  Termination...................................................

Section 9.31  Procedure Upon Termination....................................

Section 9.32  Certain Special Servicer Reports..............................

Section 9.33  Special Servicer to Cooperate with the Master Servicer and Paying Agent.............................................

Section 9.34  Reserved......................................................

Section 9.35  Reserved......................................................

Section 9.36  Sale of Defaulted Mortgage Loans..............................

Section 9.37  Operating Adviser; Elections..................................

Section 9.38  Limitation on Liability of Operating Adviser..................

Section 9.39  Rights of Operating Adviser...................................

Section 9.40  Rights of the Holder of the President Plaza B Note............



                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation of
               All Mortgage Loans...........................................

Section 10.2  Procedure Upon Termination of Trust...........................

Section 10.3  Additional Trust Termination Requirements.....................



                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders...............................

Section 11.2  Access to List of Holders.....................................

Section 11.3  Acts of Holders of Certificates...............................



                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1  REMIC Administration..........................................

Section 12.2  Prohibited Transactions and Activities........................

Section 12.3  Modifications of Mortgage Loans...............................

Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC
               Status.......................................................

Section 12.5  Grantor Trust Administration..................................



                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1  Binding Nature of Agreement...................................

Section 13.2  Entire Agreement..............................................

Section 13.3  Amendment.....................................................

Section 13.4  GOVERNING LAW.................................................

Section 13.5  Notices.......................................................

Section 13.6  Severability of Provisions....................................

Section 13.7  Indulgences; No Waivers.......................................

Section 13.8  Headings Not to Affect Interpretation.........................

Section 13.9  Benefits of Agreement.........................................

Section 13.10 Special Notices to the Rating Agencies........................

Section 13.11 Counterparts..................................................

Section 13.12 Intention of Parties..........................................

Section 13.13 Recordation of Agreement......................................

Section 13.14 Rating Agency Monitoring Fees.................................


                             EXHIBITS AND SCHEDULES


EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class A-3 Certificate
EXHIBIT A-4       Form of Class A-4 Certificate
EXHIBIT A-5       Form of Class A-5 Certificate
EXHIBIT A-6       Form of Class B Certificate
EXHIBIT A-7       Form of Class C Certificate
EXHIBIT A-8       Form of Class D Certificate
EXHIBIT A-9       Form of Class E Certificate
EXHIBIT A-10      Form of Class F Certificate
EXHIBIT A-11      Form of Class G Certificate
EXHIBIT A-12      Form of Class H Certificate
EXHIBIT A-13      Form of Class J Certificate
EXHIBIT A-14      Form of Class K Certificate
EXHIBIT A-15      Form of Class L Certificate
EXHIBIT A-16      Form of Class M Certificate
EXHIBIT A-17      Form of Class N Certificate
EXHIBIT A-18      Form of Class O Certificate
EXHIBIT A-19      Form of Class EI Certificate
EXHIBIT A-20      Form of Class R-I Certificate
EXHIBIT A-21      Form of Class R-II Certificate
EXHIBIT A-22      Form of Class R-III Certificate
EXHIBIT A-23      Form of Class X-1 Certificate
EXHIBIT A-24      Form of Class X-2 Certificate
EXHIBIT B-1       Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2       Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C         Form of Request for Release
EXHIBIT D-1       Form of Transferor Certificate for Transfers to Definitive
                  Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A      Form I of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2B      Form II of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3A      Form I of Transferee Certificate for Transfers of Interests
                  in Book-Entry Privately Offered Certificates (Section
                  3.3(c))
EXHIBIT D-3B      Form II of Transferee Certificate for Transfers of
                  Interests in Book-Entry Privately Offered Certificates
                  (Section 3.3(c))
EXHIBIT E-1       Form of Transfer Affidavit and Agreement for Transfers of
                  REMIC Residual Certificates (Section 3.3(e))
EXHIBIT E-2       Form of Transferor Certificate for Transfers of REMIC
                  Residual Certificates (Section 3.3(e))
EXHIBIT F         Form of Transferor Certificate for Transfers of Regulation
                  S Certificates
EXHIBIT G         Reserved
EXHIBIT H         Form of Exchange Certification
EXHIBIT I         Form of EUROCLEAR or Clearstream Certificate (Section
                  3.7(d))
EXHIBIT J         List of Loans to Which Excess Servicing Fees Are Paid
EXHIBIT K-1       Form of Mortgage Loan Purchase Agreement I (MSMC)
EXHIBIT K-2       Form of Mortgage Loan Purchase Agreement II (CDCMC)
EXHIBIT K-3       Form of Mortgage Loan Purchase Agreement III (UCMFI)
EXHIBIT K-4       Form of Mortgage Loan Purchase Agreement IV (Principal)
EXHIBIT K-5       Form of Mortgage Loan Purchase Agreement V (WaMu)
EXHIBIT K-6       Form of Mortgage Loan Purchase Agreement VI (JHREF)
EXHIBIT L         Reserved
EXHIBIT M         Form of Monthly Certificateholders Report (Section 5.4(a))
EXHIBIT N         Reserved
EXHIBIT O         Reserved
EXHIBIT P         Reserved
EXHIBIT Q         Reserved
EXHIBIT R         Reserved
EXHIBIT S-1       Form of Power of Attorney to Master Servicer (Section
                  8.3(c))
EXHIBIT S-2       Form of Power of Attorney to Special Servicer (Section
                  9.4(a))
EXHIBIT T         Reserved
EXHIBIT U         Form of Assignment and Assumption Submission to Special
                  Servicer (Section 8.7(a))
EXHIBIT V         Form of Additional Lien, Monetary Encumbrance and Mezzanine
                  Financing Submission Package to the Special Servicer
                  (Section 8.7(h))
EXHIBIT W         Reserved
EXHIBIT X         Reserved
EXHIBIT Y         Investor Certification (Section 5.4(a))
EXHIBIT Z         Form of Notice and Certification regarding Defeasance of
                  Mortgage Loan (Section 8.3(h))
EXHIBIT AA        Form of Performance Certification (Section 8.26(b))
EXHIBIT BB        Form of Trustee Pari Passu Loan Notice (Section 2.6)

SCHEDULE I        MSMC Loan Schedule
SCHEDULE II       CDCMC Loan Schedule
SCHEDULE III      UCMFI Loan Schedule
SCHEDULE IV       Principal Loan Schedule
SCHEDULE V        WaMu Loan Schedule
SCHEDULE VI       JHREF Loan Schedule
SCHEDULE VII List of Escrow Accounts Not Currently Eligible Accounts (Section 8.3(e))
SCHEDULE VIII Certain Escrow Accounts for Which a Report Under Section 5.1(g) is Required
SCHEDULE IX       List of Mortgagors that are Third-Party Beneficiaries Under
                  Section 2.3(a)
SCHEDULE X        Reserved
SCHEDULE XI       Earn-Out Reserves
SCHEDULE XII List of Mortgage Loans for which a Scheduled Payment is Due After the End of a Collection Period
SCHEDULE XIII List of Mortgage Loans that Permit Voluntary Principal Prepayment Without Payment of a Full Month's Interest
SCHEDULE XIV Rates Used in Determination of Class X Pass-Through Rates ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")

            THIS POOLING AND SERVICING AGREEMENT is dated as of August 1, 2004 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a master servicer (the "Master Servicer"), MIDLAND LOAN SERVICES, INC., as a special servicer (the "Special Servicer"), LASALLE BANK NATIONAL ASSOCIATION, as trustee of the Trust (the "Trustee"), WELLS FARGO BANK, N.A., as paying agent (the "Paying Agent") and as certificate registrar, and ABN AMRO BANK N.V., as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent").

                              PRELIMINARY STATEMENT

            On the Closing Date, the Depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), CDC Mortgage Capital Inc., as seller ("CDCMC"), Union Central Mortgage Funding, Inc., as seller ("UCMFI"), Principal Commercial Funding, LLC, as seller ("Principal"), Washington Mutual Bank, FA, as seller ("WaMu"), and John Hancock Real Estate Finance, Inc., as seller ("JHREF"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire
(i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust of the Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting REMIC I; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust;
(iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust; and (iv) the Class EI Certificates as consideration for its transfer of the Excess Interest to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III and (D) the Class EI Certificates representing in the aggregate the entire beneficial ownership of the Class EI Grantor Trust.

            Excess Interest received on the Mortgage Loans shall be held in the Class EI Grantor Trust for the benefit of the Class EI Certificates. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, the REMIC III Regular Certificates, the Class EI Certificates and the Residual Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated August 2, 2004, as supplemented by the preliminary prospectus supplement dated August 2, 2004 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated August 11, 2004 (together with the Prospectus, the "Final Prospectus Supplement") and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class EI Certificates will be offered for sale pursuant to a Private Placement Memorandum dated August 11, 2004.

                                     REMIC I

            Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date (as defined herein). Excess Interest shall not be included as an asset of REMIC I. The Class R-I Certificates will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

            The REMIC II Regular Interests have the pass-through rates and Certificate Balances or Notional Amount set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

            The following table sets forth the Class or Component designation, the corresponding REMIC II Regular Interest (the "Corresponding REMIC II Regular Interest"), the Corresponding Components of the Class X-1 or Class X-2 Certificates and the Original Class REMIC II Certificate Balance for each Class of Principal Balance Certificates (the "Corresponding Certificates").


                                                                 Corresponding
                                  Corresponding     Original     Components of
                 Original Class     REMIC II        REMIC II     Class X-1 or
 Corresponding     Certificate       Regular       Certificate     Class X-2
  Certificates       Balance      Interests (1)      Balance     Certificates(1)
 -------------   --------------   -------------    -----------   ---------------
Class A-1         $10,000,000          A-1        $10,000,000         A-1
Class A-2         $61,500,000         A-2-1       $23,457,000        A-2-1
                                      A-2-2       $26,358,000        A-2-2
                                      A-2-3       $11,685,000        A-2-3
Class A-3        $119,000,000         A-3-1       $14,895,000        A-3-1
                                      A-3-2       $27,850,000        A-3-2
                                      A-3-3       $25,800,000        A-3-3
                                      A-3-4       $23,198,000        A-3-4
                                      A-3-5       $21,659,000        A-3-5
                                      A-3-6        $5,598,000        A-3-1
Class A-4        $123,500,000         A-4-1       $68,053,000        A-4-1
                                      A-4-2       $26,919,000        A-4-2
                                      A-4-3       $17,835,000        A-4-3
                                      A-4-4       $10,693,000        A-4-4
Class A-5        $354,129,000         A-5-1        $5,668,000        A-5-1
                                      A-5-2       $14,779,000        A-5-2
                                      A-5-3       $19,608,000        A-5-3
                                      A-5-4      $314,074,000        A-5-4
Class B           $18,981,000           B         $18,981,000          B
Class C           $21,828,000          C-1         $2,311,000         C-1
                                       C-2         $4,648,000         C-2
                                       C-3         $4,410,000         C-3
                                       C-4         $4,175,000         C-4
                                       C-5         $3,954,000         C-5
                                       C-6         $2,330,000         C-6
Class D            $7,592,000          D-1         $4,331,000         D-1
                                       D-2         $3,261,000         D-2
Class E            $8,542,000          E-1           $827,000         E-1
                                       E-2         $6,182,000         E-2
                                       E-3         $1,533,000         E-3
Class F            $4,745,000           F          $4,745,000          F
Class G            $6,643,000          G-1         $5,684,000         G-1
                                       G-2           $959,000         G-2
Class H            $5,695,000          H-1         $4,499,000         H-1
                                       H-2         $1,196,000         H-1
Class J            $2,847,000          J-1           $106,000         J-1
                                       J-2         $2,741,000         J-2
Class K            $3,796,000           K          $3,796,000          K
Class L            $2,847,000           L          $2,847,000          L
Class M              $949,000           M            $949,000          M
Class N              $949,000           N            $949,000          N
Class O            $5,694,960           O          $5,694,960          O

------------

(1) The REMIC II Regular Interests and the Components of the Class X-1 and Class X-2 Certificates that correspond to any particular Class of Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC II Regular Interest" and the "Corresponding Components," respectively, with respect to each other.

                                    REMIC III

            The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder; and the Class EI Certificates comprising the beneficial ownership interest in the Class EI Grantor Trust.

                            Approximate          Initial Aggregate
 REMIC III Regular            Initial           Certificate Balance      Final Scheduled
Interest Designation    Pass-Through Rate(a)    or Notional Amount     Distribution Date(b)
--------------------    --------------------    ------------------     --------------------
Class A-1                     2.25%                  $10,000,000         August 15, 2005
Class A-2                     3.96%                  $61,500,000          July 15, 2009
Class A-3                     4.50%                 $119,000,000        November 15, 2011
Class A-4                     4.90%                 $123,500,000        November 15, 2013
Class A-5                     5.11%                 $354,129,000          July 15, 2014
Class X-1                     0.15%                 $759,237,960          June 15, 2029
Class X-2                     0.87%                 $715,341,000         August 15, 2011
Class B                       5.19%                  $18,981,000         August 15, 2014
Class C                       5.30%                  $21,828,000         April 15, 2015
Class D                       5.53%                  $7,592,000           June 15, 2016
Class E                       5.84%                  $8,542,000          August 15, 2017
Class F                       5.84%                  $4,745,000          March 15, 2018
Class G                       5.84%                  $6,643,000         January 15, 2019
Class H                       4.79%                  $5,695,000           July 15, 2019
Class J                       4.79%                  $2,847,000         December 15, 2019
Class K                       4.79%                  $3,796,000           June 15, 2021
Class L                       4.79%                  $2,847,000           June 15, 2022
Class M                       4.79%                   $949,000          October 15, 2022
Class N                       4.79%                   $949,000          February 15, 2023
Class O                       4.79%                  $5,694,960           July 15, 2029
Class R-III (c)                N/A                       N/A                   N/A

------------

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment
      Date) in the case of the REMIC III Regular Interests.

(c) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates that are REMIC III Regular Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

            Each Class EI Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class EI Certificates shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the "Class EI Grantor Trust").

            As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $759,237,960.39.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans (other than the Excess Interest payable with respect to such Mortgage Loans)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC III Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.1.Definitions

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "A Note" means the Northbridge Retail Pari Passu Loan, the Northbridge Retail Companion Loans, the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans, the World Apparel Center Pari Passu Loan, the World Apparel Center Companion Loans and the President Plaza Mortgage Loan, as applicable.

            "A/B Mortgage Loan" means the President Plaza Mortgage Loan and the President Plaza B Note.

            "Accountant" means a Person engaged in the practice of accounting who is Independent.

            "Accrued Certificate Interest" means, with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1 and Class X-2 Certificates for each Distribution Date will equal the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date.

            "Accrued Component Interest" With respect to each Component of the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest at the Class X-1 Strip Rate or Class X-2 Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of each Mortgaged Property securing any Loan Group).

            "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid from Late Fees and default interest in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicer, the Special Servicer, any Primary Servicer, any Other Master Servicer, any Other Special Servicer, the Certificate Registrar, the Trustee, the Paying Agent, the Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account, (v) the amount of any Advance plus interest due thereon and Unliquidated Advances that are not recovered from the proceeds of a Mortgage Loan or Loan Group upon a Final Recovery Determination, (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof and (vii) with respect to each Non-Trust-Serviced Pari Passu Loan, the pro rata portion of any fees, costs and expenses that relate directly to the servicing of the related Non-Trust-Serviced Loan Group and as to which the related Other Master Servicer or related Other Special Servicer is entitled to reimbursement pursuant to the related Other Pooling and Servicing Agreement, that is allocable to such Non-Trust-Serviced Pari Passu Loan pursuant to the related Intercreditor Agreement, to the extent that such amounts are not payable out of proceeds on such Non-Trust-Serviced Pari Passu Loan; provided, however, that in the case of each Whole Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property or from funds otherwise allocable to the related Subordinate Note, if any, pursuant to the related Intercreditor Agreement. Notwithstanding anything in this Agreement to the contrary, but subject to each Intercreditor Agreement, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer, the Special Servicer, any Other Master Servicer, any Other Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses, except to the extent specifically allowed in this Agreement. No Additional Trust Expense consisting of any REMIC specific taxes payable in respect of the Mortgage Loans or out of pocket expenses incurred by the Trust that are allocable to the Mortgage Loans and that result from the inclusion of the Mortgage Loans in a REMIC shall be allocated to the President Plaza B Note.

            "Adjusted Mortgage Rate" means, with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 basis"), and with respect to any Distribution Date, the Mortgage Rate thereof minus the Administrative Cost Rate. For any Mortgage Loan that accrue(s) interest on a basis other than that of a 30/360 basis and with respect to any Distribution Date, the rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of interest actually due on such Mortgage Loan on the Due Date preceding such Distribution Date (less the Administrative Cost Rate for such Mortgage Loan); provided that for purposes of this definition, (i) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account and (ii) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Date in March shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account, provided, further, that if the Maturity Date on any Mortgage Loan in January or February or if there is a Principal Prepayment on any Mortgage Loan in January or February, then the Adjusted Mortgage Rate shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account for such month.

            "Administrative Cost Rate" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate; provided, that, in the case of each Non-Trust-Serviced Pari Passu Loan, the Administrative Cost Rate shall be equal to the sum of the Master Servicing Fee Rate, the applicable Pari Passu Loan Servicing Fee Rate and the Trustee Fee Rate.

            "Advance" means either a P&I Advance or a Servicing Advance.

            "Advance Interest" means interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on outstanding Advances (other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement and any interest payable to the applicable Other Master Servicer, Other Trustee or Other Fiscal Agent, with respect to the Pari Passu Loan Nonrecoverable Advances pursuant to Section 4.4(b) hereof.

            "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the Trustee in its reasonable discretion.

            "Advance Report Date" means the third Business Day prior to each Distribution Date.

            "Adverse Grantor Trust Event" shall mean any action taken by a Person or the failure of a Person to take any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Class EI Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Class EI Grantor Trust or its assets or transactions.

            "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the REMIC I Regular Interests, or the REMIC II Regular Interests, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

            "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

            "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Anticipated Repayment Date" means, with respect to the ARD Loans, the date on which a substantial principal payment on an ARD Loan is anticipated to be made, as set forth in the related Mortgage Note.

            "Appraisal" means an appraisal by an Independent state certified MAI appraiser having at least five years' experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

            "Appraisal Event" means, with respect to any Mortgage Loan (other than a Non-Trust Serviced Pari Passu Loan) or the Serviced Loan Group, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan or Serviced Loan Group if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of such Mortgage Loan or Serviced Loan Group, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment and, with respect to any Non-Trust Serviced Pari Passu Loan, an "appraisal event" or similar term as determined pursuant to the applicable Other Pooling and Servicing Agreement.

            "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan or Serviced Loan Group (or, in the case of an REO Property, the related REO Mortgage Loan, including in the case of the Serviced Loan Group, any related Pari Passu Loan, Mortgage Loan, Serviced Companion Loan or B Note) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan or Serviced Loan Group, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan or Serviced Loan Group (or, in the case of an REO Property, the related REO Mortgage Loan, including in the case of the Serviced Loan Group, any related Pari Passu Loan, Mortgage Loan, Serviced Companion Loan or B Note), at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances (other than Unliquidated Advances) at the Advance Rate with respect to such Mortgage Loan or Serviced Loan Group (or, in the case of an REO Property, the related REO Mortgage Loan , including in the case of the Serviced Loan Group, any related Pari Passu Loan, Mortgage Loan, Serviced Companion Loan or B Note) (including, with respect to the Serviced Loan Group, all unreimbursed advances of principal or interest made by the related Other Master Servicer pursuant to the related Other Pooling and Servicing Agreement, together with interest therein pursuant to the terms of such Other Pooling and Servicing Agreement, to the extent known by the Special Servicer) and (iv) to the extent funds on deposit in any Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan or Serviced Loan Group (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). With respect to each Mortgage Loan or Serviced Loan Group that is cross-collateralized with any other Mortgage Loan or Serviced Loan Group, the value of each Mortgaged Property that is security for each Mortgage Loan or Serviced Loan Group in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan or Serviced Loan Group shall be taken into account when calculating such Appraisal Reduction. Each Appraisal or internal valuation for a Required Appraisal Loan (other than a Required Appraisal Loan, that is a Non-Trust Serviced Pari Passu Loan) shall be updated annually, for so long as an Appraisal Reduction exists, from the date of such Appraisal or internal valuation, and each Appraisal or internal valuation of a Required Appraisal Loan, that is a Non-Trust Serviced Pari Passu Loan shall be updated as set forth in the applicable Other Pooling and Servicing Agreement. In addition, the Operating Adviser may at any time request the Special Servicer to obtain (at the Operating Adviser's expense) an updated Appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction (including, without limitation, any request by the holder of the President Plaza B Note or Operating Adviser on its behalf, if there shall have been a determination that such holder will no longer be the "Directing Lender" under the related Intercreditor Agreement). The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan or Serviced Loan Group shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan or Serviced Loan Group is brought current under the then current terms of the Mortgage Loan or Serviced Loan Group for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan or Serviced Loan Group after it has been paid in full, liquidated, repurchased or otherwise disposed of. Any Appraisal Reduction in respect of any Non-Trust-Serviced Pari Passu Loan shall be calculated by the applicable Other Master Servicer in accordance with and pursuant to the terms of the related Other Pooling and Servicing Agreement.

            "Appraised Value" means (i) with respect to any Mortgaged Property (other than the Mortgaged Property securing a Non-Trust-Serviced Pari Passu
Loan), the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation, and
(ii) with respect to the Mortgaged Property relating to a Non-Trust-Serviced Pari Passu Loan, the portion of the appraised value of such Mortgaged Property, as determined by the Other Special Servicer, allocable thereto (based on the outstanding principal balance thereof).

            "ARD Loan" means the Mortgage Loans designated on the Mortgage Loan Schedule as Mortgage Loan No. 20 and Mortgage Loan No. 21, collectively.

            "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

            "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

            "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

            "Authenticating Agent" means any authenticating agent serving in such capacity pursuant to Section 7.10.

            "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

            "Available Advance Reimbursement Amount" has the meaning set forth in Section 4.6(a) hereof.

            "Available Distribution Amount" means, with respect to any Distribution Date and the Mortgage Loans, an amount equal to the aggregate of the following amounts (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were (x) received by the Master Servicer or the Special Servicer through the end of the related Collection Period (other than any portion thereof that constituted a portion of the Available Distribution Amount for a prior Distribution Date as described in clause (a)(y) below) or (y) remitted by the Master Servicer on the related Master Servicer Remittance Date pursuant to Section 5.1(h), exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees, the Paying Agent in respect of unpaid Paying Agent Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums or Yield Maintenance Charges, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, (v) in the case of each REO Property related to the A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of such B Note and the related Intercreditor Agreement (which amounts will be deposited into the Serviced Companion Loan Custodial Account pursuant to Section 5.1(c) and withdrawn from such account pursuant to Section 5.2(a)) and (vi) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period (other than any portion thereof described in clause (a)(y) above) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicer for such Distribution Date pursuant to the terms hereof, and (iii) if a Distribution Date occurs in March of any year, commencing March 2005 or if a Maturity Date or Principal Prepayment falls on a January or February of any year, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of the related Interest Reserve Loan or Interest Reserve Loans.

            "B Note" means the President Plaza B Note, or if applicable, the Beverly Center B Note.

            "Balloon Mortgage Loan" means a Mortgage Loan that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

            "Balloon Payment" means, with respect to any Balloon Mortgage Loan and related Serviced Companion Loan, if any, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan and related Serviced Companion Loan, if any.

            "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

            "Base Interest Fraction" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

            "Beverly Center A/B/C Intercreditor Agreement" means, with respect to the Beverly Center A/B/C Loan, the Agreement Among Noteholders dated as of February 18, 2004, by and among Column Financial, Inc., as Initial Note A Holder, Landesbank Hessen-Thuringen Girozentrale, as Initial Note B Holder, and Hartford Life Insurance Company, as Initial Note C Holder, as the same may be amended from time to time in accordance with the terms thereof.

            "Beverly Center A/B/C Loan" means the aggregate indebtedness under the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes. None of the Beverly Center Companion Loans or the Beverly Center Subordinate Notes are a "Mortgage Loan."

            "Beverly Center B Note" means the mortgage loan, which is not included in the Trust and which is subordinated in right of payment to the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans to the extent set forth in the Beverly Center Intercreditor Agreement. The Beverly Center B Note is not a "Mortgage Loan."

            "Beverly Center C Note" means the mortgage loan, which is not included in the Trust and which is subordinated in right of payment to the Beverly Center Pari Passu Loan, the Beverly Center Times Square Companion Loans and the Beverly Center B Note to the extent set forth in the Beverly Center Intercreditor Agreement. The Beverly Center C Note is not a "Mortgage Loan."

            "Beverly Center Change of Servicing Control Event" means any event that, in accordance with the Beverly Center A/B/C Intercreditor Agreement, would result in the Beverly Center A/B/C Loan being serviced under this Agreement rather than under the CSFB 2004-C1 Pooling and Servicing Agreement.

            "Beverly Center Companion Loan Holder" means a holder of a Beverly Center Companion Loan or any successor REO Mortgage Loan with respect thereto, excluding, for purposes of Section 8.30(d)(i) and Section 8.30(d)(ii), the CSFB 2004-C1 Directing Certificateholder as designee of the CSFB 2004-C1 Trust as holder of the Beverly Center Loan A-1.

            "Beverly Center Companion Loans" means one or more mortgage loans which are secured on a pari passu basis with the Beverly Center Pari Passu Loan pursuant to the related Mortgage. The Beverly Center Companion Loans are not "Mortgage Loans."

            "Beverly Center Consultation Action" means any of the actions referred to in clauses (1)(i) through (1)(vi) of Section 20(b) of the Beverly Center A/B/C Intercreditor Agreement with respect to the Beverly Center A/B/C Loan or any Beverly Center REO Property.

            "Beverly Center Controlling Holder" means, as of any date of determination, the then "Controlling Holder" under the Beverly Center A/B/C Intercreditor Agreement; provided that whenever the "Note A Holder" under the Beverly Center A/B/C Intercreditor Agreement is the "Controlling Holder" thereunder, the Beverly Center Controlling Holder shall consist of a Beverly Center Senior Control Group.

            "Beverly Center Controlling Junior Loan Holder" means the "Controlling Junior Noteholder" under the Beverly Center A/B/C Intercreditor Agreement.

            "Beverly Center Cure Event" means a "Cure Event" under the Beverly Center A/B/C Intercreditor Agreement.

            "Beverly Center Cure Option Notice" has the meaning assigned thereto in Section 8.30(i).

            "Beverly Center Cure Payment" means a "Cure Payment" under the Beverly Center A/B/C Intercreditor Agreement.

            "Beverly Center Intercreditor Agreement" means either the Beverly Center A/B/C Intercreditor Agreement or the Beverly Center Senior Notes Intercreditor Agreement, as applicable.

            "Beverly Center Intercreditor Agreement" means, with respect to the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes, collectively, (i) that certain agreement among noteholders, dated as of February 18, 2004, by and among the initial holder of the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans, the initial holder of the Beverly Center B Note and the initial holder of the Beverly Center C Note and (ii) that certain intercreditor agreement, dated as of February 26, 2004, by and among the holder of the Beverly Center Pari Passu Loan and the holder of the Beverly Center Companion Loans, in each case, relating to the relative rights of such holders, as the same may be amended from time to time in accordance with the terms thereof.

            "Beverly Center Loan A-1" means that center Beverly Center Companion Loan designated as "Loan A-1" in the Beverly Center Senior Notes Intercreditor Agreement and which has been deposited into the CSFB 2004-C1 Trust.

            "Beverly Center Loan A-1 Purchase Date" has the meaning assigned thereto in Section 8.30(d)(i).

            "Beverly Center Loan A-1 Purchase Notice" has the meaning assigned thereto in Section 8.30(d)(i).

            "Beverly Center Loan A-1 Purchase Period" has the meaning assigned thereto in Section 8.30(d)(i).

            "Beverly Center Master Servicer" means the master servicer of the Beverly Center A/B/C Loan under any Beverly Center Servicing Agreement.

            "Beverly Center Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 4 on the Mortgage Loan Schedule, which consists of "Loan A-5" and "Loan A-7" and is secured on a pari passu basis with the Beverly Center Companion Loans and on a senior basis with the Beverly Center Subordinate Notes pursuant to the related Mortgage. The Beverly Center Pari Passu Loan is a "Mortgage Loan."

            "Beverly Center Pari Passu Loan Nonrecoverable Advance" means the pro rata portion of any "Nonrecoverable Advance" (as defined in the CSFB 2004-C1 Pooling and Servicing Agreement) allocable to the Beverly Center Pari Passu Loan pursuant to and in accordance with the CSFB 2004-C1 Pooling and Servicing Agreement.

            "Beverly Center Pari Passu Loan Servicing Fee Rate" means the master servicing fee rate or primary servicing fee rate payable with respect to the Beverly Center Pari Passu Loan pursuant to the CSFB 2004-C1 Pooling and Servicing Agreement.

            "Beverly Center Purchasing Party" has the meaning assigned thereto in Section 8.30(d)(v).

            "Beverly Center REO Loan" means any REO Mortgage Loan related to the Beverly Center Pari Passu Loan.

            "Beverly Center REO Property" means the Mortgaged Property relating to the Beverly Center Pari Passu Loan, if it is acquired on behalf of the respective holders of the Beverly Center A/B/C Loan at a time that the Trust is one of those holders.

            "Beverly Center Repurchase Option Notice" has the meaning assigned thereto in Section 8.30(e).

            "Beverly Center Selling Noteholder" has the meaning assigned thereto in Section 8.30(d)(v).

            "Beverly Center Senior Control Group" means, as of any date of determination, a group consisting of the holders of more than 50% of the aggregate unpaid principal balance of the Beverly Center Senior Loans (or any successor REO Mortgage Loans with respect thereto) and/or, consistent with
Section 3.9 of the Beverly Center Senior Notes Intercreditor Agreement, their respective representatives and/or holders.

            "Beverly Center Senior Loan Purchase Price" has the meaning assigned thereto in Section 8.30(d)(i).

            "Beverly Center Senior Loan Securitization Agreement" means, with respect to any Beverly Center Senior Loan, any agreement under which any securities evidencing interests in such Beverly Center Senior Loan are issued (including without limitation the CSFB 2004-C1 Pooling and Servicing Agreement and this Agreement), as from time to time amended, supplemented or modified.

            "Beverly Center Senior Loans" means the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans.

            "Beverly Center Senior Notes Intercreditor Agreement" means the Beverly Center Intercreditor Agreement dated as of February 26, 2004, by and among Column Financial, Inc. as Holder of the Notes numbered sequentially A-1 through A-7 on Schedule I thereto, as the same may be amended from time to time in accordance with the terms thereof.

            "Beverly Center Servicing Agreement" means any servicing agreement (other than this Agreement) pursuant to which the Beverly Center A/B/C Loan and the Beverly Center REO Property is to be serviced and/or administered, which is, as of the Closing Date and in accordance with the Beverly Center A/B/C Intercreditor Agreement, the CSFB 2004-C1 Pooling and Servicing Agreement.

            "Beverly Center Special Servicer" means the special servicer with respect to the Beverly Center A/B/C Loan under any Beverly Center Servicing Agreement.

            "Beverly Center Specially Designated Servicing Actions" means any of the actions referred to in clauses (2)(i) through (2)(xvii) of Section 20(b) of the Beverly Center A/B/C Intercreditor Agreement with respect to the Beverly Center A/B/C Loan or any Beverly Center REO Property.

            "Beverly Center Subordinate Note Holder Repurchase Notice" has the meaning assigned thereto in Section 8.30(e).

            "Beverly Center Subordinate Note Holders" means the holder of the Beverly Center B Note and the holder of the Beverly Center C Note, together.

            "Beverly Center Subordinate Notes" means, collectively, the Beverly Center B Note and the Beverly Center C Note. The Beverly Center Subordinate Notes are not "Mortgage Loans."

            "Beverly Center Triggering Event of Default" means a "Triggering Event of Default" under the Beverly Center A/B/C Intercreditor Agreement.

            "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Seattle, Washington and Cincinnati, Ohio (but only with respect to matters related to the performance of obligations delegated to Union Central Mortgage Funding, Inc. as Primary Servicer under the related Primary Servicing Agreement), Des Moines, Iowa (but only with respect to matters related to the performance of obligations delegated to Principal Global Investors, LLC as Primary Servicer under the related Primary Servicing Agreement), Dallas, Texas (but, in each case, only with respect to matters related to the performance of obligations by Washington Mutual Bank, FA, as Primary Servicer under the related Primary Servicing Agreement), and Boston, Massachusetts (but only with respect to matters related to the performance of obligations delegated to John Hancock Real Estate Finance, Inc. as Primary Servicer under the related Primary Servicing Agreement), or the principal cities in which the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent or the Master Servicer conduct servicing or trust operations, or (iii) a day on which banking institutions or savings associations in Pittsburgh, Pennsylvania, Chicago, Illinois, Columbia, Maryland, Minneapolis, Minnesota, New York, New York, San Francisco, California, Hillsboro, Ohio or Washington, D.C. are authorized or obligated by law or executive order to be closed. Upon the request of any party to this Agreement or the Operating Adviser, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and each Primary Servicer shall provide such party a list of the legal holidays observed by such entity; provided that each Primary Servicer shall be required to provide the Operating Adviser on or before the first day of January of each calendar year with a list of each day that will not be a "Business Day" in the jurisdiction of such Primary Servicer during such calendar year.

            "C Note" means the Beverly Center C Note.

            "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan or Serviced Companion Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

            "Category 1 Requests" has the meaning set forth in the Primary Servicing Agreements for the Principal Loans, the WaMu Loans and the JHREF Loans and, with respect to the Principal Loans, shall also include "Deemed Category 1 Requests" as defined in the related Primary Servicing Agreement.

            "CDCMC" has the meaning assigned in the Preliminary Statement hereto.

            "CDCMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

            "Certificate Account" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), each of which shall be an Eligible Account.

            "Certificate Balance" means, with respect to any Certificate (other than the Class X Certificates, the Class EI Certificates and the Residual Certificates) or Interest as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus
(A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be and (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.6, plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount, such increases to be allocated to the Principal Balance Certificates or Interests in sequential order (i.e., to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder.

            "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Register" has the meaning provided in Section 3.2.

            "Certificate Registrar" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

            "Certificateholders" has the meaning provided in the definition of "Holder."

            "Certificates" means, collectively, the REMIC III Certificates, the Class EI Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

            "Certification Parties" has the meaning set forth in Section
8.26(b).

            "Certifying Person" has the meaning set forth in Section 8.26(b).

            "Class" means, with respect to the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Certificates and Class EI Certificates, any class of such Certificates or Interests.

            "Class A Certificates" means the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, collectively.

            "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates," "Class A-4 Certificates," "Class A-5 Certificates," "Class X-1 Certificates," "Class X-2 Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E Certificates," "Class F Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates," "Class L Certificates," "Class M Certificates," "Class N Certificates," "Class O Certificates," "Class EI Certificates," "Class R-I Certificates," "Class R-II Certificates," or "Class R-III Certificates" mean the Certificates designated as "Class A-1," "Class A-2," "Class A-3," "Class A-4," "Class A-5," "Class X-1," "Class X-2," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class EI," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-24.

            "Class A-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1.

            "Class A-2-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-1.

            "Class A-2-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-2.

            "Class A-2-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-3.

            "Class A-3-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-1.

            "Class A-3-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-2.

            "Class A-3-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-3.

            "Class A-3-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-4.

            "Class A-3-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-5.

            "Class A-3-6 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-6.

            "Class A-4-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-1.

            "Class A-4-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-2.

            "Class A-4-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-3.

            "Class A-4-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-4.

            "Class A-5-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-1.

            "Class A-5-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-2.

            "Class A-5-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-3.

            "Class A-5-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-4.

            "Class B Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B.

            "Class C-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-1.

            "Class C-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-2.

            "Class C-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-3.

            "Class C-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-4.

            "Class C-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-5.

            "Class C-6 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-6.

            "Class D-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-1.

            "Class D-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-2.

            "Class E-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E-1.

            "Class E-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E-2.

            "Class E-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E-3.

            "Class EI Grantor Trust" means that portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account.

            "Class F Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest F.

            "Class G-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest G-1.

            "Class G-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest G-2.

            "Class H-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H-1.

            "Class H-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H-2.

            "Class J-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest J-1.

            "Class J-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest J-2.

            "Class K Component" means a component of the beneficial interest in REMIC III evidenced by the Class K Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest K.

            "Class L Component" means a component of the beneficial interest in REMIC III evidenced by the Class L Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest L.

            "Class M Component" means a component of the beneficial interest in REMIC III evidenced by the Class M Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest M.

            "Class N Component" means a component of the beneficial interest in REMIC III evidenced by the Class N Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest N.

            "Class O Component" means a component of the beneficial interest in REMIC III evidenced by the Class O Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest O.

            "Class X Certificates" means the Class X-1 Certificates and the Class X-2 Certificates, collectively.

            "Class X-1 Notional Amount" means, with respect to the Class X-1 Certificates and any date of determination, the aggregate of the outstanding Certificate Balances of the Principal Balance Certificates.

            "Class X-1 Strip Rate" means, with respect to any Class of Components (other than Components that are also Class X-2 Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. In the case of any Class of Components that are also Class X-2 Components, (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, a rate per annum equal to, (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XIV attached hereto and (2) the Pass Through Rate for the Class of Corresponding Certificates, and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, a rate per annum equal to (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X-1 Strip Rate be less than zero).

            "Class X-2 Component Crossover Date" means, (i) with respect to the Class A-Class A-2-2 Component, the Distribution Date occurring in August 2005,
(ii) with respect to the Class A-2-3 Component, Class A-3-1 Component, Class J-1 Component and Class K Component, the Distribution Date occurring in February 2006, (iii) with respect to the Class A-3-2 Component, Class H-1 Component and Class J-2 Component, the Distribution Date occurring in August 2006, (iv) with respect to the Class A-3-3 Component, Class G-1 Component and Class H-2 Component, the Distribution Date occurring in February 2007, (v) with respect to the Class A-3-4 Component, Class E-1 Component, Class F Component and Class G-2 Component, the Distribution Date occurring in August 2007, (vi) with respect to the Class A-3-5 Component and the Class E-2 Component, the Distribution Date occurring in February 2008, (viii), with respect to the Class A-3-6 Component, Class A-4-1 Component, Class D-1 Component and Class E-3 Component, the Distribution Date occurring in August 2008, (ix) with respect to the Class A-4-2 Component, Class C-1 Component and Class D-2 Component, the Distribution Date occurring in February 2009, (x) with respect to the Class A-4-3 Component and Class C-2 Component, the Distribution Date occurring in August 2009, (xi) with respect to Class A-4-4 Component, Class A-5-1 Component and Class C-3 Component, the Distribution Date occurring in February 2010, (xii) with respect to the Class A-5-2 Component and Class C-4 Component, the Distribution Date occurring in August 2010, (xiii) with respect to the A-5-3 Component and the Class C-5 Component, the Distribution Date occurring in February 2011 and (xiv) with respect to Class A-5-4 Component, Class B Component and Class C-6 Component, the Distribution Date occurring in August 2011.

            "Class X-2 Components" means each of the Class A-2-1 Component, Class A-2-2 Component, Class A-2-3 Component, Class A-3-1 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-3-4 Component, Class A-3-5 Component, Class A-3-6 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-4-3 Component, Class A-4-4 Component, Class A-5-1 Component, Class A-5-2 Component, Class A-5-3 Component, Class A-5-4 Component, Class B Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class C-5 Component, Class C-6 Component, Class D-1 Component, Class D-2 Component, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J-1 Component, Class J-2 Component and Class K Component.

            "Class X-2 Notional Amount" means as of any date of determination, the sum of the then Component Notional Amounts of the Class X-2 Components.

            "Class X-2 Strip Rate" means, with respect to each of the Class X-2 Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XIV attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass Through Rate for the Class of Corresponding Certificates (provided that, in no event shall any Class X-2 Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, 0% per annum.

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

            "Clearstream" means Clearstream Banking Luxembourg, societe anonyme.

            "Closing Date" means on or about August 24, 2004.

            "CMSA" means the Commercial Mortgage Securities Association.

            "CMSA Bond Level File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Collateral Summary File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Comparative Financial Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Financial File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Level Reserve/LOC Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File" means a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Setup File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA NOI Adjustment Worksheet" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Work" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Property File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reports" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively, as the forms thereof are modified, expanded or otherwise changed from time to time by the CMSA. With respect to new reports created and approved by the CMSA, such new reports will be used in this transaction (provided, however, that insofar as any such new report requires the presentation of information in addition to that called for by the current CMSA reports, such new report is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable) and the Depositor shall direct the Trustee as to whether such reports will be Restricted Servicer Reports or Unrestricted Servicer Reports. The Trustee shall provide the Master Servicer and Special Servicer with a copy of such direction within two Business Days after its receipt.

            "CMSA Servicer Watch List" means a report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Special Servicer Loan File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Website" means the CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

            "Collateral Summary File" means the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "Collection Period" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

            "Commission" means the Securities and Exchange Commission.

            "Compensating Interest" means, with respect to any Distribution Date and the Master Servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans (but not including any Specially Serviced Mortgage Loan or Non-Trust-Serviced Pari Passu Loan) resulting from (x) voluntary Principal Prepayments on such Mortgage Loans (but not including any Non-Trust Serviced Companion Loan, the Beverly Center Subordinate Notes or any B Note) or (y) to the extent that the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents, involuntary Principal Prepayments, during the related Collection Period, over (B) aggregate of the Prepayment Interest Excesses received in respect of the Mortgage Loans (but not including any Specially Serviced Mortgage Loan or Non-Trust-Serviced Pari Passu Loan) resulting from Principal Prepayments on such Mortgage Loan during the same related Collection Period, but in any event with respect to Compensating Interest to be paid by the Master Servicer hereunder, not more than the portion of the aggregate Master Servicing Fee of the Master Servicer accrued at a rate per annum equal to 2 basis points for the related Distribution Date calculated in respect of the Master Servicer's Mortgage Loans (including REO Mortgage Loans).

            "Component" means each of the Class A-1 Component, Class A-1-2 Component, Class A-2-1 Component, Class A-2-2 Component, Class A-2-3 Component, Class A-3-1 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-3-4 Component, Class A-3-5 Component, Class A-3-6 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-4-3 Component, Class A-4-4 Component, Class A-5-1 Component, Class A-5-2 Component, Class A-5-3 Component, Class A-5-4 Component, Class B Component, Class C-1 Component, Class C-2 Component, Class C-3 Component, Class C-4 Component, Class C-5 Component, Class C-6 Component, Class D-1 Component, Class D-2 Component, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L Component, Class M Component, Class N Component and Class O Component.

            "Component Notional Amount" means with respect to each Component and any date of determination, an amount equal to the then Certificate Balance of its Corresponding REMIC II Regular Interest.

            "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan and, if applicable, the terms of the Serviced Companion Loan) and, if applicable, (i) with respect to the Mortgaged Property securing a Non-Trust-Serviced Pari Passu Loan, any portion of such amounts payable to the holder of such Non-Trust-Serviced Pari Passu Loan and (ii) with respect to the Mortgaged Property securing the Serviced Loan Group, any portion of such amounts payable to the holder of the related B Note.

            "Controlling Class" means the most subordinate Class of REMIC III Regular Certificates outstanding at any time of determination; provided that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC III Regular Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class O Certificates.

            "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

            "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2004-IQ8 and the office of the Certificate Registrar is presently located for certificate transfer purposes at Wells Fargo Center, Sixth and Marquette Avenue, MAC #N9303-121, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)--Morgan Stanley Capital I Inc., Series 2004-IQ8, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services
(CMBS)--Morgan Stanley Capital I Inc., Series 2004-IQ8, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Paying Agent and the Special Servicer.

            "Corresponding Certificate" means the class of Certificates as set forth in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC II Regular Interest.

            "Corresponding Component" means the Component as set forth in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC II Regular Interest.

            "Corresponding REMIC I Regular Interest" means, with respect to each Mortgage Loan, the REMIC I Regular Interest or Interests having an initial Certificate Balance (in the case of the REMIC I Regular Interests), equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

            "Corresponding REMIC II Regular Interest" means the REMIC II Regular Interest as defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding Component.

            "Cross-Collateralized Loan" has the meaning set forth in Section 2.3(a) hereof.

            "CSFB 2004-C1 Depositor" means the "Depositor" under the CSFB 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Credit Suisse First Boston Mortgage Securities Corp.

            "CSFB 2004-C1 Master Servicer" means the "Master Servicer No. 1" under the CSFB 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is, with respect to the Beverly Center A/B/C Loan, Midland Loan Services, Inc.

            "CSFB 2004-C1 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of March 11, 2004 among the CSFB 2004-C1 Depositor, the CSFB 2004-C1 Master Servicer, NCB, FSB, as a master servicer, KeyCorp Real Estate Capital Markets, Inc., as a master servicer, the CSFB 2004-C1 Special Servicer, National Consumer Bank Cooperative Bank, as a special servicer, the CSFB 2004-C1 Trustee and the CSFB 2004-C1 Fiscal Agent, pursuant to which the Series CSFB 2004-C1 Commercial Mortgage Pass-Through Certificates were issued.

            "CSFB 2004-C1 Servicing Standard" means the "Servicing Standard" under the CSFB 2004-C1 Pooling and Servicing Agreement.

            "CSFB 2004-C1 Special Servicer" means the "Special Servicer No. 1" under the 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is, with respect to the Beverly Center A/B/C Loan, Lennar Partners, Inc.

            "CSFB 2004-C1 Specially Serviced Loan" means a "Specially Serviced Loan" under the CSFB 2004-C1 Pooling and Servicing Agreement.

            "CSFB 2004-C1 Trust" means the securitization trust created pursuant to the terms of the CSFB 2004-C1 Pooling and Servicing Agreement.

            "CSFB 2004-C1 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the CSFB 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

            "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

            "Customer" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Cut-Off Date" means the end of business on August 1, 2004. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on August 1, 2004 and Scheduled Payments due in August 2004 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on August 1, 2004, not the actual day on which such Scheduled Payments were due.

            "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan or Serviced Loan Group, as of any date of determination, the ratio of (1) the annual, year-end net cash flow of the related Mortgaged Property or Mortgaged Properties, determined as provided in the NOI Adjustment Worksheet based on the most recent annual, year-end operating statements provided by the Mortgagor (or if no annual, year-end operating statements have been provided, based on such information provided by the Mortgagor, including without limitation rent rolls and other unaudited financial information, as the Master Servicer shall determine in accordance with the Servicing Standard) to (2) the annualized amount of debt service payable on that Mortgage Loan or, in the case of the Serviced Loan Group, on the related A Note only or, in the case of a B Note, on the entire Serviced Loan Group or, in the case of Mortgage Loan Nos. 3, 4, 6, 8, 13, 20, 21, 24 and 47, where periodic payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the Mortgage Loan, the annualized amount of debt service that will be payable under the Mortgage Loan after the beginning of the amortization term of the Mortgage Loan.

            "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan or the Serviced Companion Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

            "Defaulted Mortgage Loan" means a Mortgage Loan or the Serviced Loan Group that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired and, in the case of the A/B Mortgage Loan, remains unremedied by the exercise of cure rights for the applicable grace period under the related Intercreditor Agreement.

            "Defeasance Collateral" means, with respect to any Defeasance Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan" means any Mortgage Loan or Serviced Companion Loan which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan or Serviced Companion Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation" means, with respect to any Mortgage Loan (other than the President Plaza Mortgage Loan) and the Serviced Loan Group, a valuation by a court of competent jurisdiction of the Mortgaged Property (or, with respect to the Mortgaged Property securing any Non-Trust-Serviced Loan Group, the pro rata portion of the valuation allocable to the related Non-Trust-Serviced Pari Passu Loan pursuant to the terms of the applicable Other Pooling and Servicing Agreement) relating to such Mortgage Loan or Serviced Loan Group in an amount less than the then outstanding indebtedness under such Mortgage Loan or Serviced Loan Group, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan or Serviced Loan Group.

            "Deficient Valuation Amount" means (i) with respect to each Mortgage Loan (other than the President Plaza Mortgage Loan) and the Serviced Loan Group, the amount by which the total amount due with respect to such Mortgage Loan or Serviced Loan Group (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan or Serviced Loan Group plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation and (ii) with respect to the A Note, which is part of the Serviced Loan Group, the portion of any Deficient Valuation Amount for the Serviced Loan Group that is borne by the holder of the A Note which is part of such Serviced Loan Group under the related Intercreditor Agreement.

            "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

            "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

            "Depository" has the meaning set forth in Section 3.7(a).

            "Depository Agreement" means the Blanket Letter of Representations dated the Closing Date between the Depositor and the Depository.

            "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing September 8, 2004.

            "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

            "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

            "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest" means, with respect to any Distribution Date and any Class of Certificates (other than the Class EI Certificates and the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest, plus (C) if the Aggregate Certificate Balance is reduced because of a diversion of principal in accordance with Section 5.2(a)(II)(iv), and there is a subsequent recovery of amounts as described in Section 6.6(c)(i), then interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the Aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

            "Distribution Account" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

            "Distribution Date" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing September 15, 2004.

            "Due Date" means, with respect to a Mortgage Loan or the Serviced Companion Loan, the date on which a Scheduled Payment is first due without the application of grace periods.

            "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F1+" (or with respect to an account held by WaMu, as a Primary Servicer or by Wachovia Bank, N.A., "F1") by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long term unsecured debt obligations are rated at least "AA" (or with respect to an account held by WaMu, as a Primary Servicer or by Wachovia Bank, N.A., "A") by Fitch and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P, if the deposits are to be held in the account more than 30 days, (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) an account or accounts of a depository institution acceptable to the Rating Agencies, as evidenced by Rating Agency Confirmation with respect to the use of any such account as the Certificate Account or the Distribution Account or (iv) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as PNC's long-term unsecured debt rating shall be at least "A" from Fitch and "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1" from S&P (if the deposits are to be held in the account for more than 30 days) or PNC's short-term deposit or short-term unsecured debt rating shall be at least "F1" from Fitch and "A-1" from S&P (if the deposits are to be held in the account for 30 days or less). Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, if the deposits are to be held in the account for more than 30 days.

            "Eligible Investments" means any one or more of the following financial assets or other property:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

            (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer, the Paying Agent or any Affiliate of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1+" by Fitch and "A-1" (without regard to any plus or minus) by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA" by Fitch and "AA-" by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch and "A-1" (without regard to any plus or minus) by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (vi) units of investment funds (including money market funds) that are rated in the highest long-term category by Fitch and "AAAm" by S&P (or if not rated by any such Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation);

            (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA" (or its equivalent) by Fitch and S&P, or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

            (viii) any money market funds (including those managed or advised by the Paying Agent or its Affiliates) that maintain a constant asset value and that are rated "AAA" (or its equivalent) by Fitch (if so rated by Fitch) and "AAAm" or "AAAm-G" (or its equivalent) by S&P, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

            (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the Master Servicer or Special Servicer at the Master Servicer's or Special Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

            "Escrow Amount" means any amount payable with respect to a Mortgage Loan or Serviced Loan Group for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

            "Euroclear" means the Euroclear system.

            "Event of Default" has the meaning set forth in Section 8.28(b).

            "Excess Interest" means, with respect to an ARD Loan if such ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over
(ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account, in accordance with the provisions of Section 5.3. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Liquidation Proceeds" means, with respect to any Mortgage Loan or Serviced Companion Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or Serviced Companion Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan or Serviced Companion Loan on the date such proceeds were received (or in the case of an REO Property related to the Serviced Loan Group, a Principal Prepayment in full had been made with respect to each A Note or B Note in such Serviced Loan Group) plus accrued and unpaid interest with respect to such Mortgage Loan or Serviced Companion Loan and all expenses (including Additional Trust Expenses and Unliquidated Advances) with respect to such Mortgage Loan or Serviced Companion Loan.

            "Excess Servicing Fee" means, with respect to the Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to the parties set forth on Exhibit J hereto or their successors and assigns, as holders of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan and Serviced Companion Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan or Serviced Companion Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of a right to receive Excess Servicing Fees is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

            "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A IAI Global Certificate, as applicable.

            "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

            "Extension" has the meaning set forth in Section 9.15(a).

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Final Certification" has the meaning set forth in Section 2.2.

            "Final Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Final Rated Distribution Date" means, with respect to each rated Class of Certificates, the Distribution Date in June 2040.

            "Final Recovery Determination" means a determination with respect to: (i) any Mortgage Loan or the Serviced Loan Group other than a Specially Serviced Mortgage Loan, by the Master Servicer in consultation with the Special Servicer and (ii) with respect to any Specially Serviced Mortgage Loan (including a Mortgage Loan or Serviced Loan Group that became an REO Property) by the Special Servicer, in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan or the Serviced Loan Group, without regard to any obligation of the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to
Article IV hereof, have been recovered. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of the Mortgaged Properties and other security must be considered in connection with any such Final Recovery Determination. The Special Servicer shall be required to provide the Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan upon making such determination. The Master Servicer shall promptly notify the Trustee, the Paying Agent and, in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan, of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

            "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that the ARD Loan is assumed to be repaid on its Anticipated Repayment Date.

            "Fiscal Agent" means ABN AMRO Bank N.V., a foreign banking organization organized under the laws of the Netherlands and its permitted successors and assigns.

            "Fiscal Agent Termination Event" has the meaning set forth in
Section 4.7 hereof.

            "Fitch" means Fitch Ratings, Inc. or its successor in interest.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "Global Certificate" means any Rule 144A IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

            "Grantor Trust Provisions" shall mean those provisions of the Code relating to grantor trusts, which appear in subpart E, Part I of subchapter J, and related provisions, and proposed, temporary and final Treasury regulations, including Treasury Regulations Section 301.7701-4(c)(2), and any published rulings, notice and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Holder" means the Person in whose name a Certificate is registered on the Certificate Register.

            "IAI Definitive Certificate" means, with respect to any Class of Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

            "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

            "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to a REMIC Pool within the meaning of
Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification" has the meaning set forth in Section 2.2.

            "Initial Deposit" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

            "Inspection Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Institutional Accredited Investor" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

            "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

            "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy (other than amounts required to be paid over to the Mortgagor (or used to restore the related Mortgaged Property) pursuant to law, the related Mortgage Loan or the Servicing Standard), including (i) with respect to the Mortgaged Property securing a Non-Trust-Serviced Loan Group, any portion of such amounts payable to the holder of the related Non-Trust-Serviced Pari Passu Loan and (ii) with respect to the Mortgaged Property securing the Serviced Loan Group, any portion of such amounts payable to the holder of the related Mortgage Loan or Serviced Companion Loan.

            "Insured Environmental Event" has the meaning set forth in Section 9.1(f).

            "Intercreditor Agreement" means the Northbridge Retail Intercreditor Agreement, the Beverly Center Intercreditor Agreement, the World Apparel Center Intercreditor Agreement and the President Plaza Intercreditor Agreement, as applicable.

            "Interest" means a REMIC I Regular Interest or a REMIC II Regular Interest, as applicable.

            "Interest Accrual Period" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

            "Interest Reserve Account" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

            "Interest Reserve Amount" has the meaning set forth in Section
5.1(d).

            "Interest Reserve Loans" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve 30-day months.

            "Interested Person" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "JHREF" has the meaning assigned in the Preliminary Statement hereto.

            "JHREF Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VI and shown on
Schedule VI hereto.

            "JPMorgan 2004-LN2 Depositor" means the "Depositor" under the JPMorgan 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is J.P. Morgan Chase Commercial Mortgage Securities Corp.

            "JPMorgan 2004-LN2 Master Servicer" means the "Master Servicer" under the JPMorgan 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

            "JPMorgan 2004-LN2 Paying Agent" means the "Paying Agent" under the JPMorgan 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

            "JPMorgan 2004-LN2 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of August 20, 2004 between the JPMorgan 2004-LN2 Depositor, the JPMorgan 2004-LN2 Master Servicer, the JPMorgan 2004-LN2 Special Servicer, the JPMorgan 2004-LN2 Paying Agent and the JPMorgan 2004-LN2 Trustee, pursuant to which the J.P. Morgan Chase Commercial Mortgage Pass-Through Certificates, Series 2004-LN2 were issued.

            "JPMorgan 2004-LN2 Servicing Advances" means the "Servicing Advances" under the JPMorgan 2004-LN2 Pooling and Servicing Agreement.

            "JPMorgan 2004-LN2 Special Servicer" means the "Special Servicer" under the JPMorgan 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

            "JPMorgan 2004-LN2 Trustee" means the "Trustee" under the JPMorgan 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

            "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

            "Late Collections" means, with respect to any Mortgage Loan or the Serviced Companion Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

            "Late Fees" means a fee payable to the Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan or Serviced Companion Loan, if applicable, in connection with a late payment made by such Mortgagor; provided, however, that with respect to the President Plaza Mortgage Loan, "Late Fees" shall be payable to the Master Servicer or the Special Servicer, as applicable, and the holder of the related B Note as provided in the related Intercreditor Agreement.

            "LB-UBS 2004-C6 Depositor" means the "Depositor" under the LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is Structured Asset Securities Corporation II.

            "LB-UBS 2004-C6 Fiscal Agent" means the "Fiscal Agent" under the LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank, N.V.

            "LB-UBS 2004-C6 Master Servicer" means the "Master Servicer" under the LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

            "LB-UBS 2004-C6 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of August 11, 2004 between the LB-UBS 2004-C6 Depositor, the LB-UBS 2004-C6 Master Servicer, the LB-UBS 2004-C6 Special Servicer, the LB-UBS 2004-C6 Trustee and the LB-UBS 2004-C6 Fiscal Agent, pursuant to which the LB-UBS Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through Certificates Series 2004-C6, were issued.

            "LB-UBS 2004-C6 Special Servicer" means the "Special Servicer" under the LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc..

            "LB-UBS 2004-C6 Trustee" means the "Trustee" under the LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

            "Liquidation Expenses" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the Master Servicer or Special Servicer, subject to Section 4.4 and Section 4.6(d) hereof, as a Servicing Advance.

            "Liquidation Fee" means a fee equal to the product of (x) 1.00% (with respect to a Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) and (y) the Liquidation Proceeds received in connection with full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and any Condemnation Proceeds or Insurance Proceeds received by the Trust (other than Liquidation Proceeds received in connection with any Non-Trust-Serviced Pari Passu Loan, except as set forth in Section 2.3(a) hereof); provided, however, that (i) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to the Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase, (ii) in the case of a final disposition of any Mortgage Loan consisting of a purchase by the holder of a Subordinate Note (other than the President Plaza B Note), such fee will only be payable if the holder of the Subordinate Note exercises its option to purchase such Mortgage Loan pursuant to the related Intercreditor Agreement after the date that is 30 days after the first of any such options shall first become exercisable by such holder and
(iii) in the case of a final disposition of the President Plaza Mortgage Loan consisting of a purchase by the holder of the President Plaza B Note, such fee will only be payable if the President Plaza Mortgage Loan is purchased more than 90 days after the later of (x) the transfer of the President Plaza Mortgage Loan to the Special Servicer and (y) the holder of the President Plaza B Note's receipt of written notice from the Special Servicer that such transfer has taken place.

            "Liquidation Proceeds" means (i) with respect to the sale or liquidation of a Mortgage Loan or the Serviced Loan Group or related REO Property (other than pursuant to Section 2.3), the proceeds of such sale or liquidation net of Liquidation Expenses (to the extent not otherwise paid pursuant to Section 4.6(c)) (and with respect to the sale or liquidation of any REO Property related to any Non-Trust-Serviced Loan Group, any portion of such amounts allocable to the related Non-Trust-Serviced Pari Passu Loan) and (ii) with respect to the repurchase of a Mortgage Loan or an REO Mortgage Loan pursuant to Section 2.3, the Purchase Price of such Mortgage Loan or REO Mortgage Loan (or such allocable portion) at the time of such repurchase.

            "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition (adjusted in accordance with Section 6.6(c)(i)), plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate (including interest accrued and unpaid on the portion of the Principal Balance added in accordance with Section 6.6(c)(i), which interest shall accrue from the date of the reduction in the Principal Balance resulting from the allocation of a Realized Loss incurred pursuant to Section 6.6(b)(i)), plus (C) any expenses (including Additional Trust Expenses) incurred in connection with such Mortgage Loan that are payable or reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income allocated as recoveries of principal or interest on the related Mortgage Loan, and (ii) with respect to any Mortgage Loan, Liquidation Proceeds, Late Collections and all other amounts received from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred and, in the case of a Mortgage Loan that is part of the Serviced Loan Group, which are allocated under the related Intercreditor Agreement to such Mortgage Loan. REO Income and Liquidation Proceeds shall be applied in accordance with Section 1.2(b) hereof.

            "Loan Group" means (i) the Northbridge Retail Pari Passu Loan and the Northbridge Center Companion Loans, (ii) the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes,
(iii) the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans and (iv) the President Plaza Mortgage Loan and the President Plaza B Note.

            "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan or Serviced Loan Group, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan or Serviced Loan Group at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date or, if the Loan-to-Value Ratio of an A Note is to be determined separately from its Serviced Companion Loan, the allocable portion thereof.

            "Lock-Box Account" has the meaning set forth in Section 8.3(g).

            "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or a Primary Servicer or Sub Servicer on its behalf) pursuant to which a Lock-Box Account is created.

            "Losses" has the meaning set forth in Section 12.4.

            "MAI" means Member of the Appraisal Institute.

            "Master Servicer" means Wells Fargo Bank, National Association and its permitted successors or assigns.

            "Master Servicer Consent Matter" has the meaning set forth in
Section 8.3(a).

            "Master Servicer Remittance Date" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan, an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c). For the avoidance of doubt, no Master Servicing Fee shall be payable (i) by the holder of the President Plaza B Note or otherwise allocated to or borne by such B Note and (ii) with respect to any Non-Trust Serviced Pari Passu Loan. For the further avoidance of doubt, Master Servicing Fees are in addition to Primary Servicing Fees.

            "Master Servicing Fee Rate" means, with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

            "Material Breach" has the meaning set forth in Section 2.3(a).

            "Material Document Defect" has the meaning set forth in Section 2.3(a).

            "Maturity Date" means, with respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Loan or Serviced Companion Loan, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan or Serviced Companion Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Companion Loan or (ii) any grace period permitted by the related Mortgage Loan or Serviced Companion Loan.

            "Midland Sub-Servicer" means Midland Loan Services, Inc., in its capacity as sub-servicer of the CDCMC Loans pursuant to the Midland Sub-Servicing Agreement.

            "Midland Sub-Servicing Agreement" means the agreement between Midland Loan Services, Inc. and the Master Servicer, dated as of August 1, 2004, under which Midland Loan Services, Inc. services the CDCMC Mortgage Loans set forth on the schedule attached thereto.

            "Modification Fee" means a fee, if any, (i) collected from a Mortgagor by the Master Servicer in connection with a modification of a Mortgage Loan or Serviced Companion Loan other than a Specially Serviced Mortgage Loan or
(ii) collected by the Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

            "Modification Loss" means, with respect to each Mortgage Loan (i) a decrease in the Principal Balance of such Mortgage Loan, as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

            "Money Term" means, with respect to any Mortgage Loan or the Serviced Companion Loan, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof, or the amount of the scheduled payment thereof, or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

            "Monthly Additional Report on Recoveries and Reimbursements" means with respect to each Collection Period, a report prepared by the Master Servicer, in a format reasonably acceptable to the Special Servicer, the Paying Agent, the Trustee and the Certificate Registrar, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

            (a) the amount of any Advance (and accrued and unpaid Advance Interest thereon) that became a Workout-Delayed Reimbursement Amount during such Collection Period;

            (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during such Collection Period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal during the Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal on the remainder of the Mortgage Loans during such Collection Period as contemplated by subsection (iii) of
      Section 5.2(a)(II) and (iv) the amount of any related Unliquidated
      Advances;

            (c) the amount of any Unliquidated Advances recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period;

            (d) (i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in the current Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior Collection Period, was not reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in the current or a prior Collection Period (and therefore had not become an Unliquidated Advance) but which became a Nonrecoverable Advance in the current Collection Period;

            (e) the amount of any Advance (and accrued and unpaid Advance Interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Collection Period;

            (f) (i) the amount of any Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) was made from amounts allocable to principal during such Collection Period as contemplated by subsection (iv) of Section 5.2(a)(II);

            (g) (i) the amount of any Advance reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable Advance in a prior Collection Period but recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is an amount described by clause (I)(C) of the definition of Principal Distribution Amount; and

            (h) a reconciliation of Advance Interest accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Late Fees and default interest collected during the related Collection Period and the amount of Late Fees and default interest that were applied to pay such Advance Interest.

            The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Each Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a Monthly Additional Report on Recoveries and Reimbursements (and no Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable."

            "Monthly Certificateholders Report" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums or Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Fee, the Excess Servicing Fees and, with respect to each Non-Trust-Serviced Pari Passu Loan and only to the extent that such information is provided to the Trustee by another party, the fees paid to the Other Master Servicers and the Other Special Servicers; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses or Expense Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the aggregate amount of Servicing Advances made by the applicable Other Master Servicer in respect of the related Non-Trust-Serviced Loan Group (to the extent such information has been provided to the Trustee by a third party); and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date (and in the case of any Non-Trust-Serviced Pari Passu Loan, the amount of any appraisal reductions effected under the applicable Other Pooling and Servicing Agreement). In the case of information furnished pursuant to subclauses (i), (ii) and (vii) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

            "Moody's" means Moody's Investors Service, Inc. or its successor in interest.

            "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

            "Mortgage File" means the mortgage documents listed below:

            (i) (A) the original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto and (B) with respect to each Serviced Companion Loan, a copy of the original promissory note evidencing the indebtedness under such Serviced Companion Loan;

            (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with, if applicable, evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8" (or, in the case of the Serviced Loan Group, in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and as Trustee, on behalf of the Trust, as lead lender on behalf of the respective holders of [THE SERVICED COMPANION LOAN]") or, in the case of a Non-Trust-Serviced Pari Passu Loan, in favor of the Other Trustee pursuant to the applicable Other Pooling and Servicing Agreement);

            (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with,
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (B) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8," (or, in the case of the Serviced Loan Group, in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and as Trustee, on behalf of the Trust, as lead lender on behalf of the respective holders of [THE SERVICED COMPANION LOAN]") which assignment may be effected in the related Assignment of Mortgage or, in the case of a Non-Trust-Serviced Pari Passu Loan, in favor of the Other Trustee pursuant to the applicable Other Pooling and Servicing Agreement);

            (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (viii) the original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with one of the foregoing attached thereto and, in each case, with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (ix) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee (or, in the case of any Non-Trust-Serviced Pari Passu Loan, to the Other Trustee) executed and delivered in connection with the Mortgage Loan;

            (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, each Intercreditor Agreement), if any, related to any Mortgage Loan;

            (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust, and, in the case of the Serviced Loan Group, on behalf of the holder of the Serviced Companion Loan with a copy to be held by the applicable Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or, (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee and, in the case of the Serviced Loan Group, on behalf of the holder of the Serviced Companion Loan, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, each Primary Servicer (and the Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer or the Master Servicer, as applicable, sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer or the Master Servicer, as applicable, will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer or the Master Servicer, as applicable. The Primary Servicer (or the Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (xiii)the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (xiv) copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

            (xv) the original of any Environmental Insurance Policy or (i) if the original is held by the related borrower, a copy thereof, or (ii) the binder for such Environmental Insurance Policy;

            (xvi) a copy of any affidavit and indemnification agreement in favor of the lender;

            (xvii) with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents;

            (xviii) with respect to each Loan Group, a copy of the related Intercreditor Agreement; and

            (xix) with respect to each Non-Trust-Serviced Pari Passu Loan, a copy of the applicable Other Pooling and Servicing Agreement.

            With respect to each Non-Trust-Serviced Pari Passu Loan, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the Mortgage Note (and all intervening endorsements) evidencing such Non-Trust-Serviced Pari Passu Loan, with respect to which the originals shall be required), including a copy of the related Mortgage.

            "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan, any REO Mortgage Loan, unless the context requires otherwise, and, with respect to (i) the Serviced Loan Group, shall include only the related A Note and (ii) any Non-Trust-Serviced Loan Group, shall include the related Non-Trust-Serviced Pari Passu Loan (but not for purposes of making Servicing Advances pursuant to this Agreement and shall not include the related Non-Trust-Serviced Companion Loan).

            "Mortgage Loan Purchase Agreement" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV, Mortgage Loan Purchase Agreement V and Mortgage Loan Purchase Agreement VI, as the case may be.

            "Mortgage Loan Purchase Agreement I" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of August 1, 2004 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit K-1.

            "Mortgage Loan Purchase Agreement II" means that certain Mortgage Loan Purchase Agreement between CDCMC and the Depositor dated as of August 1, 2004 with respect to the CDCMC Loans, a form of which is attached hereto as Exhibit K-2.

            "Mortgage Loan Purchase Agreement III" means that certain Mortgage Loan Purchase Agreement between UCMFI and the Depositor dated as of August 1, 2004 with respect to the UCMFI Loans, a form of which is attached hereto as Exhibit K-3.

            "Mortgage Loan Purchase Agreement IV" means that certain Mortgage Loan Purchase Agreement between Principal and the Depositor dated as of August 1, 2004 with respect to the Principal Loans, a form of which is attached hereto as Exhibit K-4.

            "Mortgage Loan Purchase Agreement V" means that certain Mortgage Loan Purchase Agreement between WaMu and the Depositor dated as of August 1, 2004 with respect to the WaMu Loans, a form of which is attached hereto as Exhibit K-5.

            "Mortgage Loan Purchase Agreement VI" means that certain Mortgage Loan Purchase Agreement between JHREF and the Depositor dated as of August 1, 2004 with respect to the JHREF Loans, a form of which is attached hereto as Exhibit K-6.

            "Mortgage Loan Schedule" or "Loan Schedule" means collectively the schedule attached hereto as Schedule I, which identifies each MSMC Loan, the schedule attached hereto as Schedule II, which identifies each CDCMC Loan, the schedule attached hereto as Schedule III, which identifies each UCMFI Loan, the schedule attached hereto as Schedule IV, which identifies each Principal Loan, the schedule attached hereto as Schedule V, which identifies each WaMu Loan and the schedule attached hereto as Schedule VI, which identifies each JHREF Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

            "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool" means all of the Mortgage Loans and any successor REO Mortgage Loans, collectively.

            "Mortgage Rate" means, for a given Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan.

            "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

            "Mortgagee" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

            "Mortgagor" means the obligor on a Mortgage Note.

            "MSMC" has the meaning assigned in the Preliminary Statement hereto.

            "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

            "Net Aggregate Prepayment Interest Shortfall" means, for any Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the Mortgage Loans (including Specially Serviced Mortgage Loans) during any Collection Period, which is calculated as the excess, if any, of the aggregate of all Prepayment Interest Shortfalls for the Master Servicer's Mortgage Loans over the sum of (A) the Compensating Interest to be paid by the Master Servicer (or any Primary Servicer or Sub-Servicer, if applicable according to the related Primary Servicing Agreement or Sub-Servicing Agreement) on such Distribution Date and
(B) the aggregate Prepayment Interest Excesses during such Collection Period for the Master Servicer's Mortgage Loans (including Specially Serviced Mortgage Loans). Prepayment Interest Shortfalls and Prepayment Interest Excesses will be separately accounted for by the Master Servicer.

            "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "1940 Act" means the Investment Company Act of 1940, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "Non-Investment Grade Certificates" means each Class of Certificates other than a Residual Certificate that, at the time of determination, is not rated in one of the four highest generic rating categories by at least one of Fitch, S&P or Moody's.

            "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI or Residual Certificate.

            "Non-Trust-Serviced Companion Loan" means the Northbridge Retail Companion Loans, the Beverly Center Companion Loans and the World Apparel Center Companion Loans.

            "Non-Trust-Serviced Loan Group" means (i) the Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion Loans (ii) the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes and (iii) the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans.

            "Non-Trust-Serviced Pari Passu Loan" means the Northbridge Retail Pari Passu Loan, the Beverly Center Pari Passu Loan and the World Apparel Center Pari Passu Loan.

            "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

            "Noneconomic Residual Interest" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c).

            "Nonrecoverable Advance" means any of the following (i) the Pari Passu Loan Nonrecoverable Advances (including interest accrued thereon at the Advance Rate) and (ii) the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (or, in the case of an Unliquidated Advance, not reimbursed to the Trust) or proposed to be made by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent that, in its respective sole discretion, exercised in good faith and, with respect to the Master Servicer and the Special Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan, Serviced Companion Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of such Mortgaged Properties and other security must be considered in connection with any determination of whether an Advance or Unliquidated Advance is a Nonrecoverable Advance. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the Special Servicer, the Paying Agent and, solely with respect to Servicing Advances with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan, in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and, in the case of the Serviced Companion Loan, the holder of such Serviced Companion Loan, as applicable, and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, such determination by the Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicer, the Trustee and the Fiscal Agent. Absent bad faith or breach of the servicing standard under the applicable Other Pooling and Servicing Agreement known to the Master Servicer, the Trustee or the Fiscal Agent, as applicable, the determination as to the nonrecoverability of any advance made with respect to any Non-Trust-Serviced Pari Passu Loan pursuant to such applicable Other Pooling and Servicing Agreement, shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Master Servicer. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things) the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iii) to estimate and consider, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer (among other things), future expenses and (iv) to estimate and consider, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer (among other things), the timing of recovery to such party. In addition, the relevant party may, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer, obtain from the Special Servicer any analysis, appraisals or other information in the possession of the Special Servicer for such purposes.

            "Northbridge Retail Companion Loans" means one or more mortgage loans which are secured on a pari passu basis with the Northbridge Retail Pari Passu Loan pursuant to the related Mortgage. The Northbridge Retail Companion Loans are not "Mortgage Loans."

            "Northbridge Retail Intercreditor Agreement" means, with respect to the Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion Loans, the related intercreditor agreement, dated as of June 14, 2004, by and among the initial holder of the Northbridge Retail Pari Passu Loan and the initial holder of the Northbridge Retail Companion Loans, relating to the relative rights of such holders, as the same may be amended from time to time in accordance with the terms thereof.

            "Northbridge Retail Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 3 on the Mortgage Loan Schedule, which consists of "Note A3" and is secured on a pari passu basis with the Northbridge Retail Companion Loans pursuant to the related Mortgage. The Northbridge Retail Pari Passu Loan is a "Mortgage Loan."

            "Northbridge Retail Pari Passu Loan Nonrecoverable Advance" means the pro rata portion of any "Nonrecoverable Advance" (as defined in the LB-UBS 2004-C6 Pooling and Servicing Agreement) allocable to the Northbridge Retail Pari Passu Loan pursuant to and in accordance with the LB-UBS 2004-C6 Pooling and Servicing Agreement.

            "Northbridge Retail Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Northbridge Retail Pari Passu Loan as defined in the LB-UBS 2004-C6 Pooling and Servicing Agreement.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination; and (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount of such date of determination.

            "Officer's Certificate" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President; Senior Vice President, Second Vice President, Vice President or Assistant Vice President, any Treasurer, any Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized signatory and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

            "Operating Adviser" shall have the meaning specified in Section 9.37(a).

            "Opinion of Counsel" means a written opinion of counsel addressed to the Master Servicer (and/or any Primary Servicer acting on behalf of the Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, reasonably acceptable in form and substance to the Master Servicer (and/or any Primary Servicer acting on behalf of the Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Master Servicer (and/or any Primary Servicer acting on behalf of the Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a "grantor trust" under the Grantor Trust Provisions of the Class EI Grantor Trust.

            "Option" shall have the meaning specified in Section 9.36(a).

            "Option Holder" shall have the meaning specified in Section 9.36(a).

            "Option Purchase Price" shall have the meaning specified in Section 9.36(b).

            "Other Master Servicer" means the LB-UBS 2004-C6 Master Servicer, CSFB 2004-C1 Master Servicer or the JPMorgan 2004-LN2 Master Servicer or, solely with respect to Section 1.7, Section 4.1A and Section 4.3, any Other Master Servicer under the Other Pooling and Servicing Agreement relating to a Non-Trust-Serviced Companion Loan, as applicable.

            "Other Pooling and Servicing Agreement" means the LB-UBS 2004-C6 Pooling and Servicing Agreement, the CSFB 2004-C1 Pooling and Servicing Agreement and the JPMorgan 2004-LN2 Pooling and Servicing Agreement or, solely with respect to Section 1.7, Section 4.1A and Section 4.3, any pooling and servicing agreement relating to a Non-Trust-Serviced Companion Loan that creates a commercial mortgage securitization, as applicable.

            "Other Special Servicer" means the LB-UBS 2004-C6 Special Servicer, the CSFB 2004-C1 Special Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable.

            "Other Trustee" means the LB-UBS 2004-C6 Trustee, the CSFB 2004-C1 Trustee or the JPMorgan 2004-LN2 Trustee, as applicable.

            "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "P&I Advance" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan (other than the Serviced Companion Loan) as to which all or a portion of the Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payment), other than a Balloon Payment or any default interest, due during the related Collection Period was not received by the Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such Scheduled Payment not received;
(ii) with respect to any Balloon Mortgage Loan (including any REO Mortgage Loan which provided for a Balloon Payment) as to which a Balloon Payment was due or deemed due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment (net of the related Master Servicing Fee, Excess Servicing Fees, Primary Servicing Fees and other master or primary servicing fees payable from such Assumed Scheduled Payment) for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the REO Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan or REO Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest portion amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount with respect to interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan as of such Determination Date.

            "P&I Advance Amount" means the amount of the P&I Advance computed for any Distribution Date.

            "Pari Passu Loan" means the Northbridge Retail Pari Passu Loan, the Beverly Center Pari Passu Loan or the World Apparel Center Pari Passu Loan, as applicable.

            "Pari Passu Loan Nonrecoverable Advances" means the Northbridge Retail Pari Passu Loan Nonrecoverable Advance, the Beverly Center Pari Passu Loan Nonrecoverable Advance or the World Apparel Center Pari Passu Loan Nonrecoverable Advance, as applicable.

            "Pari Passu Loan Servicing Fee Rate" means the Northbridge Retail Pari Passu Loan Servicing Fee Rate, the Beverly Center Pari Passu Loan Servicing Fee Rate and/or the World Apparel Center Pari Passu Loan Servicing Fee Rate, as applicable.

            "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Pass-Through Rate" or "Pass-Through Rates" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the REMIC I I Regular Interests shall equal their respective REMIC I Net Mortgage Rates, (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate, (iii) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (iv) the Class A-5 Certificates shall equal a per annum rate equal to the lesser of 5.11% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (v) the Class B Certificates shall equal a per annum rate equal to the lesser of 5.19% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vi) the Class C Certificates shall equal a per annum rate equal to the lesser of 5.30% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vii) the Class D Certificates shall equal a per annum rate equal to the lesser of 5.53% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date (viii) the Class E, Class F and Class G Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (ix) the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall equal the lesser of (A) 4.79% and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (x) the Class X-1 Certificates shall equal the per annum rate equal to the weighted average of Class X-1 Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date) and (xi) the Class X-2 Certificates shall equal the per annum rate equal to the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Paying Agent" means Wells Fargo Bank, N.A. and any successor or assign, as provided herein.

            "Paying Agent Fee" means the portion of the Trustee Fee payable to the Paying Agent in an amount agreed to between the Trustee and the Paying Agent.

            "Paying Agent's Website" has the meaning set forth in Section 5.4(a) hereof.

            "Percentage Interest" means, with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performing Party" has the meaning set forth in Section 8.26(b).

            "Permitted Transferee" means any Transferee other than (i) a Disqualified Organization or (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Report" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

            "Placement Agent" means Morgan Stanley & Co. Incorporated or its successor in interest.

            "Plan" has the meaning set forth in Section 3.3(d).

            "Post Closing Request" has the meaning set forth in the applicable Primary Servicing Agreements with respect to the Principal Loans.

            "Preliminary Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Prepayment Interest Excess" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment of a Mortgage Loan (including any payment of an unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made on or after the Due Date for such Mortgage Loan through and including the last day of the Collection Period (or, with respect to those Mortgage Loans listed on Schedule XIII, through and including the first Business Day prior to the Master Servicer Remittance Date), the amount of interest that accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, plus (if made) any payment by the related Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the amount of any Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee, any servicing fee payable in connection with each Non-Trust-Serviced Pari Passu Loan and the Trustee Fee in each case, to the extent payable out of such collection of interest), to the extent collected.

            "Prepayment Interest Shortfall" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including any payment of an unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued at the REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee, any servicing fee payable in connection with each Non-Trust-Serviced Pari Passu Loan and the Trustee Fee), over (B) the aggregate interest that did so accrue at the REMIC I Net Mortgage Rate through the date such payment was made.

            "Prepayment Premium" means, with respect to any Mortgage Loan or the Serviced Companion Loan for any Distribution Date, the prepayment premiums or percentage premiums, if any, received during a related Collection Period in connection with Principal Prepayments on such Mortgage Loan or Serviced Companion Loan.

            "President Plaza B Note" means the mortgage loan, which is not included in the Trust and subordinated in right of payment to the President Plaza Mortgage Loan to the extent set forth in the President Plaza Intercreditor Agreement. The President Plaza B Note is not a "Mortgage Loan."

            "President Plaza Intercreditor Agreement" means, with respect to the President Plaza Mortgage Loan and the President Plaza B Note, the related intercreditor agreement, dated as of July 7, 2004, by and among the holder of the President Plaza Mortgage Loan and the holder of the President Plaza B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "President Plaza Directing Holder" means the holder of the President Plaza B Note; unless at the time of determination, each of the following conditions are satisfied:

            (i) (a)(1) the initial unpaid principal balance of the President Plaza B Note as of the relevant date of determination minus (2) the sum of
      (x) any scheduled payments or prepayments of principal allocated to, and received on, the President Plaza B Note, (y) any Appraisal Reduction in effect as of such date of determination and (z) any realized losses allocated to the President Plaza B Note pursuant to the President Plaza Intercreditor Agreement and/or this Agreement is less than (b) 25% of (1) the initial unpaid principal balance of the President Plaza B Note less,
      (2) any scheduled payments or prepayments of principal allocated to, and received on, the President Plaza B Note; and

            (ii) the President Plaza Mortgage Loan has not been paid in full,

            then, the Operating Adviser shall be the President Plaza Directing Holder.

            "President Plaza Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 31 on the Mortgage Loan Schedule.

            "Primary Collateral" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

            "Primary Servicers" means any of Union Central Mortgage Funding, Inc., Principal Global Investors, LLC, Washington Mutual Bank, FA and John Hancock Real Estate Finance, Inc. and each of their respective permitted successors and assigns.

            "Primary Servicing Agreement" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the Master Servicer, dated as of August 1, 2004, under which such Primary Servicer services the Mortgage Loans and, if applicable, the Serviced Companion Loan set forth on the schedule attached thereto.

            "Primary Servicing Fee" means, for each calendar month, as to each Mortgage Loan and, if applicable, the Serviced Companion Loan, the Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance (or the Principal Balance less outstanding principal advances in the case of the Serviced Companion Loan) of such Mortgage Loan or Serviced Companion Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan or Serviced Companion Loan for which interest actually accrues on such Mortgage Loan or Serviced Companion Loan and payable only from collections on such Mortgage Loan or Serviced Companion Loan.

            "Primary Servicing Fee Rate" means, the rate per annum at which the monthly Primary Servicing Fee payable to the applicable Primary Servicer (or the Master Servicer, as applicable) accrues, which rate is the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicers, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

            "Principal" has the meaning assigned in the Preliminary Statement hereto.

            "Principal Balance" means, with respect to any Mortgage Loan, the Serviced Companion Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan, Serviced Companion Loan or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date (assuming, for any Mortgage Loan or the Serviced Companion Loan with a Cut-Off Date in August 2004 that is not August 1, 2004, that principal and interest payments for such month were paid on August 1, 2004), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan, Serviced Companion Loan or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan or any loss allocated to the Serviced Companion Loan in accordance with the related Intercreditor Agreement, in each case, during any related and preceding Collection Period.

            "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

            "Principal Distribution Amount" means, on any Distribution Date, the amount equal to the excess, if any, of (I) the sum of:

            (A) the aggregate (without duplication) of the following amounts received with respect to the Mortgage Loans, other than amounts allocable to the Serviced Companion Loan or its successor REO Mortgage Loan from such amounts: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof;

            (B) the aggregate amount of any collections received on or in respect of the Mortgage Loans, other than amounts allocable to the Serviced Companion Loan or its successor REO Mortgage Loan from such amounts during the related Collection Period that, in each case, represents a delinquent amount as to which an Advance had been made, which Advance or interest thereon was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date; and

            (C) the aggregate amount of any collections, other than amounts allocable to the Serviced Companion Loan or its successor REO Mortgage Loan from such amounts identified and applied by the Master Servicer as recoveries of principal and received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance and any interest thereon and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date, and which are applied pursuant to Section 6.6(c)(i); over

            (II) the sum of:

            (A) the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent from principal collections on the Mortgage Loans pursuant to subsection (iii) of Section 5.2(a)(II); and

            (B) the aggregate amount of Nonrecoverable Advances (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period from principal collections on the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II).

            "Principal Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

            "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan or the Serviced Companion Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan or Serviced Companion Loan in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

            "Private Placement Memorandum" means the Private Placement Memorandum dated August 11, 2004, pursuant to which the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be offered for sale.

            "Projected Net Cash Flow" shall mean, with respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Mortgage Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market rate vacancy assumption and projected reserves.

            "Prospectus" has the meaning set forth in the Preliminary Statement hereto.

            "PTCE" has the meaning set forth in Section 3.3(d).

            "Purchase Price" means, with respect to (i) the repurchase, pursuant to Article II of this Agreement, by the applicable Seller of a Mortgage Loan sold by such Seller, (ii) the determination of fair value of an REO Mortgage Loan with respect to a liquidation by the Special Servicer pursuant to Section
9.15 or (iii) the determination of fair value of a Mortgage Loan in connection with a purchase by the Option Holder pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan and/or, if applicable, the Serviced Companion Loan or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan and/or, if applicable, the Serviced Companion Loan) and all unpaid Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan and/or, if applicable, the Serviced Companion Loan) that are reimbursable or payable to the Master Servicer, the Special Servicer, the Paying Agent, the Trustee, the Fiscal Agent, or, if applicable, the related Other Master Servicer, Other Special Servicer or Other Trustee, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Trustee or the Fiscal Agent in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

            "Purchase Proceeds" means any cash amounts received by the Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3, (ii) the purchase by the Option Holder of a Mortgage Loan pursuant to Section 9.36, (iii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to
Section 10.1(b) or (iv) the purchase of a Mortgage Loan by the holder of a Beverly Center Subordinate Note or the President Plaza B Note.

            "Qualified Bidder" means as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person).

            "Qualified Institutional Buyer" means a qualified institutional buyer qualifying pursuant to Rule 144A.

            "Qualified Insurer" means, (i) with respect to any Mortgage Loan or the Serviced Companion Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A" by Fitch, or if not so rated by Fitch, then Fitch has issued a Rating Agency Confirmation, and "A" by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by S&P if rated by S&P, or if not so rated by S&P, then A:IX by A. M. Best or S&P has issued a Rating Agency Confirmation, "A" by Fitch (or if such company is not rated by Fitch, is rated at least A:IX by A.M. Best's Key Rating Guide) and, in the case of S&P, an insurance financial strength rating of "A" or better or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained from Fitch and S&P. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

            "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in the related Mortgage File and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; and (viii) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause (i) above and the remaining term to stated maturity referred to in clause (ii) above shall be determined on a weighted average basis; provided, however, that no individual interest rate, minus the Administrative Cost Rate, shall be lower than the highest Pass-Through Rate of any Class of Principal Balance Certificates then outstanding having a fixed rate. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Master Servicer, the Special Servicer, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

            "Rating Agencies" means Fitch and S&P.

            "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

            "Realized Interest Loss" means, with respect to each Mortgage Loan
(i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

            "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan. Realized Losses on a Mortgage Loan are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan.

            "Realized Principal Loss" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss and
(v) the amounts in respect thereof that are withdrawn from the Certificate Account pursuant to Section 6.6(b)(i). Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to a Mortgage Loan that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

            "Record Date" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, Serviced Companion Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

            "Regulation S" means Regulation S under the 1933 Act.

            "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

            "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

            "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

            "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

            "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan or Serviced Loan Group that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) one of the following statements is true with respect to any cost incurred as a result of the occurrence of the Servicing Transfer Event: (a) the cost has been reimbursed to the Trust, (b) the Mortgagor's obligation to pay the cost has been forgiven, (c) the Mortgagor has agreed in writing to reimburse such costs or (d) the cost represents an amount that has been the subject of an Advance made with respect to the Mortgage Loan following default, the mortgage loan has been worked out under terms that do not provide for the repayment of such Advance in full upon the execution of the workout arrangement but the Mortgagor is nonetheless obligated under the terms of the workout arrangement to reimburse such Advance in the future. A Mortgage Loan or Serviced Companion Loan, which is part of the Serviced Loan Group, shall not constitute a Rehabilitated Mortgage Loan unless the remainder of such Serviced Loan Group would constitute a Rehabilitated Mortgage Loan.

            "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

            "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the Reserve Account and the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account or funds held with respect to REMIC II or REMIC III), the related Insurance Policies (other than the interests of the holder of the Serviced Companion Loan therein) and any related REO Properties (other than the interests of the holder of the Serviced Companion Loan related thereto), for which a REMIC election has been made pursuant to Section 12.1(a) hereof. Excess Interest on the Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder. None of the Subordinate Notes or any Non-Trust-Serviced Companion Loan or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.

            "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

            "REMIC I Net Mortgage Rate" means, with respect to any Distribution Date and any REMIC I Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the related Mortgage Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date).

            "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

            "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

            "REMIC II Regular Interest A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-6" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-6" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest G-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest G-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest H-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest H-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3, REMIC II Regular Interest A-3-4, REMIC II Regular Interest A-3-5, REMIC II Regular Interest A-3-6, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3, REMIC II Regular Interest A-4-4, REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2, REMIC II Regular Interest A-5-3, REMIC II Regular Interest A-5-4, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest C-4, REMIC II Regular Interest C-5, REMIC II Regular Interest C-6, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O.

            "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC III Certificates" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

            "REMIC III Regular Certificates" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class X-1 Certificates, Class X-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates.

            "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(b) hereof.

            "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

            "Rent Loss Policy" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

            "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

            "REO Account" shall have the meaning set forth in Section 9.14(a) hereof.

            "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

            "REO Income" means, with respect to any REO Property, except as set forth below, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period. With respect to any Non-Trust-Serviced Loan Group (if the related Other Special Servicer has foreclosed upon the Mortgaged Property secured by the related Mortgage), the REO Income shall comprise only such portion of the foregoing that is allocable to the holder of the related Non-Trust-Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement and the applicable Intercreditor Agreement.

            "REO Mortgage Loan" means a Mortgage Loan or the Serviced Companion Loan, as to which the related Mortgaged Property is an REO Property or a Mortgaged Property acquired under an Other Pooling and Servicing Agreement.

            "REO Property" means a Mortgaged Property (or the Trust's interest therein, if the Mortgaged Property securing a Loan Group has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

            "Report Date" means the close of business on the third Business Day before the related Distribution Date.

            "Repurchased Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

            "Required Appraisal Loan" means any Mortgage Loan (other than a Non-Trust Serviced Pari Passu Loan) or Serviced Loan Group as to which an Appraisal Event has occurred. A Mortgage Loan or Serviced Loan Group will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

            "Reserve Account" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account, which may be a sub-account of the Distribution Account.

            "Residual Certificates" means, with respect to REMIC I, the Class R-I Certificates; with respect to REMIC II, the Class R-II Certificates; and with respect to REMIC III, the Class R-III Certificates.

            "Responsible Officer" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Global Securitization Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Corporate Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Fiscal Agent or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or Persons performing similar roles on behalf of the Trustee, Fiscal Agent or Paying Agent.

            "Restricted Servicer Reports" means, collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Reverse Sequential Order" means sequentially to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and finally to the Class X-1, Class X-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 Certificates on a pro rata basis, as described herein.

            "Rule 144A" means Rule 144A under the 1933 Act.

            "Rule 144A IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Sarbanes-Oxley Certification" has the meaning set forth in Section 8.26(b).

            "Scheduled Payment" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan or the Serviced Companion Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note or Serviced Companion Loan (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

            "Scheduled Principal Balance" means, with respect to any Mortgage Loan, the Serviced Companion Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, the Serviced Companion Loan or such REO Mortgage Loan.

            "Seller" means MSMC, CDCMC, UCMFI, Principal, WaMu or JHREF, as the case may be.

            "Serviced Companion Loan Custodial Account" means each of the custodial sub-account(s) of the Certificate Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of the Serviced Companion Loan. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account. Notwithstanding the foregoing or anything to the contrary contained herein, the Master Servicer shall not be required to create or maintain any sub-account of the Certificate Account (or any separate physical account) with respect to the President Plaza B Note, but instead shall be entitled to commingle funds allocable to the President Plaza B Note with other funds in the Certificate Account and any reference herein to funds maintained in any Serviced Companion Loan Custodial Account with respect to the President Plaza B Note shall be deemed to mean the portion of funds allocable to the President Plaza B Note on deposit in the Certificate Account.

            "Serviced Companion Loan" means the President Plaza B Note.

            "Serviced Loan Group" means the President Plaza Mortgage Loan and the President Plaza B Note; provided that with respect to provisions herein concerning the Master Servicing Fee with respect to the President Plaza Mortgage Loan and the President Plaza B Note, "Serviced Loan Group" shall not include the President Plaza B Note.

            "Servicer Errors and Omissions Insurance Policy" or "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with Section 8.2,
Section 9.2 and Section 7.17, respectively.

            "Servicer Fidelity Bond" or "Fidelity Bond" means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, the Special Servicer's, the Trustee's, the Fiscal Agent's or the Paying Agent's, as the case may be, officers or employees and is maintained in accordance with Section 8.2, Section
9.2 and Section 7.17, respectively.

            "Servicer Mortgage File" means (i) with respect to all Mortgage Loans other than the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan, and (ii) with respect to the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and, to the extent required to be (and actually) delivered to the Master Servicer by the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

            "Servicing Advance" means any cost or expense of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by or for the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan (other than the Non-Trust-Serviced Pari Passu Loans) and/or Serviced Loan Group.

            "Servicing Officer" means, any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

            "Servicing Standard" means, with respect to the Master Servicer, each Primary Servicer and the Special Servicer the higher of the following standards of care:

            (i) the same general manner in which and with the same care, skill, prudence and diligence with which the Master Servicer, any applicable Primary Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans which are similar to the Mortgage Loans (or the Serviced Companion Loan) and to the maximization of the net present value of the Mortgage Loans and Serviced Companion Loan, as a collective whole (taking into account the subordination of the related B Note); or

            (ii) the care, skill, prudence and diligence the Master Servicer, any applicable Primary Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are similar to the Mortgage Loans (or the Serviced Companion Loan), giving due consideration to the maximization of the net present value of the Mortgage Loans and Serviced Companion Loan, as a collective whole (taking into account the subordination of the related B Note);

but without regard to: (I) any other relationship that the Master Servicer, the Special Servicer, any applicable Primary Servicer, any applicable Sub-Servicer, the Depositor or the Trustee, or any Affiliate of any of them may have with the related Mortgagor or any Affiliate of the Mortgagor, the Depositor or Seller;
(II) the ownership of any Certificate by the Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer, the Special Servicer or any Affiliate of any of them; (III) the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's obligation to make P&I Advances and Servicing Advances as specified herein or to incur servicing expenses (subject to the terms of this Agreement regarding the making or collection of Nonrecoverable Advances); (IV) the Master Servicer's, any applicable Primary Servicer's, any applicable Sub-Servicer's or the Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; (V) the ownership or servicing or management for others by the Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer or the Special Servicer of any other mortgage loans or property;
(VI) any obligation of the Master Servicer or the Special Servicer or an Affiliate thereof to pay any indemnity with respect to any repurchase obligation; (VII) any option to purchase any Mortgage Loan or Serviced Companion Loan it may have; (VIII) the ownership of any indebtedness of any Mortgagor or Affiliate of any Mortgagor by the Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer or the Special Servicer or any Affiliate of any of them; or (IX) any obligation of any Seller to repurchase any Mortgage Loan pursuant to any Mortgage Loan Purchase Agreement.

            "Servicing Transfer Event" means the occurrence of any of the following events: (i) any Mortgage Loan (other than a Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which a Balloon Payment is past due, and the Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (A) the Mortgagor makes all monthly payments that would have become due if such Mortgage Loan or Serviced Companion Loan had not matured, based on the amortization term of such Mortgage Loan or Serviced Companion Loan, (B) the Mortgagor has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (C) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any Mortgage Loan (other than a Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which, to the Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days; (iii) any Mortgage Loan (other than a Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan (other than a Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders or the holder of such Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan or Serviced Companion Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan (other than a Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and
(vi) any Mortgage Loan (other than a Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which, in the good faith reasonable judgment of the Master Servicer, (a) a payment default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the Serviced Companion Loan or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the Serviced Companion Loan. If a Servicing Transfer Event occurs with respect to an A Note or Serviced Companion Loan, which is part of the Serviced Loan Group, it shall be deemed to have occurred also with respect to the remainder of the Serviced Loan Group. Notwithstanding the foregoing, an event of default under a Whole Loan or Serviced Loan Group shall not be treated as such for any purpose whatsoever (including, without limitation, payment of funds under the related Intercreditor Agreement, transfer of the Serviced Loan Group to special servicing, or modifying, foreclosing or accelerating the applicable Whole Loan) unless and until the holder of the related Subordinate Note fails to cure (or cause the cure of) such event of default within the time period set forth in such Intercreditor Agreement.

            "Single-Purpose Entity" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with Affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

            "Sole Certificateholder" means any Certificateholder (or Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X-1, Class X-2, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class EI Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero.

            "Special Servicer" means Midland Loan Services, Inc., or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section 9.39.

            "Special Servicer Compensation" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

            "Special Servicer Remittance Date" means the Business Day preceding each Determination Date.

            "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan and Serviced Companion Loan (other than any Non-Trust-Serviced Pari Passu Loan) that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

            "Special Servicing Fee Rate" means 0.25% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more).

            "Special Servicing Officer" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

            "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan (other than any Non-Trust-Serviced Pari Passu
Loan) or Serviced Loan Group with respect to which the Master Servicer has notified the Special Servicer, the Operating Adviser and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan or Serviced Loan Group, as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan or Serviced Loan Group. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer, the Operating Adviser, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan or Serviced Loan Group, with respect to such Servicing Transfer Event, has become a Rehabilitated Mortgage Loan, unless and until the Master Servicer notifies the Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan or Serviced Loan Group, exists or occurs.

            "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

            "Sub-Servicer" has the meaning set forth in Section 8.4.

            "Subordinate Certificates" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

            "Subordinate Notes" means the Beverly Center Subordinate Notes and the President Plaza B Note, collectively, each of which is subordinate in right of payment to the related A Notes pursuant to the terms of the related Intercreditor Agreement.

            "Successful Bidder" has the meaning set forth in Section 8.29(d).

            "Tax Matters Person" means the Person designated as the "tax matters person" of the related REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T.

            "Termination Price" has the meaning set forth in Section 10.1(b) herein.

            "30/360 basis" means any Mortgage Loan or Serviced Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

            "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan.

            "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust" means the trust created pursuant to this Agreement, the assets of which consist of all the assets of the REMIC I (including the related Mortgage Loans (other than Excess Interest thereon), such related amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Reserve Account, the REO Accounts, the Trustee's rights under the Insurance Policies, any REO Properties (or the Trust's interest in a Mortgaged Property acquired under an Other Pooling and Servicing Agreement) and other items referred to in Section 2.1(a) hereof, in each case to the extent allocable to the related Mortgage Loan), REMIC II, REMIC III and the Class EI Grantor Trust. The Trust shall not include the Subordinate Notes, any Non-Trust-Serviced Companion Loan, any Subordinate Notes or a Non-Trust-Serviced Companion Loan or the Serviced Companion Loan Custodial Account.

            "Trustee" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co trustee (subject to Section
7.9 hereof), as the case may be.

            "Trustee Fee" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month; provided that a portion of the Trustee Fee agreed upon between the Trustee and the Paying Agent shall be applied to pay the Paying Agent Fee.

            "Trustee Fee Rate" means 0.0031% per annum (which includes the Paying Agent Fee).

            "Trustee Mortgage File" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan (and, if applicable, the Serviced Companion Loan) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "UCMFI" has the meaning assigned in the Preliminary Statement hereto.

            "UCMFI Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

            "Underwriter" means each of Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. or their respective successors in interest.

            "United States Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

            "United States Tax Person" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            "Unliquidated Advance" means any Advance previously made by a party hereto that has been previously reimbursed to the Person that made the Advance by the Trust as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates and the Class EI Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

            "Unrestricted Servicer Reports" means, collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "WaMu" has the meaning assigned in the Preliminary Statement hereto.

            "WaMu Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V and shown on
Schedule V hereto.

            "Weighted Average REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balance as of the close of business on the preceding Distribution Date.

            "Whole Loan" means the (i) the Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion Loans, (ii) the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes, (iii) the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans and (v) the President Plaza Mortgage Loan and the President Plaza B Note, as applicable.

            "Workout-Delayed Reimbursement Amount" has the meaning set forth in subsection (II)(A) of Section 5.2(a).

            "Work-Out Fee" means a fee payable with respect to any Rehabilitated Mortgage Loan (other than any Non-Trust-Serviced Pari Passu Loan), equal to the product of (x) 1.00% (with respect to any Rehabilitated Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more) and
(y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan or Serviced Companion Loan for so long as it remains a Rehabilitated Mortgage Loan or otherwise payable as set forth in Section 9.21(d).

            "World Apparel Center Companion Loans" means one or more mortgage loans which are secured on a pari passu basis with the World Apparel Center Pari Passu Loan pursuant to the related Mortgage. The World Apparel Center Companion Loans are not "Mortgage Loans."

            "World Apparel Center Consultation Action" means any of the actions referred to in clauses (i) through (xii) of Section 3.02(a) of the World Apparel Center Intercreditor Agreement with respect to the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans.

            "World Apparel Center Intercreditor Agreement" means, with respect to the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans, the related intercreditor agreement, dated as of June 18, 2004, by and among the initial holder of the World Apparel Center Pari Passu Loan and the initial holder of the World Apparel Center Companion Loans, relating to the relative rights of such holders, as the same may be amended from time to time in accordance with the terms thereof.

            "World Apparel Center Majority Lenders" means any of the holders of the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans that then represent greater than 50% of the aggregate amount of the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans.

            "World Apparel Center Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 6 on the Mortgage Loan Schedule, which consists of "Note A-3" and is secured on a pari passu basis with the World Apparel Center Companion Loans pursuant to the related Mortgage. The World Apparel Center Pari Passu Loan is a "Mortgage Loan."

            "World Apparel Center Pari Passu Loan Nonrecoverable Advance" means the pro rata portion of any "Nonrecoverable Advance" (as defined in the JPMorgan 2004-LN2 Pooling and Servicing Agreement) allocable to the World Apparel Center Pari Passu Loan pursuant to and in accordance with the JPMorgan 2004-LN2 Pooling and Servicing Agreement.

            "World Apparel Center Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the World Apparel Center Pari Passu Loan as defined in the JPMorgan 2004-LN2 Pooling and Servicing Agreement.

            "Yield Maintenance Charges" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            Section 1.2 Calculations Respecting Mortgage Loans

            (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan or Serviced Companion Loan shall be made based upon current information as to the terms of such Mortgage Loan or Serviced Companion Loan and reports of payments received from the Master Servicer on such Mortgage Loan or Serviced Companion Loan and payments to be made to the Paying Agent as supplied to the Paying Agent by the Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the Master Servicer of such error.

            (b) Unless otherwise required by law or the applicable Mortgage Loan or Serviced Companion Loan documents (including, without limitation, the applicable Intercreditor Agreement), any amounts (other than escrow and reserve deposits and reimbursements of Servicing Advances and expenses) received in respect of a Mortgage Loan or Serviced Companion Loan as to which a default has occurred and is continuing (other than Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income) shall be applied as follows: first, to overdue interest due with respect to such Mortgage Loan or Serviced Companion Loan at the Mortgage Rate thereof, second, to current interest due with respect to such Mortgage Loan or Serviced Companion Loan at the Mortgage Rate thereof, third, to the reduction of the Principal Balance of such Mortgage Loan or Serviced Companion Loan to zero if such Mortgage Loan or Serviced Companion Loan has been accelerated or if the related Intercreditor Agreement, if any, so requires, and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan or Serviced Companion Loan has not yet been accelerated and the related Intercreditor Agreement, if any, does not require further application to principal thereof, fourth, to any default interest and other amounts due on such Mortgage Loan or Serviced Companion Loan and fifth, to Late Fees due with respect to such Mortgage Loan or Serviced Companion Loan.

            Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income shall be applied as follows: first, as a recovery of any related and unreimbursed Advances (together with interest thereon) and Unliquidated Advances (to the Trust), and if applicable, unpaid Liquidation Expenses; second, as a recovery of unpaid servicing compensation; third, as a recovery of any Additional Trust Expenses; fourth, as a recovery of any Nonrecoverable Advances and interest thereon, except with respect to any Unliquidated Advance previously reimbursed from principal pursuant to Section 5.2(a)(II)(iv); fifth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan or Serviced Companion Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full monthly payment from any Mortgagor, through the related Due Date); sixth, as a recovery of any remaining principal of such Mortgage Loan or Serviced Companion Loan then due and owing, including by reason of acceleration of the Mortgage Loan or Serviced Companion Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan or Serviced Companion Loan, as a recovery of principal to the extent of its entire remaining unpaid Principal Balance) or if the related Intercreditor Agreement, if any, so requires; seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan or Serviced Companion Loan, as a recovery of amounts to be currently applied to the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; eighth, as a recovery of any Late Fees and default interest then due and owing under such Mortgage Loan or Serviced Companion Loan; ninth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan or Serviced Companion Loan; tenth, as a recovery of any assumption fees, Modification Fees and extension fees then due and owing under such Mortgage Loan or Serviced Companion Loan; and eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan or Serviced Companion Loan.

            (c) Notwithstanding the foregoing applications of amounts received by or on behalf of the Trust in respect of any Mortgage Loan or Serviced Companion Loan, any amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) shall be applied in accordance with the express provisions of the related Mortgage Loan documents and, with respect to the Serviced Loan Group, the related Intercreditor Agreement.

            Section 1.3 Calculations Respecting Accrued Interest

            Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

            Section 1.4 Interpretation

            (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

            (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

            (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section 1.5 ARD Loan

            Notwithstanding any provision of this Agreement:

            (a) For the ARD Loan, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

            (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

            (c) Neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Master Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

            (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

            (e) With respect to the ARD Loan after its Anticipated Repayment Date, the Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and
Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof. The Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other Person so long as such determination is based on such criteria.

            Section 1.6 Certain Matters with Respect to the Serviced Loan Group

            (a) The parties hereto acknowledge that, pursuant to the related Intercreditor Agreement, if an A Note is no longer part of the Trust, the new holder of such A Note shall (at its sole cost and expense) negotiate one or more new servicing agreements with the Master Servicer and Special Servicer, provided that, prior to entering into any such new servicing agreement, only if there exist securities backed in whole or in part by any portion of the President Plaza Mortgage Loan, the new holder of such A Note shall obtain and provide to the holder of the Serviced Companion Loan written confirmation from each rating agency then rating any securitization relating to such Serviced Companion Loan providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any related securities; provided, that prior to such time the Master Servicer and the Special Servicer shall continue to service the Serviced Loan Group unless otherwise provided in the related Intercreditor Agreement and, with respect to the President Plaza Mortgage Loan and the President Plaza B Note the Master Servicer and the Special Servicer shall continue to service such Serviced Loan Group pursuant to this Agreement, as if such Serviced Loan Group were the sole asset subject hereto, with any references to the Trust, the Trustee, the Certificates, the Certificateholders or the representatives of any Certificateholders, all being construed to refer to the then holder of the President Plaza Mortgage Loan.

            (b) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge that the rights and duties of the Master Servicer and the Special Servicer, under Article VIII and Article IX and the obligation of the Master Servicer to make Advances, insofar as such rights, duties and obligations relate to the Serviced Loan Group (including the related A Note and the Serviced Companion Loan) shall terminate upon the earliest to occur of the following with respect to such Serviced Loan Group: (i) any repurchase of or substitution for the related A Note by the related Seller, pursuant to Section 2.3, (ii) any purchase of an A Note by the owner of the related B Note pursuant to the terms of the related Intercreditor Agreement, (iii) any payment in full of any and all amounts due (or deemed due) under the related A Note (or its successor REO Mortgage Loan) (including amounts to which the holder of such A
Note is entitled under the related Intercreditor Agreement), (iv) the sale of the related A Note pursuant to the exercise of the Option under Section 9.36 and
(v) the sale of the related REO Property pursuant to Section 9.15; provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or (B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the Serviced Loan Group prior to the date on which such event occurs.

            (c) In connection with any purchase described in clause (ii) of subsection (b) or an event described in clause (iii) of subsection (b), the Trustee, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the Serviced Companion Loan (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to such Serviced Loan Group possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the applicable Serviced Loan Group. If an A Note and the related B Note are then REO Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

            (d) Notwithstanding anything to the contrary contained herein, if an expense under this Agreement relates to the administration of the Trust, any REMIC Pool, any grantor trust or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the Grantor Trust Provisions or the actual payment of any REMIC tax or expense or any grantor trust tax or expense, or this Agreement states that any expense is solely "an expense of the Trust" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any holder of the Serviced Companion Loan and such holder of the Serviced Companion Loan shall not suffer any adverse consequences as a result of the payment of such expense.

            (e) The Master Servicer and the Special Servicer acknowledge that, following the securitization of the Serviced Companion Loan, the related pooling and servicing agreement may authorize the related master servicer and the related special servicer to enforce the rights of the related trustee, as holder of such Serviced Companion Loan, with respect to such Serviced Companion Loan, under the related Intercreditor Agreement and this Agreement.

            Section 1.7 Certain Matters Relating to the Non-Trust-Serviced Pari Passu Loans

            With respect to each Non-Trust-Serviced Pari Passu Loan, in the event that the Master Servicer or the Trustee receives notice from any of Moody's, Fitch or S&P that the Master Servicer or the Trustee, as applicable, is no longer approved by such Rating Agency, the Master Servicer or the Trustee, as applicable, shall be required to notify each of the other parties to this Agreement and the related Other Master Servicer of the same.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

            Section 2.1 Conveyance of Mortgage Loans

            (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit, (iv) the Depositor's rights, if any, under the Intercreditor Agreements and the Other Pooling and Servicing Agreements with respect to the Pari Passu Loans and (v) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date. The transfer and assignment of the Non-Trust-Serviced Pari Passu Loans to the Trustee and the right to service such Mortgage Loans are subject to the terms and conditions of the Other Pooling and Servicing Agreements and the Intercreditor Agreements. The right to service the Serviced Loan Group is subject to the terms and provisions of the related Intercreditor Agreements.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan (or, with respect to any Non-Trust-Serviced Pari Passu Loan, copies thereof) within the time period set forth therein. None of the Trustee, the Fiscal Agent, the Paying Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

            (c) Each Seller other than CDCMC, at its own expense, for the Mortgage Loans sold to the Depositor by such Seller, and the Trustee, at the expense of CDCMC, for the CDCMC Loans sold to the Depositor by CDCMC shall promptly (and in any event within 90 days following the receipt of all recording information necessary to record such document) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File" (except with respect to the Non-Trust-Serviced Pari Passu Loans). Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Trustee, for all Mortgage Loans, other than the Principal Loans, and the Primary Servicers for the Principal Loans, shall obtain therefrom, at the expense of the applicable Seller, a certified copy of the recorded original and shall forward copies thereof to the Master Servicer and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee for all Mortgage Loans other than the Principal Loans, and the applicable Primary Servicers for the Principal Loans, shall promptly notify the applicable Seller and the applicable Seller for its respective Mortgage Loans shall promptly prepare or cause to be prepared and delivered to the Trustee a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof from such Seller cause the same to be duly recorded or filed, as appropriate.

            The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreements or Exhibit 5 to the Mortgage Loan Purchase Agreements in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

            (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the servicing of any Mortgage Loans or Serviced Companion Loan and that are not required to be a part of a Mortgage File in accordance with the definition thereof and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan shall be delivered to the Master Servicer or the related Primary Servicer on its behalf, on or before the date that is 75 days following the Closing Date and shall be held by the Master Servicer or the related Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders and the holder of the Serviced Companion Loan. To the extent delivered to the Master Servicer (for Mortgage Loans other than the CDCMC Loans, the UCMFI Loans, the Principal Loans, the WaMu Loans and the JHREF Loans) and the Midland Sub-Servicer or the related Primary Servicer (for the CDCMC Loans, the UCMFI Loans, the Principal Loans, the WaMu Loans and the JHREF Loans) by the related Seller, the Servicer Mortgage File will consist of (i) with respect to all Mortgage Loans other than the MSMC Loans, the documents listed in the definition of Mortgage File or (ii) with respect to the MSMC Loans, the documents listed in the definition of Mortgage File and, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. None of the Master Servicer, the Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Trustee and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

            (f) In connection herewith, the Depositor has acquired the MSMC Loans from MSMC, the CDCMC Loans from CDCMC, the UCMFI Loans from UCMFI, the Principal Loans from Principal, the WaMu Loans from WaMu and the JHREF Loans from JHREF. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the CDCMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies the related Mortgage Note, as described in the definition of Mortgage File) relating to the UCMFI Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Principal Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the WaMu Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Note, as described in the definition of Mortgage File) relating to the JHREF Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, MSMC, CDCMC, UCMFI, Principal, WaMu and JHREF, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements in blank or naming the Trustee, on behalf of the Certificateholders and, in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan, as assignee. Notwithstanding the fact that the assignments shall be in blank or name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the CDCMC Loans shall be deemed to have been transferred from CDCMC to the Depositor, the UCMFI Loans shall be deemed to have been transferred from UCMFI to the Depositor, the Principal Loans shall be deemed to have been transferred from Principal to the Depositor, the WaMu Loans shall be deemed to have been transferred from WaMu to the Depositor, the JHREF Loans shall be deemed to have been transferred from JHREF to the Depositor and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

            With respect to the each Non-Trust-Serviced Pari Passu Loan, the related Mortgage File (exclusive, however, of the original Mortgage Note), together with certain other documents and records, and all unapplied Escrow Payments and Reserve Funds, in the possession of the Depositor or the Seller that relate to such Mortgage Loan has been delivered to the applicable Other Trustee in accordance with the applicable Intercreditor Agreement and the applicable Other Pooling and Servicing Agreement. Such documents and funds shall be held thereby on behalf of the Trustee and the holders of the related Non-Trust-Serviced Companion Loans; provided that, if the related Non-Trust-Serviced Companion Loans are paid in full while such Non-Trust-Serviced Pari Passu Loan is outstanding and the Mortgage File (exclusive of the Non-Trust-Serviced Companion Notes) is delivered, and to the extent applicable the documents therein are assigned, to the Trustee in accordance with the applicable Intercreditor Agreement, the Trustee shall accept and hold such documents in accordance with Section 2.2 below and shall, at the expense of the Depositor, arrange for the recordation and/or filing in all applicable governmental offices of any assignments thereto, the recordation or filing of which are necessary or appropriate to protect the interests of the Certificateholders in and to such Mortgage Loan.

            Section 2.2 Acceptance by Trustee

            The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests, (iii) the REMIC II Regular Interests and (iv) the assets of the Class EI Grantor Trust, in each case, in trust for the use and benefit of all present and future Certificateholders. To the extent that the contents of the Mortgage File for the President Plaza Mortgage Loan relate to the Serviced Companion Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the holder of such Serviced Companion Loan; provided, that if the President Plaza B Note remains outstanding following payment in full of the amounts due under the President Plaza Mortgage Loan, the Mortgage Loan documents relating to the President Plaza Mortgage Loan and such President Plaza B Note (exclusive of any related solely to the related A Note) shall be assigned to the holder of such President Plaza B Note or its designee.

            On the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicer, the Special Servicer and the Operating Adviser and, in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan, a certification (the "Initial Certification" and the "Final Certification," respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and
(ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (vi), (viii) and (xii) of the definition of Mortgage File required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement and any applicable Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to this Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed as required by the terms of this Agreement. Notwithstanding the foregoing, the delivery of an original or a copy of a binder, pro forma policy or title commitment certified by the title company in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File. The Trustee shall deliver to the Master Servicer, the Special Servicer, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

            Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the Master Servicer, the Special Servicer, the Operating Adviser, each Seller and, in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

            If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the Master Servicer, the Special Servicer, the Operating Adviser and the Paying Agent on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above, except, with respect to clause (iii) above, the Trustee shall continue to provide such updated schedule of exceptions annually after such date). The Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Sections 5.4(e) and 5.4(f). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the Master Servicer, the Special Servicer or the Operating Adviser that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(e).

            The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            Other than with respect to any original letters of credit relating to the Principal Loans and the JHREF Loans, which original letters of credit shall be held by Principal Global Investors, LLC and JHREF, respectively, the Master Servicer agrees to hold all of the original letters of credit, which are part of the Mortgage File, in trust for the benefit of the Trust Fund.

            With respect to each Pari Passu Loan, the Trustee, on behalf of the Trust, agrees to be bound by the terms and provisions of the related Intercreditor Agreement.

            Section 2.3 Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required (and including the expiration of any grace or cure period), has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect," and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is at the end of the initial 90 day period a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. Notwithstanding the foregoing, with respect to any Non-Trust-Serviced Pari Passu Loan, the Master Servicer and the Special Servicer shall not enforce the related Mortgage Loan Purchase Agreement if the Other Master Servicer or Other Special Servicer shall be entitled to, and shall be, enforcing such Mortgage Loan Purchase Agreement pursuant to the Other Pooling and Servicing Agreement on behalf of such Non-Trust-Serviced Pari Passu Loan and in such event any related Liquidation Fee shall be payable to the Other Special Servicer to the extent required by the Other Pooling and Servicing Agreement and no Liquidation Fee shall be payable hereunder. However, with respect to any Material Breach or Material Document Defect that relates solely to such Non-Trust-Serviced Pari Passu Loan and not to the remainder of its Loan Group, and which is not being enforced by the related Other Master Servicer or Other Special Servicer, the Master Servicer shall, and the Special Servicer may, proceed as otherwise described above or below with respect to the enforcement of the related Mortgage Loan Purchase Agreement, and the Special Servicer may receive a Liquidation Fee on the related Liquidation Proceeds to the extent otherwise permitted hereby. Any expenses incurred by the Master Servicer in connection with this Section 2.3(a) shall be considered a Servicing Advance.

            Notwithstanding anything herein to the contrary, any breach of the representation and warranty contained under the heading "Prepayment Premiums" in
Exhibit 2 to each Mortgage Loan Purchase Agreement with respect to any Mortgage Loan shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans at the time of origination, as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. In addition, if such Mortgage Loan is modified so that it becomes a Qualified Substitute Mortgage Loan, such breach shall be deemed cured and the related Seller will not be obligated to repurchase such Mortgage Loan or otherwise remedy such breach. The related Seller is required to pay for any expenses incurred by the Master Servicer or the Special Servicer in connection with such modification.

            If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller that is the subject of such Material Breach shall be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the two-year period commencing on the Closing Date, at the related Seller's option, replace, without recourse, such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within 90 days from the earlier of the date the related Seller discovered or was notified of the breach or defect.

            As to any Qualifying Substitute Mortgage Loan or Loans, the Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1 and the Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the Master Servicer and remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such other Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the Loan-to-Value Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the Loan-to-Value Ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)). The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to the Master Servicer: (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the applicable Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any other Mortgage Loan that is cross-collateralized and cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule IX hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage (or, with respect to any Non-Trust-Serviced Pari Passu Loan, a copy thereof), unless there is included in the Mortgage File (i) a copy of the Mortgage certified by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of Mortgage File (or, with respect to any Non-Trust-Serviced Pari Passu Loan, a copy thereof). If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian) or any other party hereto, the Trustee (or as set forth in Section 2.3(a), the Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            (b) If the related Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses
(i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that
(x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of this Agreement, while pursuing the repurchase claim. Each Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the related Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of this Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property (including for purposes of this Section 2.3(b), the Trust's beneficial interest in an applicable Mortgaged Property acquired with respect to a Non-Trust Serviced Pari Passu Loan), each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligation under this Section 2.3 with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the related Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the related Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The related Seller shall have five Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Special Servicer shall be obligated to provide the related Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable such Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the related Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the related Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related Seller shall be required to follow the procedures set forth in the related Mortgage Loan Purchase Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the related Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto; provided, further, that if the Seller is the prevailing party in such action, such costs, fees and expenses (including reasonable attorneys fees) shall be an Additional Trust Expense.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with (x) such liquidation or sale or any portion of the Work-Out Fee that accrues after the related Seller receives notice of a breach or defect until a final determination has been made, as set forth in the prior paragraph, as to whether the related Seller is or was obligated to repurchase such related Mortgage Loan or REO Property or (y) a repurchase by the Seller of a Non-Trust-Serviced Pari Passu Loan, where the repurchase obligation has been enforced by the Other Master Servicer or Other Special Servicer. Subject to the last two sentences of the first paragraph of Section 2.3(a), upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the related Seller is or was obligated to repurchase a Mortgage Loan, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO Property, with such Liquidation Fee payable by the related Seller or
(ii) with respect to a determination that the related Seller is not or was not obligated to repurchase a Mortgage Loan (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amounts to be paid from amounts in the Certificate Account.

            In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the Master Servicer of such event which notice shall be accompanied by an Officer's Certificate as to the calculation of such shortfall.

            If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it (including, without limitation, all documents delivered to the Trustee and the Master Servicer pursuant to the related Mortgage Loan Purchase Agreement), and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in an Escrow Account relating to the Mortgage Loan being repurchased or substituted for. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

            (d) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) MSMC, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the MSMC Loans, (ii) CDCMC, as Seller under Mortgage Loan Purchase Agreement II, will be providing remedies with respect to the CDCMC Loans, (iii) UCMFI, as Seller under Mortgage Loan Purchase Agreement III, will be providing remedies with respect to the UCMFI Loans, (iv) Principal, as Seller under Mortgage Loan Purchase Agreement IV, will be providing remedies with respect to the Principal Loans,
(v) WaMu, as Seller under Mortgage Loan Purchase Agreement V, will be providing the remedies with respect to the WaMu Loans and (vi) JHREF, as Seller under Mortgage Loan Purchase Agreement VI, will be providing remedies with respect to the JHREF Loans.

            (e) The Trustee shall enforce the provisions of this Section 2.3. Alternatively, the Trustee may, in its sole discretion, appoint a designee to enforce such provisions (which, with the Master Servicer's consent, may be the Master Servicer or which, with the Special Servicer's consent, may be the Special Servicer).

            Section 2.4 Representations and Warranties

            The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the Trustee (in its capacity as Trustee of the Trust), the Fiscal Agent, the Paying Agent and the holder of the Serviced Companion Loan as of the Closing Date that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

            (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

            (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

            Section 2.5 Conveyance of Interests

            Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of REMIC I in exchange for the REMIC I Interests, (ii) the assets of REMIC II in exchange for the REMIC II Interests, (iii) the assets of REMIC III in exchange for the REMIC III Certificates and (iv) the assets of the Class EI Grantor Trust in exchange for the Class EI Certificates.

            Section 2.6 Certain Matters Relating to Non-Trust-Serviced Pari Passu Loans

            (a) Notwithstanding anything to the contrary in this Agreement, with respect to each Mortgage Loan that is a Non-Trust-Serviced Pari Passu Loan, each of the document delivery requirements set forth herein will be satisfied by the delivery by the Seller of copies of each such document specified herein (other than the Mortgage Note (and all intervening endorsements) evidencing the Mortgage Loan, with respect to which the originals shall be required); provided, the document delivery requirements for the Assignment of Mortgage, any assignment of Assignment of Leases and any UCC-2 or UCC-3 financing statement set forth herein will be satisfied by the delivery by the Seller of copies of such documents made in favor of the Other Trustee pursuant to the Other Pooling and Servicing Agreement.

            (b) Promptly following the Closing Date, the Trustee shall send written notice (in the form of Exhibit BB attached hereto) (i) with respect to the Northbridge Retail Pari Passu Loan, to each of the LB-UBS 2004-C6 Master Servicer, the LB-UBS 2004-C6 Special Servicer and the LB-UBS 2004-C6 Trustee,
(ii) with respect to the Beverly Center Pari Passu Loan, to each of the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer, the CSFB 2004-C1 Trustee and the other holders of the Beverly Center Senior Loan and (iii) with respect to the World Apparel Center Pari Passu Loan, to each of the JPMorgan 2004-LN2 Master Servicer, the JPMorgan 2004-LN2 Special Servicer, the JPMorgan 2004-LN2 Trustee and the other holders of the World Apparel Center Companion Loans, each stating that, among other things, the Trustee is the holder of the related Pari Passu Loan as of the Closing Date.

                                  ARTICLE III

                                THE CERTIFICATES

            Section 3.1 The Certificates

            (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-24 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class EI, Class R-I, Class R-II and Class R-III Certificates each will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

            (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class EI Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

            Section 3.2 Registration

            The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            Section 3.3 Transfer and Exchange of Certificates

            (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

            (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Fiscal Agent, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

            (d) No transfer of a Non-Investment Grade Certificate or Residual Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code or any applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or materially similar provisions of applicable federal, state or local law or subject the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or, in the case of a Non-Investment Grade Certificate, unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) in the case of a Non-Investment Grade Certificate, that the purchase and holding of such Certificate or interest therein by such Person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor. No transfer of a Residual Certificate will be made to any Person that does not make the representation in clause (i) of the preceding sentence.

            (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, that it will not cause income with respect to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Tax Person and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Tax Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Tax Person.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder," by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                  (F) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
            Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (G) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Master Servicer, on behalf of the Paying Agent, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding the Ownership Interest in a Residual Certificate shall be responsible for the reasonable compensation of the Master Servicer and the Paying Agent for providing such information.

            The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

            (f) None of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

            (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

            (h) The Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

            (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

            Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates

            If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.5 Persons Deemed Owners

            Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser, the Fiscal Agent, the Paying Agent and any agents of the Master Servicer, the Special Servicer, the Paying Agent, the Trustee, the Fiscal Agent or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Operating Adviser or any agent of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

            Section 3.6 Access to List of Certificateholders' Names and
Addresses

            If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 3.7 Book-Entry Certificates

            (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

            (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

            (ii) the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
      Section 3.7 shall control with respect to each such Class; and

            (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

            (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F and Class G Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates initially sold to Institutional Accredited Investors shall be represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

            (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A IAI Global Certificate for such Class as described in Section 3.7(f).

            (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

            So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

            (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

            Section 3.8 Notices to Clearing Agency

            Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            Section 3.9 Definitive Certificates

            (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

            (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

            P&I Advances and Servicing Advances shall be made as provided herein by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee, and, if the Trustee does not make such Advances, by the Fiscal Agent, except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.1 P&I Advances by the Master Servicer

            (a) On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and the Master Servicer shall only make a P&I Advance in respect of each Mortgage Loan of such amount on the Master Servicer Remittance Date. It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such P&I Advance, if made, would be a Nonrecoverable Advance as determined by the Special Servicer in accordance with the Servicing Standard and the Special Servicer has notified the Master Servicer of such determination not later than 24 hours (and on a Business Day) prior to the date on which the Master Servicer would be required to make such P&I Advance in the absence of a recoverability determination. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Master Servicer, the Trustee, and the Fiscal Agent shall not advance default interest, Balloon Payments, Prepayment Premiums, any payments in respect of the Subordinate Notes or any Non-Trust-Serviced Companion Loan.

            (b) The Special Servicer shall not make any P&I Advances under this Agreement. If the Master Servicer fails to make a P&I Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee and the Paying Agent of such failure.

            (c) If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

            Section 4.1A P&I Advances with Respect to the Pari Passu Loans

            With respect to each Pari Passu Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such Pari Passu Loan that is a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance with respect to such Pari Passu Loan in accordance with Section 4.1 independently of any determination made by any Other Master Servicer under the related Other Pooling and Servicing Agreement in respect of the related Non-Trust-Serviced Companion Loan following its deposit into the commercial securitization trust created under such Other Pooling and Servicing Agreement, and the Other Master Servicer shall make its own determination that it has made a P&I Advance that is a Nonrecoverable Advance (as defined in such Other Pooling and Servicing Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (as defined in such Other Pooling and Servicing Agreement) with respect to such Non-Trust-Serviced Companion Loan included in such Loan Group in accordance with the Other Pooling and Servicing Agreement.

            If the Master Servicer determines that a proposed P&I Advance, if made, would be, or any outstanding P&I Advance previously made is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each applicable Other Master Servicer written notice of such determination within one Business Day of the date of such determination. If the Master Servicer receives written notice by any applicable Other Master Servicer that it has determined, with respect to a Non-Trust-Serviced Companion Loan, that any proposed P&I Advance would be, or any outstanding P&I Advance is, a Nonrecoverable Advance, then such determination shall be binding on the Certificateholders and none of the Master Servicer, the Trustee or the Fiscal Agent shall make any additional P&I Advances with respect to the related Pari Passu Loan unless the Master Servicer has consulted with such Other Master Servicer and they agree that circumstances with respect to such Loan Group have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.

            Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by the Other Master Servicer, none of the Master Servicer, the Trustee or the Fiscal Agent shall make any additional P&I Advances with respect to such Pari Passu Loan until the Master Servicer has followed the process set forth in this paragraph.

            Section 4.2 Servicing Advances

            The Master Servicer and, if the Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by the Master Servicer, and if the Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such Advance is required to be made) shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such advance would constitute a Nonrecoverable Advance, then such party shall promptly deliver notice of such determination to the Special Servicer and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Master Servicer, the Trustee or the Fiscal Agent, as applicable) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan. If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan, then the Special Servicer shall direct the Master Servicer, Trustee or the Fiscal Agent, as applicable, in writing to make such payment and such party shall make such payment from amounts in the Certificate Account. Such determination by the Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan. The Special Servicer shall not be required to make Servicing Advances under this Agreement, but may make such Servicing Advances at its option in which event the Master Servicer shall reimburse the Special Servicer within 30 days of receipt of a statement therefor. The Special Servicer shall notify the Master Servicer that a Servicing Advance is required in connection with a Specially Serviced Mortgage Loan or REO Property, and the Master Servicer shall make such Servicing Advance within five Business Days of receipt of such notice. Promptly after discovering that the Master Servicer has failed to make a Servicing Advance that the Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by the Master Servicer to make such Servicing Advance. The Master Servicer may make Servicing Advances in its own discretion if it determines that making such Servicing Advance is in the best interest of the Certificateholders, even if the Master Servicer or the Special Servicer has determined, in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            The applicable Other Master Servicer is obligated to make Servicing Advances pursuant to the related Other Pooling and Servicing Agreement with respect to any Non-Trust-Serviced Pari Passu Loan, and no party to this Agreement shall have any obligation, and shall be not entitled, to make any Servicing Advances with respect to a Non-Trust-Serviced Pari Passu Loan.

            Section 4.3 Advances by the Trustee and the Fiscal Agent

            (a) To the extent that the Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance (or with respect to a Loan Group, the related Other Master Servicer makes a nonrecoverability determination as described in Section 4.1A). To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will make such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance (or with respect to a Loan Group, the related Other Master Servicer makes a nonrecoverability determination as described in Section 4.1A). To the extent the Trustee or Fiscal Agent is required hereunder to make P&I Advances on the Mortgage Loans, it shall remit the amount thereof to the Paying Agent for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the Master Servicer has failed to make a P&I Advance.

            (b) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer or the Special Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Trustee determines that such advance would constitute a Nonrecoverable Advance, then the Trustee shall deliver notice of such determination to the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Trustee) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan. If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan, then the Special Servicer shall direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment from amounts in the Distribution Account.

            (c) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the Master Servicer (other than a Servicing Advance that the Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent shall make such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Fiscal Agent determines that such advance would constitute a Nonrecoverable Advance, then the Fiscal Agent shall deliver notice of such determination to the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Fiscal Agent) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan. If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, with respect to the Serviced Loan Group, to the holder of the Serviced Companion Loan, then the Special Servicer shall direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment from amounts in the Distribution Account.

            The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

            Section 4.4 Evidence of Nonrecoverability

            (a) If the Master Servicer or the Special Servicer determines at any time, in its sole discretion, exercised in accordance with the Servicing Standard, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer or the Special Servicer, the Paying Agent, the Operating Adviser, the Rating Agencies and the holder of the Serviced Companion Loan if the Advance relates to the Serviced Loan Group promptly upon making such determination, but in no event later than the Business Day following the date of such determination. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's or Special Servicer's possession, any related financial information such as related income and expense statements, rent rolls (with respect to mortgaged properties other than residential cooperative properties), occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer or the Special Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time, in its sole discretion, exercised in good faith, that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Operating Adviser and the holder of the Serviced Companion Loan if the Advance relates to the Serviced Loan Group similar to the Officer's Certificate of the Master Servicer or the Special Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the Master Servicer or the Special Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith business judgment and, with respect to the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. Absent bad faith, the Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and, in the case of the Serviced Companion Loan, the holder of such Serviced Companion Loan, as applicable, and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, such determination by the Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicer, the Trustee and the Fiscal Agent. Absent bad faith or breach of the servicing standard under the applicable Other Pooling and Servicing Agreement known to the Master Servicer, the Trustee or the Fiscal Agent, as applicable, the determination as to the nonrecoverability of any advance made with respect to any Non-Trust-Serviced Pari Passu Loan pursuant to such applicable Other Pooling and Servicing Agreement, shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Master Servicer. The Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverability determinations as if such Unliquidated Advance were a P&I Advance or Servicing Advance, as applicable.

            (b) With respect to each Non-Trust-Serviced Pari Passu Loan, each Other Master Servicer and Other Special Servicer shall be entitled to reimbursement for Pari Passu Loan Nonrecoverable Advances with respect to the Pari Passu Loans serviced by such Other Master Servicer or Other Special Servicer (with, in each case, any accrued and unpaid interest thereon provided for under the applicable Other Pooling and Servicing Agreement) in the manner set forth in Section 5.2(a) Subsection (I)(ii) and 5.2(a) Subsection (I)(iii).

            Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan

            Any unreimbursed Advance funded from the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan documents. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or a particular REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and Serviced Companion Loan) that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest incurred and unpaid with respect to such Mortgage Loan or Serviced Companion Loan arising on or after the Cut-off Date. The Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Late Fees and default interest that relates to the period commencing after the Servicing Transfer Event in respect of a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such Mortgage Loan exceed unreimbursed Advance Interest with respect to such Mortgage Loan arising on or after the Cut-off Date. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest payable with respect to such Specially Serviced Mortgage Loan to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan (other than the related Special Servicing Fees) and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation. Notwithstanding the foregoing, Late Fees and default interest received by the Master Servicer with respect to the A/B Mortgage Loan shall be allocable among the Master Servicer or Special Servicer, as the case may be, and the holder of the related B Note in accordance with the Intercreditor Agreement.

            Section 4.6 Reimbursement of Advances and Advance Interest

            (a) Advances made with respect to each Mortgage Loan, Serviced Companion Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, Serviced Companion Loan or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

            (b) To the extent that Advances have been made on the Mortgage Loans, the Serviced Companion Loan, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans, Serviced Companion Loan, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, Serviced Companion Loan, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (iii) the Master Servicer and Special Servicer for any Advances outstanding to the Master Servicer or the Special Servicer, as the case may be, with respect to any of such Mortgage Loans, Serviced Companion Loan, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Master Servicer or Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, as the case may be, from amounts on deposit in the Certificate Account (or sub-account thereof) or the Distribution Account pursuant to Section 5.2(a) or
Section 5.3(b)(ii), to the extent of amounts identified to be applied thereunder. The Master Servicer's, the Special Servicer's, the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances and interest thereon shall be prior to the rights of the Certificateholders (and, in the case of the Serviced Companion Loan, the holder thereof) to receive any amounts recovered with respect to such Mortgage Loans, Serviced Companion Loan or REO Mortgage Loans.

            (c) Advance Interest arising on or after the Cut-off Date and not previously paid with respect to any Mortgage Loan or Serviced Companion Loan will be paid to the Fiscal Agent, the Trustee, the Special Servicer and/or the Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected with respect to such Mortgage Loan or Serviced Companion Loan during the Collection Period, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest with respect to a Mortgage Loan or Serviced Companion Loan will be offset against the Advance Interest incurred and unpaid with respect to such Mortgage Loan or Serviced Companion Loan arising on or after the Cut-off Date). Subject to the related Intercreditor Agreement, Advance Interest on Servicing Advances payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of the Serviced Loan Group shall be allocated to the President Plaza B Note up to the Principal Balance thereof and then to the related A Note up to the principal balance thereof.

            (d) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall, subject to Section 4.4, reimburse the Special Servicer for such expenditures on the next succeeding Master Servicer Remittance Date, provided the Special Servicer has delivered, on or before the related Determination Date, an invoice and a report substantiating such expenses from the Special Servicer requesting such reimbursement. All such amounts paid by the Special Servicer and reimbursed by the Master Servicer shall be a Servicing Advance. In the event that the Master Servicer fails to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the Master Servicer does not make such payment, the Special Servicer shall notify the Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this
Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).

            Section 4.7 Fiscal Agent Termination Event

            "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

            (i) any failure by the Fiscal Agent to remit to the Paying Agent when due any required Advances; or

            (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of at least 60 days; or

            (iii) the Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

            (iv) the Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (v) the long-term unsecured debt of the Fiscal Agent is rated below "AA-" by Fitch, "Aa3" by Moody's or "AA-" by S&P (or "A+" if the Fiscal Agent's short term unsecured debt is rated at least "A-1" by S&P), unless such other rating shall be acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation; or

            (vi) with respect to the initial Fiscal Agent, LaSalle Bank National Association resigns or is removed pursuant to Section 7.6 hereof.

            Section 4.8 Procedure Upon Termination Event

            (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that the successor Fiscal Agent meets the eligibility requirements set forth in
Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

            (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Account.

            Section 4.9 Merger or Consolidation of Fiscal Agent

            Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, and (iv) the successor or surviving entity meets the eligibility requirements set forth in
Section 7.5.

            Section 4.10 Limitation on Liability of the Fiscal Agent and Others

            Neither the Fiscal Agent nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. If the Fiscal Agent nonetheless appears in, prosecutes or defends such legal action, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as a Servicing Advance as provided in this Agreement. The provisions of this
Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

            Section 4.11 Indemnification of Fiscal Agent

            The Fiscal Agent and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement or the Mortgage Loans other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Sellers, the Paying Agent, the Special Servicer, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.

                                   ARTICLE V

                           ADMINISTRATION OF THE TRUST

            Section 5.1 Collections

            (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, and the holder of the Serviced Companion Loan, as its interest may appear" (collectively, or individually, as the case may be the "Certificate Account"). The Master Servicer shall maintain the Certificate Account with respect to all of the Mortgage Loans. On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, and the holder of the Serviced Companion Loan, as its interest may appear" (collectively, or individually, as the case may be, the "Interest Reserve Account"). The Master Servicer shall maintain the Interest Reserve Account with respect to all of the Mortgage Loans.

            (b) On or prior to the date the Master Servicer shall first deposit funds in the Certificate Account or the Interest Reserve Account, as the case may be, the Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicer shall take such actions as are necessary to cause any depository institution holding the Certificate Account and the Interest Reserve Account to hold such accounts in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's (or its Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c) The Master Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from the applicable REO Account pursuant to
Section 9.14 and amounts received from the Primary Servicers or Sub-Servicers), other than amounts received by it in respect of interest and principal on the Mortgage Loans or the Serviced Companion Loan due on or before the Cut-Off Date which shall be remitted to the applicable Seller (provided that the Master Servicer (I) may retain amounts otherwise payable to the Master Servicer as provided in Section 5.2(a) rather than deposit them into the Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in Section 5.2(a)(iv) (unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in the Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv) (unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including
            Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans and the Serviced Companion Loan;

                  (B) Interest: all payments on account of interest on the
            Mortgage Loans and the Serviced Companion Loan (excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C) Liquidation Proceeds: all Liquidation Proceeds with
            respect to the Mortgage Loans and the Serviced Companion Loan;

                  (D) Insurance Proceeds: all Insurance Proceeds other than
            proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into the Escrow Account and not deposited in the Certificate Account;

                  (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into the Escrow Account and not deposited in the Certificate Account;

                  (F) REO Income: all REO Income received from the Special
            Servicer;

                  (G) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account and amounts required to be deposited by the Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Accounts;

                  (H) Advances: all P&I Advances unless made directly to the
            Distribution Account;

                  (I) Compensating Interest: all Compensating Interest received with respect to the Mortgage Loans; and

                  (J) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Account pursuant to this Agreement, including, but not limited to, Purchase Proceeds of any Mortgage Loans repurchased by a Seller or the maker of a representation and warranty with respect to any Mortgage Loan or substitution shortfall amounts (as described in the ninth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, any payments or recoveries in respect of Unliquidated Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loans pursuant to Section 5.2(a)(II) and, with respect to any Subordinate Note, all other amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Intercreditor Agreement.

            With respect to the Serviced Loan Group, the Master Servicer shall establish and maintain a sub-account of the Certificate Account for each Serviced Companion Loan (the "Serviced Companion Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Each Serviced Companion Loan Custodial Account shall be held in trust for the benefit of the holder of the Serviced Companion Loan and shall not be part of any REMIC Pool.

            Remittances from any REO Accounts to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

            (d) The Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate, as applicable (without regard to the provisos in the definition of Adjusted Mortgage Rate), on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

            (e) Funds in the Certificate Account (including the Serviced Companion Loan Custodial Accounts) and Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, and the holder of the Serviced Companion Loan, as its interest may appear." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account (and, to the extent that the loss is of an amount credited to the Serviced Companion Loan Custodial Account, deposit in such Serviced Companion Loan Custodial Account) or Interest Reserve Account, as the case may be, out of its own funds immediately as realized. The Master Servicer shall not be liable for any losses incurred in respect of any account which is not controlled by the Master Servicer or any losses with respect to a default on an Eligible Investment. If the Master Servicer deposits in or transfers to any Certificate Account, the Serviced Companion Loan Custodial Account or the Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Certificate Account, Serviced Companion Loan Custodial Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account, the Serviced Companion Loan Custodial Account and the Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

            (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). The Master Servicer shall not release any Escrow Amounts held for "earn-outs" or performance criteria listed on Schedule XI hereof, without the prior consent of the Operating Adviser, which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the Closing Date, the Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule VIII hereto, a brief statement as to the status of the work or project based on the most recent information provided by the related Mortgagor. Schedule VIII sets forth those Mortgage Loans as to which an upfront reserve was collected at the closing of such Mortgage Loan (and still exists) in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the Master Servicer and the Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

            (h) In the case of the Mortgage Loans set forth on Schedule XII, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, subject to Section 4.4, the Master Servicer shall, unless the Scheduled Payment is received before the end of the Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the Scheduled Payment or the Assumed Scheduled Payment, as applicable, and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period. With respect to any Non-Trust-Serviced Pari Passu Loan, any amounts timely received by the Master Servicer pursuant to the applicable Other Pooling and Servicing Agreement with respect to a Distribution Date shall be deemed to have been received by the Master Servicer in the related Collection Period for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount."

            Section 5.2 Application of Funds in the Certificate Account and Interest Reserve Account

            (a) Subsection (I). The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer prior to 2:00 p.m., New York City time, on the related Master Servicer Remittance Date, in immediately available funds to the account specified in this Section or otherwise (x) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account (and, insofar as they relate and, in accordance with the related Intercreditor Agreement, are allocable, to the Serviced Companion Loan, subject to the provisos following clause (xiii) below, from the Serviced Companion Loan Custodial Account) pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and
(ix) below; (y) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent, the Trustee and the Fiscal Agent from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account (and, insofar as they relate and, in accordance with the related Intercreditor Agreement, are allocable to the Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and (xiii) below; and
(z) to the Special Servicer from time to time of amounts payable to the Special Servicer from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account (and, insofar as they relate to the Serviced Companion Loan, subject to the provisos following clause (xiii) below, from the Serviced Companion Loan Custodial Account) pursuant to clauses
(i), (ii), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

            (i) Fees: the Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans and, to the extent provided in Section 8.10(b), Serviced Companion Loan which are not Specially Serviced Mortgage Loans, 100% of any Modification Fees relating to Mortgage Loans and Serviced Companion Loan which are not Specially Serviced Mortgage Loans (except with respect to the UCMFI Loans with respect to which the Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer) as provided in Section 8.18(b), 50% of any assumption fees relating to Mortgage Loans and Serviced Companion Loan, which are not Specially Serviced Mortgage Loans (or, with respect to the UCMFI Loans, 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan) as payable under Section 8.7(a) or 8.7(d), 100% of any extension fees payable under
      Section 8.10 or other fees payable to the Master Servicer hereunder; provided that any such fees described in (A) hereof shall be divided between the Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement and (B) to the Special Servicer, 50% of any assumption fees on Mortgage Loans and Serviced Companion Loan which are not Specially Serviced Mortgage Loans (or, with respect to the UCMFI Loans, 0% of such fees in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan) as provided in Sections 8.7(a) and 8.7(d), and, to the extent deposited into the Certificate Account, all assumption fees relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor (including cure payments in respect thereof by the holder of a related Companion Loan who is entitled to make such cure payments) and, to the extent provided in Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected);

            (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): (A) in the case of all Mortgage Loans and any Subordinate Note, subject to clause (B) below and subsection (iv) of
      Section 5.2(a)(II) below, to reimburse or pay to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Servicing Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan or Serviced Companion Loan from payments made by or on behalf of the related Mortgagor (including cure payments in respect thereof by the holder of a related Companion Loan who is entitled to make cure payments) of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account, including, if applicable, the Serviced Companion Loan Custodial Account; provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan or Serviced Companion Loan, will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan or Serviced Companion Loan, on or after the Cut-Off Date), to the payment of Advance Interest incurred on or after the Cut-Off Date and unpaid on all Advances on such Mortgage Loan or Serviced Companion Loan or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan or Serviced Companion Loan is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan, Serviced Companion Loan or REO Property from any funds on deposit in the Certificate Account, including, if applicable, the Serviced Companion Loan Custodial Account (regardless of whether such amount was recovered from the applicable Mortgage Loan, Serviced Companion Loan or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan-by-loan basis" to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan or Serviced Companion Loan arising on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account (notwithstanding anything herein to the contrary the Master Servicer shall reimburse itself or such other party pursuant to Section 4.4(b)) and (B) in the case of any Non-Trust-Serviced Pari Passu Loan and from any funds on deposit in the Certificate Account, to reimburse the applicable Other Master Servicer, the applicable Other Special Servicer, the applicable Other Trustee and the applicable Other Fiscal Agent for related Pari Passu Loan Nonrecoverable Advances and any accrued and unpaid interest thereon provided for under the related Other Pooling and Servicing Agreement;

            (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of the Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to the Master Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds allocable to the related Mortgage Loan and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period and allocable to such Mortgage Loan, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan on or after the Cut-Off Date) or (y) if after a Final Recovery Determination or determination in accordance with Section
      4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period allocable to such Mortgage Loan (applying such Late Fees and default interest on a "loan-by-loan basis," to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan incurred on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account;

            (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicer the Special Servicing Fee and the Work-Out Fee and to pay to the Primary Servicers (or the Master Servicer) the Primary Servicing Fees and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

            (v) Trustee Fee and Paying Agent Fee: to pay to the Distribution Account for withdrawal by the Paying Agent, the Paying Agent Fee and the Trustee Fee;

            (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses at the time set forth herein or in the definition thereof, the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

            (vii) Liquidation Fees: to pay to the Special Servicer from the Certificate Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

            (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the Certificate Account (including the Serviced Companion Loan Custodial Account);

            (ix) Prepayment Interest Excesses: to pay to the Master Servicer the aggregate Prepayment Interest Excesses relating to the Mortgage Loans which are not Specially Serviced Mortgage Loans, to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans; and to pay to the Master Servicer the aggregate Prepayment Interest Excesses relating to the Specially Serviced Mortgage Loans, which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Specially Serviced Mortgage Loans;

            (x) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

            (xi) Distribution Account: other than amounts held for payment in future periods or pursuant to clause (xii) below, to make payment on the Master Servicer Remittance Date of the remaining amounts in the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account (excluding Excess Interest and Excess Liquidation Proceeds) into the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account);

            (xii) Reserve Account: to make payment on the Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

            (xiii) Clear and Terminate: to clear and terminate the Certificate Account pursuant to Section 8.29;

            provided, however, that with respect to the Serviced Companion Loan:

                  (A) the Master Servicer shall be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i) (other than with respect to the Master Servicing Fee), (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to the Serviced Loan Group and is allocable to the Serviced Companion Loan pursuant to the related Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts transferred to such Serviced Companion Loan Custodial Account in error and amounts necessary for the clearing and termination of the Certificate Account pursuant to
            Section 8.29;

                  (B) the Master Servicer shall be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of the related A Note is expressly entitled under the related Intercreditor Agreement (including, without limitation, the related A Note's allocable share of payments in respect of interest, principal and Prepayment Premiums and reimbursement of expenses, advances and interest thereon) it being understood that to the extent expenses, including advances and interest thereon, on the Serviced Loan Group are allocable to the related B Note pursuant to the related Intercreditor Agreement, withdrawals shall be made from the portion of such Serviced Companion Loan Custodial Account that relates to such B Note to pay such expenses, including Advances and interest thereon, with respect to the related A Note, prior to such withdrawals being made from the Certificate Account; and

                  (C) the Master Servicer shall on the Master Servicer
            Remittance Date remit to the holder of the Serviced Companion Loan all amounts on deposit in such Serviced Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of such Serviced Companion Loan is entitled thereto under the related Intercreditor Agreement.

            No decision by the Master Servicer or the Trustee under either this
Section 5.2(a) or subsection (iv) of Section 5.2(a)(II), to defer the reimbursement of Advances and/or Advance Interest shall be construed as an agreement by the Master Servicer to subordinate (in respect of realizing losses), to any Class of Certificates, such party's right to such reimbursement during such period of deferral.

            Expenses incurred with respect to the Serviced Loan Group shall be allocated in accordance with the related Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for the President Plaza Mortgage Loan and Serviced Companion Loan for the purpose of justifying any withdrawal or transfer from the Certificate Account and the Serviced Companion Loan Custodial Account. If funds collected with respect to the President Plaza Mortgage Loan are insufficient to pay amounts due to the holders thereof pursuant hereto, then the Master Servicer shall, to the extent permitted by the related Intercreditor Agreement, be entitled to withdraw the amount of such shortfall from collections on, and other proceeds of, the related B Note that are held in the Serviced Companion Loan Custodial Account. The Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account with respect to any liabilities, costs and expenses that are allocable to the Serviced Companion Loan unless there are no remaining funds in the Serviced Companion Loan Custodial Account available, which are required to be paid in accordance with the related Intercreditor Agreement. If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to the President Plaza B Note, but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the Serviced Companion Loan Custodial Account, insofar as it relates to such B Note, and is permitted pursuant to the related Intercreditor Agreement), the Master Servicer shall, if funds on deposit in the Serviced Companion Loan Custodial Account are insufficient therefor, request the holder of such B Note to make such payment or reimbursement to the extent the holder of such B Note is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If the holder of the President Plaza B Note fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, the Master Servicer shall be entitled to make such payment or reimbursement from the Certificate Account. If such payment or reimbursement is subsequently recovered from the holder of such B Note to the extent that any amounts were previously taken by the Master Servicer from the Certificate Account, the amount recovered shall be deposited into the Certificate Account and shall not be deposited into the Serviced Companion Loan Custodial Account.

            Subsection (II). The provisions of this subsection II of this
Section 5.2(a) shall apply notwithstanding any contrary provision of subsection
(I) of this Section 5.2(a):

            (i) Identification of Workout-Delayed Reimbursement Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan, such Advance, together with such Advance Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            (ii) General Relationship of Provisions: Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 5.2(a)(I) above. Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee or the Fiscal Agent to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances at its sole option. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of the Master Servicer's (or, if applicable, the Trustee's or the Fiscal Agent's) exercise of its sole option authorized by subsection (iv) below.

            (iii) Reimbursements of Workout-Delayed Reimbursement Amounts: The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, shall be entitled to reimbursement and payment for all Workout-Delayed Reimbursement Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amounts in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such amounts in the Certificate Account allocable to principal in accordance with Section 5.2(a)(II)(iv) below. As and to the extent provided in clause (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from amounts in the Certificate Account allocable to principal pursuant to the preceding sentence.

            (iv) Reimbursement of Nonrecoverable Advances; Sole Option to Abstain from Reimbursements of Certain Nonrecoverable Advances: To the extent that Section 5.2(a)(I) otherwise entitles the Master Servicer, Special Servicer, Trustee or Fiscal Agent to reimbursement for any Nonrecoverable Advance (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage
      Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate principal collections and recoveries on the Mortgage Loans for such Collection Period contemplated by clause
      (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from principal collections on the Mortgage Loans, as described by clause
      (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, and
      (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal collections and recoveries on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the Master Servicer (and the Special Servicer, the Trustee or the Fiscal Agent, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon), provided that the aggregate amount that is the subject of the exercise of such option with respect to all Nonrecoverable Advances (and Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). If the Master Servicer (or the Special Servicer, the Trustee or the Fiscal Agent, as applicable) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance Interest thereon), then such Nonrecoverable Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period to the same extent as set forth under subsection (I) above construed without regard to this subsection (II). In connection with a potential election by the Master Servicer, Special Servicer, Trustee or Fiscal Agent to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the Master Servicer (or the Special Servicer, the Trustee or the Fiscal Agent, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period.

            None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection
(II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection
(II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

            Any election by the Master Servicer (or the Special Servicer, the Trustee or the Fiscal Agent, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Special Servicer, the Trustee or the Fiscal Agent, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer (or the Special Servicer, the Trustee or the Fiscal Agent, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon). Any election by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any holder of a Subordinate Note for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.

            To the extent that amounts in the Certificate Account allocable to principal are not sufficient to fully reimburse any Nonrecoverable Advance (with interest thereon) in any Collection Period and the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, does not intend to exercise its sole option to defer the reimbursement of such amounts to a subsequent Collection Period, then, except in circumstances that are extraordinary in the sole discretion of such Person, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, shall deliver notice of such circumstances to each Rating Agency (along with a copy to each other party) not less than 21 days prior to any reimbursement of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans.

            (v) Reimbursement Rights of the Master Servicer, Special Servicer, Trustee and Fiscal Agent Are Senior: Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement for Advances plus Advance Interest (whether those that constitute Workout-Delayed Reimbursement Amounts, those that have been the subject of the Master Servicer's election authorized in subsection (iv) or otherwise).

            Notwithstanding anything to the contrary contained herein, expenses and fees incurred or payable with respect to a Non-Trust-Serviced Pari Passu Loan shall be allocated without duplication and in accordance with the related Intercreditor Agreement. The applicable Other Master Servicer is entitled, with respect to the related Non-Trust-Serviced Pari Passu Loan, to make certain payments or receive reimbursements as described in the applicable Other Pooling and Servicing Agreement and in accordance with the related Intercreditor Agreement. Under the applicable Other Pooling and Servicing Agreement, if such payment or reimbursement is allowed or required, but there are insufficient funds, the related Other Master Servicer or Other Special Servicer can request that the Master Servicer make such payment or reimbursement for its pro rata portion of the amounts to be paid on the related Non-Trust-Serviced Pari Passu Loan out of the Certificate Account. The Master Servicer shall promptly pay any such amounts so requested to be paid, notwithstanding anything to the contrary contained herein.

            Furthermore, notwithstanding anything to the contrary in the Agreement, no servicing compensation of any nature will be allocated to the President Plaza B Note, or payable by the holder of the President Plaza B Note, except for Special Servicing Fees following an event of default under the related Mortgage Loan documents and for so long as the related Serviced Loan Group is a Specially Serviced Loan, Liquidation Fees and/or Workout Fees, in each case in accordance with and subject to the terms of the related Intercreditor Agreement.

            (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to the Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate; provided, however, that as to (i) the Mortgage Loans set forth on
Schedule XII, for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, sums received by the Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by the Master Servicer to reimburse any related P&I Advance made pursuant to Section 5.1(h), and the Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any such Scheduled Payments (including any Balloon Payments) received after the end of such Collection Period but no later than the first Business Day immediately preceding the Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XII, and (ii) the Mortgage Loans set forth on Schedule XIII, for which a voluntary Principal Prepayment is permitted on any day of the month without the payment of a full month's interest, the Master Servicer with respect to such Principal Prepayment shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the first Business Day immediately preceding the Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XIII. In connection with the deposit of any Scheduled Payments and Principal Prepayments to the Distribution Account in accordance with the immediately preceding sentence, the Master Servicer shall promptly notify the Paying Agent and the Paying Agent shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the Master Servicer nor the Paying Agent nor the Trustee shall be liable or held responsible for any resulting delay or failure or any claims or costs incurred in the making of such distribution to Certificateholders. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.

            (c) On each Master Servicer Remittance Date in March of every year commencing in March 2005, the Master Servicer shall withdraw all related amounts then in the Interest Reserve Account and deposit such amounts into the Distribution Account.

            (d) Except as set forth below all amounts collected by the Primary Servicer during a collection period with respect to the A/B Mortgage Loan (it being acknowledge that the only A/B Mortgage Loan is the President Plaza Mortgage Loan and the President Plaza B Note), which are payable to the holder of the applicable B Note pursuant to the provisions of the applicable Intercreditor Agreement, shall be paid by the Primary Servicer to such B Note holder no later than three Business Days after collection of such funds. In the event that the Primary Servicer determines (in its sole discretion) that in order to confirm the amount to be disbursed to a B Note holder pursuant to the provisions of the applicable Intercreditor Agreement, the Primary Servicer requires information from the Master Servicer, the Primary Servicer shall have the right, within three Business Days after collection of the funds at issue, to deliver to the Master Servicer a written request for such information. The Master Servicer shall provide the information requested, to the extent that such information is in the possession of the Master Servicer or involves a calculation to be made by the Master Servicer on the basis of information in the possession of the Master Servicer, no later than three Business Days after the Master Servicer receives the Primary Servicer's written request, and the Primary Servicer shall make the disbursement at issue to the B Note holder no later than three Business Days after it receives the information from the Master Servicer needed to confirm the disbursement at issue.

            In the event that the Master Servicer determines (in its sole discretion) that it is necessary or desirable to direct the Primary Servicer as to how to allocate amounts collected for an A/B Mortgage Loan between the holders of the related A Note and B Note, the Master Servicer shall have the right, no later than the end of the second Business Day after each of the Loan's scheduled monthly payment dates, to deliver a written direction notice to the Primary Servicer. The Primary Servicer shall comply with the Master Servicer's directions, absent a disagreement (which shall be promptly communicated in writing to the Master Servicer) and addressed by the Master Servicer and the Primary Servicer within the time frames set forth in the paragraph above.

            If there is any disagreement between the Master Servicer and the Primary Servicer with respect to the allocation of funds on the A/B Mortgage Loan, then the Master Servicer and the Primary Servicer shall consult with each other in good faith but the determination of the Master Servicer shall control and no consultation needs to extend in duration beyond the date reasonably necessary for allocations, remittances and reporting to be timely made to the holders of the A Note and B Note.

            In the event that collection responsibilities for an A/B Mortgage Loan are transferred from the Primary Servicer to the Master Servicer or Special Servicer pursuant to the applicable provisions of the Primary Servicing Agreement and Pooling and Servicing Agreement, all amounts collected by the Master Servicer or the Special Servicer, as applicable, during a Collection Period with respect to such A/B Mortgage Loan, which are payable to the holder of the applicable B Note pursuant to the provisions of the related Intercreditor Agreement, shall be remitted by the Master Servicer, to such B Note holder no later than three Business Days after the collection of such funds (except that if the related Mortgaged Property has become an REO Property, then the funds on deposit in the related REO Account related to such REO Property shall be remitted to the Master Servicer by the Special Servicer as and to the extent otherwise provided in Section 9.14(b) and then, to the extent remittable to the holder of the applicable B Note, shall be so remitted on the next succeeding Master Servicer Remittance Date), notwithstanding any provision of the applicable Intercreditor Agreement which may provide the Servicer with a longer period of time to remit such collected funds to the B Note holder.

            Notwithstanding Section 8.4, the Master Servicer shall not have liability for the actions of the Primary Servicer under the preceding paragraphs relating to allocations and remittances to the B Note holder of the A/B Mortgage Loan.

            Section 5.3 Distribution Account, Excess Interest Sub-account and Reserve Account

            (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), which shall include a certain sub-account (the "Excess Interest Sub-account") to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo Bank, National Association, as Paying Agent on behalf of LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo Bank, National Association, as Paying Agent on behalf of LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Reserve Account shall not be invested. The Distribution Account and the Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement. The Excess Interest Sub-account and the Reserve Account shall be deemed sub-accounts of the Distribution Account.

            Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Paying Agent to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and the holder of the Serviced Companion Loan as their interests may appear." None of the Depositor, the Mortgagors, the Special Servicer, the Master Servicer, the Primary Servicers, the Trustee or the Fiscal Agent shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, notwithstanding any provision herein to the contrary.

            (b) Except as set forth in the next succeeding sentences, the Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received, all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer, the Trustee and the Fiscal Agent, other than Excess Liquidation Proceeds, into the Distribution Account and all Excess Liquidation Proceeds into the Reserve Account. The Paying Agent shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. Subject to Section 5.1(h), on any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2005, related amounts held in the Interest Reserve Account. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

            (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any amounts payable to the Master Servicer, the Primary Servicers, the Special Servicer, the Trustee (including the Trustee's Fee (other than the portion thereof that constitutes the Paying Agent's Fee)), the Fiscal Agent and the Paying Agent (including the Paying Agent Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

            (iii) to make distributions to the Certificateholders pursuant to Sections 6.5 and 6.11; and

            (iv) to clear and terminate the Distribution Account pursuant to
      Section 10.2.

            Section 5.4 Paying Agent Reports

            (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Paying Agent by the Master Servicer (no later than 2:00 p.m., New York City time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at "www.ctslink.com/cmbs" (the "Paying Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iv) the Monthly Additional Report on Recoveries and Reimbursements, (v) a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report and an CMSA Loan Level Reserve/LOC Report, each containing substantially the information contemplated in the definition of Unrestricted Servicer Reports and (vi) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in September 2004). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder and any prospective Certificateholder or Certificate Owner, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agent, the holder of the Serviced Companion Loan and any Certificate Owner upon receipt (which may be in electronic form) from such Person of an Investor Certificate in the form of Exhibit Y, and any other Person upon the direction of the Depositor, any Placement Agent or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 301-815-6600.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of the Master Servicer, the Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

            (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or holder of the Serviced Companion Loan, solely with respect to the Serviced Loan Group) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or holder of the Serviced Companion Loan) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or holder of the Serviced Companion Loan, solely with respect to the Serviced Loan Group) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or holder of the Serviced Companion Loan, solely with respect to the Serviced Loan Group) for the Paying Agent's actual expenses incurred in providing such reports and access.

            (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

            (d) Reserved.

            (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Primary Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, the holder of the Serviced Companion Loan (solely with respect to the Serviced Loan Group), prospective Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

            (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Operating Adviser, the holder of the Serviced Companion Loan (solely with respect to the Serviced Loan Group), the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, any Placement Agent, the Underwriters, each Rating Agency, the Special Servicer, the Depositor and the holder of the Serviced Companion Loan (solely with respect to the Serviced Loan Group), originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent, and (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

            Section 5.5 Paying Agent Tax Reports

            The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class EI Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, as applicable. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Department of Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and
(ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Master Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool and the Class EI Grantor Trust as the Paying Agent may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Property in order for the Master Servicer to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

            Section 6.1 Distributions Generally

            Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent and the Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer, the Primary Servicers and the Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.

            Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

            Section 6.2 REMIC I

            On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

            (ii) from the portion of the Available Distribution Amount, attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds with respect to each Mortgage Loan or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders, at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining with respect to each Mortgage Loan or related REO Property, to the extent of the Trust's interest therein.

            Section 6.3 REMIC II

            (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, amounts distributable to any Class of Principal Balance Certificates pursuant to Section 6.5 or Section 10.1 to its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided that interest shall be deemed to have been distributed pro rata among two or more Corresponding REMIC II Regular Interests that correspond to a Class of Principal Balance Certificates; and provided, further, that distributions of principal:

            (i) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-2-1; second, to REMIC II Regular Interest A-2-2; and third to REMIC II Regular Interest A-2-3; in each case, until their respective Certificate Balances are reduced to zero;

            (ii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-3-1; second, to REMIC II Regular Interest A-3-2; third, to REMIC II Regular Interest A-3-3; fourth, to REMIC II Regular Interest A-3-4; fifth, to REMIC II Regular Interest A-3-5; and sixth, to REMIC II Regular Interest A-3-6; in each case, until their respective Certificate Balances are reduced to zero;

            (iii) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-4-1; second, to REMIC II Regular Interest A-4-2; third, to REMIC II Regular Interest A-4-3; and fourth, to REMIC II Regular Interest A-4-4; in each case, until their respective Certificate Balances are reduced to zero;

            (iv) with respect to the Class A-5 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-5-1; second, to REMIC II Regular Interest A-5-2; third, to REMIC II Regular Interest A-5-3; and fourth, to REMIC II Regular Interest A-5-4; in each case, until their respective Certificate Balances are reduced to zero;

            (v) with respect to the Class C Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest C-1; second, to REMIC II Regular Interest C-2; third, to the REMIC II Regular Interest C-3; fourth, to the REMIC II Regular Interest C-4; fifth, to the REMIC II Regular Interest C-5; and sixth, to the REMIC II Regular Interest C-6; in each case, until their respective Certificate Balances are reduced to zero;

            (vi) with respect to the Class D Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest D-1; and second, to REMIC II Regular Interest D-2; in each case, until their respective Certificate Balances are reduced to zero;

            (vii) with respect to the Class E Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest E-1; second, to REMIC II Regular Interest E-2; and third, to REMIC II Regular Interest E-3; in each case, until their respective Certificate Balances are reduced to zero;

            (viii)with respect to the Class G Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest G-1; and second, to REMIC II Regular Interest G-2; in each case, until their respective Certificate Balances are reduced to zero;

            (ix) with respect to the Class H Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest H-1; and second, to REMIC II Regular Interest H-2; in each case, until their respective Certificate Balances are reduced to zero; and

            (x) with respect to the Class J Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest J-1; and second, to REMIC II Regular Interest J-2; in each case, until their respective Certificate Balances are reduced to zero.

All distributions made in respect of the Class X-1 and Class X-2 Certificates on each Distribution Date pursuant to Section 6.5 or Section 10.1, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 6.5(a), shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such Component's Corresponding REMIC II Regular Interest. All distributions of reimbursements of Realized Losses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 6.5 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses shall be made in reverse sequential order and priority as such as Realized Losses were previously allocated to a particular Component of such Class of Certificates. Any amounts remaining in the Distribution Account with respect to REMIC II on any Distribution Date after the foregoing distributions shall be distributed to the holders of the Class R-II Certificates.

            Section 6.4 Reserved

            Section 6.5 REMIC III

            (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b) and the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) in the following amounts and order of priority:

            (i) to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class X-1 Certificates and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class,

            (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

            (iii) upon payment in full of the Certificate Balance of the Class A-1 Certificates, to the Holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A-1 Certificates hereunder) until the Certificate Balance of the Class A-2 Certificates has been reduced to zero,

            (iv) upon payment in full of the Certificate Balance of the Class A-2 Certificates, to the Holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A-1 and Class A-2 Certificates hereunder) until the Certificate Balance of the Class A-3 Certificates has been reduced to zero,

            (v) upon payment in full of the Certificate Balance of the Class A-3 Certificates, to the Holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A-1, Class A-2 and Class A-3 Certificates hereunder) until the Certificate Balance of the Class A-4 Certificates has been reduced to zero,

            (vi) upon payment in full of the Certificate Balance of the Class A-4 Certificates, to the Holders of the Class A-5 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A-1, Class A-2, Class A-3 and Class A-4 Certificates hereunder) until the Certificate Balance of the Class A-5 Certificates has been reduced to zero,

            (vii) to the Holders of the Class A Certificates, Class X-1 Certificates and Class X-2 Certificates, pro rata (treating principal and interest losses separately) in proportion to their respective entitlements to reimbursement described in this clause, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (viii) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date,

            (ix) upon payment in full of the Certificate Balance of the Class A Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A Certificates hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero,

            (x) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xi) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date,

            (xii) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A and Class B Certificates hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero,

            (xiii) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xiv) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date,

            (xv) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B and Class C Certificates hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero,

            (xvi) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xvii) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date

            (xviii) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C and Class D Certificates hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero,

            (xix) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xx) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxi) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D and Class E Certificates hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero,

            (xxii) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxiii) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxiv) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E and Class F Certificates hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero,

            (xxv) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxvi) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxvii) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E, Class F and Class H Certificates hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero,

            (xxviii) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxix) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxx) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero,

            (xxxi) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            ( xxxii) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxiii) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero,

            (xxxiv) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxv) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxvi) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero,

            (xxxvii) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxviii) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxix) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero,

            (xl) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xli) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date,

            (xlii) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero,

            (xliii) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xliv) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date,

            (xlv) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero,

            (xlvi) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, and

            (xlvii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC III Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC III Regular Certificates, any amounts remaining on deposit in the Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed,

      o first, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates and Class A-5 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and,

      o second, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates and Class A-5 Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate.

            Such distribution of the Principal Distribution Amount to the Holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, respectively, shall be deemed to be made to REMIC II Regular Interests A-2-1, A-2-2 and A-2-3, REMIC II Regular Interests A-3-1, A-3-2, A-3-3, A-3-4, A-3-5 and A-3-6, REMIC II Regular Interests A-4-1, A-4-2, A-4-3 and A-4-4 and REMIC II Regular Interests A-5-1, A-5-2, A-5-3 and A-5-4, respectively, in the same order and priority as the distributions described in Section 6.3(a).

            (b) On each Distribution Date, following the above-described distributions on the Principal Balance Certificates and the Class X-1 Certificates and Class X-2 Certificates, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

            (i) first, from amounts in the Reserve Account with respect to all Mortgage Loans, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; and

            (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer Compensation.

            Amounts reimbursed pursuant to Section 6.5(b)(i) shall be deemed to be applied to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests and the REMIC I Regular Interests in the reverse sequential order and priority as such Realized Losses were applied thereto.

            (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall distribute such Excess Interest on such Distribution Date to the Class EI Certificates.

            Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability

            (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

            (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

            (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interest; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss; and

            (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances or Notional Amounts after making all other allocations for such Distribution Date.

            (b) In the event that the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent determines that an Advance previously made by it (whether such Advance (together with Advance Interest thereon) was in respect of principal or interest on the related Mortgage Loan or a Servicing Advance) is a Nonrecoverable Advance and the Master Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to
Section 4.6 or if the Master Servicer determines any Unliquidated Advance has become a Nonrecoverable Advance), the Master Servicer (after consultation with the Special Servicer) shall compute the Realized Loss with respect to such Mortgage Loan (and the Paying Agent shall allocate the Realized Loss) as follows:

            (i) the amount withdrawn from the Certificate Account shall be treated as Realized Principal Losses up to the amount of the aggregate amount in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount, and shall be allocated to the Corresponding REMIC I Regular Interest in accordance with Section 6.6(a)(i) (and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests in accordance with Section 6.6(a)(iii)), and such withdrawal shall reduce the principal paid on each such REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

            (ii) if the amount that the Master Servicer withdraws from the Certificate Account as referenced in clause (b)(i) above exceeds such amounts allocable to principal for such Collection Period, then such additional amounts shall constitute Unpaid Interest, and shall be allocated to the REMIC I Regular Interests on a pro rata basis based upon the amount of accrued and unpaid interest thereon.

            (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances and Realized Losses were computed and allocated pursuant to clauses (a) and (b) above, and amounts are recovered:

            (i) the portion of the amount of collections recovered on the Mortgage Loan that is identified and applied by the Master Servicer as recoveries of principal shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest up to an amount equal to the Realized Principal Losses previously allocated thereto as a result of the reimbursement of Nonrecoverable Advances or Advance Interest (and the Principal Balance of the Mortgage Loan and the related Certificate Balance of the Corresponding REMIC I Regular Interest shall be correspondingly increased), and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions; and

            (ii) the portion of the amount recovered on the Mortgage Loan that is identified and applied by the Master Servicer as recoveries of interest shall be applied to make payments of Unpaid Interest on the REMIC I Regular Interests with respect to which Unpaid Interest was allocated pursuant to Section 6.6(b)(ii).

            (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC II Regular Interests in the amounts and in the manner as will be allocated to the Corresponding Certificates relating thereto pursuant to
Section 6.6(f)); provided, however, that Realized Losses and Expense Losses allocated to REMIC II Regular Interests shall be allocated among the Corresponding Components sequentially in alphabetical and numerical order. Realized Interest Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3, REMIC II Regular Interest A-3-4, REMIC II Regular Interest A-3-5, REMIC II Regular Interest A-3-6, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3, REMIC II Regular Interest A-4-4, REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2, REMIC II Regular Interest A-5-3, REMIC II Regular Interest A-5-4, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3, REMIC II Regular Interest C-4, REMIC II Regular Interest C-5, REMIC II Regular Interest C-6, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest O, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2 Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

            (e) Reserved.

            (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC III Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 and, in the case of interest, Class X-1 and Class X-2 Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided that Realized Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Regular Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

            Section 6.7 Net Aggregate Prepayment Interest Shortfalls

            On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the Mortgage Loans in REMIC I shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any such Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Certificates shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date. No Prepayment Interest Shortfalls with respect to the Serviced Companion Loan shall be allocated to any Class of Certificates.

            Section 6.8 Adjustment of Servicing Fees

            The Master Servicing Fee payable to the Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

            Section 6.9 Appraisal Reductions

            Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan or Serviced Loan Group if the Principal Balance of such Mortgage Loan exceeds $2,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards (which internal valuation shall ascribe a value for any residential cooperative property based on the value of such property as if operated as a residential cooperative) or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan or Serviced Loan Group becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property or prepare an internal valuation after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal or internal valuation will be obtained or prepared, as the case may be, no later than 60 days after receipt of such notice. With respect to each Mortgage Loan or Serviced Loan Group that is cross-collateralized with any other Mortgage Loan or Serviced Loan Group, the Appraisal or internal valuation need only be performed with respect to Mortgaged Properties that constitute the principal security for the individual Mortgage Loan or Serviced Loan Group to which an Appraisal Event occurs, and not with respect to all of the Mortgaged Properties that constitute security for the individual Mortgage Loan or Serviced Loan Group in the cross-collateralized group. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.62 and shall be updated at least annually from the date of such Appraisal or valuation, as applicable, to the extent such Mortgage Loan or Serviced Loan Group remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan or Serviced Loan Group or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to
Section 4.4 hereof, advanced by the Master Servicer at the request of the Special Servicer pursuant to Section 4.6 in which event it shall be treated as a Servicing Advance. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall recalculate the Appraisal Reduction for any Mortgage Loan or Serviced Loan Group based on the original Appraisal or updated Appraisals or internal valuations provided from time to time to it by the Special Servicer and report such amount to the Trustee. Notwithstanding the foregoing, the terms of this Section 6.9 shall not be applicable to any Non-Trust-Serviced Pari Passu Loan if the related Other Special Servicer shall have performed such obligations with respect to such Mortgage Loan or Non-Trust-Serviced Loan Group pursuant to the terms of the applicable Other Pooling and Servicing Agreement. The Special Servicer shall provide notice of any Appraisal Event with respect to a Mortgage Loan or Serviced Loan Group to the Master Servicer, the holder of the Serviced Companion Loan and the Operating Adviser on the day of determination of such Appraisal Event.

            To the extent that any provision hereof refers to Appraisal Reductions allocated to any Mortgage Loan or Serviced Loan Group, or any Class of Certificates, the Appraisal Reductions that have been allocated to such Mortgage Loan or Serviced Loan Group or Class of Certificates shall be determined as follows: Appraisal Reductions allocated to the Serviced Loan Group shall first be allocated to the Principal Balance of the related B Note until its Principal Balance is reduced to zero, then to the related A Note; provided, however, that in no event shall Appraisal Reductions be applied to reduce the Principal Balance for purposes of making distributions on the related B Note. Appraisal Reductions allocated to any Mortgage Loan (including any A Note) shall be allocated to the Certificate Principal Balance of the related Classes of Principal Balance Certificates in the order of their subordination, i.e., in Reverse Sequential Order.

            Section 6.10 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code, giving effect to all applicable exemptions from withholding as to which the recipient has furnished the applicable and effective certification or other documentation. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

            Section 6.11 Prepayment Premiums and Yield Maintenance Charges

            Any Prepayment Premiums or Yield Maintenance Charges collected with respect to a Mortgage Loan (but not the Serviced Companion Loan, which Prepayment Premium or Yield Maintenance Charge is allocable among the holder of the Serviced Companion Loan and the Trust Fund, as holder of the related A Note in accordance with the related Intercreditor Agreement) during any particular Collection Period will be distributed by the Paying Agent on the Classes of Certificates as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan; and (ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal).

            Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Principal Balance Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates and (c) the amount of Prepayment Premiums or Yield Maintenance Charges in respect of such principal prepayment during the related Collection Period. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in August 2007, 88.00% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates and 12.00% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in August 2007, any portion of such Prepayment Premium or Yield Maintenance Charge collected during the related Collection Period that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates.

                                  ARTICLE VII

 CERTAIN MATTERS CONCERNING THE TRUSTEE, the fiscal agent AND THE PAYING AGENT

            Section 7.1 Duties of the Trustee, the Fiscal Agent and the Paying Agent

            (a) The Trustee, the Fiscal Agent and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee, the Fiscal Agent or the Paying Agent. Any permissive right of the Trustee, the Fiscal Agent or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee, the Fiscal Agent or the Paying Agent. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Trustee, the Fiscal Agent or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

            (c) None of the Trustee, the Fiscal Agent or the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

            (i) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

            (ii) no provision of this Agreement shall require either the Trustee, the Fiscal Agent or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (iii) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

            (v) none of the Trustee, the Fiscal Agent or the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, Fiscal Agent or Paying Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and if applicable, the holder of the Serviced Companion Loan, and the Trustee, the Fiscal Agent and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be charged with knowledge of any failure by the Master Servicer or the Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Fiscal Agent or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

            Section 7.2 Certain Matters Affecting the Trustee, the Fiscal Agent and the Paying Agent

            (a) Except as otherwise provided in Section 7.1:

            (i) the Trustee, the Fiscal Agent and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee, the Fiscal Agent and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) none of the Trustee, the Fiscal Agent, or the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding, provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

            (v) the Trustee, the Fiscal Agent and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee, the Fiscal Agent and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Fiscal Agent and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

            (vii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (viii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

            (ix) unless otherwise specifically required by law, none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

            (x) except as specifically provided hereunder in connection with the performance of its specific duties, none of the Trustee, the Fiscal Agent or the Paying Agent shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or of each other.

            (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

            (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

            (f) If, in connection with any Distribution Date, the Trustee or Paying Agent has reported to the Depository the anticipated amount of the distribution to be made to the Depository on such Distribution Date and the timing of the receipt from the Master Servicer of any Principal Prepayment or Balloon Payment requires modification of such anticipated amount of the distribution to be made to the Depository, the Trustee or Paying Agent will use commercially reasonable efforts to cause the Depository to revise the amount of the distribution on a timely basis so that such Principal Prepayments or Balloon Payments will be included in the Available Distribution Amount for such Distribution Date. None of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer and the Special Servicer will be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders.

            Section 7.3 The Trustee, the Fiscal Agent and the Paying Agent Not Liable for Certificates or Interests or Mortgage Loans

            The Trustee, the Fiscal Agent and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC III Regular Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee, the Fiscal Agent and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee, the Fiscal Agent or the Paying Agent shall be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee, the Fiscal Agent and the Paying Agent to the extent of information furnished by the Trustee, the Fiscal Agent and the Paying Agent under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent" in the Preliminary Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee, the Fiscal Agent or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. None of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or by each other hereunder. None of Trustee, the Fiscal Agent or the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

            Section 7.4 The Trustee, the Fiscal Agent and the Paying Agent May Own Certificates

            Each of the Trustee, the Fiscal Agent and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent or the Paying Agent, as the case may be.

            Section 7.5 Eligibility Requirements for the Trustee, the Fiscal Agent and the Paying Agent

            The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America and any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is at all times rated not less than "AA-" by Fitch (or, if the Trustee is rated "A+" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch) and "A+" by S&P, unless a Fiscal Agent is appointed that has a long-term unsecured debt rating that is at least "A+" by S&P and a short-term unsecured debt rating that is at least "A-1" by S&P, in which case such Trustee's long-term unsecured debt will be permitted to be rated not less than "A" by S&P or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

            The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by S&P and Fitch, unless and to the extent Rating Agency Confirmation is obtained.

            Section 7.6 Resignation and Removal of the Trustee, the Fiscal Agent or the Paying Agent

            (a) The Trustee, the Fiscal Agent or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, fiscal agent or paying agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicer, the Paying Agent and the Rating Agencies. If no successor trustee, fiscal agent or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, fiscal agent or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

            (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed and has accepted such appointment. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) of this Section 7.6 with respect to the Fiscal Agent.

            (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor fiscal agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

            (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed and has accepted such appointment.

            (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and to the Depositor remove the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with this Section.

            (f) Any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and appointment of a successor trustee, fiscal agent or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, fiscal agent or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee, the Fiscal Agent or the Paying Agent under this Agreement, the predecessor Trustee, the Fiscal Agent or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee, the Fiscal Agent or the Paying Agent shall not be liable for any action or omission of any successor Trustee, Fiscal Agent or Paying Agent, as the case may be.

            Section 7.7 Successor Trustee, Fiscal Agent or Paying Agent

            (a) Any successor Trustee, Fiscal Agent or Paying Agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall become effective and such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Fiscal Agent or Paying Agent herein, as the case may be. The predecessor Trustee, Fiscal Agent or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee, Fiscal Agent or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee, Fiscal Agent or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee, Fiscal Agent or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee, Fiscal Agent or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee, Fiscal Agent or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

            (b) No successor Trustee, Fiscal Agent or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

            (c) Upon acceptance of appointment by a successor Trustee, Fiscal Agent or Paying Agent as provided in this Section, the successor Trustee, Fiscal Agent or Paying Agent shall mail notice of the succession of such Trustee, Fiscal Agent or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee, Fiscal Agent or Paying Agent. If the successor Trustee, Fiscal Agent or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, Fiscal Agent or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee, Fiscal Agent or Paying Agent, as applicable.

            Section 7.8 Merger or Consolidation of Trustee, Fiscal Agent or Paying Agent

            Any Person into which the Trustee, Fiscal Agent or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee, Fiscal Agent or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, Fiscal Agent or Paying Agent, shall be the successor of such Trustee, Fiscal Agent or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of
Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 7.9 Appointment of Co-Trustee, Separate Trustee, Agents or Custodian

            (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or the Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

            (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

            (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

            ` (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

            (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

            (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

            (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

            Section 7.10 Authenticating Agents

            (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 7.11 Indemnification of Trustee, Fiscal Agent and the Paying Agent

            (a) The Trustee, the Certificate Registrar, the Paying Agent, the Fiscal Agent and each of its respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Mortgage Loans, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent and each of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

            (i) with respect to any such claim, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, the Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Fiscal Agent's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

            (ii) while maintaining control over its own defense, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

            (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be.

            (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, or any such partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such Person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth (i) in the case of the Trustee in the second, fourth and fifth sentences under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent--The Trustee," (ii) in the case of the Fiscal Agent in the seventh and eighth sentences under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent--The Fiscal Agent" and (iii) in the case of the Paying Agent in the third sentence under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent--The Paying Agent, Certificate Registrar and Authenticating Agent." The Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such Person, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such Person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

            Section 7.12 Fees and Expenses of Trustee, the Fiscal Agent and the Paying Agent

            The Trustee shall be entitled to receive the Trustee Fee (other than the portion thereof constituting the Paying Agent Fee) and the Paying Agent shall be entitled to receive the Paying Agent Fee, pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, the Fiscal Agent and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee, Fiscal Agent or Paying Agent, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent.

            Section 7.13 Collection of Moneys

            Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request that the Master Servicer make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

            Section 7.14 Trustee to Act; Appointment of Successor

            (a) On and after the time the Master Servicer is terminated pursuant to this Agreement in accordance with Sections 8.28 and 8.29, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of the Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

            (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to such terminated Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as the Master Servicer hereunder and under the applicable Primary Servicing Agreement. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the terminated Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall, subject to Section 9.21(d), have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall, subject to Section 9.21(d), be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

            (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of the Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor, subject to
Section 9.21(d), out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the terminated Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the terminated Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the terminated Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            Section 7.15 Notification to Holders

            Upon termination of the Master Servicer, the Paying Agent or the Special Servicer, or appointment of a successor to the Master Servicer, the Paying Agent or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

            Section 7.16 Representations and Warranties of the Trustee, the Fiscal Agent and the Paying Agent

            (a) The Trustee hereby represents and warrants as of the date hereof that:

            (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

            (b) The Fiscal Agent hereby represents and warrants as of the date hereof that:

            (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

            (c) The Paying Agent hereby represents and warrants as of the date hereof that:

            (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

            Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee, the Fiscal Agent and the Paying Agent

            Each of the Trustee, the Fiscal Agent and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees, fiscal agents or paying agents in similar transactions (unless the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is not less than "A" as rated by S&P and Fitch, if rated by S&P and Fitch, respectively, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 8.1 Servicing Standard; Servicing Duties

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole and, solely as it relates to the Serviced Loan Group, for the benefit of the holder of the Serviced Companion Loan, the Master Servicer shall service and administer the Mortgage Loans and the Serviced Companion Loan, in accordance with the Servicing Standard and the terms of this Agreement (subject to the servicing of any Non-Trust-Serviced Pari Passu Loan by the applicable Other Master Servicer and the applicable Other Special Servicer in accordance with the related Other Pooling and Servicing Agreement) and the related Intercreditor Agreement, if any. The Master Servicer shall be the Master Servicer with respect to all the Mortgage Loans (other than the Non-Trust-Serviced Pari Passu Loans), the Serviced Companion Loan and other assets in the Trust and, as such, shall service and administer such assets as shall be required of the Master Servicer hereunder with respect to such of the Trust assets. In addition, with respect to each Non-Trust-Serviced Pari Passu Loan, the Master Servicer shall use reasonable efforts as provided in Section 8.3(k) to enforce the rights of the Trustee, as holder of such Pari Passu Loan, under the related Intercreditor Agreement and related Other Pooling and Servicing Agreement; provided, however, that any expenses incurred by the Master Servicer in connection with such enforcement shall be a Servicing Advance. Certain of the provisions of this
Article VIII make explicit reference to their applicability to Mortgage Loans and the Serviced Companion Loan; notwithstanding such explicit references, references to "Mortgage Loans," "Specially Serviced Mortgage Loans," "REO Mortgage Loan" and "REO Property" contained in this Article VIII, unless otherwise specified, shall be construed to refer also to such Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence) (other than any provision requiring the payment of Master Servicing Fees and Trustee Fees, which are not payable by the holder of the President Plaza B Note). In addition, certain of the provisions of this Article VIII make explicit reference to their non-applicability to Non-Trust-Serviced Pari Passu Loans; notwithstanding such explicit references, references to "Mortgage Loans" and "Mortgaged Property" contained in this Article VIII, unless otherwise specified to include the Non-Trust-Serviced Pari Passu Loans, the obligations of the Master Servicer or Special Servicer pursuant to this Agreement, shall be construed to exclude the Non-Trust-Serviced Pari Passu Loans and any related real property (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

            Notwithstanding anything contained in Article IV or in this Article VIII to the contrary, the Master Servicer will not be required to make any Servicing Advances with respect to the Non-Trust-Serviced Pari Passu Loans.

            In connection with such servicing and administration, the Master Servicer shall service in accordance with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

            (b) The Master Servicer, in the case of an event specified in clause
(x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser, each Seller and, in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

            (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if any of the Master Servicer, the Special Servicer or the applicable Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Person shall notify the Master Servicer, the Special Servicer and the related Primary Servicer, as applicable, to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer or the Special Servicer as a Servicing Advance.

            (d) In connection with any extension of the Maturity Date of a Mortgage Loan that is the subject of an Environmental Insurance Policy, the Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

            Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicer

            The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer (or its corporate parent) is not in any event less than "A" as rated by S&P and Fitch, respectively, the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

            Section 8.3 Master Servicer's General Power and Duties

            (a) The Master Servicer shall service and administer the Mortgage Loans (other than each Non-Trust-Serviced Pari Passu Loan) and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and 9.39 and Article XII hereof and the related Intercreditor Agreement and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and, in the case of the Serviced Loan Group, subject to the applicable Intercreditor Agreement), such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders (and, in connection with the Serviced Loan Group, the holder of the Serviced Companion Loan) and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances,
(F) to execute and deliver, on behalf of the Certificateholders (and, in connection with the Serviced Loan Group, the holder of the Serviced Companion
Loan) and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes, the Serviced Companion Loan under the terms of the Mortgage, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and, in connection with the Serviced Loan Group, the holder of the Serviced Companion Loan) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) cause to be held on behalf of the Trustee, in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." In addition, the Master Servicer, consistent with the Servicing Standard, may waive any default interest and Late Fees with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans; provided that, to the extent the Master Servicer waives any default interest and Late Fees, any outstanding Advance Interest with respect to the related Mortgage Loan that would otherwise have been paid out of such default interest and Late Fees shall be paid out of the additional servicing compensation payable to the Master Servicer with respect to that Mortgage Loan; and provided, further, that if no additional servicing compensation is available to offset the outstanding Advance Interest with respect to the Mortgage Loan that would otherwise be offset by the default interest and Late Fees, then the Master Servicer shall not waive such default interest and Late Fees unless it is the first such waiver with respect to the subject Mortgage Loan under such circumstances.

            Notwithstanding the above, the Master Servicer shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term. In addition, subject to the Servicing Standard, the Master Servicer shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related Due Date unless such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date or unless such prepayment is required to be permitted under the related Mortgage Loan documents on a date other than the related Due Date. Nothing contained in this Agreement shall limit the ability of the Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer were not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

            (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Master Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Master Servicer on how to apply such funds. The Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

            (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Power of Attorney attached hereto as Exhibit S-1. The Master Servicer, shall promptly notify the Trustee of the recording of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicer or the Special Servicer, the Trustee shall execute and return to the Master Servicer, the Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loans solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other actions with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

            (d) The Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties and other than the Non-Trust-Serviced Pari Passu Loans).

            (e) The Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than any Non-Trust-Serviced Pari Passu Loan) constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one Business Day after receipt. Each Escrow Account shall be an Eligible Account except with respect to Mortgage Loans identified on Schedule VII for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

            (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

            (ii) to transfer funds to the Certificate Account (or any sub-account thereof) to reimburse the Master Servicer for any Advance (or the Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

            (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

            (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

            Subject to the immediately succeeding two sentences, (i) the Master Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the Escrow Account the amount of any loss incurred in respect of any such investment of funds on or before the next Master Servicer Remittance Date. The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event the Master Servicer is not entitled to direct the investment of such funds, (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

            (f) The relationship of the Master Servicer and the Special Servicer to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

            (h) The Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of "government securities" as defined in the 1940 Act, subject to Rating Agency approval, (ii) the Master Servicer has received evidence satisfactory to it, that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) the Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans (in its corporate capacity and not as agent of or on behalf of the Trust or the Trustee), (iv) the Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and
(B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) the Master Servicer shall receive a Rating Agency Confirmation if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance (or such higher threshold as shall be published by S&P), unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause (A), either a Notice and Certification in the form attached hereto as Exhibit Z (or such less restrictive form as shall be adopted by S&P) or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

            The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Releases of Mortgaged Property" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligations of a Mortgagor to pay the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then the sole obligation of the related Seller shall be to pay for such tax opinion. In addition, the parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance or assumption of the related Mortgage Loan, because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, including, but not limited to, amounts owed to one or both Rating Agencies, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expenses or costs, the Master Servicer shall request the related Seller to make such payment by deposit to the Certificate Account or in the case of the Serviced Loan Group, the Serviced Companion Loan Custodial Account. The related Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            In the case of a Specially Serviced Mortgage Loan, the Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special Servicer that the Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and the Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance.

            (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after receipt of the related Servicer Mortgage File by the Master Servicer (or Primary Servicer, if applicable), the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement, and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer (as evidenced by delivery of a copy thereof to the Master Servicer). The Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

            (j) Pursuant to the related Intercreditor Agreement, with respect to the A/B Mortgage Loan, the holder of the related B Note has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer such B Note pursuant to this Agreement, but subject, nevertheless, to the terms and provisions of the related Intercreditor Agreement. The Master Servicer shall be entitled, during any period when the A/B Mortgage Loan does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the related Intercreditor Agreement to the "Note A Lender" and/or the "Master Servicer" or the "Servicer" (as the context requires) referred to therein, subject to the limitations of the related Intercreditor Agreement. For the avoidance of doubt, the parties acknowledge that neither the Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to the "Note B Lender" as defined under the related Intercreditor Agreement. Nothing in this Section 8.3(j) shall be construed to add to or expand the responsibilities and duties of the Master Servicer or the Special Servicer as expressly set forth in this Agreement and the related Intercreditor Agreement with respect to the President Plaza B Note. To the extent of any conflicts between the provisions of this Agreement with respect to the servicing and administration of the President Plaza B Note and the provisions of the related Intercreditor Agreement, the provisions of the related Intercreditor Agreement shall control.

            (k) Pursuant to each Intercreditor Agreement with respect to a Non-Trust-Serviced Loan Group, the owner of the related Non-Trust-Serviced Pari Passu Loan has agreed that such owner's rights in, to and under such Non-Trust-Serviced Pari Passu Loan are subject to the servicing and all other rights of the applicable Other Master Servicer and the applicable Other Special Servicer, and the applicable Other Master Servicer and the applicable Other Special Servicer are authorized and obligated to service and administer such Non-Trust-Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to each Non-Trust-Serviced Pari Passu Loan are limited by and subject to the terms of the related Intercreditor Agreement and the rights of the applicable Other Master Servicer and the applicable Other Special Servicer with respect thereto under the applicable Other Pooling and Servicing Agreement. The Master Servicer shall use reasonable efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of each Non-Trust-Serviced Pari Passu Loan) under the related Intercreditor Agreement, except for those rights that are designated herein as specifically exercisable by the Operating Advisor (but the Master Servicer shall cooperate with the Operating Advisor upon request in that regard). In no event shall any party to this Agreement pay from an account maintained hereunder, or make an Advance for, the purchase price of a Non-Trust-Serviced Companion Loan. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of each Non-Trust-Serviced Pari Passu Loan by the applicable Other Master Servicer and the applicable Other Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Other Master Servicer or applicable Other Special Servicer under the applicable Other Pooling and Servicing Agreement.

            Section 8.4 Primary Servicing and Sub-Servicing

            (a) The parties hereto (A) acknowledge that the Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the respective Primary Servicing Agreements and the Midland Sub-Servicer pursuant to the Midland Sub-Servicing Agreement; and (B) agree: (1) in addition to those obligations specifically delegated by the Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement and the Midland Sub-Servicer under the Midland Sub-Servicing Agreement, each Primary Servicer and the Midland Sub-Servicer shall also perform the Master Servicer's obligations set forth in Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement or the Midland Sub-Servicer under the Midland Sub-Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the Master Servicer shall also accrue to the benefit of the Primary Servicers and the Midland Sub-Servicer; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the Master Servicer shall also, to the extent applicable, benefit the Primary Servicers and the Midland Sub-Servicer; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the Master Servicer, such party shall deliver to each of the applicable Primary Servicers or the Midland Sub-Servicer a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the Master Servicer.

            Notwithstanding the provisions of any Primary Servicing Agreement, the Midland Sub-Servicing Agreement or any other provisions of this Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer, the Certificateholders and the holder of the Serviced Companion Loan for servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent as if the Master Servicer was alone servicing and administering the Mortgage Loans; provided, however, the foregoing shall not in any way limit or impair the indemnification provisions benefiting the Master Servicer in Section 8.25. The Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the Mortgage Loans by any Sub-Servicer appointed by it. Other than with respect to the agreements with the Primary Servicers or the Midland Sub-Servicer, the terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer and a Sub-Servicer shall provide that such sub-servicing agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event the Master Servicer or the applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Special Servicer, the Trustee, the Paying Agent, the holder of the Serviced Companion Loan or the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Primary Servicing Agreement or any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer, a Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer, or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer and the Certificateholders for the servicing and administering of the Mortgage Loans and Serviced Companion Loan in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

            (b) Subject to the limitations of subsection (a), the Master Servicer or any Primary Servicer may appoint one or more sub-servicers (each, along with the Midland Sub-Servicer, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer.

            The Master Servicer shall enter into a Primary Servicing Agreement with each Primary Servicer and the Midland Sub-Servicing Agreement with the Midland Sub-Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of a Primary Servicer or the Midland Sub-Servicer under this Agreement and the related Primary Servicing Agreement or Midland Sub-Servicing Agreement, but not in limitation of any other rights granted to a Primary Servicer or the Midland Sub-Servicer in this Agreement and/or in the Primary Servicing Agreement or Midland Sub-Servicing Agreement, such Primary Servicer or Midland Sub-Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

            Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's and the Midland Sub-Servicer's rights and obligations under its respective Primary Servicing Agreement or the Midland Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement or Midland Sub-Servicing Agreement has not been terminated in accordance with its provisions, (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the terminated Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements or Midland Sub-Servicing Agreement without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of any Primary Servicer or the Midland Sub-Servicer hereunder and/or under the applicable Primary Servicing Agreement or Midland Sub-Servicing Agreement, without the prior written consent of such Primary Servicer or the Midland Sub-Servicer (which consent shall not be unreasonably withheld).

            If a task, right or obligation of the Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the Special Servicer shall accept the performance of such task, right or obligation by such Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if the Master Servicer were performing it.

            Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicer, in such capacity, is neither a party to any Primary Servicing Agreement or the Midland Sub-Servicing Agreement, nor is it bound by any provision of any Primary Servicing Agreement or the Midland Sub-Servicing Agreement in its capacity as Special Servicer. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreements and the Midland Sub-Servicing Agreement.

            Section 8.5 Servicers May Own Certificates

            The Master Servicer and any Primary Servicer and any agent of the Master Servicer or Primary Servicers in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer, such Primary Servicer or such agent. Any such interest of the Master Servicer or any Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.

            Section 8.6 Maintenance of Hazard Insurance, Other Insurance and
Taxes

            Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgaged Property (other than any REO Property) (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan and Serviced Companion Loan or (ii) the outstanding Principal Balance of such Mortgage Loan, plus in the case of the Serviced Loan Group, the Serviced Companion Loan Principal Balance but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (B) any terrorism insurance coverage for a Mortgage Loan, which the related Mortgagor is required to maintain under the related Mortgage, to the extent that such insurance is available at a commercially reasonable rate and (C) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage; provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property required by the related Mortgage unless such insurance was required at origination and is available at a commercially reasonable rate; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at a commercially reasonable rate; provided, further, that a determination by the Master Servicer that terrorism insurance is not available at a commercially reasonable rate shall be subject to the approval of the Operating Adviser as set forth below. If the related Mortgagor does not maintain the insurance set forth in clauses (A),
(B) and (C) above, then the Master Servicer shall cause to be maintained such insurance with a Qualified Insurer and the payment of the cost of such insurance shall be a Servicing Advance; provided, that a determination by the Master Servicer that terrorism insurance should not be obtained on a force-placed basis shall be subject to the approval of the Operating Adviser as set forth below. Upon the Master Servicer's determination that terrorism insurance is not available at a commercially reasonable rate or that terrorism insurance should not be obtained on a force-placed basis, the Master Servicer shall notify the Operating Adviser. Other than with respect to the President Plaza Mortgage Loan (only for so long as the holder of the related B Note is the President Plaza Directing Lender), the Operating Adviser shall have five days after such notice to disapprove such determination. The failure of the Operating Adviser to provide notice of such disapproval in such time period shall be deemed approval. If the Operating Adviser provides such notice of disapproval within such time period, the Master Servicer shall obtain such insurance coverage and the cost of such insurance coverage shall be considered a Servicing Advance.

            Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If, on the date of origination, the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and, in the case of the Serviced Loan Group, plus the unpaid principal balance of the Serviced Companion Loan, or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

            Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

            Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, the Master Servicer shall not be required in any event to maintain or obtain insurance coverage to the extent the Trustee as mortgagee does not have an insurable interest or beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. The Master Servicer shall notify the Trustee in the event it makes such determination. Notwithstanding the foregoing, such determination shall be subject to the approval of the Operating Adviser with respect to terrorism insurance, as set forth in the first paragraph of this Section 8.6 and, with respect to the A/B Mortgage Loan, the related Intercreditor Agreement. In any event, any determination of the availability of insurance at a commercially reasonable rate in connection with a Mortgage Loan need not be made more frequently than annually, but in any event, shall be made on the approximate date on (but not later than sixty (60) days thereafter) which the Master Servicer receives notice of the renewal, replacement or cancellation of coverage (as evidenced by the related insurance policy or insurance certificate). In addition, the Master Servicer shall be entitled to rely at its own expense on insurance consultants in connection with any such determination. In no event shall the Master Servicer be required to obtain any insurance coverage that would require a Servicing Advance that constitutes a Nonrecoverable Advance.

            The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the Mortgage Loans and Serviced Companion Loan, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer, provided that its or its parent's long-term rating is not less than "A" by S&P and Fitch, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that the Master Servicer shall cause any Mortgage Loan and Serviced Companion Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan and Serviced Companion Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans and Serviced Companion Loan, the Master Servicer agrees to present, on its behalf and on behalf of the Trustee and the holder of the Serviced Companion Loan, claims under any such master force placed or blanket insurance policy.

            With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the Master Servicer
(i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date (or, with respect to real estate taxes, prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the Mortgaged Property), subject to Section 4.4 hereof. No costs incurred by the Master Servicer or the Trustee, or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

            Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause

            (a) In the event the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan or Serviced Companion Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan or Serviced Companion Loan by, another Person, the Master Servicer (or, if applicable, a Primary Servicer) shall obtain relevant information for purposes of evaluating such request and the Special Servicer shall have no obligation to review or consent to such request. For the purpose of the foregoing sentence, the term "expressly permits" shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. With respect to each Mortgage Loan that does not "expressly permit" an assignment or assumption, if the Master Servicer (or, if such Mortgage Loan is serviced by a Primary Servicer, the Primary Servicer) recommends to approve such assignment, the Master Servicer shall provide to the Special Servicer and the Operating Adviser (and solely with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan) (or, with respect to a recommendation by the Primary Servicer, to the Master Servicer, the Special Servicer and the Operating Adviser, simultaneously) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the Special Servicer, in the form attached hereto as Exhibit U) and all other information related to such assignment and assumption in its possession reasonably requested by the Special Servicer and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan or Serviced Companion Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing within ten Business Days following the Master Servicer's or the applicable Primary Servicer's delivery of the recommendation described above and the Assignment and Assumption Submission to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent; provided, that, if the Special Servicer reasonably requests additional information from the Master Servicer on which to base its decision, the foregoing ten Business Day period in which the Special Servicer has to consent to the Assignment and Assumption Submission shall cease to run on the Business Day on which the Special Servicer makes such request and shall resume to run on the Business Day on which the Special Servicer receives such additional information, and (C) the Master Servicer or Primary Servicer shall not permit any such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding clause (B). The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of each Primary Servicing Agreement. If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis within the time frame specified in (B) of the preceding sentence. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan or Serviced Companion Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. In the event that the Master Servicer shall require a Nondisqualification Opinion in order to process a request for a substitution, the Master Servicer shall use its reasonable efforts in accordance with the Servicing Standard to collect the related costs, expenses and fees from the Mortgagor to the extent the related Mortgage Loan documents require the related Mortgagor to pay such amounts. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan, Serviced Companion Loan or Intercreditor Agreement. In making its recommendation, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicer shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. The Master Servicer shall notify the Trustee, the Paying Agent, the Special Servicer and the Operating Adviser of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan (except that with respect to the UCMFI Loans, such Master Servicer shall be entitled to 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan), as executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee relating to the non-Specially Serviced Mortgage Loans (except with respect to the Mortgage Loans sold to the Trust by UCMFI, with respect to which such Special Servicer's consent was not required in connection therewith); provided that any such fees payable to the Master Servicer pursuant to this paragraph shall be divided between the Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement.

            The Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the UCMFI Loans, the Principal Loans, the WaMu Loans and the JHREF Loans and with respect to Post Closing Requests (as defined in the applicable Primary Servicing Agreements) pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreements classify certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreements), and grant the related Primary Servicers certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreements for the UCMFI Loans, the Principal Loans, the WaMu Loans and the JHREF Loans provide for the Master Servicer's (or, with respect to the JHREF Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the Special Servicer for consent in accordance with the terms of the applicable Primary Servicing Agreements upon a determination of materiality. The Special Servicer hereby acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicers for the UCMFI Loans, the Principal Loans, the WaMu Loans or the JHREF Loans greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreement.

            In addition, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the UCMFI Loans, the Principal Loans, the WaMu Loans and the JHREF Loans with respect to enforcement of due-on-sale clauses, assumption agreements and due-on-encumbrance clauses pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreement grants the Primary Servicer certain authority to evaluate and process certain requests with respect thereto in accordance with this Agreement or the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents. Such Primary Servicer is not required to obtain the consent of the Master Servicer with respect to requests for transfers that are expressly permitted pursuant to the applicable Mortgage Loan documents. With respect to other requests specified in the related Primary Servicing Agreement that require the approval of the Special Servicer and subject to the terms and provisions of the related Primary Servicing Agreement, the Primary Servicer may forward its recommendation directly to the Special Servicer (with a copy to the Master Servicer) or it may forward its recommendation with respect to such request to the Master Servicer. The Master Servicer shall forward such recommendation to the Special Servicer within five (5) Business Days of receipt thereof and shall inform the applicable Primary Servicer of the Special Servicer's decision with respect to such request within one (1) Business Day after receipt of such decision from the Special Servicer or the date on which the Special Servicer's time to respond has lapsed.

            In addition, the Special Servicer acknowledges that, pursuant to the Midland Sub-Servicing Agreement, the Master Servicer has delegated certain tasks, rights and obligations with respect to the CDCMC Loans to the Midland Sub-Servicer.

            (b) Reserved.

            (c) Neither the Master Servicer nor the Special Servicer shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

            (d) If any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed or ownership interests in the related Mortgagor may not be transferred without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer's review and determination to either (A) enforce such due-on-sale clause (unless, with respect to the JHREF Loans, such enforcement is not permitted pursuant to the related Mortgage Loan documents) or (B) if in the best economic interest of the Trust, waive the effect of such provision, shall be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Master Servicer shall prepare and deliver to S&P and Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer, the Paying Agent and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer and the Master Servicer shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with the granting or withholding such consent with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, that with respect to the UCMFI Loans, the Special Servicer shall only be entitled to 50% of such fee if such Special Servicer's consent was required in connection therewith; provided, further, that such fees that are allocated to the Master Servicer pursuant hereto shall be divided between the Master Servicer and any applicable Primary Servicer as set forth in the related Primary Servicing Agreement (other than any such fee payable in connection with any Non-Trust-Serviced Pari Passu Loan.

            (e) The Master Servicer shall have the right to consent to any transfers of an interest in a Mortgagor of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent such transfer is to a party or entity specifically named or described under the terms of the related Mortgage Loan, in each case including any consent to transfer to any subsidiary or Affiliate of Mortgagor, to a Person acquiring less than a majority interest in the Mortgagor or to an entity of which the Mortgagor is the controlling beneficial owner; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool (provided that such Mortgage Loan has a then current Principal Balance of $5,000,000 or more), and (ii) the transfer is of an equity interest in the Mortgagor greater than 49%, then prior to consenting, the Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation to the extent the Master Servicer's collection of such fees is not expressly prohibited under the related loan documents for the Mortgage Loan.

            (f) The Trustee for the benefit of the Certificateholders and the holder of the Serviced Companion Loan shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a) or (d)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

            (g) If any Mortgage Loan (other than a Specially Serviced Mortgage
Loan) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

            (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, sub-section (h) below and Section 8.18 hereof. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan or if it is part of the Serviced Loan Group, the Serviced Loan Group has a Loan-to-Value Ratio (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on any Subordinate Note and Junior Indebtedness, if any) that is less than 1.2x.

            (h) Without limiting the generality of the preceding paragraph, in the event that the Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause under any Mortgage Loan, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V and any other information in its possession reasonably requested by the Special Servicer) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within ten Business Days following the Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package and any other information in its possession reasonably requested by the Special Servicer to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and
(C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

            (i) The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption or defeasance of the related Mortgage Loan because the related mortgage loan documents do not require the Mortgagor to pay costs related thereto, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency, the Master Servicer or the Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the Certificate Account. The Master Servicer may not waive such payment by the Mortgagor (and then seek payment for such costs and expenses from the Seller) and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

            (j) With respect to the A/B Mortgage Loan, notwithstanding anything contained in this Section 8.7, with respect to any matter contained in this
Section 8.7 that requires the consent of the Master Servicer, Special Servicer or Operating Adviser, as applicable, such consent shall be obtained in accordance with the related Intercreditor Agreement and within the time periods set forth therein.

            Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files

            Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan, the purchase of the Beverly Center Pari Passu Loan by the holder of a Beverly Center Subordinate Note pursuant to the related Intercreditor Agreement , the purchase of the President Plaza Mortgage Loan by the holder of the President Plaza B Note, or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage
Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the Master Servicer and the Trustee shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders, the holder of the Serviced Companion Loan or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and Serviced Companion Loan, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the holder of the Serviced Companion Loan. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to the Master Servicer or the Special Servicer, as the case may be.

            Section 8.9 Documents, Records and Funds in Possession of the Master Servicer to Be Held for the Trustee for the Benefit of the Certificateholders

            Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of such Mortgage Loans (or the Serviced Companion
Loan), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account (or the Serviced Companion Loan Custodial Account), shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders (and in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

            Section 8.10 Servicing Compensation

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee and the Master Servicer shall be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (and from the Serviced Companion Loan Custodial Account to the extent related solely to the Serviced Companion Loan) or otherwise collected from the Mortgage Loans as provided in
Section 5.2. The Master Servicer shall be required to pay to the Primary Servicers the related Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicers from amounts transferred to the Master Servicer in accordance with the terms of the Primary Servicing Agreements. The Master Servicer shall be required to pay to the holders of the rights to the Excess Servicing Fees (including, if applicable, the Master Servicer), the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer the Master Servicer or Primary Servicer (to the extent that such Person was ever the Master Servicer or a Primary Servicer), as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as the Master Servicer or Primary Servicer hereunder. The Master Servicer shall also be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule V, Schedule VI and Schedule VII.

            (b) Additional servicing compensation in the form of application fees, assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to a Subordinate Note if the holder of such Subordinate Note has cured the related default pursuant to the terms of the related Intercreditor Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of any amount used to pay Advance Interest) (excluding (A) Late Fees allocable to a Beverly Center Subordinate Note if the holder of such Beverly Center Subordinate Note has cured the related default pursuant to the terms of the related Intercreditor Agreement and (B) Late Fees allocable to the President Plaza B Note pursuant to the terms of the related Intercreditor Agreement), other usual and customary charges and fees actually received from Mortgagors and any other fees listed in any of the Primary Servicing Agreements, all such fees subject to allocation pursuant to such Primary Servicing Agreements, shall be retained by the Master Servicer, provided that the Master Servicer shall be entitled to receive (i) 50% (or, with respect to the UCMFI Loans and matters that do not require the consent of the Special Servicer, 100%) of assumption fees collected on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a), (ii) 100% of application fees, default interest (net of the default interest used to pay Advance Interest, as set forth above), forbearance fees, Late Fees (net of any amount used to pay Advance Interest and excluding Late Fees allocable to a Subordinate Note, as set forth above) and Modification Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.18 hereof; and (iii) 100% of any modification or extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans or (except to the extent, if any, that such fees have been actually allocated to the Trust and actually remitted to the Master Servicer by the related Other Master Servicer) any Non-Trust-Serviced Companion Loan and, such fees will be subject to the allocations set forth in the Primary Servicing Agreements. If the Master Servicer collects any amount payable to the Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Master Servicer shall be required to pay (in the manner otherwise provided herein) all applicable expenses incurred by it in connection with its servicing activities hereunder.

            (c) Notwithstanding any other provision herein, the Master Servicing Fee payable to the Master Servicer for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans serviced by the Master Servicer for such Determination Date.

            (d) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans (including any Specially Serviced Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

            Section 8.11 Master Servicer Reports; Account Statements

            (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Paying Agent (or with respect to the Serviced Companion Loan, to the holder thereof) on the related Report Date, the Loan Periodic Update File with respect to such Distribution Date, (ii) the Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of any P&I Advance to be made by the Master Servicer on the related Master Servicer Remittance Date and (iii) the Master Servicer shall notify the Paying Agent as soon as reasonably possible, but no later than noon, New York City time on the Master Servicer Remittance Date, of the amount of any Principal Payments and Balloon Payments received by the Business Day immediately preceding the Master Servicer Remittance Date, which amounts were not reported pursuant to clause (i) or (ii) immediately above. The Special Servicer is required to provide, in the form required under Section 9.32, all information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this
Section 8.11 not later than one Business Day prior to the date the Master Servicer is required to distribute any report. The Master Servicer shall be entitled in good faith to rely on and shall have no liability for information provided by third parties, including the Special Servicer or any Other Master Servicer.

            (b) The Master Servicer shall notify the Trustee and the Paying Agent on or before the Closing Date of the initial location of the Certificate Account and, promptly following any change in location of any Certificate Account, the new location thereof.

            (c) The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

            (d) Reserved.

            (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

            (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall not have any obligation to deliver any statement, notice or report that is then made available on the Master Servicer's website or the Paying Agent's Website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

            (g) The Master Servicer shall deliver or cause to be delivered to the Paying Agent and each holder of the Serviced Companion Loan (in respect of such Serviced Companion Loan) the following CMSA Reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties and, to the extent received from any Other Master Servicer, the applicable Non-Trust-Serviced Pari Passu Loan) providing the required information as of the related Determination Date upon the following schedule: (i) a CMSA Comparative Financial Status Report not later than each Report Date, commencing in October 2004; (ii) a CMSA Operating Statement Analysis Report, the CMSA Financial File and the CMSA NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement; (iii) a CMSA Servicer Watch List in accordance with and subject to the terms of Section 8.11(h) on each Report Date, commencing in October 2004;
(iv) a CMSA Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in September 2004; (v) a CMSA Loan Periodic Update File not later than each Report Date commencing in September 2004 (a September 2004 report will be issued by the Master Servicer in the format and with the content as reasonably agreed by the Master Servicer and the Trustee) (which CMSA Loan Periodic Update File shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements); (vi) a CMSA Property File on each Report Date, commencing in October 2004; (vii) a CMSA Delinquent Loan Status Report on each Report Date, commencing in October 2004; (viii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report not later than each Report Date, commencing in October 2004; (ix) a CMSA Historical Liquidation Report not later than each Report Date, commencing in October 2004; (x) a CMSA REO Status Report on each Report Date, commencing in October 2004; and (xi) such CMSA Reports and/or data files and/or elements from each Other Master Servicer that have been delivered by such Other Master Servicer to the Master Servicer pursuant to the terms of the applicable Other Pooling and Servicing Agreement. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer on the date and in the form required under Section 9.32. The information that pertains to Non-Trust-Serviced Pari Passu Loans reflected in such reports shall be based solely upon the reports delivered by the applicable Other Master Servicer. The Master Servicer's responsibilities under this Section 8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under
Section 9.32. Solely with respect to Non-Trust-Serviced Pari Passu Loans, the Master Servicer's responsibilities under this Section 8.11(g) shall be subject to the performance of the applicable Other Master Servicer and Other Special Servicer of their respective reporting obligations to the Master Servicer under the applicable Other Pooling and Servicing Agreement. The reporting obligations of the Master Servicer in connection with any Whole Loan shall be construed to refer only to such information regarding the A Notes (and the related Mortgaged Property) and by reference to the A Notes only, but whenever the Master Servicer remits funds to the holder of the related Subordinate Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

            (h) For each Distribution Date, the Master Servicer shall deliver to the Paying Agent (and solely with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan), not later than the related Report Date, a CMSA Servicer Watch List.

            (i) If the Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or Subordinate Note), the Master Servicer shall, within five Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Special Servicer, the Operating Adviser, the holder of a Subordinate Note, if applicable, and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan or Subordinate Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Master Servicer's good faith and reasonable judgment and in compliance with the Servicing Standard entitled the Master Servicer to make such drawing.

            Section 8.12 Annual Statement as to Compliance

            The Master Servicer shall deliver to the Depositor, the Paying Agent and the Trustee and, with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan on or before March 20 of each year, commencing in March 2005, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall forward a copy of each such statement to the Rating Agencies and the Operating Adviser, if any, provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            Section 8.13 Annual Independent Public Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each year, commencing in March 2005, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent, the Depositor and, with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan, with a copy to the Rating Agencies, to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Primary Servicers or Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Primary Servicers or Sub-Servicers, provided that neither the Master Servicer nor the Special Servicer will be required to cause the delivery of its Annual Accountant's Report until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

            Section 8.14 Operating Statement Analysis Reports Regarding the Mortgaged Properties

            Within 105 calendar days (or 90 days as to the Special Servicer) after the end of each of the first three calendar quarters (in each year) for the trailing 12 months, quarterly or year-to-date information received, commencing for the quarter ending on March 31, 2005, the Master Servicer shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report and a Financial File for each Mortgaged Property in electronic format, prepared using the non normalized quarterly, year-to-date or trailing 12 month operating statements and rent rolls received from the related Mortgagor, if any. With respect to Specially Serviced Mortgage Loans, the Master Servicer shall include information only to the extent provided by the Special Servicer, which an Operating Statement Analysis Report and a Financial File shall be prepared by the Special Servicer and delivered to the Master Servicer within 90 days after the end of each of the first three quarters of each year for the trailing twelve months, quarterly or year-to-date information received and other information utilized by the Special Servicer to prepare such report or files. With respect to any Mortgage Loan for which a Primary Servicer is appointed as a Special Servicer with respect to such Mortgage Loan pursuant to Section 9.39 and with respect to the Midland Sub-Servicer for the CDCMC Loans that is also the initial Special Servicer, the reports prepared by any such Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and the Master Servicer. Not later than the Report Date occurring in June of each year, beginning in 2005 for year-end 2004, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans and as provided by the Special Servicer to the Master Servicer for Specially Serviced Mortgage Loans) shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report, a Financial File and an NOI Adjustment Worksheet for each Mortgage Loan in electronic format, based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer or Special Servicer by or on behalf of each Mortgagor). In the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer by the Mortgagor, the Special Servicer shall forward such information to the Master Servicer on or before April 15 of each such year as provided for in
Section 9.32(e) herein, containing such information and analyses for each Mortgage Loan provided for in the respective forms of Operating Statement Analysis Report, Financial File and NOI Adjustment Worksheet. Such information provided by the Master Servicer shall include what would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income, subject in the case of any Non-Trust-Serviced Pari Passu Loan, to the receipt of such report from the applicable Other Master Servicer or the applicable Other Special Servicer. The Master Servicer shall make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the applicable Other Master Servicer or the applicable Other Special Servicer. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agent and the Underwriters and, solely as it relates to the Serviced Loan Group, the holder of the Serviced Companion Loan, the Operating Statement Analysis Reports, the Financial Files and the NOI Adjustment Worksheets described above pursuant to Section 5.4(a). The Master Servicer shall electronically deliver the CMSA Operating Statement Analysis Report, the operating statements, rent rolls, property inspections and NOI Adjustment Worksheet for each Mortgage Loan to the initial Operating Adviser. The related rent rolls, operating statements, financial statements and inspections collected with respect to the Mortgaged Properties shall be available for review by the Operating Adviser, the other parties to this Agreement, the Rating Agencies, any Certificateholder and solely as such documents relate to the Serviced Loan Group, the holder of the Serviced Companion Loan and other appropriate parties via a password protocol and execution of an agreement relating thereto on the Master Servicer's website within 30 days following receipt thereof by the Master Servicer. The Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on the Master Servicer's website at such time. Pursuant to the Mortgage Loan Purchase Agreements, the Sellers shall populate all fields or any information for their related Mortgage Loans reasonably requested by the Master Servicer to complete the Property File.

            Section 8.15 Other Available Information and Certain Rights of the Master Servicer

            (a) Subject to paragraphs (b), (c) and (d) below, unless prohibited by applicable law or the loan documents, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, the Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor (and, if related to the Serviced Loan Group, the holder of the Serviced Companion Loan), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Operating Statement Analysis Reports and the Loan Periodic Update Files, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date,
(iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Paying Agent in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and rent roll, if any, collected by or on behalf of the Master Servicer or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, any Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

            (b) Subject to the restrictions described below, the Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicers, the Sellers, any Placement Agent, the Underwriters, the Operating Adviser, the holder of the Serviced Companion Loan, any Certificateholder or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the Master Servicer's or the Paying Agent's Website or the electronic delivery of such information to the requesting Person), in each case to the extent in its respective possession, and access to Servicing Officers of the Master Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Operating Adviser, any Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (c) Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, the Master Servicer shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, any Other Master Servicer, any Other Special Servicer, the holder of the Serviced Companion Loan, any Certificateholder, any Certificate Owner, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account (including with respect to any such claims relating to the Serviced Companion Loan, from amounts held in the Serviced Companion Loan Custodial Account or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports not otherwise required under this Agreement with respect to such Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency, the holder of the Serviced Companion Loan and/or the Certificateholders or Certificate Owners. Any transmittal of information by the Master Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            (f) The Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

            (g) Once a month, the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the Master Servicer or Special Servicer, and the Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to the Master Servicer, the Special Servicer and the Operating Adviser.

            Section 8.16 Rule 144A Information

            For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent upon the request of such Certificateholder, such Certificate Owner or the Paying Agent, subject to this Section 8.16 and the provisions of Section 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

            Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

            Section 8.17 Inspections

            The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than with respect to Non-Trust Serviced Pari Passu Loans), other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2005, or every second calendar year beginning in 2006 if the Principal Balance of the related Mortgage Loan or Serviced Loan Group is under $2,000,000; provided that the Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan, (other than a Specially Serviced Mortgage Loan or if there has not been an inspection within the past six months) that has a Debt Service Coverage Ratio that falls below 1.0x. The foregoing sentence shall not alter the terms of the Special Servicer's obligation to inspect Mortgaged Properties as set forth in Section 9.4(b) hereto. The Master Servicer shall cause to be prepared an Inspection Report relating to each inspection.

            The Master Servicer shall promptly forward the applicable Inspection Report to the Trustee, the Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Certificate Owner, solely as it relates to the Serviced Loan Group, the holder of the Serviced Companion Loan, any Seller and any Primary Servicer. The Special Servicer shall have the right, but no duty, to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection.

            Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents

            Subject to the limitations of Sections 9.39 and 12.3 hereof and, with respect to the Serviced Loan Group, the related Intercreditor Agreement, the Master Servicer shall have the following powers:

            (a) (i) The Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any term (including, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof and waiver of default interest and Late Fees as provided in Section 8.3(a)) other than a Money Term of a Mortgage Loan or the Serviced Companion Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve a release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer on whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, with respect to the Mortgage Loans and Serviced Companion Loan that are not Specially Serviced Loans, if the Master Servicer recommends to approve a modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents, but excluding any waiver of default interest and Late Fees as provided in Section 8.3(a)), the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith and all other information in the Master Servicer's possession reasonably requested by the Special Servicer, provided, that (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and the Special Servicer shall not unreasonably withhold such consent and any such decision shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within five Business Days following the Master Servicer's delivery of the recommendation and all required information described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and
(C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be required to obtain or request the consent of the Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents do not preclude imposition of a requirement to or require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer's approval.

            Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers for the UCMFI Loans, the Principal Loans, the WaMu Loans and the JHREF Loans with respect to Post Closing Requests pursuant to Section
8.4 of this Agreement. The Primary Servicing Agreements for the Principal Loans each classifies certain Post Closing Requests as Category 1 Requests, in which Primary Servicers have certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, each Primary Servicing Agreement for the UCMFI Loans, the Principal Loans, the WaMu Loans and the JHREF Loans provides for the Master Servicer's (or, with respect to the JHREF Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the Special Servicer for consent in accordance with the terms of such Primary Servicing Agreements upon a determination of materiality. The Special Servicer hereby acknowledges such provisions, including that "materiality" shall include the existence of an Adverse REMIC Event. Nothing in this Agreement, however, shall grant the applicable Primary Servicers greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreements.

            (ii) The Master Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 90 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders and in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan (as a collective whole) on a net present value basis than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension (except with respect to the UCMFI Loans for which such extension fees allocable to the Master Servicer will be evenly divided among the Master Servicer, the applicable Primary Servicer and the applicable Sub-Servicer, if any).

            (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulations
Section 1.860G-2(b) of the Mortgage Loan). The Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to this Section 8.18 (except with respect to the UCMFI Loans with respect to which the Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer). The Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and Rating Agency Confirmation fees) incurred by the Master Servicer or the Special Servicer (which amounts shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer.

            (c) The Master Servicer shall notify the Trustee, the Special Servicer, and, with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan, of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent (i) allowed with respect to waiver of default interest and Late Fees as provided in
Section 8.3(a) and (ii) such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan. The Master Servicer shall notify the holder of the Serviced Companion Loan of any modification of the monthly payments of such Serviced Companion Loan and such modifications shall be made in accordance with this Agreement and the applicable Intercreditor Agreement and such monthly payments shall be allocated in accordance with the applicable Intercreditor Agreement.

            (d) Subject to the Intercreditor Agreements, if the Mortgage Loan documents relating to a Mortgage Loan provide that certain conditions must be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that (1) the aggregate amount of the related release, reduction or termination is no greater than the smaller of 10% of the outstanding unpaid Principal Balance of the related Mortgage Loan or $75,000 (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard or (3) such release, reduction or termination would not otherwise cause an Adverse REMIC Event. Notwithstanding the foregoing, without the Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

            Section 8.19 Specially Serviced Mortgage Loans

            (a) The Master Servicer shall send a written notice to the Special Servicer, the Operating Adviser, Rating Agencies, the Paying Agent, the Trustee and solely as it relates to the Serviced Loan Group, to the holder of the Serviced Companion Loan, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy the Master Servicer may rely on the Mortgage Loan Schedule) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

            (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

            (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby. The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

            (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

            Section 8.20 Representations, Warranties and Covenants of the Master Servicer

            (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee, the Paying Agent and the holder of the Serviced Companion Loan, as of the date hereof:

            (i) the Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicer, evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer and the Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

            (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Master Servicer by any of the Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicers and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 8.21 Merger or Consolidation

            Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each Rating Agency provides a Rating Agency Confirmation. If such a succession occurs and the conditions thereto set forth in the provisions in the foregoing sentence are not met, the Trustee may terminate the Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

            Section 8.22 Resignation of the Master Servicer

            (a) Except as otherwise provided in Section 8.22(b) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed the Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee and the Paying Agent.

            (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) in the case of a successor servicer to the Master Servicer, assumes all obligations of the resigning Master Servicer under the Primary Servicing Agreements; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each such Rating Agency.

            Section 8.23 Assignment or Delegation of Duties by the Master
Servicer

            The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer, the Primary Servicers, the holder of the Serviced Companion Loan (only if such assignment/delegation relates to the Serviced Loan Group), and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation from Fitch and S&P; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section
8.4 hereof.

            Section 8.24 Limitation on Liability of the Master Servicer and
Others

            (a) Neither the Master Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Placement Agent, the Underwriters, the holder of any Subordinate Note or any Non-Trust-Serviced Companion Loan or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans or the interests of the Serviced Companion Loan in the Serviced Loan Group (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein). In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust and if applicable, the holder of the Serviced Companion Loan, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

            (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicer nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

            (d) Except as otherwise specifically provided herein:

            (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in electronic or paper format) reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

            (e) The Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer shall be indemnified by the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicer, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Fiscal Agent's, the Paying Agent's or the Special Servicer's duties hereunder, as the case may be, or by reason of negligent disregard of the Trustee's, the Fiscal Agent's, the Special Servicer's or the Paying Agent's obligations and duties hereunder, as the case may be, (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations). The Master Servicer shall immediately notify the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer and, with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee, the Fiscal Agent, the Paying Agent or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith, negligence or negligent disregard, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer and, with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan shall not affect any rights that the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Fiscal Agent's, the Paying Agent's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder. Any payment hereunder made by the Trustee, the Fiscal Agent, the Paying Agent or the Special Servicer pursuant to this paragraph to the Master Servicer shall be paid from the Trustee's, the Fiscal Agent's, the Paying Agent's or the Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Fiscal Agent, the Paying Agent or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Fiscal Agent, the Paying Agent or the Special Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 8.25 Indemnification; Third-Party Claims

            (a) The Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to this Agreement, any Mortgage Loans, the Serviced Companion Loan, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim and satisfy any settlement or other disposition in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement or of the Master Servicer in such capacity. The Trustee, the Paying Agent or the Master Servicer shall promptly make from the Certificate Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, the Serviced Companion Loan, as described above, out of the Serviced Companion Loan Custodial Account) any payments certified by the Master Servicer to the Trustee and the Paying Agent as required to be made to the Master Servicer pursuant to this Section 8.25.

            (b) The Master Servicer agrees to indemnify the Trustee, the Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer, the Fiscal Agent, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Master Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The Primary Servicer with respect to the Principal Loans and the Primary Servicer with respect to the JHREF Loans and any partner, representative, Affiliate, member, manager, director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, its Primary Servicing Agreement (but only if, and to the extent that, the Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the Principal Loans or the JHREF Loans, as the case may
be), any Principal Loan (solely with respect to the Primary Servicer for such Principal Loans), any JHREF Loan (solely with respect to the Primary Servicer for such JHREF Loans), any REO Property or the Certificates or any exercise of any right under this Agreement or its related Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. Such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement. The Trustee, the Paying Agent or the Master Servicer shall promptly make from the Certificate Account any payments certified by such Primary Servicer with respect to the Principal Loans or the JHREF Loans, as the case may be, to the Trustee and the Paying Agent as required to be made to such Primary Servicer pursuant to this
Section 8.25.

            (d) The Primary Servicer with respect to the Principal Loans and the Primary Servicer with respect to the JHREF Loans agrees to indemnify the Trustee, the Fiscal Agent, the Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of such Primary Servicer's duties under this Agreement, its related Primary Servicing Agreement or by reason of negligent disregard of such Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify such Primary Servicer if a claim is made by any Person with respect to this Agreement, the related Primary Servicing Agreement, the Principal Loans (solely with respect to the Primary Servicer for the Principal Loans) or the JHREF Loans (solely with respect to the Primary Servicer for the JHREF Loans) entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(d), whereupon such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Primary Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the related Primary Servicing Agreement or otherwise, unless such Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement and the resignation or termination of the Master Servicer, the Fiscal Agent, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by such Primary Servicer with respect to the Principal Loans or the JHREF Loans, as the case may be, shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

            (e) The Master Servicer shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, any Other Master Servicer, any Other Special Servicer, the holder of the Serviced Companion Loan, any Certificateholder, any Certificate Owner, any Primary Servicer, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to the provisions of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account (including with respect to any such claims relating to the Serviced Companion Loan, from amounts held in the Serviced Companion Loan Custodial Account or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (f) Each Other Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Other Master Servicer shall be indemnified by the Trust and held harmless against (i) the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the applicable Other Pooling and Servicing Agreement and this Agreement, and relating to the applicable Non-Trust-Serviced Pari Passu Loan (but excluding any such losses allocable to any related Non-Trust-Serviced Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of such Other Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the applicable Other Pooling and Servicing Agreement and (ii) any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses relating to the related Non-Trust-Serviced Pari Passu Loan, but only to the extent that such losses arise out of the actions of the Master Servicer, the Special Servicer or the Trustee, and only to the extent that such actions are in violation of the such party's duties under the provisions of this Agreement and to the extent that such actions are the result of such party's negligence, bad faith or willful misconduct.

            Section 8.26 1934 Act Reporting

            (a) The Master Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the 1934 Act. Within 15 days after each Distribution Date, the Paying Agent shall prepare, execute (on behalf of the Depositor) and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the 1934 Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Paying Agent shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. The Paying Agent shall not file any other attachments with any Form 8-K without the prior consent of the Depositor. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Paying Agent in EDGAR-compatible form or as otherwise agreed upon by the Paying Agent and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the 1934 Act and the rules and regulations of the Commission), the Paying Agent shall prepare and file a Form 10-K (which shall be executed by the Depositor), in substance as required by applicable law or applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Sections 8.12 and 9.18 and each accountant's report described under Sections 8.13 and 9.19, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section
8.26. The Paying Agent shall not file any other attachments with any Form 10-K without the prior consent of the Depositor. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Upon any filing with the Securities and Exchange Commission, the Paying Agent shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the 1934 Act.

            (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. On or before March 20th of each year with respect to which a Form 10-K is filed by the Paying Agent, as set forth above, the Master Servicer, the Special Servicer, each Primary Servicer and the Paying Agent (each, a "Performing Party") shall provide (and, in the case of each Primary Servicer, the Master Servicer shall cause each related Primary Servicing Agreement to require the Primary Servicer to so provide) to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit AA hereto or in the form set forth on Exhibit A to Exhibit AA hereto, as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to
(i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.26(b) with respect to the period of time such Performing Party was subject to this Agreement.

            (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.26 or (ii) negligence, bad faith or willful misconduct on the part of the Performing Party in the performance of such obligations. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Performing Party agrees that it shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations under this
Section 8.26 or the Performing Party's negligence, bad faith or willful misconduct in connection therewith; provided that in no event shall the obligations of a Performing Party pursuant to the immediately preceding sentence exceed the obligations set forth in the first sentence of this paragraph.

            (d) The Depositor and each Performing Party hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to
Section 13.3, which amendment shall not require any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

            Section 8.27 Compliance with REMIC Provisions

            The Master Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMIC Pools created hereby as REMICs and the Class EI Grantor Trust created hereby as a grantor trust under the Code. The Master Servicer shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or
(ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the
Code) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicer shall comply with the provisions of Article XII hereof.

            Section 8.28 Termination

            (a) The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, the Paying Agent, the Fiscal Agent, the Special Servicer and the Trust as set forth in Section 8.25) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default described in clauses 8.28(b)(iii), (iv), (viii) or (ix) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or (iii) if an Event of Default described in clauses 8.28(b)(i), (ii), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

            (b) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer, at the times required hereunder, to remit to the Paying Agent or otherwise make any payment required to be remitted by the Master Servicer under the terms of this Agreement, including any required Advances; or

            (ii) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

            (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

            (iv) any breach of the representations and warranties contained in
      Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

            (vii) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

            (viii) the Trustee shall receive written notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

            (ix) the Master Servicer is removed from S&P's approved Master Servicer list and the ratings then assigned by S&P to any Classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal.

            If the Master Servicer is terminated based upon an Event of Default set forth in clause (viii) or (ix) above, then the Master Servicer shall have the right to enter into a primary servicing agreement with the applicable successor Master Servicer with respect to all Mortgage Loans that are not then subject to a Primary Servicing Agreement, so long as such terminated Master Servicer is on the approved list of commercial mortgage loan primary servicers maintained by S&P and has a commercial loan primary servicer rating of at least CPS3 (or the equivalent) from Fitch (or obtains a Rating Agency Confirmation from each Rating Agency as to which such terminated Master Servicer does not satisfy the applicable rating level described above).

            Section 8.29 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by the Master Servicer to the Paying Agent and the holder of the Serviced Companion Loan no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Master Servicer (other than the obligation of the Master Servicer to pay to the Paying Agent and the holder of the Serviced Companion Loan, as applicable, the amounts remaining in the Certificate Account as set forth below and the obligations of the Master Servicer to the Trustee, the Trust and the Fiscal Agent as provided herein) shall terminate and the Master Servicer shall transfer to the Paying Agent and the holder of the Serviced Companion Loan, as applicable, the amounts remaining in the Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

            (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation, unreimbursed Advances or, if the terminated Master Servicer is Wells Fargo Bank, National Association, the Excess Servicing Fee with respect to its Mortgages Loans and all indemnities and exculpations set forth herein); provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified the Master Servicer of such designation and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to
Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Master Servicer is terminated as a result of an event described in
Section 8.28(b)(v), 8.28(b)(vi) or 8.28(b)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of the Master Servicer, either to satisfy the conditions of
Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee, the Paying Agent and the Fiscal Agent in effecting the termination of the Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

            (c) If the Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (viii) or (ix) of Section 8.28(b) or an Event of Default caused by a default of a Primary Servicer under its Primary Servicing Agreement, and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

            (d) Each bid proposal shall require any Qualified Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 30 days after termination of the Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (f) If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within 30 days after the termination of the Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b). During such 30-day period and until the acceptance of appointment by a successor servicer, the Master Servicer shall continue to service the Mortgage Loans in accordance with this Agreement.

            (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.

            Section 8.30 Certain Matters Regarding the Beverly Center A/B/C Loan

            (a) The Beverly Center Master Servicer (or, if the Beverly Center A/B/C Loan is a CSFB 2004-C1 Specially Serviced Loan, then the Beverly Center Special Servicer) shall service and administer the Beverly Center A/B/C Loan in a manner consistent with the Beverly Center Intercreditor Agreements and, unless another party is expressly responsible hereunder and thereunder, shall (subject to the CSFB 2004-C1 Servicing Standard) satisfy all of the obligations required to be performed by the "Note A Holder" or contemplated to be performed by a "Servicer" under Sections 3, 6, 17 and 21 of the Beverly Center A/B/C Intercreditor Agreement. If and for so long as Section 11 of the Beverly Center A/B/C Intercreditor Agreement is in effect, the Beverly Center Master Servicer (or, if the Beverly Center A/B/C Loan is a CSFB 2004-C1 Specially Serviced Loan, then the Beverly Center Special Servicer) shall satisfy all of the obligations required to be performed by the "Note A Holder" or contemplated to be performed by a "Servicer" under such Section 11. The Master Servicer and the Special Servicer hereby acknowledge and agree to Section 3.1.5 of the Beverly Center Senior Notes Intercreditor Agreement.

            (b) Prior to taking any of the Beverly Center Consultation Actions or the Beverly Center Specially Designated Servicing Actions, the Beverly Center Master Servicer (or, if the Beverly Center A/B/C Loan is a CSFB 2004-C1 Specially Serviced Loan, then the Beverly Center Special Servicer) shall provide notice of its intent to take such particular action to the Trustee and the Paying Agent and the Paying Agent shall promptly provide such notice to the Special Servicer and the Operating Adviser. In connection with the foregoing, the Beverly Center Master Servicer or Beverly Center Special Servicer, as the case may be, shall promptly provide to the Trustee and the Paying Agent all information in its possession with respect to any proposed Beverly Center Consultation Action or Beverly Center Specially Designated Servicing Action, as the case may be, including its reasons for determining to take or permit a proposed action, in each case as the Operating Adviser or the Trustee may reasonably request. The Paying Agent shall provide such information to the Special Servicer and the Operating Adviser. For 10 Business Days following its receipt of any notice delivered by the Beverly Center Master Servicer or Beverly Center Special Servicer pursuant to the second preceding sentence, and subject to Section 20(d) of the Beverly Center A/B/C Intercreditor Agreement, the Operating Adviser shall have the right, as and to the extent permitted under the Beverly Center Intercreditor Agreement, to contact and consult with the Beverly Center Master Servicer or Beverly Center Special Servicer, as applicable, regarding any Beverly Center Consultation Action and/or Beverly Center Specially Designated Servicing Action; provided that if such Beverly Center Master Servicer or Beverly Center Special Servicer, as the case may be, determines that immediate action is necessary to protect the interests of the Certificateholders, the CSFB 2004-C1 Certificateholders and the other Beverly Center Companion Loan Holders (as a collective whole), then such Beverly Center Master Servicer or Beverly Center Special Servicer, as the case may be, may take any Beverly Center Consultation Action or Beverly Center Specially Designated Servicing Action without waiting for a response to such notice; and provided that (i) unless and until the holders of the Beverly Center Senior Loans (or any successor Beverly Center REO Loans with respect thereto) become the Beverly Center Controlling Holder, (ii) unless the proposed action is a Beverly Center Specially Designated Servicing Action and (iii) unless such Operating Adviser or its designee is acting as, or as part of, the Beverly Center Senior Control Group, the Beverly Center Master Servicer or the Beverly Center Special Servicer shall have no obligation to follow any advice of, or take any direction from, such Operating Adviser, with respect to any Beverly Center Consultation Action, any Beverly Center Specially Designated Servicing Action or otherwise.

            Notwithstanding anything to the contrary contained herein (but subject to the penultimate paragraph of this Section 8.30(b)), the Beverly Center Master Servicer (or, if the Beverly Center A/B/C Loan is a CSFB 2004-C1 Specially Serviced Loan, then the Beverly Center Special Servicer) shall: (1) consult with the Beverly Center Controlling Holder at any time (whether or not an "event of default" (as defined in the Beverly Center A/B/C Intercreditor Agreement) has occurred) with respect to proposals to take any significant action with respect to the Beverly Center A/B/C Loan or the related Mortgaged Property and to consider alternative actions recommended by the Beverly Center Controlling Holder in connection with (i) any adoption or implementation of a business plan submitted by the related Borrower with respect to the related Mortgaged Property, (ii) the execution or renewal of any lease (if a lender approval is provided for in the applicable Mortgage Loan documents), (iii) the release of any escrow held in conjunction with the Beverly Center A/B/C Loan to the related Borrower not expressly required by the related Mortgage Loan documents or under applicable law, (iv) material alterations on the related Mortgaged Property, if approval by the lender is required by the related Mortgage Loan documents, (v) material change in any ancillary Mortgage Loan documents, or (vi) the waiver of any notice provisions related to prepayment; and (2) prior to taking any of the Beverly Center Specially Designated Servicing Actions, notify in writing the Beverly Center Controlling Holder of any proposal to take any of such actions (and to provide the Beverly Center Controlling Holder with such information reasonably requested by the Beverly Center Controlling Holder as may be necessary in the reasonable judgment of the Beverly Center Controlling Holder in order to make a judgment) and receive the written approval of the Beverly Center Controlling Holder (which approval may be withheld in its sole good faith discretion) with respect thereto; provided that, if the Beverly Center Controlling Holder fails to notify the Beverly Center Master Servicer or the Beverly Center Special Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 Business Days after delivery to the Beverly Center Controlling Holder by the Beverly Center Master Servicer or the Beverly Center Special Servicer, as applicable, of written notice of such a proposed action and such information as reasonably requested by the Beverly Center Controlling Holder, such action by such Beverly Center Master Servicer or such Beverly Center Special Servicer shall be deemed to have been approved by the Beverly Center Controlling Holder. Notwithstanding the foregoing, any amounts funded by the Beverly Center Master Servicer, the CSFB 2004-C1 Trustee, the Master Servicer, the Trustee, the Fiscal Agent, any party with respect to a future securitization of a Beverly Center Companion Loan or a Beverly Center Subordinate Note Holder as a result of (i) the making of any protective Advances or (ii) interest accruals or accretions and any compounding thereof (including default interest) with respect to the related Notes shall not at any time be deemed to contravene this Section 8.30(b).

            With respect to any proposed action requiring consultation with or approval of the Beverly Center Controlling Holder pursuant to the second paragraph of this Section 8.30(b) and Section 20(b) of the Beverly Center A/B/C Intercreditor Agreement, the Beverly Center Master Servicer or the Beverly Center Special Servicer, as the case may be, shall prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be, made such determination, and shall provide to the Trustee, who shall promptly deliver such analysis to the Special Servicer and the Operating Adviser, copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the Beverly Center Controlling Holder, the Beverly Center Master Servicer or the Beverly Center Special Servicer shall propose an alternate action (based on any counter-proposals received from the Beverly Center Controlling Holder, to the extent such counter-proposal is consistent with the immediately succeeding paragraph of Section 8.30(b) and Section 20(d) of the Beverly Center A/B/C Intercreditor Agreement or, if no such counter-proposal is received, then based on any alternate course of action that such Beverly Center Master Servicer or such Beverly Center Special Servicer may deem appropriate) until the approval of the Beverly Center Controlling Holder is obtained; provided that if such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be, and the Beverly Center Controlling Holder do not agree on a proposed course of action within 60 days after the date on which such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be, first proposed a course of action, then such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be, shall take such action as it deems appropriate in accordance with the CSFB 2004-C1 Servicing Standard.

            Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Beverly Center Controlling Holder, as contemplated by the foregoing provisions of Section 8.30(b), may (and the Beverly Center Master Servicer or the Beverly Center Special Servicer, as the case may be, shall ignore and act without regard to any such advice, direction or objection that such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, will) require or cause such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be, the CSFB 2004-C1 Trustee or the Master Servicer, Special Servicer or Trustee to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the CSFB 2004-C1 Servicing Standard or violate the "REMIC Provisions" (as defined in the CSFB 2004-C1 Pooling and Servicing Agreement) or violate any other provisions of the CSFB 2004-C1 Pooling and Servicing Agreement, the Mortgage Loan documents, or any provisions of the Beverly Center A/B/C Intercreditor Agreement.

            With respect to the matters contemplated by the foregoing provisions of this Section 8.30(b) and the corresponding provisions of the Beverly Center Senior Notes Intercreditor Agreement, the Operating Adviser is hereby designated, on behalf of the Trust, as holder of the Beverly Center Pari Passu Loan to exercise the consultation and consent rights of the holder of such Mortgage Loan or any successor REO Mortgage Loan with respect thereto and to constitute part of the Beverly Center Senior Control Group.

            (c) The parties acknowledge that no Beverly Center Controlling Holder or designee thereof shall owe any fiduciary duty to the CSFB 2004-C1 Trustee, the Beverly Center Master Servicer, the Beverly Center Special Servicer or any Series 2004-C1 Certificateholder and that no Beverly Center Controlling Holder or designee thereof will have any liability to the Trustee, Master Servicer, Special Servicer, any Certificateholders or any other holder of an interest in the Beverly Center A/B/C Loan for any action taken, or for refraining from the taking of any action pursuant to the Beverly Center A/B/C Intercreditor Agreement, the Beverly Center Senior Notes Intercreditor Agreement, the CSFB 2004-C1 Pooling and Servicing Agreement or this Agreement, or the giving of any consent or for errors in judgment. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that (i) a Beverly Center Controlling Holder may take or refrain from taking actions that favor the interests of the Beverly Center Controlling Holder or its Affiliates over the other holders of interests in the Beverly Center A/B/C Loan, (ii) a Beverly Center Controlling Holder may take or refrain from taking actions (or cause its designee to take or refrain from taking actions) that favor its interest or the interests of its affiliates over the other holders of interests in the Beverly Center A/B/C Loan, (iii) that a Beverly Center Controlling Holder or its designee may have special relationships and interests that conflict with the interests of the other holders of interests in the Beverly Center A/B/C Loan and will be deemed to have agreed to take no action against a Beverly Center Controlling Holder, any designee thereof or any of their officers, directors, employees, principals or agents as a result of such special relationships or conflicts, (iv) that no Beverly Center Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates and (v) that no designee of the Beverly Center Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in the interests of the related Beverly Center Controlling Holder or its affiliates.

            (d) (i) By written notice to the Beverly Center Master Servicer, the Beverly Center Special Servicer and the CSFB 2004-C1 Trustee (a "Beverly Center Loan A-1 Purchase Notice") delivered during any period (a "Beverly Center Loan A-1 Purchase Period") that a monetary event of default has occurred with respect to Beverly Center Loan A-1 or the Beverly Center Loan A-1 has become a CSFB 2004-C1 Specially Serviced Loan due to the commencement of bankruptcy, foreclosure or similar proceedings with respect to the related Borrower, the Operating Adviser (as designee of the Trust as holder of the Beverly Center Pari Passu Loan pursuant to Section 8.30(e)) and each Beverly Center Companion Loan Holder (excluding, for purposes of this Section 8.30(d)(i) and Section 8.30(d)(ii), the CSFB 2004-C1 Directing Certificateholder as designee of the CSFB 2004-C1 Trust as holder of the Beverly Center Loan A-1) may elect to purchase the Beverly Center Loan A-1; provided that any such election by the Operating Adviser or any Beverly Center Companion Loan Holder to purchase the Beverly Center Loan A-1 shall be rendered null and void if the CSFB 2004-C1 Directing Certificateholder (as designee of the CSFB 2004-C1 Trust as holder of the Beverly Center Loan A-1) elects to purchase the Beverly Center Companion Loans pursuant to the rights granted to it under Section 3.32(e) of the CSFB 2004-C1 Pooling and Servicing Agreement. If the Operating Adviser's or any Beverly Center Companion Loan Holder's election to purchase the Beverly Center Loan A-1 has not been so rendered null and void, then the CSFB 2004-C1 Trustee shall sell (and the Operating Adviser or such Beverly Center Companion Loan Holder, as the case may be, shall purchase) the Beverly Center Loan A-1 at the applicable "Purchase Price," as defined in the CSFB 2004-C1 Pooling and Servicing Agreement ( the "Beverly Center Senior Loan Purchase Price), on a date (the "Beverly Center Loan A-1 Purchase Date") to be established by the Beverly Center Special Servicer, which shall be not less than five Business Days nor more than 10 Business Days after the date on which the Beverly Center Special Servicer receives a copy of the Beverly Center Loan A-1 Purchase Notice. The Beverly Center Senior Loan Purchase Price shall be calculated by the Beverly Center Master Servicer or the Beverly Center Special Servicer, as the case may be, three Business Days prior to the Beverly Center Loan A-1 Purchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Operating Adviser, any Beverly Center Companion Loan Holders and any designees thereof. Notwithstanding the foregoing, the right of the Operating Adviser, any Beverly Center Companion Loan Holders and any designees thereof to elect to purchase the Beverly Center Loan A-1 under this Section 8.30(d)(i) will automatically terminate upon the earlier of (a) the expiration of the Beverly Center Loan A-1 Purchase Period and (b) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property. The purchase option set forth in this Section 8.30(d)(i) shall be in addition to the purchase option set forth in Section 8.30(d)(ii).

            (ii) Prior to entering into any modification of the Beverly Center Senior Loans that would materially affect the monetary terms of the Beverly Center Senior Loans, the Beverly Center Special Servicer shall provide the Trustee, the Paying Agent and each Beverly Center Companion Loan Holder with notice thereof and with all information that the Beverly Center Special Servicer considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Paying Agent shall promptly provide a copy of such notice and copies of all such materials to the Special Servicer and the Operating Adviser. The Operating Adviser (as designee of the Trust as holder of the Beverly Center Pari Passu Loan pursuant to Section 8.30(e)) and each Beverly Center Companion Loan Holder shall have the right to purchase the Beverly Center Loan A-1 at a price equal to the Beverly Center Senior Loan Purchase Price therefore by delivering notice to the Beverly Center Master Servicer and the Beverly Center Special Servicer, within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such five Business Day period or upon receipt of notice by the Beverly Center Special Servicer that such Beverly Center Companion Loan will be otherwise sold pursuant to the CSFB 2004-C1 Pooling and Servicing Agreement); provided that the Operating Adviser's or any Beverly Center Companion Loan Holder's election to purchase the Beverly Center Loan A-1 shall be rendered null and void if the Series 2004-C1 Directing Certificateholder elects to purchase the Beverly Center Senior Loans pursuant to the rights granted to it under
      Section 3.32(e) of the CSFB 2004-C1 Pooling and Servicing Agreement. If the Operating Adviser's or any Beverly Center Companion Loan Holder's election to purchase the Beverly Center Loan A-1 has not been so rendered null and void, then the Operating Adviser or such Beverly Center Companion Loan Holder shall deliver such Beverly Center Senior Loan Purchase Price (in respect of such Beverly Center Loan A-1) to the Beverly Center Master Servicer within three Business Days of the end of the five Business Day period referred to in the prior sentence.

            (iii) If the Operating Adviser and/or multiple Beverly Center Companion Loan Holders (including the Operating Adviser, but excluding the CSFB 2004-C1 Directing Certificateholder) elect to purchase the Beverly Center Loan A-1 pursuant to Section 8.30(d)(i) or Section 8.30(d)(ii), then priority among them shall be determined on a "first in time, first in right" basis.

            (e) Consistent with the Beverly Center Senior Notes Intercreditor Agreement, the Operating Adviser is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Beverly Center Pari Passu Loan with respect to the Beverly Center Companion Loans under circumstances similar to those contemplated by Section 8.30(d)(i) and the purchase option of the holder of the Beverly Center Pari Passu Loan with respect to the Beverly Center Companion Loans under circumstances similar to those contemplated by Section 8.30(d)(ii), and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

            (f) If a Beverly Center Triggering Event of Default has occurred and is continuing, then, upon written notice from the Beverly Center Master Servicer (a "Beverly Center Repurchase Option Notice") of such occurrence, each Beverly Center Subordinate Note Holder shall have the right, prior to any other party, by written notice to the Beverly Center Master Servicer and the Beverly Center Special Servicer and the Trustee and the Paying Agent, who shall provide such notice to the Special Servicer and the Operating Adviser (a "Beverly Center Subordinate Note Holder Repurchase Notice"), at any time after the occurrence of the Beverly Center Triggering Event of Default and prior to the earliest to occur of (a) the cure of the Beverly Center Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the related Mortgage Loan documents effected in accordance with the terms of the CSFB 2004-C1 Pooling and Servicing Agreement (and subject to the approval rights of the Beverly Center Controlling Holder set forth therein and in the Beverly Center A/B/C Intercreditor Agreement) and (d) the date that is 90 days after such Beverly Center Subordinate Note Holder's receipt of the written notice of the occurrence of the Beverly Center Triggering Event of Default, (A) if the holder of the Beverly Center C Note is the purchasing Beverly Center Subordinate Note Holder, to purchase the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center B Note at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center A/B/C Intercreditor Agreement) or (B) if the holder of the Beverly Center B Note is the purchasing Beverly Center Subordinate Note Holder, to purchase the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center A/B/C Intercreditor Agreement). Upon the delivery of the Beverly Center Subordinate Note Holder Repurchase Notice to the Beverly Center Master Servicer, the Beverly Center Special Servicer, the holders of the other Beverly Center Companion Loans, the Trustee and the Paying Agent, which shall provide such notice to the Special Servicer and the Operating Adviser and, if applicable, the other Beverly Center Subordinate Note Holder, the CSFB 2004-C1 Trustee shall sell (and the applicable Beverly Center Subordinate Note Holder shall purchase) the Beverly Center Senior Loans (including the Beverly Center Pari Passu Loan) and, if applicable, the other Beverly Center Subordinate Note, free and clear of any sub-interests therein or any other liens, claims or encumbrances for the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center A/B/C Intercreditor Agreement), on a date (the "Beverly Center Repurchase Date") not less than five Business Days nor more than 30 Business Days after the date of the Beverly Center Subordinate Note Holder Repurchase Notice, as shall be established by the Beverly Center Special Servicer and reasonably acceptable to the purchasing Beverly Center Subordinate Note Holder. If more than one Beverly Center Subordinate Note Holder provides a Beverly Center Subordinate Note Holder Repurchase Notice to the Beverly Center Master Servicer and the Beverly Center Special Servicer, then the holder of the Beverly Center C Note shall have the right to consummate the purchase contemplated by this Section 8.30(f), and the Beverly Center Subordinate Note Holder Repurchase Notice delivered by the holder of the Beverly Center B Note shall be deemed revoked and of no further force and effect. The applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the Beverly Center A/B/C Intercreditor Agreement) shall be calculated by the Beverly Center Special Servicer three Business Days prior to the Beverly Center Repurchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the holders of the Beverly Center Senior Loans (and, if applicable, any related certificateholders under a Beverly Center Senior Loan Securitization Agreement, the holder of the Beverly Center B Note and the holder of the Beverly Center C Note. The right of a Beverly Center Subordinate Note Holder to purchase the Beverly Center Senior Loans and the Beverly Center B Note, if applicable, shall automatically terminate upon the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. For the avoidance of doubt, neither Beverly Center Subordinate Note Holder shall have any option to purchase the Beverly Center Pari Passu Loan under Section 9.36 (without a direct assignment of such right to such Beverly Center Subordinate Note Holder from the Operating Adviser).

            (g) In connection with any purchase of the Beverly Center Pari Passu Loan, together with any Beverly Center Companion Loan and/or any Beverly Center Subordinate Note, pursuant to or as contemplated by Section 8.30(d) or Section 8.30(f), upon its receipt of a Request for Release from the Beverly Center Master Servicer, the Trustee shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the Beverly Center Pari Passu Loan in the appropriate transferee, without recourse, representations or warranties.

            (h) The parties hereto acknowledge the purchase options of the respective Beverly Center Companion Loan Holders and the Beverly Center Subordinate Note Holders (and/or their respective designees and/or representatives) in respect of the Beverly Center Pari Passu Loan pursuant to the Beverly Center Senior Notes Intercreditor Agreement and the Beverly Center A/B/C Intercreditor Agreement. Upon its receipt of any notice from a Beverly Center Companion Loan Holder or Beverly Center Subordinate Note Holder or its designee expressing an intent to exercise any such purchase option, each party hereto shall promptly forward a copy of such notice to the Operating Adviser.

            (i) In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which the Beverly Center Master Servicer or the Beverly Center Special Servicer has knowledge) shall exist with respect to the Beverly Center A/B/C Loan, then, upon notice from such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be (a "Beverly Center Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice such Beverly Center Master Servicer or such Beverly Center Special Servicer, as the case may be, shall promptly give to the Beverly Center Controlling Junior Loan Holder upon receipt of knowledge thereof), the Beverly Center Controlling Junior Loan Holder shall have the right, exercisable by the Beverly Center Controlling Junior Loan Holder giving written notice of its intent to cure a default within five Business Days of receipt of the Beverly Center Cure Option Notice, to cure such default; provided, in the event that the Beverly Center Controlling Junior Loan Holder has elected to cure any default, the default must be cured by the Beverly Center Controlling Junior Loan Holder within, in the case of a monetary default, five Business Days of receipt of such Beverly Center Cure Option Notice and, in the case of a non-monetary default, 30 days of receipt of such Beverly Center Cure Option Notice. In the event that the Beverly Center Controlling Junior Loan Holder elects to cure a default that can be cured by the payment of money (each such payment, a "Beverly Center Cure Payment"), the Beverly Center Controlling Junior Loan Holder shall make such Beverly Center Cure Payment as directed by the Beverly Center Master Servicer or Beverly Center Special Servicer, as the case may be, and each such Beverly Center Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the CSFB 2004-C1 Trustee, Beverly Center Master Servicer, Beverly Center Special Servicer, the holder of any other Beverly Center Companion Loan or the Master Servicer, Special Servicer or Trustee (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest charged thereon, Penalty Charges, default interest and any unpaid Master Servicing Fees (and Primary Servicing Fees) with respect to the Beverly Center A/B/C Loan) during the period of time from the expiration of the grace period under the Beverly Center A/B/C Loan until such Beverly Center Cure Payment is made or such other cure is otherwise effected. The right of the Beverly Center Controlling Junior Loan Holder to reimbursement of any Beverly Center Cure Payment shall be subordinate in all respects to the rights of the holders of the Beverly Center Senior Loans to distributions with respect to the Beverly Center A/B/C Loan and to all amounts distributable to them. So long as a default exists that is being cured by the Beverly Center Controlling Junior Loan Holder pursuant to this paragraph or Section 3.32(i) of the CSFB 2004-C1 Pooling and Servicing Agreement and Section 10(b) of the Beverly Center A/B/C Intercreditor Agreement and the cure period has not expired and the Beverly Center Controlling Junior Loan Holder is permitted to cure under the terms of such provisions, such default shall not constitute a default or an event of default (i) for purposes of Sections 4 or 5 of the Beverly Center A/B/C Intercreditor Agreement; (ii) for purposes of accelerating the Beverly Center A/B/C Loan, modifying, amending or waiving any provisions of the related Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property; or (iii) for purposes of treating the Beverly Center A/B/C Loan as a CSFB 2004-C1 Specially Serviced Loan; provided that such limitations shall not prevent the Beverly Center Master Servicer or the Beverly Center Special Servicer from sending notices of the default to the related Borrower or any related guarantor or making demands on the related Borrower or any related guarantor or from collecting default interest or late payment charges from the related Borrower. Notwithstanding anything to the contrary contained in this subsection, (A) the Beverly Center Controlling Junior Loan Holder's right to cure a monetary default or non-monetary default shall be limited to six Beverly Center Cure Events over the life of the Beverly Center A/B/C Loan and (B) no single Beverly Center Cure Event may exceed three consecutive months. Notwithstanding the foregoing, the making of a Beverly Center Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the related Mortgage Loan documents by the related Borrower.

            (j) With respect to the matters contemplated by this Section 8.30,
Section 20(f) of the Beverly Center A/B/C Intercreditor Agreement and Section
3.1.2 of the Beverly Center Senior Notes Intercreditor Agreement, the Operating Adviser is hereby designated, on behalf of the Trust, as holder of the Beverly Center Pari Passu Loan, to exercise the consultation and consent rights of the holder of the Beverly Center Pari Passu Loan or any successor REO Mortgage Loan with respect thereto and to constitute part of a Beverly Center Senior Control Group (whenever the Beverly Center Senior Control Group constitutes the Beverly Center Controlling Holder).

            (k) Notwithstanding anything herein to the contrary, but subject to the next sentence, if any Beverly Center Companion Loan or any successor Beverly Center REO Loan with respect thereto is included in a rated commercial mortgage securitization, and if any particular servicing action with respect to the Beverly Center A/B/C Loan or any related REO Property requires confirmation of ratings of the Certificates in connection therewith under any provision of this Agreement, then the Beverly Center Master Servicer or the Beverly Center Special Servicer, as applicable, shall likewise obtain a similar confirmation of ratings from Moody's, S&P and/or Fitch, as applicable, with respect to any rated securities evidencing an interest in, or secured by, such Beverly Center Companion Loan or any successor Beverly Center REO Loan with respect thereto (regardless of whether or not expressly required under such provision of this Agreement). Also notwithstanding anything to the contrary contained herein, any costs associated with confirmation of the ratings of any rated securities evidencing an interest in, or secured by, any Beverly Center Companion Loan or any successor Beverly Center REO Loan with respect thereto (whether pursuant to the prior sentence or otherwise pursuant to this Agreement or a Beverly Center Intercreditor Agreement) shall, to the extent not recoverable from the related Borrower or other party seeking to take the action that requires such Rating Confirmation or another source besides the Trust, shall be borne by the trust that holds such Beverly Center Companion Loan or any successor Beverly Center REO Loan with respect thereto, and if such trust is unwilling to cover the cost of obtaining such confirmation of ratings, then no party hereto shall be obligated to obtain such confirmation of ratings (notwithstanding anything herein to the contrary).

            (l) The parties hereto acknowledge that upon the occurrence of a Beverly Center Change of Servicing Control Event, the Beverly Center A/B/C Loan may be serviced and administered by the Master Servicer and the Special Servicer substantially in accordance with the CSFB 2004-C1 Pooling and Servicing Agreement and the Master Servicer and the Special Servicer shall be entitled, for performing their respective servicing and administration duties with respect to the Beverly Center A/B/C Loan and any related REO Property, including, without limitation, the creation of necessary accounts and reports, to the same rights to indemnification and compensation from the Trust as would the CSFB 2004-C1 Master Servicer and the CSFB 2004-C1 Special Servicer pursuant to
Section 3.11 of the CSFB 2004-C1 Pooling and Servicing Agreement.

            (m) If there are any conflicts between this Section 8.30 and any of the Mortgage Loan documents relating to the Beverly Center A/B/C Loan or between this Section 8.30 and either Beverly Center Intercreditor Agreement, then such Mortgage Loan documents or such Beverly Center Intercreditor Agreement shall control. The parties hereto recognize and acknowledge the respective rights of the Beverly Center Subordinate Note Holders and the Beverly Center Companion Loan Holders under the Beverly Center Intercreditor Agreements.

            Section 8.31 Certain Matters Regarding the World Apparel Center Pari Passu Loan

            (a) Prior to taking any of the World Apparel Center Consultation Actions, the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, shall provide a notice of its intent to take such particular action to the Trustee who shall promptly provide such notice to the Special Servicer and the Operating Adviser. In connection with the foregoing, the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, shall promptly provide to the Trustee all information with respect to any proposed World Apparel Center Consultation Action in each case as the Operating Adviser or the Trustee may reasonably request. Within 30 days following the Trustee's receipt of any notice delivered by the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, pursuant to the second preceding sentence, and subject to Sections 3.01(b), 3.01(c) and 3.02(b) of the World Apparel Center Intercreditor Agreement, the Operating Adviser shall have the right, as and to the extent permitted under the World Apparel Center Intercreditor Agreement, to object to any World Apparel Center Consultation Action; provided that the Operating Adviser is acting as, or as a part of, the World Apparel Center Majority Lenders; and provided that, if the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, determines that an immediate action is necessary to protect the interests of the holders of the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans (as a collective whole), then the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, may take any World Apparel Center Consultation Action without waiting for a response to such notice.

            (b) Furthermore, the Operating Adviser may consult separately with the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, with regard to any World Apparel Center Consultation Action.

            (c) The designee of the holder of the World Apparel Center Companion Loan deposited in the trust fund established pursuant to the JPMorgan 2004-LN2 Pooling and Servicing Agreement (the "JPMorgan 2004-LN2 Designee") has the right to replace the JPMorgan 2004-LN2 Special Servicer pursuant to the JPMorgan 2004-LN2 Pooling and Servicing Agreement; provided that the JPMorgan 2004-LN2 Designee shall consult with the Operating Adviser prior to appointing a replacement special servicer and the JPMorgan 2004-LN2 Designee shall promptly notify the Trustee of any proposed replacement. The Trustee shall provide such notice to the Operating Adviser and within 5 Business Days after the Trustee's receipt of the notice, the Operating Adviser shall provide the JPMorgan 2004-LN2 Designee with its response to the replacement special servicer; and provided that the JPMorgan 2004-LN2 Designee may, in its sole discretion, reject any advice or consultation with respect to the appointment of a replacement special servicer provided by the Operating Adviser.

            (d) If any party is reimbursed or entitled to be reimbursed pursuant to the JPMorgan 2004-LN2 Pooling and Servicing Agreement for any Co-Lender Expense (as defined in the World Apparel Center Intercreditor Agreement) out of amounts otherwise payable to the holders of the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans or out of any other funds of such holders, these holders shall be required to bear only their respective shares of such reimbursement or payment in accordance with Section 4.03 of the World Apparel Center Intercreditor Agreement. If any such holder bears more than its share of the reimbursement or payment, then such holder shall be entitled to contribution from other holders until each contributing holder has borne its share of such reimbursement or payment. With respect to the World Apparel Center Pari Passu Loan, such payments will be made out of the assets of the Trust and with respect to each World Apparel Center Companion Loan that has been securitized, such payments will be made out of the assets of the related trust.

            Section 8.32 Certain Matters Regarding the River Rock Business Center Mortgage Loan

            With respect to the River Rock Business Center Mortgage Loan and the related ground lease, neither the Master Servicer nor the Special Servicer shall exercise any right under the related Mortgage Loan documents to purchase the related fee interest on behalf of the Trust; provided, however, that the Master Servicer and the Special Servicer shall be permitted to require the related Mortgagor to exercise its right to purchase such fee interest or to exercise such right on behalf of the related Mortgagor, to the extent permitted by the related Mortgage Loan documents.

                                   ARTICLE IX

   ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICER

            Section 9.1 Duties of the Special Servicer

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Certificateholders, the Trustee and, solely as it relates to the Serviced Loan Group, on behalf of the holder of the Serviced Companion Loan, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard (subject to the servicing of each Non-Trust-Serviced Pari Passu Loan by the applicable Other Master Servicer and the applicable Other Special Servicer in accordance with the applicable Other Pooling and Servicing Agreement). Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans and the Serviced Companion Loan; notwithstanding such explicit references, references in this Article IX to "Mortgage Loans" shall be construed, unless otherwise specified, to refer also to such Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence). In addition, certain of the provisions of this
Article IX make explicit reference to their non-applicability to Non-Trust-Serviced Pari Passu Loans; notwithstanding such explicit references, references to "Mortgage Loans," "Specially Serviced Mortgage Loans," "REO Mortgage Loan," "REO Property," "Rehabilitated Mortgage Loan" and "Mortgaged Property" contained in this Article IX, unless otherwise specified, shall be construed to exclude the Non-Trust-Serviced Pari Passu Loans and any related real property (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

            The Special Servicer shall be the Special Servicer with respect to all the Mortgage Loans and other assets of the Trust and each Serviced Companion Loan and, as such, shall service and administer such of the assets of the Trust (other than each Non-Trust-Serviced Loan Group) as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of the Special Servicer with respect to such of the assets of the Trust (other than each Non-Trust-Serviced Loan Group) as constitute assets that are not Specially Serviced Mortgage Loans or REO Properties.

            (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports requested by the Master Servicer, the Special Servicer may require the Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

            (c) The Special Servicer shall send a written notice to the Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

            (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

            (e) All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan and a Specially Serviced Mortgage Loan that is the Serviced Companion Loan) shall be deposited in the Certificate Account and all amounts collected by the Master Servicer with respect to the Serviced Companion Loan, if it becomes a Specially Serviced Mortgage Loan, shall be deposited in the Serviced Companion Loan Custodial Account. The Master Servicer shall within two Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within two Business Days thereafter, instruct the Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including any related Intercreditor Agreement) or in accordance with this Agreement, as applicable).

            (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

            Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of the Special Servicer

            The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer (or its corporate parent) is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by S&P and Fitch, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

            Section 9.3 Sub-Servicers

            The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the Master Servicer. The Special Servicer shall notify the Master Servicer, the Trustee, the Operating Adviser and solely as it relates to the A/B Mortgage Loan, the holder of the related B Note, of the appointment of any Sub-Servicer of the Special Servicer.

            Section 9.4 Special Servicer's General Powers and Duties

            (a) Subject to the other terms and provisions of this Agreement (including, but not limited to, Sections 9.39) and the terms and provisions of the related Intercreditor Agreement for the Serviced Loan Group, the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust (or the holder of the Serviced Companion Loan, if applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date the Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee and the holder of the Serviced Companion Loan (if such proceeding relates to the Serviced Loan Group) in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee and the holder of the Serviced Companion Loan (if such proceeding relates to the Serviced Loan Group), unless the Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders and, in the case of the Serviced Loan Group, the holder of the Serviced Companion Loan, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or the holder of the Serviced Companion Loan), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or the holder of the Serviced Companion
Loan). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or the holder of the Serviced Companion Loan), be deemed to be the agent of the Trust (or the holder of the Serviced Companion Loan). The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of it or its Affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

            (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2005); provided, further, that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the Master Servicer, the Operating Adviser and solely as they relate to the Serviced Loan Group, the holder of the Serviced Companion Loan copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection. The duties of the Special Servicer set forth in this Section 9.4(b) with respect to the Specially Serviced Mortgage Loans shall not include the Non-Trust-Serviced Pari Passu Loans.

            (c) Except as set forth in Section 9.4(d) below, pursuant and subject to the related Intercreditor Agreement, each owner of the Serviced Companion Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the Serviced Companion Loan pursuant to this Agreement.

            (d) Pursuant to the related Intercreditor Agreement, the holder the President Plaza B Note has retained the right to terminate the Special Servicer of the President Plaza Mortgage Loan (with or without cause) and to appoint a special servicer of the President Plaza Mortgage Loan and any related REO Property. The Special Servicer shall meet the requirements applicable to a successor Special Servicer contained in Section 9.21(b). Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to the President Plaza Mortgage Loan are limited by and subject to the terms of the related Intercreditor Agreement (upon being appointed special servicer of the President Plaza Mortgage Loan).

            (e) Pursuant to the Intercreditor Agreement with respect to each Non-Trust-Serviced Pari Passu Loan, the owner of the related Non-Trust-Serviced Pari Passu Loan has agreed that such owner's rights in, to and under the related Non-Trust-Serviced Pari Passu Loan are subject to the servicing and all other rights of the applicable Other Master Servicer and the applicable Other Special Servicer and the applicable Other Master Servicer and the applicable Other Special Servicer are authorized and obligated to service and administer the related Non-Trust-Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to each Non-Trust-Serviced Pari Passu Loan are limited by and subject to the terms of the related Intercreditor Agreement and the rights of the applicable Other Master Servicer and the applicable Other Special Servicer with respect thereto under the applicable Other Pooling and Servicing Agreement. The Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Non-Trust-Serviced Pari Passu Loan by the applicable Other Master Servicer and the applicable Other Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Other Master Servicer or applicable Other Special Servicer under the applicable Other Pooling and Servicing Agreement.

            Section 9.5 "Due-On-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans;
Due-On-Encumbrance Clauses

            Subject to the limitations of Sections 9.39 and 12.3 and, with respect to the Serviced Loan Group, the terms of the related Intercreditor Agreement (including, without limitation, any right of the holder of the Serviced Companion Loan or the Operating Adviser on its behalf to consent), the Special Servicer shall have the following duties and rights:

            (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

            (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with (or, if required pursuant to the President Plaza Intercreditor Agreement or otherwise pursuant to this Agreement, receipt of written consent of) the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to S&P and Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide S&P and Fitch with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Specially Serviced Mortgage Loans below the threshold set forth above, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in
Section 8.7(d). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

            After notice to the Operating Adviser (or, if required pursuant to the President Plaza Intercreditor Agreement or otherwise pursuant to this Agreement, receipt of written consent of), the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event; provided, further, that with respect to the Serviced Loan Group, any such action is subject to the related Intercreditor Agreement. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if entering into such assumption or substitution agreement is consistent with the Servicing Standard. The Special Servicer shall not condition approval of any request for assumption of a Specially Serviced Mortgage Loan on an increase in the interest rate of such Specially Serviced Mortgage Loan. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (c) Subject to the Servicing Standard and Sections 9.37 and 9.39 and, in the case of the Serviced Loan Group, the related Intercreditor Agreement (including, without limitation, any right of the holder of the Serviced Companion Loan or Operating Adviser on its behalf to consent), and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium and/or any other amounts due and payable with respect to such Specially Serviced Mortgage Loan (including, but not limited to, any Late Fees or default interest), (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders and the holders of the Serviced Companion Loan (as a collective whole) on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders and the holders of the Serviced Companion Loan (as a collective whole) to be performed at the related Mortgage Rate or, in the case of any Whole Loan, such discounting to be performed at the weighted average of the Mortgage Rate and the stated mortgage rate on any related Subordinate Note) (as demonstrated in writing by the Special Servicer to the Trustee and the Paying Agent), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39 and/or the related Intercreditor Agreement, the Special Servicer has made such notice or received such consent in accordance with the requirements of such Intercreditor Agreement. The Special Servicer with respect to the Serviced Loan Group shall notify the holder of Serviced Companion Loan of any modification of the monthly payments of the Serviced Companion Loan and such modifications shall be made and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement.

            In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Specially Serviced Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Specially Serviced Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Specially Serviced Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Specially Serviced Mortgage Loan be extended past a date that is two years prior to the Final Rated Distribution Date. The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

            (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Specially Serviced Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust, the holder of the Serviced Companion Loan in such collateral can only be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense; provided, further, that with respect to the Serviced Loan Group, the Special Servicer shall only permit such substitution if permitted to do so under the related Intercreditor Agreement. Notwithstanding the foregoing, to the extent not inconsistent with the related Mortgage Loan documents, the Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the Special Servicer shall request the related Seller as and to the extent required pursuant to the terms of the related Mortgage Loan Purchase Agreement to make such payment by deposit to the Certificate Account. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them.

            (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee, the Paying Agent, the Rating Agencies and, with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan, a notice, specifying any such assignments and assumptions, modifications, material waivers (except any waivers with respect to Late Fees or default interest (unless such waiver relates to the Serviced Companion Loan)) or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

            (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Specially Serviced Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Specially Serviced Mortgage Loan from the Mortgagor. The Special Servicer shall be entitled to 100% of any modification fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

            (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans (except with respect to the UCMFI Loans with respect to which such Special Servicer is not entitled to receive a percentage of the assumption fee, as set forth below), and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to
Section 8.7(a) and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(d). The Special Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, with respect to non-Specially Serviced Mortgage Loans that are UCMFI Loans, the Special Servicer shall only be entitled to 50% of any assumption fee if such Special Servicer's consent was required with respect to such assumption.

            (h) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or the Class EI Grantor Trust not being treated as a grantor trust, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the Paying Agent or the Trustee, or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement. Notwithstanding anything to the contrary contained herein, in no event shall the Special Servicer with respect to the A/B Mortgage Loan be required to take direction, or obtain consent, from the Operating Adviser with respect to the related A Note so long as the holder of the related B Note is the President Plaza Directing Holder pursuant to the related Intercreditor Agreement.

            (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) (with respect to the Serviced Loan Group, subject to the related Intercreditor Agreement) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan or, if it is part of the Serviced Loan Group, the Serviced Loan Group, has a Loan-to-Value Ratio (which also includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which also includes debt service on any Subordinate Note and Junior Indebtedness, if any) that is less than 1.2x.

            Section 9.6 Release of Mortgage Files

            (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will within 2 Business Days notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

            (c) Reserved.

            (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

            Section 9.7 Documents, Records and Funds in Possession of the Special Servicer to Be Held for the Trustee

            (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be remitted to the Master Servicer within two Business Days of receipt for deposit into the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the Fiscal Agent, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Master Servicer's, the Fiscal Agent's, the Paying Agent's or the Operating Adviser's purposes.

            (b) The Special Servicer hereby acknowledges that the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group).

            (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

            Section 9.8 Representations, Warranties and Covenants of the Special Servicer

            (a) Midland Loan Services, Inc., in its capacity as the Special Servicer, hereby represents and warrants to and covenants with the Trustee and the holder of the Serviced Companion Loan, as of the Closing Date:

            (i) the Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets which default or breach in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (iii) the Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) no litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) the Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 9.2 hereof; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Special Servicer with this Agreement, or the consummation by the Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

            (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the Trustee, the Master Servicer, the Paying Agent or the Fiscal Agent. The Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Fiscal Agent, the Depositor, the Operating Adviser and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies

            (a) For all REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan and the Serviced Companion Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1,000,000 per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee. The costs of such insurance shall be paid by the Master Servicer as a Servicing Advance pursuant to Section 4.2, subject to the provisions of Section 4.4 hereof.

            (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

            (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at commercially reasonable rates consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination.

            The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable REO Property serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Special Servicer (or its corporate parent) self-insures for its obligations, provided that the rating of such Person's long-term debt is not less than "A" by S&P and Fitch. In the event that the Special Servicer shall cause any REO Property to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any REO Property is then covered thereby), shall be paid by the Special Servicer, at its option, or by the Master Servicer, as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related REO Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or Serviced Companion Loan or (ii) if there is no deductible limitation required under the Mortgage Loan or Serviced Companion Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related REO Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the REO Properties, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            Section 9.10 Presentment of Claims and Collection of Proceeds

            The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

            Section 9.11 Compensation to the Special Servicer

            (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Master Servicer within one Business Day of receipt thereof, and deposited by the Master Servicer in the Certificate Account. The Special Servicer shall be entitled to receive a Liquidation Fee from the proceeds received in connection with a full or partial liquidation (net of related costs and expenses of such liquidation) of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation, casualty or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds or Insurance Proceeds received in connection with, each such acquired property as the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds related to that property are received. Notwithstanding the foregoing, if a Servicing Transfer Event described in clause (vi) of the definition thereof occurs with respect to the President Plaza Mortgage Loan and/or the President Plaza B Note, no Special Servicing Fee shall be payable with respect to the President Plaza B Note unless the related A/B Mortgage Loan is a Specially Serviced Mortgage Loan and an actual event of default occurs with respect thereto pursuant to the related loan documents.

            (b) The Special Servicer shall be entitled to cause the Master Servicer to withdraw (i) from the Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan and (ii) from the Serviced Companion Loan Custodial Account, the Special Servicer Compensation to the extent related solely to the Serviced Companion Loan, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement (other than any such fees payable in connection with any Non-Trust-Serviced Pari Passu Loan). The Special Servicer shall also be permitted to receive 50% of any assumption fees collected with respect to Mortgage Loans and Serviced Companion Loan which are not Specially Serviced Mortgage Loans (but only if, with respect to the Mortgage Loans sold to the Trust by UCMFI, the Special Servicer's consent was required in connection therewith), as provided in Sections 8.7(a) and 8.7(d), and, to the extent deposited into the Certificate Account, 100% of all assumption fees relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.5(a), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor. To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

            Section 9.12 Realization Upon Defaulted Mortgage Loans

            (a) The Special Servicer, in accordance with the Servicing Standard and subject to Sections 9.4(a), 9.36 and 9.39 and, with respect to the Serviced Loan Group, the related Intercreditor Agreement, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard.

            (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on such REMIC Pool under the Code or cause such REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust or any trust that holds the Serviced Companion Loan would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or Affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

            (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

            (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

            (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer pursuant to this Agreement, subject to the provisions of Section
      4.4 hereof.

            (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor.

            (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

            Notwithstanding any provision of this Agreement to the contrary, the Special Servicer shall not foreclose on any Mortgaged Property in anticipation of pursuing a claim under the related Environmental Insurance Policy, unless the Special Servicer shall have first reviewed such Environmental Insurance Policy.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

            Section 9.13 Foreclosure

            In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

            The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section 9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group) solely for the purpose of its prompt disposition and sale.

            Section 9.14 Operation of REO Property

            (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group) in the name of "LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2004-IQ8" and the holders of the Serviced Companion Loan, as their interests may appear (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Accounts within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

            (b) On or before 2:00 p.m. on the Special Servicer Remittance Date, the Special Servicer shall withdraw from the applicable REO Account and remit to the Master Servicer for deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding the Special Servicer Remittance Date on or with respect to the related REO Properties; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such remittances (and the REO Properties to which the remittances relate) made into the Certificate Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional special servicing compensation any interest or net reinvestment income earned on funds deposited in the applicable REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable REO Account, out of its own funds immediately as realized. If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from such REO Account, any provision herein to the contrary notwithstanding.

            (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation or consent rights of the holder of any Subordinate Note (or Operating Adviser on its behalf (pursuant to the related Intercreditor Agreement or otherwise)), if applicable, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(d)), to the extent such amounts cannot be paid from REO Income:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

            (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

            (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

            (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

            (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

            (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            (e) The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group) pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the Master Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and Section 4.6(d) hereof.

            (f) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust (and/or the holder of the Serviced Companion Loan with respect to the Serviced Loan Group) or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee, the Paying Agent and the Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

            Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

            (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            Section 9.15 Sale of REO Property

            (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and with respect to the Serviced Companion Loan, the holder thereof), but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause the related REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that if an Interested Person intends to bid on the REO Property, (i) the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee) shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (ii) the Interested Person shall not bid less than the fair market value set forth in such Appraisal. The Depositor may not purchase REO Property at a price in excess of the fair market value thereof.

            Notwithstanding the foregoing, no Interested Person shall be permitted to purchase the REO Property at a price less than an amount equal to the fair value of the REO Property, as determined by the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee). Prior to the Special Servicer's or Trustee's, as applicable, determination of fair value referred to above, the fair value of an REO Property shall be deemed to be an amount equal to the Purchase Price. The Special Servicer or Trustee, as applicable, shall determine the fair value of an REO Property as soon as reasonably practical after receipt of notice of an Interested Party's desire to purchase such REO Property, and the Special Servicer or Trustee, as applicable, shall promptly notify such Interested Party (and the Trustee, if applicable) of the fair value. The Special Servicer or Trustee, as applicable, is required to recalculate the fair value of the REO Property if there has been a material change in circumstances or the Special Servicer or Trustee, as applicable, has received new information (including the receipt of a third party bid to purchase the REO Property), either of which has a material effect on the fair value, provided that the Special Servicer or Trustee, as applicable, shall be required to recalculate the fair value of the REO Property if the time between the date of last determination of the fair value of the REO Property and the date of the purchase of the REO Property by such Interested Party has exceeded 60 days. Upon any recalculation, the Special Servicer or Trustee, as applicable, shall be required to promptly notify in writing such Interested Party (and the Trustee, if applicable) of the revised fair value. In determining fair value, the Special Servicer or Trustee, as applicable, shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the physical condition of the REO Property; the state of the local economy; any other bids received with respect to the REO Property; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in this Section 9.15. In performing its obligations under this Section 9.15(a), the Special Servicer or the Trustee, as applicable, may, at the expense of the party desiring to purchase the REO Property, engage an appraiser or other expert in real estate matters to determine the fair value of an REO Property and may rely conclusively upon such Person's determination, which determination shall take into account the factors set forth in the preceding sentence. Any sale of REO Property related to the A/B Mortgage Loan shall be subject to and in accordance with the related Intercreditor Agreement.

            (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee, the Paying Agent and the Master Servicer (and the holder of the Serviced Companion Loan with respect to the Serviced Loan Group) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent (and the holder of the Serviced Companion Loan with respect to the Serviced Loan Group)may reasonably request in writing.

            (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Certificate Account within one Business Day of receipt.

            Section 9.15A Beverly Center Subordinate Notes Purchase Option

            If the Master Servicer becomes aware of the satisfaction of conditions for the holder of a Beverly Center Subordinate Note to purchase the Beverly Center Pari Passu Loan under the related Intercreditor Agreement, the Master Servicer shall promptly notify the Trustee in writing. For so long as the conditions precedent to purchase contained in the related Intercreditor Agreement have been satisfied, such holder of a Beverly Subordinate Note may, at its option, indicate to the Trustee in writing its intent to purchase the Beverly Center Pari Passu Loan in accordance with the related Intercreditor Agreement, whereupon the Trustee shall designate such holder of a Beverly Center Subordinate Note as its designee to so purchase the Beverly Center Pari Passu Loan in accordance with such related Intercreditor Agreement. Any such purchase by such holder of a Beverly Center Subordinate Note shall be in its individual capacity, and not on behalf of the Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the related Intercreditor Agreement. The Trustee and the Paying Agent shall reasonably cooperate with such holder of a Beverly Center Subordinate Note in effecting such purchase.

            Section 9.15B President Plaza B Note Purchase Option

            If the Master Servicer becomes aware of the satisfaction of conditions for the holder of the President Plaza B Note to purchase the President Plaza Mortgage Loan under the related Intercreditor Agreement, the Master Servicer shall promptly notify the Trustee in writing. For so long as the conditions precedent to such purchase contained in the related Intercreditor Agreement have been satisfied, the holder of the President Plaza B Note may, at its option, indicate to the Trustee in writing its intent to purchase the President Plaza Mortgage Loan in accordance with the related Intercreditor Agreement, whereupon the Trustee shall designate the holder of the President Plaza B Note as its designee to so purchase the President Plaza Mortgage Loan in accordance with such related Intercreditor Agreement. Any such purchase by the holder of the President Plaza B Note shall be in its individual capacity, and not on behalf of the Trust. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the related Intercreditor Agreement. The Trustee and the Paying Agent shall reasonably cooperate with the holder of the President Plaza B Note in effecting such purchase. Any purchase option with respect to the President Plaza Mortgage Loan set forth in Section
9.36 and pursuant to Article X hereof shall be subject to the right of the President Plaza B Note holder to purchase such President Plaza Mortgage Loan under the related Intercreditor Agreement.

            Section 9.16 Realization on Collateral Security

            In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

            Section 9.17 Reserved

            Section 9.18 Annual Officer's Certificate as to Compliance

            The Special Servicer shall deliver to the Paying Agent on or before noon (Eastern Time) on March 20 of each calendar year, commencing in March 2005, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the servicing activities of the Special Servicer during the preceding calendar year or portion thereof and of such performance of the Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof; provided that the Special Servicer shall not be required to cause the delivery of such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Special Servicer shall deliver such Officer's Certificate to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year or by April 30 of each calendar year if the statement is not required to be delivered prior to April 15. The Special Servicer shall forward a copy of each such statement to the Rating Agencies.

            Section 9.19 Annual Independent Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each calendar year, beginning with March 2005, the Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Special Servicer, as applicable) to furnish to the Paying Agent (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of the Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year or by April 30 of each calendar year if the statement is not required to be delivered prior to April 15.

            Section 9.20 Merger or Consolidation

            Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to substantially all of the servicing business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

            Section 9.21 Resignation of the Special Servicer

            (a) Except as otherwise provided in Section 9.20 or this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) assumed the Special Servicer's responsibilities and obligations under this Agreement and (ii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer, the Trustee and the Paying Agent.

            (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

            (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

            (d) Upon any resignation or termination of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of (i) Mortgage Loans and the Serviced Companion Loan that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation or termination or (ii) any Specially Serviced Mortgage Loan for which the Special Servicer has cured the event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer was terminated, become a Rehabilitated Mortgage Loan solely because it had not been a performing loan for 90 consecutive days and which subsequently becomes a Rehabilitated Mortgage Loan as a result of the loan being a performing loan for such 90 consecutive day period (and the successor Special Servicer shall not be entitled to any portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage Loan or such Serviced Companion Loan again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust or if the related Mortgaged Property becomes an REO Property.

            Section 9.22 Assignment or Delegation of Duties by the Special Servicer

            The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or
(B) assign and delegate all of its duties hereunder to a single Person. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the Master Servicer, the Operating Adviser, the Trustee and the holder of the Serviced Companion Loan notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section
9.3 hereof.

            Section 9.23 Limitation on Liability of the Special Servicer and Others

            (a) Neither the Special Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the holder of the Serviced Companion Loan or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Special Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holder of the Serviced Companion Loan and the Trustee in the Specially Serviced Mortgage Loans. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust and if such expenses and costs relate to the Serviced Companion Loan, the holder of the Serviced Companion Loan, and the Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from the requirement that it act in accordance with the Servicing Standard by virtue of taking any action at the direction of the Operating Adviser and shall not be relieved from liability otherwise imposed on the Special Servicer pursuant to
Section 6.3 of this Agreement.

            (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

            (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer, the Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

            (d) Except as otherwise specifically provided herein:

            (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format) reasonably believed or in good faith believed by it to be genuine.

            (e) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the Master Servicer, the Trustee, the Paying Agent, the Fiscal Agent and, if applicable, the holder of the Serviced Companion Loan, if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the Master Servicer shall be reimbursed by the party so paid if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the Master Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 9.24 Indemnification; Third-Party Claims

            (a) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to (i) this Agreement, any Mortgage Loan, the Serviced Companion Loan, any REO Property or the Certificates or any exercise of any right under this Agreement or any Intercreditor Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the Master Servicer pursuant to any provision of this Agreement, and the Special Servicer and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees or agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that the Special Servicer was found to have acted with willful misfeasance, bad faith or negligence.

            (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Depositor, the Master Servicer, the Paying Agent and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of the Trustee, the Fiscal Agent, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder by the Special Servicer. The Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Fiscal Agent, the Paying Agent or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer may have to indemnification under this Agreement or otherwise, unless Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and Special Servicer--Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

            (d) Each Other Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Other Special Servicer shall be indemnified by the Trust and held harmless against (i) the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Other Pooling and Servicing Agreement and this Agreement, and relating to the related Non-Trust-Serviced Pari Passu Loan (but excluding any such losses allocable to the related Non-Trust-Serviced Companion
Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of the related Other Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Other Pooling and Servicing Agreement and (ii) any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses relating to the related Non-Trust-Serviced Pari Passu Loan, but only to the extent that such losses arise out of the actions of the Master Servicer, the Special Servicer or the Trustee, and only to the extent that such actions are in violation of the such party's duties under the provisions of the this Agreement and to the extent that such actions are the result of such party's negligence, bad faith or willful misconduct.

            (e) Reserved.

            Section 9.25 Reserved

            Section 9.26 Special Servicer May Own Certificates

            The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

            Section 9.27 Tax Reporting

            The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee and the Paying Agent.

            Section 9.28 Application of Funds Received

            It is anticipated that the Master Servicer will be collecting all payments with respect to the Mortgage Loans and the Serviced Companion Loan (other than, in each case, payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income), it shall, within two Business Days of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), forward such payment (endorsed, if applicable, to the order of the Master Servicer) to the Master Servicer. The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

            Section 9.29 Compliance with REMIC Provisions

            The Special Servicer shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, cooperate with the Trustee to adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC Pool to take any action that would
(i) endanger the status of any REMIC Pool as a REMIC or the status of the Class EI Grantor Trust as a grantor trust or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the Code) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

            Section 9.30 Termination

            (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to Special Servicer that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section 9.21 or delegation of the Special Servicer's duties pursuant to clause B of Section 9.22 (but only to the extent specifically set forth in Section 9.22) and (iv) solely with respect to the A/B Mortgage Loan, the termination of the Special Servicer by the President Plaza Directing Holder.

            (b) The Trustee may terminate the Special Servicer in the event that
(i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the Master Servicer, the Fiscal Agent, the Paying Agent or the Depositor within one Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement, and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; (vii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; (viii) the Trustee receives written notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates or (ix) the Special Servicer is removed from S&P's approved Special Servicer list and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

            (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer (but not in respect of the Serviced Loan Group unless the Operating Adviser is the President Plaza Directing Holder), provided that the Operating Adviser shall appoint a successor Special Servicer who will
(i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of such terminated Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Special Servicer being terminated shall execute and deliver such document acknowledging its termination as may be reasonably required by any Rating Agency.

            Section 9.31 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i)(B) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the liquidation of the last REO Property or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

            (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section
9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

            Section 9.32 Certain Special Servicer Reports

            (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer by 2:00 p.m. (New York time) on the date that is one Business Day after the Determination Date for each month, the CMSA Special Servicer Loan File in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer and in CMSA format. The Master Servicer may use such reports or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

            (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

            (c) The Special Servicer shall provide to the Master Servicer or the Paying Agent at the reasonable request in writing of the Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the Master Servicer or Paying Agent, as the case may be, shall require in order for the Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Master Servicer shall provide the Special Servicer at the reasonable request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Special Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

            (d) Not later than 20 days after the Special Servicer Remittance Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on the Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to the Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

            (e) With respect to Specially Serviced Mortgage Loans, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically to the Master Servicer (subject to Section 8.14 herein), the Paying Agent, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2005, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

            (f) The Special Servicer shall deliver to the Master Servicer, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee, the Paying Agent or the Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

            (g) The Special Servicer shall deliver electronically a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with
Section 9.4(b) to the Operating Adviser.

            (h) Notwithstanding anything to the contrary herein, as a condition to the Special Servicer making any report or information available upon request to any Person other than the parties hereto or any Operating Adviser, the Special Servicer may require that the recipient of such information acknowledge that the Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency, the holder of the Serviced Companion Loan and/or the Certificateholders or Certificate Owners, as applicable. Any transmittal of information by the Special Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicer, any Primary Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            Section 9.33 Special Servicer to Cooperate with the Master Servicer and Paying Agent

            (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master Servicer, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or any Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Fiscal Agent, the Paying Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

            (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall not be an expense of the Trust:

            (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

            (ii) if the Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

            (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

            (iv) in connection with entering into an assumption agreement from or with a Person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

            (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

            (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver (except a waiver with respect to immaterial covenants, Late Fees or default interest), amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

            Section 9.34 Reserved

            Section 9.35 Reserved

            Section 9.36 Sale of Defaulted Mortgage Loans

            (a) The holder of the President Plaza B Note (solely with respect to the President Plaza Mortgage Loan), each Seller, as to those Mortgage Loans sold to the Depositor by such Seller only, the holder of Certificates evidencing the greatest percentage interest in the Controlling Class, the Special Servicer and the President Plaza B Note Holder(solely with respect to the President Plaza Mortgage Loan) (each in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan (other than the Beverly Center Pari Passu Loan) from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is 90 days delinquent as to its Balloon Payment); provided, however, that with respect to each Whole Loan, the Option Holder's rights under this Section 9.36 are subject to the rights of the holder of the related Subordinate Note to purchase the related A Note pursuant to the terms of the related Intercreditor Agreement. The Option is exercisable, subject to the related Seller's right (after receiving notice from the Trustee that an Option Holder intends to exercise its Option) set forth in
Section 2.3 to first repurchase such Mortgage Loan, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC Pools) or if such Mortgage Loan is part of a Whole Loan, to the holder of the related Subordinate Note pursuant to the terms of the related Intercreditor Agreement. Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan within 4 Business Days following such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify (i) the current Option Holder (and the other parties eligible to hold the Option) and (ii) solely with respect to an option to purchase a Mortgage Loan, which is part of a Whole Loan, the holder of the related Subordinate Note, of such party's desire to exercise the Option provided, that none of the Trustee, the Master Servicer or the Special Servicer shall disclose the Option Purchase Price to the holder of such Subordinate Notes. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

            (b) The "Option Purchase Price" shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer upon the request of any holder of the Option. The reasonable, out-of-pocket expenses of the Special Servicer incurred in connection with any such determination of the fair value of a Mortgage Loan shall be payable and reimbursed to the Special Servicer as an expense of the Trust. Prior to the Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of (i) the Option Purchase Price and (ii) if such Mortgage Loan is part of a Whole Loan, that such Mortgage Loan is subject to the terms of the related Intercreditor Agreement, and that any purchaser of such Mortgage Loan will be subject to such related Intercreditor Agreement. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information (including the receipt of a third party bid to purchase the Option and any cash bids received from the holder of a Subordinate Note), either of which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15. Notwithstanding the foregoing, the Option will not apply to the Beverly Center Pari Passu Loan or the Northbridge Retail Pari Passu Loan. The CSFB 2004-C1 Pooling and Servicing Agreement provides for a comparable fair value call option for the Beverly Center Pari Passu Loan, and anyone exercising the right to purchase the Beverly Center Companion Loans under the CSFB 2004-C1 Pooling and Servicing Agreement must also purchase the Beverly Center Pari Passu Loan from the Trust. The LB-UBS 2004-C6 Pooling and Servicing Agreement provides for a comparable fair value call option for the Northbridge Retail Pari Passu Loan, and anyone exercising the right to purchase the Northbridge Retail Companion Loan under the LB-UBS 2004-C6 Pooling and Servicing Agreement must also purchase the Northbridge Retail Pari Passu Loan from the Trust.

            (c) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (d) If the Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraiser or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

            (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3. In addition, the Option with respect to a Mortgage Loan that is part of a Whole Loan shall terminate upon the purchase of such Mortgage Loan, as applicable, by the holder of a related Subordinate Note, pursuant to the related Intercreditor Agreement.

            (f) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            Section 9.37 Operating Adviser; Elections

            (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser with respect to Specially Serviced Mortgage Loans (except with respect to a Whole Loan which becomes a Specially Serviced Mortgage Loan, in such case, the Operating Adviser shall be appointed in accordance with the related Intercreditor Agreement) (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans (including any reports and information received by the Special Servicer from the Other Special Servicer with respect to any Non-Trust-Serviced Pari Passu Loan).

            (b) Subject to the related Intercreditor Agreement with respect to a Whole Loan, the initial Operating Adviser is Citigroup Alternative Investments LLC. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

            (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall not be required to recognize any Person as an Operating Adviser until the Operating Adviser provides the Paying Agent with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Operating Adviser hereunder or otherwise with respect to the Certificates, the Trust and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Paying Agent hereby recognizes Citigroup Alternative Investments LLC as the initial Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. The Trustee shall promptly deliver such information to the Master Servicer and the Special Servicer and, with respect to each Non-Trust-Serviced Pari Passu Loan, the related Other Master Servicer and the related Other Special Servicer. The Master Servicer and the Special Servicer shall not be required to recognize any Person as an Operating Adviser until such information has been delivered by the Trustee. In the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

            (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

            (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

            (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

            (g) If an Operating Adviser is appointed with respect to a Whole Loan by the holder of the related Subordinate Note pursuant to the related Intercreditor Agreement, although such Operating Adviser shall have all consultation and consent rights of the "Operating Adviser" set forth in this Agreement with respect to such Whole Loan, the "Operating Adviser" appointed by the Certificateholders pursuant to Section 9.37(c) hereof shall also receive copies of all notices or information sent to the Operating Adviser appointed by the holder of the related Subordinate Note.

            (h) The parties hereto agree and acknowledge that, with respect to the Beverly Center Pari Passu Loan, Section 3.1.4 of the CSFB 2004-C1 Pooling and Servicing Agreement grants certain rights to the Trustee hereby, on behalf of the Trust. Upon receipt of a written request of the Operating Adviser, the Trustee agrees to exercise such rights to obtain such information and documents as may be requested by the Operating Adviser with respect to the Beverly Center Pari Passu Loan. In connection with the exercise of such rights the Trustee agrees (i) to make a knowledgeable Responsible Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the Trustee and the Operating Adviser shall reasonably agree, regarding the status of such request and (ii) in any event, to respond to the request of the Operating Adviser within 5 Business Days after receipt thereof.

            (i) The Master Servicer or Special Servicer, as the case may be, shall not be required to recognize any Person as the holder of a B Note or C Note until such holder provides the Master Servicer or Special Servicer, as the case may be, with an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Master Servicer or Special Servicer, as the case may be, shall promptly notify the Operating Adviser of such information with respect to any such holder of a B Note or C Note.

            Section 9.38 Limitation on Liability of Operating Adviser

            The Operating Adviser shall have no liability to the Trust, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the holder of the Serviced Companion Loan or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each holder of the Serviced Companion Loan, and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict. Furthermore, the Operating Adviser shall have no rights with respect to any Non-Trust-Serviced Pari Passu Loan or any Non-Trust-Serviced Companion Loan. The Operating Adviser shall have no liability to the trust formed pursuant to any Other Pooling and Servicing Agreement, the holder of any Non-Trust-Serviced Companion Loan or the certificateholders under any Other Pooling and Servicing Agreement for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement.

            Section 9.39 Rights of Operating Adviser

            (a) Notwithstanding anything to the contrary herein (and, with respect to each Whole Loan, subject to the related Intercreditor Agreement), including but not limited to Article 8 hereof, the Operating Adviser will receive notice of and may advise the Special Servicer with respect to the following actions of the Special Servicer with respect to any Mortgage Loan (other than any Non-Trust-Serviced Pari Passu Loan (except to the extent such right is conferred pursuant to the related Intercreditor Agreement)):

            (i) any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for 2 years or less;

            (ii) with respect to notice only, any proposed sale of a Defaulted Mortgage Loan, pursuant to Section 9.36;

            (iii) any determination to bring an REO Property into compliance with Environmental Laws;

            (iv) any acceptance of substitute or additional collateral for a Mortgage Loan not expressly required under such Mortgage Loan (except with respect to a Defeasance Loan);

            (v) any waiver of a "due on-sale" or "due on-encumbrance" clause;

            (vi) any acceptance of an assumption agreement; and

            (vii) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of such Mortgage Loan).

            (b) In addition, notwithstanding anything to the contrary herein (and, with respect to each Whole Loan, subject to the related Intercreditor Agreement), including but not limited to Article 8 hereof, the Operating Adviser shall have the right to approve any of the following actions by the Special
Servicer:

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any acceptance of a discounted payoff; and

            (iii) any release of "earn out" or performance reserves listed on
      Schedule XI hereof, on deposit in an Escrow Account, other than where such release does not require the consent of the lender.

            In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to the Serviced Loan Group, the holder of the Serviced Companion Loan (as a collective whole), the Special Servicer may take any such action without waiting for the Operating Adviser's advice or approval. No advice or approval or lack of approval of the Operating Adviser may (and the Special Servicer shall ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in Adverse REMIC Event with respect to any REMIC Pool, (C) endanger the status of the Class EI Grantor Trust as a grantor trust,
(D) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective Affiliates, members, managers, partners, representatives, officers, directors, employees or agents, to any material claim, suit or liability, or (E) expand the scope of the Master Servicer's or Special Servicer's responsibilities under this Agreement.

            Any notices required to be delivered to the Special Servicer with respect to items (i) through (vii) of subsection (a) above and items (i) through
(iii) of subsection (b) above by any other party to this Agreement shall be simultaneously delivered to the Operating Adviser (including, to the extent received from a party to an Other Pooling and Servicing Agreement, such information with respect to Non-Trust Serviced Pari Passu Loans). With respect to items (v), (vi) and (vii) of subsection (a) above, the Operating Adviser shall be subject to the same time periods for advising the Special Servicer with respect to any such matters as are afforded to the Special Servicer pursuant to
Section 8.7, which periods shall be co-terminus with those of the Special Servicer. The Special Servicer shall provide the Operating Adviser with its recommendations with respect to the matters set forth in both (a) and (b) above within 5 Business Days of the Special Servicer's receipt of notice thereof. In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of an Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above. Notwithstanding any other provision in this Agreement, the Operating Adviser shall have the right to appoint a sub-operating adviser with respect to any particular Mortgage Loan (other than any Non-Trust-Serviced Pari Passu
Loan). Such sub-operating adviser shall have the right, subject to Rating Agency confirmation, to appoint, or serve as, the Special Servicer with respect to such Mortgage Loan. All references in this Agreement to the "Operating Adviser" and the "Special Servicer" shall refer to the sub-operating adviser or the special servicer appointed by the sub-operating adviser, as applicable; provided, however, that the Special Servicer shall not have any advancing obligations with respect to such Mortgage Loans.

            In addition to and not in limitation of its rights set forth in the President Plaza Intercreditor Agreement, the Operating Adviser with respect to the President Plaza Mortgage Loan shall have the applicable additional rights set forth in this Section 9.39 (subject, however, to the time frames set forth in the related Intercreditor Agreement) and Section 9.40 hereof.

            Section 9.40 Rights of the Holder of the President Plaza B Note

            (a) Subject to the second succeeding paragraph, the President Plaza Directing Holder will be entitled to advise the Master Servicer or Special Servicer, as applicable: (1) upon the occurrence of an event of default under the related loan documents, with respect to the actions proposed to be taken by the Master Servicer or Special Servicer, as applicable, (and the Master Servicer or Special Servicer, as applicable shall be required to consider the alternative actions recommended by the President Plaza Directing Holder and to consult with the President Plaza Directing Holder concerning determinations made by the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement) and (2) whether or not an event of default under the related loan documents has occurred, with respect to proposals to take any significant action with respect to the A/B Mortgage Loan and/or related Mortgaged Property, whereby this Agreement requires the Special Servicer to consent to, or consult with the Master Servicer about, or otherwise share in the servicing responsibility for processing any such proposal (and the Master Servicer or Special Servicer, as applicable, shall be required to consider the alternative actions recommended by the President Plaza Directing Holder and to consult with the President Plaza Directing Holder concerning determinations made by the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement). In addition, but subject to the second succeeding paragraph, neither the Master Servicer nor the Special Servicer shall take, nor shall the Special Servicer permit the Master Servicer to take, at any time, whether or not an event of default has occurred under the related loan documents, any of the following actions (but only if this Agreement requires the Special Servicer to consent to, or consult with the Master Servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action) unless and until the Master Servicer or Special Servicer, as applicable, has notified the holder of the President Plaza B Note in writing and the President Plaza Directing Holder has not objected in writing within five (5) Business Days if the A/B Mortgage Loan is not a Specially Serviced Mortgage Loan and if the A/B Mortgage Loan is a Specially Serviced Mortgage Loan, within ten (10) Business Days of the President Plaza Directing Holder having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Master Servicer or Special Servicer, as applicable, within such five (5) Business Day or ten (10) Business Day period, as applicable, then the President Plaza Directing Holder's approval will be deemed to have been given):

            (i) any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related Mortgaged Property and the other collateral securing the A/B Mortgage Loan;

            (ii) any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the A/B Mortgage Loan (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such A/B Mortgage Loan);

            (iii) any proposed sale of the related Mortgaged Property after it becomes REO Property;

            (iv) any acceptance of a discounted payoff of the A/B Mortgage Loan;

            (v) any determination to bring the related Mortgaged Property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Mortgaged Property;

            (vi) any release of material collateral for the A/B Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the A/B Mortgage Loan;

            (vii) any acceptance of substitute or additional collateral for the A/B Mortgage Loan (other than in accordance with the terms of the A/B Mortgage Loan);

            (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related Mortgaged Property or any ownership or other interest in the Mortgagor, including, but not limited to mezzanine debt and/or a preferred equity investment;

            (ix) any release or substitution of the Mortgagor, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the Mortgagor (or other obligor with respect to the A/B Mortgage Loan) from liability under the A/B Mortgage Loan;

            (x) any renewal or replacement of the then existing insurance policies with respect to the A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents;

      (xi) any adoption or approval of a plan in bankruptcy of the Mortgagor;

provided that, in the event that the Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the A/B Mortgage Loan (as a collective whole), the Master Servicer or Special Servicer, as applicable, may take (or, in the case of the Special Servicer, may consent to the Master Servicer's taking) any such action without waiting for the President Plaza Directing Holder's response.

            In addition, subject to the immediately succeeding paragraph, upon notice to the Master Servicer, the Special Servicer and the Trustee, the President Plaza Directing Holder may direct the Master Servicer or Special Servicer, as applicable, to take, or to refrain from taking, such actions as the President Plaza Directing Holder may deem consistent with the related Intercreditor Agreement or as to which provision is otherwise made therein. The Master Servicer or Special Servicer, as applicable, shall provide the President Plaza Directing Holder, upon reasonable request, with any information in the Master Servicer's or Special Servicer's, as applicable, possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

            Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer, as applicable, by virtue of Section 9.40, shall be required to take any action or refrain from taking any action that would (and the Master Servicer and the Special Servicer may ignore and act without regard to any advice, direction or objection of the holder of the President Plaza B Note that the Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment would) require or cause the Master Servicer or Special Servicer to violate any provision of this Agreement, the related Intercreditor Agreement or the related loan documents, including the obligation to act in accordance with the Servicing Standard and the REMIC Provisions.

            The Special Servicer may also act without the consent of the holder of the President Plaza B Note if the Special Servicer has notified the holder of such B Note and the Operating Adviser of the various actions it proposes to take with respect to a workout or liquidation of the President Plaza Mortgage Loan and the related B Note and for 90 days following the first such notice the holder of the related B Note has failed to approve any of the proposed actions and has failed to suggest any alternative actions that the Special Servicer reasonably considers to be consistent with such Servicing Standard.

            The Master Servicer and the Special Servicer acknowledge that pursuant to the terms of the related Intercreditor Agreement, the holder of the President Plaza B Note, may at any time and from time to time, upon receipt of Rating Agency Confirmation, replace the Special Servicer with respect to the related Mortgage Loan, with any other Person that constitutes a qualified servicing institution capable of making the representations, warranties and covenants of the Special Servicer set forth herein; provided, however, that Rating Agency Confirmation is not required pursuant to the terms of the related Intercreditor Agreement for so long as the replacement special servicer is rated at least "CSS2" by Fitch and is on the S&P list of approved special servicers.

            The Master Servicer and the Operating Adviser acknowledge that, pursuant to the related Intercreditor Agreement, the "Directing Lender," as defined therein, shall be entitled to exercise the rights and powers granted to the Operating Adviser herein with respect to the President Plaza Mortgage Loan and the President Plaza B Note, as applicable, and that all references in this Agreement to the term "Operating Adviser" and to the Operating Adviser appointed pursuant to Section 9.37(a) shall be deemed (solely with respect to the Serviced Loan Group) to refer to the holder of the President Plaza B Note; provided, however, that if the holder of the President Plaza B Note is no longer the President Plaza Directing Holder, then the Directing Lender will be the holder of the President Plaza Mortgage Loan. Notwithstanding the foregoing, the Operating Adviser designated by the Certificateholders shall also receive all notices and reports delivered to the Operating Adviser appointed pursuant to the related Intercreditor Agreement.

            All of the foregoing rights of the holder of the President Plaza B Note regarding the designation of the Special Servicer with respect to the related Mortgage Loan and such B Note, as well as the consent rights of the holder of the such B Note described in the foregoing clauses (i) through (xi), shall cease if the holder of the President Plaza B Note is no longer the "Directing Lender" as defined in the related Intercreditor Agreement.

            (b) If the Master Servicer becomes aware of any event of default under the related loan documents that give rise to the right of the holder of the President Plaza B Note to cure such default with respect to the A/B Mortgage Loan under the related Intercreditor Agreement, the Master Servicer shall promptly notify such holder in writing. For so long as the conditions exist that allow the holder of the President Plaza B Note to cure such conditions, the holder of the President Plaza B Note may, at its option, indicate to the Master Servicer or Special Servicer, as applicable, in writing its intent to cure such defaults under the A/B Mortgage Loan in accordance with the related Intercreditor Agreement, whereupon the holder of the President Plaza B Note or its designee shall have the right to cure such defaults in accordance with such related Intercreditor Agreement. Any such cure will be subject to all applicable provisions of the related Intercreditor Agreement. The Master Servicer, Special Servicer and Trustee shall reasonably cooperate with the holder of the President Plaza B Note in effecting such cure.

                                   ARTICLE X

                     PURCHASE AND TERMINATION OF THE TRUST

            Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans

            (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section
10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (including for all purposes of this Article X, the beneficial interest of the Trust in a Mortgaged Property acquired with respect to a Non-Trust Serviced Pari Passu Loan) (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b), (iii) the termination of the Trust pursuant to
Section 10.1(c) or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The Master Servicer shall give the Trustee and the Paying Agent notice of the date when the aggregate Principal Balance of the Mortgage Loans, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to 1% of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. The Paying Agent shall promptly forward such notice to the Trustee, the Depositor, the Holder of a majority of the Controlling Class, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates; and the Holder of a majority of the Controlling Class, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon (other than any accrued and unpaid interest thereon that has been the subject of an Advance) at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC
I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, the Special Servicer or the Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicer, as the case may be, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

            (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates and the Class EI Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) and the Class EI Grantor Trust upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

            (d) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust as contemplated by clause (iv) of Section 10.1(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto or that may be withdrawn from the Distribution Accounts pursuant to this Agreement but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on such Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, if applicable, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust, and the Trust shall be liquidated in accordance with Section 10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC I and the Class EI Grantor Trust, to the extent then outstanding, for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust pursuant to Section 10.2.

            (e) Upon the termination of the Trust, any funds held by the Class EI Grantor Trust shall be distributed to the Class EI Certificateholders, on a pro rata basis.

            (f) Subject to Section 1.6 and Section 9.4(d), upon the sale of the Mortgage Loan that is part of the A/B Mortgage Loan by the Trust or the payment in full of such Mortgage Loan, the related A Note and the related B Note shall no longer be subject to this Agreement and the obligations and rights of the Master Servicer and the Special Servicer, with respect to such A/B Mortgage Loan shall terminate in the manner and subject to the applicable provisions, set forth in Section 8.28 and Section 9.30, respectively.

            Section 10.2 Procedure Upon Termination of Trust

            (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Class R-I, Class R-II, REMIC III and Class EI Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II, REMIC III and Class EI Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II, REMIC III and Class EI Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, REMIC III and Class EI Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II, REMIC III and Class EI Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II, REMIC III and Class EI Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer and the Paying Agent to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II, REMIC III and Class EI Certificateholders in trust without interest pending such payment.

            (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II, REMIC III or Class EI Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this
Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and the Class EI Grantor Trust and shall be beneficially owned by the related Holder.

            Section 10.3 Additional Trust Termination Requirements

            (a) The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this
Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) Within 89 days prior to the time of the making of the final payment on the REMIC III and Class EI Certificates the Trustee shall prepare and (on behalf of REMIC I, REMIC II and REMIC III) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the final federal income tax return of each REMIC Pool;

            (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III and Class EI Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

            (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

            (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

            (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

            The provisions of this Article XI shall apply to each of the REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

            Section 11.1 Limitation on Rights of Holders

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) If a Certificateholder is also a Mortgagor with respect to any Mortgage Loan, such Certificateholder shall have no right to vote with respect to any matters concerning such Mortgage Loan. In addition, if a Certificateholder is also one of the Special Servicer, such Certificateholder shall have no right to vote, in its capacity as a Certificateholder, with respect to compensation to the Special Servicer or any waiver of a default with respect to a Mortgage Loan or Serviced Companion Loan.

            (d) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.2 Access to List of Holders

            (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.3 Acts of Holders of Certificates

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            The provisions of this Article XII shall apply to each REMIC Pool and the Class EI Grantor Trust, as applicable.

            Section 12.1 REMIC Administration

            (a) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Interest Reserve Account, the Distribution Account and the Reserve Account, the Insurance Policies and any related amounts REO Account and any related REO Properties as a REMIC ("REMIC I") under the Code, other than any portion of the foregoing amounts allocable to the Serviced Companion Loan. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class X-1 and Class X-2 Certificates, shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

            The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Certificates and the Residual Certificates.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

            (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (e) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee, the Paying Agent and the Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall indemnify the Trustee, the Paying Agent, the Fiscal Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may be, which errors were caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicer, the Special Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Special Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Paying Agent or the Special Servicer, or the termination of this Agreement.

            (f) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

            (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC Pool's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class EI Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

            (j) The Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2)) of the Code or (iii) endanger the status of the Class EI Grantor Trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action.

            (k) In the event that any tax is imposed on the REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

            (l) The Paying Agent and, to the extent that records are maintained by the Master Servicer or the Special Servicer in the normal course of their businesses, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class EI Grantor Trust on the cash or accrual method and so as to enable reporting to Holders of Class EI Certificates based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

            (m) Neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

            (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent and the Fiscal Agent.

            The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

            (o) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (p) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC I Regular Interests, each Class of REMIC II Regular Interests and each Class of REMIC III Regular Certificates is the Final Rated Distribution Date.

            Section 12.2 Prohibited Transactions and Activities

            Neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool,
(iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

            Section 12.3 Modifications of Mortgage Loans

            Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan that is not in default or as to which default is not reasonably foreseeable unless (i) the Trustee, the Special Servicer, Paying Agent and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

            Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status

            In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

            Section 12.5 Grantor Trust Administration

            The assets of the Class EI Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loan and the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class EI Certificates, which Class EI Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. It is intended that the portion of the Trust consisting of the Class EI Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. Under no circumstances may the Trustee vary the assets of the Class EI Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class EI Certificates. The Trustee and the Paying Agent shall be deemed to hold and shall account for the Class EI Grantor Trust separate and apart from the assets of the REMIC I, REMIC II and REMIC III created hereunder. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class EI Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class EI Grantor Trust, at the time or times and in the manner required by the Code.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

            Section 13.1 Binding Nature of Agreement

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 13.2 Entire Agreement

            This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 13.3 Amendment

            (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the interest represented by the Class EI Certificates as a grantor trust Certificates as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents or (vii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, without the consent of 100% of the Certificateholders adversely affected thereby or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class EI Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

            (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate or reduce the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make an Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions, (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion), the Class EI Grantor Trust as a grantor trust without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders), (v) adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates affected thereby, (vi) significantly change the activities of the Trust, without the consent of the Holders of Certificates representing more than 50% of all the Voting Rights or (vii) modify the provisions of this Section
13.3 without the consent of the Holders of all Certificates then outstanding; provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee shall not consent to any amendment to this Agreement pursuant to this subsection (c) unless it shall have first received a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

            (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

            (f) It shall not be necessary for the consent of Holders under this
Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

            (g) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

            (h) Notwithstanding the fact that the provisions in Section 13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Master Servicer or the Special Servicer, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 13.3 have been obtained.

            (i) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may be amended pursuant to Section 8.26(d) herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation.

            (j) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of the Serviced Companion Loan without first obtaining the written consent of the holder of such Serviced Companion Loan. In addition, notwithstanding anything to the contrary contained in this Section 13.3, the parties hereto agree that this Agreement may not be amended with respect to those provisions of this Agreement to which an Other Master Servicer or Other Special Servicer is a third party beneficiary as provided for in Section 13.9 hereof, without the written consent of such Other Master Servicer or Other Special Servicer, as the case may be.

            Section 13.4 GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            Section 13.5 Notices

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to General Counsel; (B) in the case of the Trustee, Fiscal Agent, Paying Agent and Certificate Registrar at the Corporate Trust Office; (C) in the case of the Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111; (D) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253-9001; (E) in the case of MSMC, 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to General Counsel;
(F) in the case of CDCMC, CDC Mortgage Capital Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Albert Zakes; (G) in the case of WaMu, Washington Mutual Bank, FA, 6011 Connection Drive, Suite 600, Irving, Texas 75039, Attention: Ross Stewart, Fax: (469) 549-5887, with copies to the attention of David Richard Careaga at Washington Mutual Bank, FA, 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Fax: (206) 377-6244; (H) in the case of Principal, Principal Global Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Margie A. Custis, with a copy to Leanne S. Valentine, Esq.; (I) in the case of JHREF, John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, Massachusetts 02117, Attention: Barry S. Nectow, Executive Vice President (or to such other address as the Seller may designate in writing) with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq.; (J) in the case of UCMFI, Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202,
Attention: D. Stephen Cole.; (K) in the case of the initial Operating Adviser, The Travelers Life Insurance Company c/o Citigroup Alternative Investments LLC, 850 3rd Avenue, 12th Floor, New York, New York 10022, Attention: CMBS Unit and
(L) in the case of the initial holder of the President Plaza B Note, Principal Life Insurance Company, Principal Commercial Funding, 801 Grand Avenue, Des Moines, Iowa 50392-1450, Attention: Patricia Bailey, facsimile number: (515) 248-8090, with a copy to: Leanne Valentine. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 13.6 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 13.7 Indulgences; No Waivers

            Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 13.8 Headings Not to Affect Interpretation

            The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

            Section 13.9 Benefits of Agreement

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to such Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that the Mortgagors set forth on Schedule IX hereto are intended third-party beneficiaries of the fifth and sixth paragraphs of Section 2.3(a) and each holder of the Serviced Companion Loan is an intended third-party beneficiary in respect of the rights afforded it hereunder and may directly enforce such rights. With respect to each Non-Trust-Serviced Pari Passu Loan, the related Other Master Servicer, Other Special Servicer, Other Trustee and Other Fiscal Agent, as applicable, shall each be a third party beneficiary of this Agreement with respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such Other Master Servicer or Other Special Servicer, as the case may be (including reimbursement for any Pari Passu Loan Nonrecoverable Advance), any provisions relating to the indemnification of any such parties and the provisions regarding coordination of P&I Advances. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary without its reasonable consent. Each holder of a right to receive Excess Servicing Fees shall be a third party beneficiary to this Agreement with respect to its right to receive such Excess Servicing Fees.

            Section 13.10 Special Notices to the Rating Agencies

            (a) The Trustee (or the Master Servicer in the case of clauses (vi) and (vii) below) shall give prompt notice to the Rating Agencies, the Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

            (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

            (iii) notice of the repurchase of any Mortgage Loan pursuant to
      Section 2.3(a) hereof;

            (iv) any resignation of the Master Servicer, the Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement; (v) the appointment of any successor to the Master Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Operating Adviser or the Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

            (vi) waiver of a due-on-sale clause as provided in Section 8.7;

            (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

            (viii) the making of a final payment pursuant to Section 10.3 hereof;

            (ix) a Servicing Transfer Event; and

            (x) an Event of Default.

            (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

            If to Fitch, to:

                  Fitch Ratings
                  One State Street Plaza
                  New York, NY  10004
                  Fax: (212) 635-0294
                  Attention: Commercial Mortgage Surveillance

            If to S&P, to:

                  Standard & Poor's Ratings Services
                  55 Water Street
                  New York, NY  10041
                  Fax: (212) 438-2662
                  Attention: Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

            (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

            (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

            (ii) the appointment of a successor trustee pursuant to Section 7.7; or

            (iii) the appointment of a successor Operating Adviser pursuant to
      Section 9.37.

            (d) The Master Servicer shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and the Master Servicer shall deliver to the Primary Servicers and the Special Servicer each of the reports required to be delivered by the Master Servicer to the Primary Servicers and the Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

            (e) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicer, the Paying Agent or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

            Section 13.11 Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            Section 13.12 Intention of Parties

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section
2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses
      (1)-(4) below: (1) the Mortgage Loans (including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, the Interest Reserve Account, the Reserve Account, all REO Accounts, and the Certificate Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

            (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

            The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 13.13 Recordation of Agreement

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

            Section 13.14 Rating Agency Monitoring Fees

            The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicer shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22,
Section 8.23 or in connection with a termination and replacement of the Master Servicer following an Event of Default of the Master Servicer).

            IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY CAPITAL I INC.,
                                          as Depositor

                                       By: /s/ Warren H. Friend
                                          --------------------------------------
                                          Name: Warren H. Friend
                                          Title: Vice President

                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          as Master Servicer

                                       By: /s/ Stewart McAdams
                                          --------------------------------------
                                          Name: Stewart McAdams
                                          Title: Vice President

                                       MIDLAND LOAN SERVICES, INC.,
                                          as Special Servicer

                                       By: /s/ Lawrence D. Ashley
                                          --------------------------------------
                                          Name: Lawrence D. Ashley
                                          Title: Senior Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                       By: /s/ Barbara L. Marik
                                          --------------------------------------
                                          Name: Barbara L. Marik
                                          Title: First Vice President

                                       WELLS FARGO BANK, N.A., as Paying
                                          Agent and Certificate Registrar

                                       By: /s/ Deborah Daniels
                                          --------------------------------------
                                          Name: Deborah Daniels
                                          Title: Vice President

                                       ABN AMRO BANK, N.V.,
                                          as Fiscal Agent

                                       By: /s/ Barbara L. Marik
                                          --------------------------------------
                                          Name: Barbara L. Marik
                                          Title: First Vice President

                                       By:  /s/ Cynthia Reis
                                          --------------------------------------
                                          Name: Cynthia Reis
                                          Title: Sr. Vice President

                                       PRINCIPAL GLOBAL INVESTORS, LLC, in its
                                          capacity as Primary Servicer solely
                                          with respect to Sections 5.1(g), 8.3,
                                          8.4, 8.7, 8.10, 8.18, 8.25(d) and 8.26
                                          of this Agreement

                                       By: /s/ Karen A. Pearston
                                          --------------------------------------
                                          Name: Karen A. Pearston
                                          Title: Counsel

                                       By: /s/ Leanne S. Valentine
                                          --------------------------------------
                                          Name: Leanne S. Valentine
                                          Title: Counsel

                                       JOHN HANCOCK REAL ESTATE FINANCE,
                                          INC., in its capacity as Primary
                                          Servicer solely with respect to
                                          Sections 5.1(g), 8.25(d), 8.3, 8.4,
                                          8.7, 8.10, 8.18 and 8.26 of this
                                          Agreement

                                       By: /s/ Barry S. Nectow
                                          --------------------------------------
                                          Name: Barry S. Nectow
                                          Title: Executive Vice President

STATE OF NEW YORK)
                       :  ss.:
COUNTY OF KINGS)

            On the 24th day of August in the year 2004, before me, the undersigned, personally appeared Warren H. Friend, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the New York, New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/  Adrienne E. Pagac
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF CALIFORNIA)
                        :  ss.:
COUNTY OF SAN FRANCISCO)

            On the 17th day of August in the year 2004, before me, the undersigned, personally appeared Stewart McAdams, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the San Francisco, CA (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/ Notary Public
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF KANSAS)
                        :  ss.:
COUNTY OF JOHNSON)

            On the 20th day of August in the year 2004, before me, the undersigned, personally appeared Lawrence D. Ashley, Senior Vice President, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the city of Overland Park, Kansas (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/ Joyce Mayo
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF ILLINOIS)
                        :  ss.:
COUNTY OF COOK)

            On the 24th day of August in the year 2004, before me, the undersigned, personally appeared Barbara L. Marik, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/ Ethel Franklin
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF NEW YORK)
                        : ss.:
COUNTY OF KINGS)

            On the 24th day of August in the year 2004, before me, the undersigned, personally appeared Deborah Daniels, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the New York, New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/ Adrienne E. Pagac
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF ILLINOIS)
                        :  ss.:
COUNTY OF COOK)

            On the 24th day of August in the year 2004, before me, the undersigned, personally appeared Barbara L. Marik, First Vice President, and Cynthia Reis, Sr. Vice President, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/ Ethel Franklin
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF IOWA)
                        :  ss.:
COUNTY OF POLK)

            On the 19th day of August in the year 2004, before me, the undersigned, personally appeared Karen A. Pearston and Leanne S. Valentine, Counsel and Counsel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Des Moines, County of Polk, State of Iowa (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/ Barbara M. Seamands
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF MASSACHUSETTS)
                        :  ss.:
COUNTY OF SUFFOLK)

            On the 17th day of August in the year 2004, before me, the undersigned, personally appeared Barry S. Nectow, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the Boston, Massachusetts (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

                                       /s/ Jennifer A. Milavec
                                       Signature and Office of individual
                                       taking acknowledgment

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

INITIAL PASS-THROUGH RATE: 2.25%          MASTER SERVICER: WELLS FARGO BANK,
                                          NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-1 CERTIFICATES AS OF THE
CLOSING DATE: $10,000,000

CERTIFICATE BALANCE OF THIS CLASS A-1
CERTIFICATE AS OF THE CLOSING DATE:
$10,000,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-1-1                                 CUSIP NO. 61745M N5 8

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                            (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

INITIAL PASS-THROUGH RATE: 3.96%          MASTER SERVICER: WELLS FARGO BANK,
                                          NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-2 CERTIFICATES AS OF THE
CLOSING DATE: $61,500,000

CERTIFICATE BALANCE OF THIS CLASS A-2
CERTIFICATE AS OF THE CLOSING DATE:
$61,500,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-2-1                                 CUSIP NO. 61745M N6 6

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, The Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

INITIAL PASS-THROUGH RATE: 4.50%          MASTER SERVICER: WELLS FARGO BANK,
                                          NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-3 CERTIFICATES AS OF THE
CLOSING DATE: $119,000,000

CERTIFICATE BALANCE OF THIS CLASS A-3
CERTIFICATE AS OF THE CLOSING DATE:
$119,000,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-3-1                                 CUSIP NO. 61745M N7 4

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, The Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

INITIAL PASS-THROUGH RATE: 4.90%          MASTER SERVICER: WELLS FARGO BANK,
                                          NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-4 CERTIFICATES AS OF THE
CLOSING DATE: $123,500,000

CERTIFICATE BALANCE OF THIS CLASS A-4
CERTIFICATE AS OF THE CLOSING DATE:
$123,500,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-4-1                                 CUSIP No.: 61745M N8 2

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, The Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                         [FORM OF CLASS A-5 CERTIFICATE]

THIS CLASS A-5 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-5 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS A-5    MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
5.11% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-5 CERTIFICATES AS OF THE
CLOSING DATE: $354,129,000

CERTIFICATE BALANCE OF THIS CLASS A-5
CERTIFICATE AS OF THE CLOSING DATE:
$354,129,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-5-1                                 CUSIP No.: 61745M Q8 9

                              CLASS A-5 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-5 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, The Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-5 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-6

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS B      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
5.19% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS B CERTIFICATES AS OF THE CLOSING
DATE: $18,981,000

CERTIFICATE BALANCE OF THIS CLASS B
CERTIFICATE AS OF THE CLOSING DATE:
$18,981,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. B-1                                   CUSIP NO. 61745M N9 0

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS C      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
5.30% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS C CERTIFICATES AS OF THE CLOSING
DATE: $21,828,000

CERTIFICATE BALANCE OF THIS CLASS C
CERTIFICATE AS OF THE CLOSING DATE:
$21,828,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. C-1                                   CUSIP NO. 61745M P2 3

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-8

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS D      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
5.53% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS D CERTIFICATES AS OF THE CLOSING
DATE: $7,592,000

CERTIFICATE BALANCE OF THIS CLASS D
CERTIFICATE AS OF THE CLOSING DATE:
$7,592,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. D-1                                   CUSIP NO. 61745M P3 1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS E      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE A PER ANNUM RATE     NATIONAL ASSOCIATION
EQUAL TO THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR SUCH DISTRIBUTION
DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS E CERTIFICATES AS OF THE CLOSING
DATE: $8,542,000

CERTIFICATE BALANCE OF THIS CLASS E
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. E-1                                   CUSIP NO. [61745M P4 9](2) [U6176P
                                          NE 2](1)

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                               (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS F      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE A PER ANNUM RATE     NATIONAL ASSOCIATION
EQUAL TO THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR SUCH DISTRIBUTION
DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS F CERTIFICATES AS OF THE CLOSING
DATE: $4,745,000

CERTIFICATE BALANCE OF THIS CLASS F
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. F-1                                   CUSIP NO. [61745M P5 6](2) [U6176P
                                          NF 9](1)

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS G      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE A PER ANNUM RATE     NATIONAL ASSOCIATION
EQUAL TO THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR SUCH DISTRIBUTION
DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS G CERTIFICATES AS OF THE CLOSING
DATE: $6,643,000

CERTIFICATE BALANCE OF THIS CLASS G
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. G-1                                   CUSIP NO. [61745M P6 4](2) [U6176P
                                          NG 7](1)

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties

                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS H      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
4.79% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS H CERTIFICATES AS OF THE CLOSING
DATE: $5,695,000

CERTIFICATE BALANCE OF THIS CLASS H
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. H-1                                   CUSIP NO. [61745M P7 2](2) [U6176P
                                          NH 5](1)

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                               (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS J      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
4.79% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE: $2,847,000

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. J-1                                   CUSIP NO. [61745M P8 0](2) [U6176P
                                          NJ 1](1)

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS K      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
4.79% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS K CERTIFICATES AS OF THE CLOSING
DATE: $3,796,000

CERTIFICATE BALANCE OF THIS CLASS K
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. K-1                                   CUSIP NO. [61745M P9 8](2) [U6176P
                                          NK 8](1)

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties

                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)



--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS L      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
4.79% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS L CERTIFICATES AS OF THE CLOSING
DATE: $2,847,000

CERTIFICATE BALANCE OF THIS CLASS L
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. L-1                                   CUSIP NO. [61745M Q2 2](2) [U6176P
                                          NL 6](1)

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties

                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS M      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
4.79% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS M CERTIFICATES AS OF THE CLOSING
DATE: $949,000

CERTIFICATE BALANCE OF THIS CLASS M
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. M-1                                   CUSIP NO. [61745M Q3 0](2) [U6176P
                                          NM 4](1)

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties

                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS N      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
4.79% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS N CERTIFICATES AS OF THE CLOSING
DATE: $949,000

CERTIFICATE BALANCE OF THIS CLASS N
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. N-1                                   CUSIP NO. [61745M Q4 8](2) [U6176P
                                          NN 2](1)

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties

                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

THE PASS-THROUGH RATE ON THE CLASS O      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATES WILL BE THE LESSER OF (i)    NATIONAL ASSOCIATION
4.79% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE FOR ANY DISTRIBUTION DATE.

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS O CERTIFICATES AS OF THE CLOSING
DATE: $5,694,960

CERTIFICATE BALANCE OF THIS CLASS O
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. O-1                                   CUSIP NO. [61745M Q5 5](2) [U6176P
                                          NP 7](1)

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                               (Cust)
TEN ENT   - as tenants by the entireties

                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                         [FORM OF CLASS EI CERTIFICATE]

THIS CLASS EI CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

PERCENTAGE INTEREST OF THIS CLASS EI      MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATE: 100%                         NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

No. EI-[__]

                              CLASS EI CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [_____________________] is the registered owner of the interest evidenced by this Certificate in the Class EI Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class EI Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Class EI Certificate represents a beneficial ownership interest in a portion of the Trust that is treated as grantor trust for federal income tax purposes, and represents a beneficial ownership of Excess Interest in respect of Mortgage Loans having a hyper-amortization feature. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS EI CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-20

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-I CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

PERCENTAGE INTEREST OF THIS CLASS R-I     MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATE: 100%                         NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

No. R-I

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [_____________________] is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including as distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-21

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-II CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED TAX STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

PERCENTAGE INTEREST OF THIS CLASS R-II    MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATE: 100%                         NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

No. R-II

                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [_____________________] is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-22

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM THIS CLASS R-III CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

PERCENTAGE INTEREST OF THIS CLASS R-III   MASTER SERVICER: WELLS FARGO BANK,
CERTIFICATE: 100%                         NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: MIDLAND LOAN
AGREEMENT: AS OF AUGUST 1, 2004           SERVICES, INC.

CUT-OFF DATE: AUGUST 1, 2004              PAYING AGENT: WELLS FARGO BANK, N.A.

CLOSING DATE: AUGUST 24, 2004             TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: SEPTEMBER 15,    FISCAL AGENT: ABN AMRO BANK N.V.
2004

No. R-III

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT [_____________________] is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-23

                         [FORM OF CLASS X-1 CERTIFICATE]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

INITIAL PASS-THROUGH RATE: 0.15%          MASTER SERVICER: WELLS FARGO BANK,
                                          NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS           SPECIAL SERVICER: MIDLAND LOAN
CLASS X-1 CERTIFICATE: $[_________], as   SERVICES, INC.
of the Closing Date

DATE OF POOLING AND SERVICING             PAYING AGENT: WELLS FARGO BANK, N.A.
AGREEMENT: AS OF AUGUST 1, 2004

CUT-OFF DATE: AUGUST 1, 2004              TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: AUGUST 24, 2004             FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: SEPTEMBER 15,
2004

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-1 CERTIFICATES AS OF THE CLOSING
DATE: $759,237,960

No. X-1-[1][2]                            CUSIP NO. [61745M Q6 3](2)
                                          [U6176P NC 6](1)

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-24

                         [FORM OF CLASS X-2 CERTIFICATE]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------

(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-IQ8

INITIAL PASS-THROUGH RATE: 0.87%          MASTER SERVICER: WELLS FARGO BANK,
                                          NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS     SPECIAL SERVICER: MIDLAND LOAN
X-2 CERTIFICATE: $[________], AS OF THE   SERVICES, INC.
CLOSING DATE

DATE OF POOLING AND SERVICING             PAYING AGENT: WELLS FARGO BANK, N.A.
AGREEMENT: AS OF AUGUST 1, 2004

CUT-OFF DATE: AUGUST 1, 2004              TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: AUGUST 24, 2004             FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: MAY 15, 2004

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-2 CERTIFICATES AS OF THE CLOSING
DATE: $715,341,000

No. X-2-[1][2]                            CUSIP NO. [61745M Q7 1](2)
                                          [U6176P ND 4](1)

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: August 24, 2004

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                       WELLS FARGO BANK, N.A.,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and
            not as tenants in common              Act..................
                                                         (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee
________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint
________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



---------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                          August 24, 2004


Morgan Stanley Capital I Inc.             Washington Mutual Bank, FA
1585 Broadway                             6011 Connection Drive, Suite 600
New York, NY 10036                        Irving, Texas 75039

Morgan Stanley Mortgage Capital Inc.      John Hancock Real Estate Finance, Inc.
1585 Broadway                             200 Clarendon Street
New York, NY 10036                        Boston, MA 02117

CDC Mortgage Capital Inc.                 Wells Fargo Bank, National Association
9 West 57th Street, 36th Floor            45 Fremont Street, 2nd Floor
New York, New York 10019                  San Francisco, California 94105

Union Central Mortgage Funding, Inc.      Midland Loan Services, Inc.
312 Elm Street, Suite 2525                10851 Mastin, Suite 700
Cincinnati, Ohio 45202                    Overland Park, Kansas 66210

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa 50392


      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial
            Mortgage Pass-Through Certificates, Series 2004-IQ8
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any such documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face.

            The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests and the Class EI Grantor Trust.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                          August 24, 2004


Morgan Stanley Capital I Inc.             Washington Mutual Bank, FA
1585 Broadway                             6011 Connection Drive, Suite 600
New York, NY 10036                        Irving, Texas 75039

Morgan Stanley Mortgage Capital Inc.      John Hancock Real Estate Finance, Inc.
1585 Broadway                             200 Clarendon Street
New York, NY 10036                        Boston, MA 02117

CDC Mortgage Capital Inc.                 Wells Fargo Bank, National Association
9 West 57th Street, 36th Floor            45 Fremont Street, 2nd Floor
New York, New York 10019                  San Francisco, California 94105

Union Central Mortgage Funding, Inc.      Midland Loan Services, Inc.
312 Elm Street, Suite 2525                10851 Mastin, Suite 700
Cincinnati, Ohio 45202                    Overland Park, Kansas 66210

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa 50392


      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial
            Mortgage Pass-Through Certificates, Series 2004-IQ8
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (vi), (viii) and (xii) of the definition of "Mortgage File" required to be in the Mortgage File, and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File" (to the extent required to be delivered pursuant to the Pooling and Servicing Agreement and any applicable Primary Servicing Agreement), to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as required by the terms of the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any of the documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face or are in recordable form.

            The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, and the Class EI Grantor Trust.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

            Re:   Morgan Stanley Capital I Inc., Commercial
                  Mortgage Pass-Through Certificates, Series 2004-IQ8
                  ---------------------------------------------------

            In connection with the administration of the Mortgage File held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, N.A., as paying agent and certificate registrar, ABN AMRO Bank N.V., as fiscal agent and you as trustee (in such capacity, the "Trustee"), the undersigned as a [Master][Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

            (Such [Master] [Special] Servicer hereby certifies that all amounts received in connection with ______________ the Mortgage Loan have been or will be, following such [Master] [Special] Servicer's release ______________ of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account ______________ pursuant to the Pooling and Servicing Agreement.)

______   2.       Mortgage Loan repurchased.

                  (Such [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

______   3.       Mortgage Loan purchased by related B Note holder.

______   4.       Mortgage Loan Defeased.

______   5.       Mortgage Loan substituted.

                  (Such [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

______   6.       The Mortgage Loan is being foreclosed.

______   7.       Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [Name of applicable [Master] [Special]
                                          Servicer]



                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS TO DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                          [Date]

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
MAC #N9309-121
Sixth and Marquette
Minneapolis, MN 55479-0113

Attention:  Asset-Backed Securities Trust Services Group

             Re: Morgan Stanley Capital I Inc., Commercial Mortgage
                 Pass-Through Certificates, Series 2004-IQ8, Class [__] (the "Certificates")
                 -----------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of August 24, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent and you, as paying agent and certificate registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.


                                          Very truly yours,


                                          ____________________________________
                                          (Transferor)


                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
MAC #N9309-121
Sixth and Marquette
Minneapolis, MN 55479-0113

Attention:  Asset-Backed Securities Trust Services Group

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8 (the "Certificates")
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of August 24, 2004 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent and you, as paying agent and certificate registrar. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.


                                          Very truly yours,



                                          ------------------------------------
                                          (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 1 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank, N.A., as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                 -------------------------------------------

                 -------------------------------------------

                 -------------------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred
      Yes   No    Certificate only for the Transferee's own account?


            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                          ------------------------------------
                                          Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Date:_______________________________

                             ANNEX 2 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred
      Yes   No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       -----------------------------------------
                                       Print Name of Transferee or Adviser


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       -----------------------------------------
                                       Print Name of Transferee

                                       Date:__________________________________

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
MAC #N9309-121
Sixth and Marquette
Minneapolis, MN 55479-0113

Attention:  Asset-Backed Securities Trust Services Group

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8 (the "Certificates")
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ________________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of August 24, 2004 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent and you, as paying agent and certificate registrar. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and
      (c) no Transferred Certificate may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                       Very truly yours,



                                       ---------------------------------------
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                  BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8, Class (the
            "Certificates")
            ------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of August 24, 2004 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank, N.A., as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
      (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                       Very truly yours,



                                       ---------------------------------------
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                  BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8, Class (the
            "Certificates")
            ------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of August 24, 2004 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank, N.A., as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


                                       Very truly yours,



                                       ---------------------------------------
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 1 TO EXHIBIT D-3B
                             -----------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and Wells Fargo Bank, N.A., as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                 -------------------------------------------

                 -------------------------------------------

                 -------------------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred
      Yes   No    Certificate only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                       ---------------------------------------
                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 2 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred
      Yes   No    Certificate only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       ---------------------------------------
                                       Print Name of Transferee or Adviser


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       ---------------------------------------
                                       Print Name of Transferee

                                       Date:__________________________________

                                   EXHIBIT E-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                 FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES



STATE OF                )
                        ss:
COUNTY OF               )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization," a possession of the United States or a person with respect to whom income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other Person. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is _____________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a United States Tax Person. For this purpose, a United States Tax Person is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            13. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            14. Check the applicable paragraph:

            o The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            o That the transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            o None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.


                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                          _______________, 20__

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
MAC #N9309-121
Sixth and Marquette
Minneapolis, MN 55479-0113

Attention:  Asset-Backed Securities Trust Services Group

       Re:  Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8, Class (the
            "Certificates")
            ------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent and you, as paying agent and certificate registrar. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

            4. The Transferor does not know and has no reason to know that (i) any of the statements made by the Transferee under the Transfer Affidavit are false or (ii) the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.


                                       Very truly yours,



                                       ---------------------------------------
                                       (Transferor)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

  FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF REGULATION S CERTIFICATES

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
               Series 2004-IQ8, Class __  (the "Certificates")

TO:   Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Banking, societe anonyme

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, 20[__]



                                       By:______________________________________
                                          As, or as agent for, the beneficial
                                          owner(s) of the Certificates to which
                                          this certificate relates.

                                    EXHIBIT G

                                    Reserved

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                          __________ __, 200_

TO:   The Depository Trust Company

      CLEARSTREAM BANK, S. A. or
      Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center

      Wells Fargo Bank, National Association, as Master Servicer

      Midland Loan Services, Inc., as Special Servicer

      LaSalle Bank National Association, as Trustee

      Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar

      ABN AMRO Bank N.V., as Fiscal Agent

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, Class __(the "Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

            Name:
            Address:
            Taxpayer ID No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate(1) for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.


                                       Very truly yours,


                                       [NAME OF HOLDER OF CERTIFICATE]



                                       By:____________________________________
                                          [Name], [Chief Financial
                                          or other Executive Officer]



--------

(1) [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                Series 2004-IQ8, Class ____ (the "Certificates")

TO:   Wells Fargo Bank, N.A., as Certificate Registrar
      Attn: Mortgage Document Custody (CMBS)
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., Wells Fargo Bank, National Association, Midland Loan Services, Inc., LaSalle Bank National Association and ABN AMRO Bank N.V., U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:



                                       [MORGAN GUARANTY TRUST COMPANY OF NEW
                                       YORK, Brussels office, as operator of the Euroclear System]


                                       or


                                       [CLEARSTREAM BANK, S.A.]



                                       By:____________________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID


                                  MSCI 2004-IQ8
--------------------------------------------------------------------------------
                        Administrative Cost Rate Schedule


      Single Note/ Multiple Properties
      Cross-defaulted/Cross Collateralized


  Individual        Loan Pool    Mortgage
loan seller ID         No.       Loan Seller   Property Name                                 Cut-Off Date Balance        Master Fee
--------------      ---------    -----------   -------------                                 --------------------        ----------
      900                1       CDCMC         Columbia Plaza II                                      $94,923,896           2.00
      902                8       CDCMC         Renaissance III                                        $30,194,286           2.00
      891               26       CDCMC         Waikoloa Highlands                                      $9,562,500           2.00
      NAP               27       CDCMC         Silverado Business Park                                 $9,500,000           2.00
      901               28       CDCMC         River Rock Business Center                              $9,300,000           2.00
      NAP               46       CDCMC         Britany Village Apartments                              $5,600,000           2.00
      899               53       CDCMC         Tuscany Village                                         $3,996,561           2.00
    3212968             35       JHREF         Ridglea Village Shopping Center                         $5,475,000           2.00
    3212968             36       JHREF         Bedford Place                                           $2,400,000           2.00
    3212963             48       JHREF         Best Buy Montclair                                      $4,670,992           2.00
    3212926             54       JHREF         Rochester Avenue Apartments                             $3,956,662           2.00
    3212962             55       JHREF         Imperial Business Center                                $3,876,273           2.00
    3212970             60       JHREF         White Rock Self Storage                                 $3,384,770           2.00
    3212896             63       JHREF         Cerritos Industrial Center                              $3,100,000           2.00
    3212973             73       JHREF         Walgreens - Stoughton, WI                               $2,601,448           2.00
    3212960             75       JHREF         Walgreens - Spring, TX                                  $2,496,016           2.00
    3212971             77       JHREF         Walgreens Union City                                    $2,326,740           2.00
    3212946             81       JHREF         Goshen Avenue Apartments                                $2,077,248           2.00
       1                 2       MSMC          Anaheim Marriott                                       $75,414,494           2.00
       2                 3       MSMC          Northbridge Retail                                     $68,300,000           0.00
       3                 4       MSMC          Beverly Center                                         $61,000,000           0.00
       4                 7       MSMC          World Apparel Center                                   $35,770,000           0.00
   03-15108             20       MSMC          MHC-Maralago Cay                                       $21,600,000           2.00
   03-15546             21       MSMC          Westcliff House Office Park                            $20,299,002           2.00
   04-15565             24       MSMC          Cape May Courthouse Super Fresh                        $11,796,916           2.00
   03-15536             29       MSMC          All Seasons Portfolio - Hagerstown East                 $3,886,547           2.00
   03-15537             30       MSMC          All Seasons Portfolio - Hagerstown West                 $3,273,977           2.00
   04-15724             31       MSMC          All Seasons Portfolio - Quakertown                      $2,138,602           2.00
   03-14527             34       MSMC          Gateway Village Phase II                                $7,877,567           2.00
   04-15751             37       MSMC          Tanasbourne Business Park                               $7,768,685           2.00
   04-15579             40       MSMC          Waldbaums Southampton                                   $6,764,972           2.00
   04-15986             56       MSMC          Sun West Center                                         $3,829,609           2.00
   04-16220             65       MSMC          Marianna Center                                         $2,941,507           2.00
   04-16054             76       MSMC          Universal Steel Building                                $2,393,463           2.00
   04-16290             78       MSMC          1890 Wynkoop                                            $2,250,000           2.00
   03-15542             93       MSMC          The Shoppes at Glendale Northwest                       $1,627,190           2.00
   03-15213            100       MSMC          Marketplace at Settlers Walk Outlot #7                  $1,467,475           2.00
    753784              33       PCF           7400 Broadview Road                                     $8,193,539           2.00
    753974              38       PCF           Seneca Meadows Corporate Center II                      $7,738,937           2.00
    753045              39       PCF           Edinburgh Center                                        $6,952,565           2.00
    753805              41       PCF           601 E. 33rd Street                                      $6,600,000           2.00
    753977              42       PCF           13400 Riverside Drive                                   $6,000,000           2.00
    753629              43       PCF           James Village                                           $5,787,506           2.00
    753808              45       PCF           1550 North Brown Road Office Building                   $5,659,330           2.00
    753941              47       PCF           President Plaza                                         $5,500,000           2.00
    753875              51       PCF           Lakeside Plaza Phase II                                 $4,481,403           2.00
    753976              52       PCF           Albany Square Shopping Center                           $4,330,000           2.00
    754000              58       PCF           3700 35th Avenue                                        $3,800,000           2.00
    753973              64       PCF           5100 Eastern Avenue                                     $3,000,000           2.00
    203175              49       UCMFI         Exhibit Concepts                                        $4,666,613           2.00
    203167              57       UCMFI         East LA Civic Center Plaza                              $3,809,849           2.00
    204126              59       UCMFI         Lyman Lumber Warehouse                                  $3,682,974           2.00
    204129              61       UCMFI         Camp Creek Center                                       $3,374,591           2.00
    204137              62       UCMFI         Redwood Lab                                             $3,238,242           2.00
    204101              66       UCMFI         Yale Place Retail                                       $2,776,004           2.00
    204103              67       UCMFI         8333 Washington                                         $2,759,375           2.00
    203172              68       UCMFI         Cabot Industrial                                        $2,749,772           2.00
    204138              69       UCMFI         Redwood Biotech                                         $2,715,141           2.00
    203176              74       UCMFI         7th Gate Center                                         $2,548,461           2.00
    204123              79       UCMFI         Mossman Center                                          $2,189,722           2.00
    204115              80       UCMFI         Meridian Office Building                                $2,086,264           2.00
    204112              85       UCMFI         Florence Medical Building                               $1,886,371           2.00
    204117              86       UCMFI         Dugan's Corner Shopping Center                          $1,886,117           2.00
    203177              87       UCMFI         Harbor Square Retail                                    $1,867,417           2.00
    203168              88       UCMFI         Wolff Industrial                                        $1,860,142           2.00
    204125              90       UCMFI         Lyman Lumber Office Building                            $1,791,717           2.00
    203161              91       UCMFI         Zanesville Tractor Supply                               $1,670,944           2.00
    204141              92       UCMFI         900 Walt Whitman Road                                   $1,644,031           2.00
    203149A             94       UCMFI         Mechenbier Portfolio II A                               $1,157,820           2.00
    203149B             95       UCMFI         Mechenbier Portfolio II B                                 $443,243           2.00
    204133              96       UCMFI         Kaysville Shopping Center                               $1,592,577           2.00
    203163              97       UCMFI         Precision Thermo Building                               $1,591,501           2.00
    203174              98       UCMFI         60th Avenue Industrial                                  $1,577,585           2.00
    203153              99       UCMFI         Germantown Road Office                                  $1,555,978           2.00
    203159             101       UCMFI         Mesadan Auto Center                                     $1,464,842           2.00
    203162             102       UCMFI         Coopersville Tractor Supply                             $1,449,790           2.00
    204124             103       UCMFI         American Auto Care (Service Stop Auto Mall)             $1,393,595           2.00
    204108             104       UCMFI         Tooele Landing                                          $1,388,378           2.00
    204128             105       UCMFI         Ogden Clinic                                            $1,343,788           2.00
    204132             106       UCMFI         Keego Harbor Square Shopping Center                     $1,316,959           2.00
    203170             107       UCMFI         Blake Center                                            $1,283,687           2.00
    204113             108       UCMFI         Crye-Leike Plaza                                        $1,246,377           2.00
    204139             109       UCMFI         LIMN Furniture                                          $1,245,591           2.00
    204116             110       UCMFI         South Tech 1                                            $1,240,866           2.00
    203152             111       UCMFI         Cary Eckerd                                             $1,227,013           2.00
    204140             112       UCMFI         Big Creek Plaza                                         $1,197,433           2.00
    204114             113       UCMFI         Viewridge Court Industrial                              $1,187,026           2.00
    203155             115       UCMFI         Gateway Retail Center                                   $1,108,870           2.00
    204107             116       UCMFI         MacKenzie Office                                        $1,088,373           2.00
    204111             117       UCMFI         Cordova Station South                                   $1,038,751           2.00
    204104             118       UCMFI         OKI Systems Building - Evansville                       $1,009,128           2.00
    204109             119       UCMFI         Southwest Gas Building                                    $989,483           2.00
    203166             120       UCMFI         Metro Mechanical                                          $975,948           2.00
    203158             121       UCMFI         Omaha Johnstone Supply                                    $966,307           2.00
    203157             122       UCMFI         Johnstone Supply - Lincoln                                $907,743           2.00
    204102             123       UCMFI         Del Amo Building                                          $867,615           2.00
    204110             124       UCMFI         Tanner Office Warehouse                                   $858,291           2.00
    204134             125       UCMFI         West Holly Industrial Buildings                           $796,332           2.00
    204130             126       UCMFI         2111-2125 South Santa Fe Street                           $744,556           2.00
   625024301             5       WAMU          Bull Run Plaza                                         $50,207,136           2.00
   625024311            32       WAMU          Kings Plaza                                             $8,393,111           2.00
   625024051            50       WAMU          Pacific Place Center                                    $4,596,087           2.00
   625024031            71       WAMU          Whalley Avenue Retail                                   $2,696,757           2.00


                      Master                    Primary
  Individual        Servicing                   Excess                            Sub-servicing                   Administrative
loan seller ID      Excess Fee   Primary Fee   Servicing    Sub-servicing Fee   Excess Servicing   Trustee Fee     Cost Rate
--------------      ----------   -----------   ---------    -----------------   ----------------   -----------   --------------
      900              1.00          3.00        0.00              0.00               0.00             0.31             6.31
      902              1.00          3.00        0.00              0.00               0.00             0.31             6.31
      891              1.00          3.00        0.00              0.00               0.00             0.31             6.31
      NAP              1.00          3.00        0.00              0.00               0.00             0.31             6.31
      901              1.00          6.00        0.00              0.00               0.00             0.31             9.31
      NAP              1.00          3.00        0.00              0.00               0.00             0.31             6.31
      899              1.00          3.00        0.00              0.00               0.00             0.31             6.31
    3212968            1.00          1.00        7.30              0.00               0.00             0.31            11.61
    3212968            1.00          1.00        7.30              0.00               0.00             0.31            11.61
    3212963            1.00          1.00        8.10              0.00               0.00             0.31            12.41
    3212926            1.00          1.00        8.50              0.00               0.00             0.31            12.81
    3212962            1.00          1.00        8.60              0.00               0.00             0.31            12.91
    3212970            1.00          1.00        8.90              0.00               0.00             0.31            13.21
    3212896            1.00          1.00        9.00              0.00               0.00             0.31            13.31
    3212973            1.00          1.00        9.00              0.00               0.00             0.31            13.31
    3212960            1.00          1.00        9.00              0.00               0.00             0.31            13.31
    3212971            1.00          1.00        9.00              0.00               0.00             0.31            13.31
    3212946            1.00          1.00        9.00              0.00               0.00             0.31            13.31
       1               1.00          0.00        0.00              0.00               0.00             0.31             3.31
       2               0.00          1.50        0.00              0.00               0.00             0.31             1.81
       3               0.00          2.00        0.00              0.00               0.00             0.31             2.31
       4               0.00          2.00        0.00              0.00               0.00             0.31             2.31
   03-15108            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   03-15546            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-15565            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   03-15536            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   03-15537            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-15724            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   03-14527            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-15751            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-15579            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-15986            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-16220            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-16054            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   04-16290            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   03-15542            1.00          0.00        0.00              0.00               0.00             0.31             3.31
   03-15213            1.00          0.00        0.00              0.00               0.00             0.31             3.31
    753784             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753974             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753045             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753805             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753977             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753629             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753808             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753941             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753875             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753976             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    754000             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    753973             1.00          1.00        0.00              0.00               0.00             0.31             4.31
    203175             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203167             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204126             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204129             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204137             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204101             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204103             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203172             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204138             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203176             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204123             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204115             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204112             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204117             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203177             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203168             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204125             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203161             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204141             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203149A            1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203149B            1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204133             1.00          1.00        4.00              1.00               9.00             0.31            18.31
    203163             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203174             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203153             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203159             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203162             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204124             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204108             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204128             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204132             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203170             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204113             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204139             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204116             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203152             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204140             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204114             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203155             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204107             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204111             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204104             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204109             1.00          1.00        4.00              1.00               7.00             0.31            16.31
    203166             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203158             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    203157             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204102             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204110             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204134             1.00          1.00        4.00              3.50               9.00             0.31            20.81
    204130             1.00          1.00        4.00              3.50               9.00             0.31            20.81
   625024301           1.00          1.00        5.00              0.00               0.00             0.31             9.31
   625024311           1.00          1.00        5.00              0.00               0.00             0.31             9.31
   625024051           1.00          1.00        5.00              0.00               0.00             0.31             9.31
   625024031           1.00          1.00        5.00              0.00               0.00             0.31             9.31

                                   EXHIBIT K-1

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I
                                     (MSMC)


            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of August 1, 2004, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar, and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated August 11, 2004 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated August 11, 2004 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated August 2, 2004, as supplemented by a Prospectus Supplement dated August 11, 2004 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of August 11, 2004 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of August 2004. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $340,400,008. The sale of the Mortgage Loans shall take place on August 24, 2004 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 15), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 15).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated August 1, 2004, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents: (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto; (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage; (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any; (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8"; (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage; (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8," which assignment may be effected in the related Assignment of Mortgage; (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan; (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date; (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan; (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease. (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan; (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment; (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan; (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000; (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof; (p) A copy of any affidavit and indemnification agreement in favor of the lender; (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents; and (r) With respect to any Non-Trust Serviced Pari Passu Loan, a copy of the related Other Pooling and Servicing Agreement.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Serviced Companion Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then: (i) this Agreement shall be deemed to be a security agreement; and (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to: (A) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files; (B) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5. Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller. Section 4. Representations and Warranties of the Seller and the Purchaser. (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that: (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement. (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws. (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than
(1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement. (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted. (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement. (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser. (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of August 1, 2004, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes. (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof: (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it. (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser. (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets. (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder. (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement. (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.
Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller. (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified). (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or
(ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach. (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement). (d) If the Seller repurchases any Mortgage Loan pursuant to this Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.
Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated August 1, 2004.

            Section 9. Other Matters Relating to Non-Trust Serviced Loan Pairs. Notwithstanding anything to the contrary in this Agreement, (i) with respect to any Mortgage Loan that is a Non-Trust Serviced Pari Passu Loan, each of the document delivery requirements set forth herein will be satisfied by the delivery by the Seller of copies of each such document specified herein (other than the Mortgage Note (and all intervening endorsements) evidencing such Non-Trust-Serviced Pari Passu Loan, with respect to which the originals shall be required); provided, with respect to each Mortgage Loan that is a Non-Trust Serviced Pari Passu Loan, the document delivery requirements for (a) the Assignment of Mortgage and any assignment of Assignment of Leases set forth herein and (b) any of the UCC financing statements referred to in Section 2(i) hereof will be satisfied by the delivery by the Seller of copies of such documents made in favor of the Other Trustee pursuant to the Other Pooling and Servicing Agreement and (ii) the Seller shall not be required to deliver a Servicing File with respect to each Mortgage Loan that is a Non-Trust Serviced Pari Passu Loan. For the avoidance of any doubt, the parties hereto acknowledge and agree that nothing in this Agreement shall be construed to create a servicing arrangement with respect any Mortgage Loan that is a Non-Trust Serviced Pari Passu Loan other than as set forth in the Pooling and Servicing Agreement.

            Section 10. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York 10036,
Attention: Timothy Gallagher, with a copy to Michelle Wilke.

            Section 11. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 12. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 13. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 15. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 16. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 17. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                   REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since July 28, 2004.

            (7) Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

            (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            (23) Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

            (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

            (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A


                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
             LISTED IN EXHIBIT 2 REGARDING INDIVIDUAL MORTGAGE LOANS

Representation No. 2: Whole Loan; Ownership of Mortgage Loans Exceptions

Loan No. 3, Northbridge Retail: The Mortgage Loan is subject to the terms and conditions of a Co-Lender Agreement by and among the initial holders of the pari passu A Notes.

Loan No. 4, Beverly Center: The Mortgage Loan is subject to the terms and conditions of (i) an Agreement Among Noteholders by and among the initial Note A Holder, the initial Note B Holder and initial Note C Holder and (ii) an Intercreditor Agreement by and among the initial holders of the pari passu A Notes.

Loan No. 7, World Apparel Center: The Mortgage Loan is subject to the terms and conditions of a Co-Lender Agreement by and among the initial holders of the pari passu A Notes.

Representation No. 4: Lien; Valid Assignment

Loan No. 3, Northbridge Retail: The Assignment of Mortgage is not executed and delivered in favor of the Trustee, but rather such assignment of Mortgage is executed and delivered in favor of the Trustee under the LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association. In addition, the Mortgaged Property securing the Mortgage Loan also secures one or more other pari passu A notes (none of which are assets of the trust).

Loan No. 4, Beverly Center: The Assignment of Mortgage is not executed and delivered in favor of the Trustee, but rather such assignment of Mortgage is executed and delivered in favor of the Trustee under the CSFB 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A. In addition, the Mortgaged Property securing the Mortgage Loan also secures one or more other pari passu A notes, one or more subordinate B notes and one or more subordinate C notes (none of which are assets of the trust).

Loan No. 7, World Apparel Center: The Assignment of Mortgage is not executed and delivered in favor of the Trustee, but rather such assignment of Mortgage is executed and delivered in favor of the Trustee under the JPMorgan Series 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A. In addition, the Mortgaged Property securing the Mortgage Loan also secures one or more other pari passu A notes (none of which are assets of the trust).

Representation 5: Assignment of Leases and Rents

Loan No. 3, Northbridge Retail: The Assignment of Leases is not executed and delivered in favor of the Trustee, but rather such assignment is executed and delivered in favor of the trustee under the LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

Loan No. 4, Beverly Center: The Assignment of Leases is not executed and delivered in favor of the Trustee, but rather such assignment is executed and delivered in favor of the trustee under the CSFB 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

Loan No. 7, World Apparel Center: The Assignment of Leases is not executed and delivered in favor of the Trustee, but rather such assignment is executed and delivered in favor of the trustee under the JPMorgan Series 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

Representation 6: Mortgage Status; Waivers and Modifications

Loan No. 4, Beverly Center: The Mortgage Loan documents have been modified pursuant to a First Amendment to Loan Agreement, dated as of February 11, 2004, to provide for, among other things, the consolidation and re-severance of the then-existing promissory notes into new promissory notes and the allocation and application of payments thereunder.

Representation 8: Title Insurance

Loan No. 3, Northbridge Retail: The title policy is in an amount equal to the approximate loan allocation and is subject to a tie-in endorsement. The Seller has not done, by act or omission, anything that would materially impair the coverage under the title policy with respect to the Mortgage Loan, but no representation can be made with respect to the acts or omissions of the holders of the pari passu A notes with respect to the Mortgage Loan that would materially impair the coverage under the title policy.

Loan No. 4, Beverly Center: The Seller has not done, by act or omission, anything that would materially impair the coverage under the title policy, but no representation can be made with respect to the acts or omissions of the holders of the pari passu A notes or one or more subordinate B notes and C notes that would materially impair the coverage under the title policy.

Loan No. 7, World Apparel Center: The Seller has not done, by act or omission, anything that would materially impair the coverage under the title policy with respect to the Mortgage Loan, but no representation can be made with respect to the acts or omissions of the holders of the pari passu A notes with respect to the Mortgage Loan that would materially impair the coverage under the title policy.

Loan Nos. 14 - 16, All Seasons Portfolio: The face amount of each title policy for each of the three Mortgaged Properties in each portfolio is equal to the portion of the Mortgage Loan allocated to such Mortgaged Property for each such portfolio, however, applicable "tie-in" endorsements were obtained for All Seasons Portfolio-Hagerstown East and All Seasons Portfolio-Hagerstown West.

Representation 12: Environmental Conditions

Loan No. 10, Cape May Courthouse Super Fresh and Loan No. 25, Waldbaums
Southampton: With respect to the statement in the representations that states that "Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations", so long as the Master Lease for each Mortgage Loan is in effect and no event of default is occurring thereunder, the terms of each such Master Lease controls. The tenant under each such Master Lease is required to comply with environmental laws. As long as the tenant under each such Master Lease is in compliance with the terms of the Master Lease, the Mortgagor is deemed in compliance.

Representation 14: Insurance

Loan No. 7, World Apparel Center: See Representation 27 below.

Loan No. 10, Cape May Courthouse Super Fresh and Loan No. 25, Waldbaums
Southampton: So long as the Master Lease for each such Mortgager Loan is in effect (and there is no default beyond any applicable notice and grace periods under each such Master Lease), the terms of each such Master Lease control and the Mortgagor is deemed in compliance. Each such Master Lease does not expressly require that the related hazard insurance policy (i) contain appropriate endorsements to avoid the operation of any co-insurance provisions or (ii) contain no provision for a deduction for depreciation. The tenant under each Master Lease is required to maintain insurance for the related Mortgaged Property and, upon a tenant's failure to do so, the Mortgagor is authorized to maintain such insurance at such tenant's cost and expense and seek reimbursement therefore from the applicable tenant. Each tenant may self-insure so long as the applicable tenant or its guarantor has an investment grade rating or better and such self-insurance program does not violate any applicable law. The Master Lease relating to each of the Cape May Courthouse Super Fresh and Waldbaums Southampton Mortgage Loan provides that casualty insurance proceeds will be applied to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the tenant under the related Master Lease.

Certain Other Mortgage Loans: Such Mortgage Loans do not specifically make reference to six months of operations in determining the amount of required business interruption insurance, but instead require such insurance for a period running for such length of time as it takes to repair or replace with the exercise of due diligence, with an extended period of indemnity endorsement that covers continued loss of income until such income either returns to the same level it was at prior to the loss, or the expiration of a specified number of months after the related Mortgaged Property (in certain cases, assuming total destruction) is restored, whichever occurs first. Such insurance must be maintained in an amount equal to the projected gross income from the Mortgaged Property for a period from the date of loss until a date that is a specified number of months after the date that the Mortgaged Property is repaired or replaced and operations are resumed.

Representation 17: Leasehold Estate

Loan No. 3, Northbridge Retail: There is an existing fee mortgage encumbering the fee interest of the ground lessor subject to an SNDA between the holder of the fee mortgage and ground lessee (Mortgagor). Assignments of the ground lessee's interest in the ground lease must comply with the provisions of the ground lease and obtain consent of the ground lessor, provided, however, the ground lease may be assigned without consent to a "qualified assignee" (defined under the Mortgage Loan Documents as a person who (a) has a net worth of at least $40 million, (b) has regional or national retail management experience and
(c) assumes the obligations of tenant under the ground lease). Such assignment is subject to a right of first refusal in favor of the fee owner to match the economic terms of the assignment. In addition, in the event of a foreclosure sale, the leasehold mortgagee may assign the ground lease without the ground lessor's consent. Only subleases which meet certain criteria set forth in the ground lease or for which the ground lessor's approval is obtained are entitled to non-disturbance. The ground lessor has approved all subleases in existence as of the Closing Date.

Loan No. 4, Beverly Center: The Mortgage Loan is secured by the Mortgagor's leasehold interest in the Mortgaged Property. Notice must be given to lessor prior to the assignment of the ground lease to lender. Lessee may assign the ground lease without consent (i) to certain entities controlled by E. Phillip Lyon or Sheldon M. Gordon or (ii) to any other person or entity provided such person or entity has a net worth of not less than $15,000,000 and either substantial commercial property management experience or agrees to contract for qualified management property services for at least five years. All other assignments are subject to lessor's consent, not to be unreasonably withheld (it being agreed that lessor shall not be deemed to have unreasonably withheld its consent if the net worth of the assignee is less than two times the sum of the rent for the last full calendar year plus the real estate taxes for such calendar year). Notwithstanding the foregoing, in the event of a foreclosure by the leasehold mortgagee or acceptance of a deed in lieu thereof, the leasehold mortgagee shall have the right to assign the ground lease without lessor's consent. The ground lease does not specifically provide that the lessor is required to enter into a new lease upon rejection of the ground lease in a bankruptcy proceeding. Under certain circumstances involving a casualty or condemnation, the lessor and lessee are permitted to terminate the ground lease on the subject property. Upon such termination, the allocation of the related insurance proceeds or condemnation award to the lessor and lessee will be calculated pursuant to the terms of the ground lease based upon the date of termination.

Representation No. 20: Mortgage Loan Modifications

Loan Nos. 14 and 15, All Seasons Portfolio (Hagerstown East and Hagerstown
West): The Mortgage Loan was modified on February 20, 2004, to make it cross-defaulted and cross-collateralized with the All Seasons Portfolio (Quakertown) loan.

Representation No. 24: Cross Collateralization

Loan No. 3, Northbridge Retail, Loan No. 4, Beverly Center and Loan No. 7, World Apparel Center: Each Mortgage Loan is secured by a Mortgage that also secures certain companion loans other than one or more other Mortgage Loans.

Loan Nos. 14 - 16, All Seasons Portfolio: This portfolio is secured by two loans and three properties, with the Hagerstown East and Hagerstown West properties securing one loan which is cross-collateralized and cross-defaulted with the Quakertown loan.

Representation No. 25: Releases of Mortgaged Property

Loan No. 10, Cape May Courthouse Super Fresh and Loan No. 25, Waldbaums
Southampton: With respect to the Master Lease for each such Mortgage Loan and an offer from the tenant to purchase the related Mortgaged Property pursuant to the terms of the Master Lease, upon the occurrence of certain casualty events, the tenant under such Master Lease has the right to make an offer to purchase the Mortgaged Property, in which event the Mortgagor is required to either (i) pay to the Mortgagee an amount equal to the then outstanding principal and interest on the Mortgage Loan or (ii) accept the purchase offer from such tenant in which case the proceeds of the sale by the Mortgagor shall be used to pay to the Mortgagee an amount not less than the then outstanding principal and interest on the Mortgage Loan, in each case without prepayment premium or defeasance charges.

Loan No. 14 and 15, All Seasons Portfolio (Hagerstown East and Hagerstown West):
The Mortgage Loan documents with respect to the two Mortgaged Properties permit a partial defeasance of the Mortgage Loan and a release of one of the two Mortgaged Properties upon satisfaction of certain legal and underwriting criteria set forth therein. In such case, the single promissory note for the Mortgage Loan will be split into two individual promissory notes (one note for the released property and one note for the non-released property), and the promissory note for the non-released property securing the subject Mortgage Loan will be cross-collateralized and cross-defaulted with the promissory note for the All Seasons Portfolio (Quakertown) Mortgage Loan. In addition, the Mortgage Loan documents permit the Mortgagor to obtain a release of that portion of the Hagerstown West property containing 23,377 square feet as more particularly described in that certain Sign Easement Agreement as the "Option Parcel" dated as of December 11, 2003, upon satisfaction of certain legal and underwriting criteria set forth therein.

Loan No. 22, Tanasbourne Business Park: The Mortgage Loan documents permit the release of an approximately 0.8 acre strip of land along the east line of the property upon (i) transfer of the land to a public agency or non-profit entity which holds tax-exempt status under Internal Revenue Code Section 501(c)(3) and
(ii) satisfaction of certain other conditions set forth in the Mortgage Loan documents.

Loan No. 71, Shoppes at Glendale Northwest: Under the terms of the tenant ground lease with Wendy's Old Fashioned Hamburgers of New York, Inc. (subsequently assigned to Wenjoy Properties, LLC), such tenant may have a right of first refusal to purchase or to lease the subject property and an outright option purchase the subject property.

Representation No. 27: No Material Default

Loan No. 7, World Apparel Center: The Mortgagor currently has business income insurance that does not satisfy all of the applicable requirements set forth in the Mortgage Loan Agreement. Pursuant to a Side Letter, the Mortgagor is obligated to replace its existing business income insurance with insurance that satisfies the requirements set forth in the Mortgage Loan Agreement (namely, that the current six-month extended period of indemnity endorsement for business income insurance should be increased to a 12-month endorsement) on or prior to December 31, 2004.

Representation No. 29: Local Law Compliance

Loan No. 22, Tanasbourne Business Park: Certificates of occupancy have not been obtained for three tenant spaces, however, the failure by the Mortgagor to obtain any required certificates of occupancy was made recourse to the Mortgagor to the extent of any loss incurred by lender.

Loan No. 19, Gateway Village Phase II: The Mortgaged Property did not constitute a separate tax parcel at origination. The Mortgaged Property is newly constructed in connection with a recently filed parcel map and the revised tax parcels are pending with the County of San Bernardino. An endorsement was obtained to the title policy insuring against any losses from the tax parcel configuration. The Mortgagor also has covenanted in the Mortgage Loan documents to diligently pursue the new separate tax parcels, and each of the Mortgagor and Guarantors have recourse to the extent of loss related to the tax parcel configuration. The Mortgagor's predecessor and the affiliated adjacent property owner have entered into an agreement to allocate the property taxes until the new tax parcels are issues.

Loan No. 40, Sun West Center: A certificate of occupancy with respect to one of the tenants, It's a Grind, was not provided by the Mortgagor. In lieu of a certificate of occupancy, the Mortgagor provided a "completion letter" whereby tenant agrees to complete its tenant improvements. Such certificate of occupancy is expected to be obtained after such improvements have been completed.

Representation No. 30: Junior Liens

Loan No. 2, Anaheim Marriott: The owner of the mortgagor is permitted to incur mezzanine financing subject to satisfaction of certain conditions specified in the Mortgage Loan documents, including a DSCR test, LTV test, delivery of an intercreditor agreement and confirmation from the rating agencies.

Loan No. 4, Beverly Center: See Representation 4 above.

Loan No. 10, Cape May Courthouse Super Fresh: A mezzanine loan in the aggregate original principal amount not to exceed $23,000,000 (a portion of which in an amount not to exceed $16,000,000 is referred to as the "A Mezzanine Loan" and a portion of which in an amount not to exceed $2,000,000 is referred to as the "B Mezzanine Loan" and, collectively, the "Mezzanine Loan") is secured by a pledge
(i) of the equity interests in the owner of the Mortgagor and (ii) the equity interests of certain other mortgagors under other mortgage loans that are not included in the trust. Subject to certain conditions set forth in the mezzanine loan documents, the mezzanine lender may advance the mezzanine borrower an additional amount up to $5,000,000 (thereby increasing the amount of the B Mezzanine Loan). The A Mezzanine Loan amount allocated to the Mortgage Loan is $1,402,000 and the B Mezzanine Loan amount allocated to the Mortgage Loan is $152,591.

Representation No. 33: Licenses and Permits

Loan No. 19, Gateway Village Phase II; and Loan No. 22 Tanasbourne Business
Park: See Representation 29 above.

Loan No. 10, Cape May Courthouse Super Fresh and Loan No. 25, Waldbaums
Southampton: So long as the Master Lease for each such Mortgage Loan is in effect and no event of default is occurring thereunder, the terms of each such Master Lease control. The tenant under the Master Lease is required to comply with all applicable laws. As long as the tenant under the Master Lease is in compliance with the terms of the Master Lease, the Mortgagor is deemed in compliance.

Representation No. 35: Due on Sale

Loan No. 2, Anaheim Marriott; Loan No. 10, Cape May Courthouse Super Fresh and Loan No. 25, Waldbaums Southampton: See Representation 30 above.

Loan No. 4, Beverly Center: The Mortgaged Property securing the Mortgage Loan also secures subordinate notes. See Representation 4 above.

Representation No. 36: Non-Recourse Exceptions

Loan No. 2, Anaheim Marriott: With respect to the phrase "misappropriation of rents" in clause (b)(i), recourse is limited to "misapplication and conversion" of rents and certain other proceeds rather than "misappropriation" of rents. Breaches of the environmental covenants in the Mortgage Loan documents are not recourse to a natural person, but rather recourse to the Mortgagor and SDRP, LLC (an affiliate of the Mortgagor).

Loan No. 6, World Apparel Center; Loan No. 8, MHC-Maralago Cay; Loan Nos. 14 - 16, All Seasons Portfolio; Loan No. 10, Cape May Courthouse Super Fresh and Loan No. 25, Waldbaums Southampton: Each Mortgage Loan is not recourse to a natural person, nor is any natural person liable to the holder of each such Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the related Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards, or breaches of the environmental covenants in the related Mortgage Loan documents. However, for each such Mortgage Loan (other than Loan No. 7, World Apparel Center and Loan Nos. 14 - 16, All Seasons Portfolio), one or more sponsor-related entities executed a recourse carve-out guaranty agreement.

Loan No. 7, World Apparel Center: The Mortgagor is liable to the holder of the Mortgage Loan for a "material breach" of environmental covenants in the Mortgage Loan documents rather than a "breach".

Loan No. 10, Cape May Courthouse Super Fresh and Loan No. 25, Waldbaums
Southampton: Liability for misappropriation of rents is limited to misappropriation of rents received by the related Mortgagor under each such Mortgage Loan after the occurrence of and during the continuance of an event of default under the related Mortgage Loan documents. Neither the related Mortgagor nor related Guarantor under each such Mortgage Loan will be personally liable for losses the lender incurs with respect to the misappropriation of insurance proceeds or condemnation awards if such misappropriation is due to the acts of the tenant under the Master Lease for each Mortgage Loan provided that the related Mortgagor assigns its rights against such tenant to the Mortgagee; and
(c) Neither the related Mortgagor nor related Guarantor will be personally liable for losses the Mortgagee incurs with respect to a violation of environmental laws due to waste and hazardous waste at the related Mortgaged Property so long as the tenant under the Master Lease for each Mortgage Loan is in occupancy of the related Mortgaged Property and is in compliance with the terms of the related Master Lease.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)


                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE



            Purchase Price                      $353,695,047
            Accrued Interest                    $1,246,262
                                                ----------------
            Total                               $354,941,309

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

                  Seller:     Morgan Stanley Mortgage Capital Inc.
                  Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of August, 2004.


SELLER:                                MORGAN STANLEY MORTGAGE CAPITAL INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President-Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:  Asset-Backed Securities Trust Services Group
            Morgan Stanley Capital I Inc., Series 2004-IQ8


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 1585 Broadway, New York, New York 10036, Attention: Andrew Berman (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2004-IQ8 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Suite 700, Attention:
President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, (the "Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc., Series 2004-IQ8 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit: 1. To empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee). 2. This power of attorney shall be limited to the above-mentioned exercise of power.
3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.
4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of August 2004.


Witnessed by:                          MORGAN STANLEY MORTGAGE
                                       CAPITAL INC.



___________________________            By:________________________
Print Name:                            Name:
                                       Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



_______________________________________
Commission Expires:

                                   EXHIBIT K-2

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II
                                     (CDCMC)


            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of August 1, 2004, between CDC Mortgage Capital, Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar, and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated August 11, 2004 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated August 11, 2004 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated August 2, 2004, as supplemented by a Prospectus Supplement dated August 11, 2004 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of August 11, 2004 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of August 2004. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $163,077,243. The sale of the Mortgage Loans shall take place on August 24, 2004 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 15), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 15).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated August 1, 2004, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Serviced Companion Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of August 1, 2004, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated August 1, 2004.

            Section 9. [Reserved.]

            Section 10. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at CDC Mortgage Capital, Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Albert Zakes.

            Section 11. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 12. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 13. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 15. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 16. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 17. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       CDC MORTGAGE CAPITAL, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       MORGAN STANLEY CAPITAL I INC.

                                       By:
                                           -------------------------------------

                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

      (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since July 28, 2004.

      (7) Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

      (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
             LISTED IN EXHIBIT 2 REGARDING INDIVIDUAL MORTGAGE LOANS



Representation 17: Leasehold Estate.
------------------------------------

Loan No. 13 ,River Rock Business Center: The related Ground Lease does not require the Lessor to enter into a new lease upon the termination of such Ground Lease under any circumstances. However, pursuant to such Ground Lease, the related Borrower is entitled to purchase the related fee interest at any time and, pursuant to the related loan agreement, upon the occurrence of an event of default under the Ground Lease or under such loan agreement, the lender may require the Borrower to exercise such purchase option.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)



                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE



            Purchase Price                      $171,906,529
            Accrued Interest                    $628,545
                                                ----------------
            Total                               $172,535,074

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

                  Seller:        CDC Mortgage Capital, Inc.
                  Purchaser:     Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of August, 2004.

SELLER:                                CDC MORTGAGE CAPITAL, INC.

                                       By: ___________________________________
                                           Name:
                                           Title:

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.

                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:


Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President-Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:  Asset-Backed Securities Trust Services Group
            Morgan Stanley Capital I Inc., Series 2004-IQ8


------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Albert Zakes (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2004-IQ8 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Suite 700, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, (the "Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc., Series 2004-IQ8 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.


            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of August 2004.

Witnessed by:                          CDC MORTGAGE
                                       CAPITAL, INC.

                                       By:
---------------------------               ------------------------------
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

---------------------------------------
Commission Expires:

                                   EXHIBIT K-3

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III
                                     (UCMFI)


            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of August 1, 2004, between Union Central Mortgage Funding, Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar, and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated August 11, 2004 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated August 11, 2004 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated August 2, 2004, as supplemented by a Prospectus Supplement dated August 11, 2004 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of August 11, 2004 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of August 2004. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $85,459,192. The sale of the Mortgage Loans shall take place on August 24, 2004 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct in the event a successor to the party holding such letter of credit is appointed pursuant to the related Primary Servicing Agreement or the Pooling and Servicing Agreement, as applicable, in each case, at the expense of the predecessor Primary Servicer (or predecessor Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation organized and in good standing under the laws of Ohio. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated as of August 1, 2004, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other party in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of Ohio dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Ohio law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated August 1, 2004.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, Attention: D. Stephen Cole.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       UNION CENTRAL MORTGAGE FUNDING, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       MORGAN STANLEY CAPITAL I INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since July 28, 2004.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after February 1, 2003, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to February 1, 2003, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after February 1, 2003, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to February 1, 2003, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Premiums. Each prepayment premium or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not to be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A
                                  TO EXHIBIT 2

                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 14 LISTED IN EXHIBIT 2


1. Loan #204110- Tanner Office Warehouse: The insurance policy currently does not include terrorism insurance. However, as a condition of closing the loan, when the policy is renewed in September the policy must include terrorism insurance.

                                   SCHEDULE A
                                  TO EXHIBIT 2

                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 36 LISTED IN EXHIBIT 2


Loan No(s).   Property
---------------------------------------------------------


204126      Lyman Lumber Warehouse
204125      Lyman Lumber Office
204103      8333 Washington
203173      Cigar Factory Office

                                   SCHEDULE A
                                  TO EXHIBIT 2

                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 41 LISTED IN EXHIBIT 2

            As required by representation number 41 (Single Purpose Entities), the following is a list of Mortgage Loans for which the related Mortgagor was, as of the origination date, a Single Purpose Entity:


                    203130   Acworth Eckerd
                   203149A   Mechenbier Portfolio II A
                   203149B   Mechenbier Portfolio II B
                    203154   Robinwood Corporate Center
                    203159   Mesadan Auto Center
                    203160   Fiesta Corporate Center
                    203161   Zanesville Tractor Supply
                    203162   Coopersville Tractor Supply
                    203163   Precision Thermo Building
                    203168   Wolff Industrial
                    203170   Blake Center
                    203171   Battleground Eckerd
                    203172   Cabot Industrial
                    203173   Cigar Factory Office
                    203174   60th Avenue Industrial
                    203175   Exhibit Concepts
                    203176   7th Gate Center
                    203177   Harbor Square Retail
                    204101   Yale Place Retail
                    204103   8333 Washington
                    204107   MacKenzie Office
                    204115   Meridian Office Building
                             American Auto Care (Service Stop
                    204124   Auto Mall)
                    204128   Ogden Clinic
                             Keego Harbor Square Shopping
                    204132   Center
                    204133   Kaysville Shopping Center
                    204140   Big Creek Plaza

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)


                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE



            Purchase Price                      $87,042,985
            Accrued Interest                    $304,372
                                                ----------------
            Total                               $87,347,357

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

                  Seller:        Union Central Mortgage Funding, Inc.
                  Purchaser:     Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of August, 2004.

SELLER:                                UNION CENTRAL MORTGAGE FUNDING, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:


Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing

            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President-Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:  Asset-Backed Securities Trust Services Group
            Morgan Stanley Capital I Inc., Series 2004-IQ8


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202 (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2004-IQ8 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Suite 700, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, (the "Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc., Series 2004-IQ8 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.


            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of August 2004.

Witnessed by:                          UNION CENTRAL MORTGAGE FUNDING, INC.

                                       By:
---------------------------               ----------------------------------
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

---------------------------------------
Commission Expires:

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV
                                   (Principal)


            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of August 1, 2004, between Principal Commercial Funding, LLC (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar, and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated August 11, 2004 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated August 11, 2004 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated August 2, 2004, as supplemented by a Prospectus Supplement dated August 11, 2004 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of August 11, 2004 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of August 2004. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $85,459,192. The sale of the Mortgage Loans shall take place on August 24, 2004 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated August 1, 2004, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date, together with all of the Seller's right, title and interest in and to the proceeds of any related environmental insurance policies related to the Mortgage Loans. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Serviced Companion Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization, limited liability company operating agreement or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of August 1, 2004, between the Seller, Principal Life Insurance Company, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization, limited liability company operating agreement and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated August 1, 2004.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Principal Commercial Funding, LLC, 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Margie A. Custis, Senior Vice President/Managing Director, with a copy to Leanne S. Valentine, Esq.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       PRINCIPAL COMMERCIAL FUNDING, LLC

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       MORGAN STANLEY CAPITAL I INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since July 28, 2004.

            7. Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            37. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

            38. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            39. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            40. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            41. Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            42. Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
             LISTED IN EXHIBIT 2 REGARDING INDIVIDUAL MORTGAGE LOANS

---------------------------- ------------------------------------- -----------------------------------------------------------------

Rep. No.                     Loan No.                              Explanation
---------------------------- ------------------------------------- -----------------------------------------------------------------
2. Whole Loan; Ownership     Loan No. 753941 (President Plaza)
of Mortgage Loans                                                  The Mortgage Loan is a Note A in the amount of $5,500,000. Note
                                                                   B, in the amount of $500,000 will not be held in the trust. Note
                                                                   B is subordinate to Note A, pursuant to the terms of a Co-Lender
                                                                   Agreement between the holders of Note A and Note B.

---------------------------- ------------------------------------- -----------------------------------------------------------------
6. Mortgage Status;          Loan No. 753941 (President Plaza)
Waivers and Modification                                           This Mortgage Loan is a Note A. Note B will not be held within the trust. Note B is subordinate to Note A, as set forth in a
                                                                   Co-Lender Agreement between the holders of Note A and Note B.

---------------------------- ------------------------------------- -----------------------------------------------------------------
14(a). Insurance             Loan No. 753629 (James Village)       The agreed amount endorsement was waived for this loan, as
                                                                   Albertson's Inc. carries the insurance coverage pursuant to the terms of its lease and will not disclose the terms of its policy relating to co-insurance.  Albertson's Inc. must maintain a credit rating of at least BBB- by S&P and Baa3 by Moody's to continue to insure pursuant to the terms of its lease.
                             Loan No. 754000 (3700 35th Avenue)
                                                                   The Mortgaged Property is occupied by a single tenant, Walgreen's
                                                                   Co., which self-insures for fire and extended perils provided
                                                                   Walgreen's maintains a net worth of $100,000,000.

---------------------------- -------------------------------------- ----------------------------------------------------------------
14(d). Insurance             Loan No. 754000 (3700 35th Avenue)     The single tenant, Walgreen's, Co. self-insures for liability and must maintain a net worth of $100,000,000.

---------------------------- -------------------------------------- ----------------------------------------------------------------
24.  Cross                   Loan No. 753941 (President Plaza)      This loan has a Note A ($5,500,000) which is in the Trust, and a
Collateralization                                                   Note B ($500,000) which is not in the Trust.  Note A and Note B are cross-defaulted.

---------------------------- -------------------------------------- ----------------------------------------------------------------

---------------------------- ------------------------------------- -----------------------------------------------------------------
29. Local Law Compliance     Loan No. 753045 (Edinburgh Center)    This loan is legal non-conforming with respect to parking on each parcel of land (short from 3 to 12 spaces on each parcel).  There are four (4) buildings as collateral for the loan.  The loan is
                                                                   54.6% loan to value.  The improvements must be re-built in conformance with current zoning code if there is a casualty of greater than 50% replacement cost.  If the improvements are re-built in accordance with the current zoning code, the loan will still have adequate debt service coverage.

                             Loan No. 753974 (Seneca Meadows       This loan is legal non-conforming with respect to parking.
                             Corporate Center II)                  Lender has an insured Common Access and Parking Easement that provides a sufficient number of additional parking spaces to satisfy the current zoning code.

---------------------------- ------------------------------------- -----------------------------------------------------------------
30.  Junior Liens            Loan No. 753941 (President Plaza)     This loan consists of a Note A ($5,500,000) and a Note B
                                                                   ($500,000).  Note B is not part of the Trust.  Note B is
                                                                   subordinate to Note A and the loan documents include Co-Lender
                                                                   Agreement that governs the relationship between the holders of
                                                                   Note A and Note B.
---------------------------- ------------------------------------- -----------------------------------------------------------------
35.  Due on Sale             Loan No. 753941 (President Plaza      The property subject to the Mortgage Loan is encumbered by a junior lien (Note B in the amount of $500,000) that is held outside of the trust.  The rights of the noteholders of Note A and Note B are governed by the terms of a Co-Lender Agreement.

---------------------------- ------------------------------------- -----------------------------------------------------------------
38.  Non-Recourse            Loan No. 753692 (James Village)       This Mortgage Loan does not have a natural person liable for any
Exceptions                                                         of the recourse carve-outs.

---------------------------- ------------------------------------- -----------------------------------------------------------------

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)



                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE


            Purchase Price                      $71,927,593
            Accrued Interest                    $270,190
                                                ----------------
            Total                               $72,197,783

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

                  Seller:        Principal Commercial Funding, LLC
                  Purchaser:     Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of August, 2004.

SELLER:                                PRINCIPAL COMMERCIAL FUNDING, LLC

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:


Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President-Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:  Asset-Backed Securities Trust Services Group
            Morgan Stanley Capital I Inc., Series 2004-IQ8


--------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Margie A. Custis, with a copy to Leanne S. Valentine, Esq. (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention:
Commercial Mortgage Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2004-IQ8 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Suite 700, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, (the "Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc., Series 2004-IQ8 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.


            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of August 2004.

Witnessed by:                          PRINCIPAL COMMERCIAL FUNDING, LLC


                                       By:
---------------------------               --------------------------------
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.


---------------------------------------
Commission Expires:

                                   EXHIBIT K-5

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V
                                     (WaMu)

                                                                     EXHIBIT K-5


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (WAMU LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of August 1, 2004, between Washington Mutual Bank, FA (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar, and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated August 11, 2004 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated August 11, 2004 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated August 2, 2004, as supplemented by a Prospectus Supplement dated August 11, 2004 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of August 11, 2004 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis (but subject to the Seller's proposed sale of servicing as provided in Section 2 and the Seller acting as a sub-servicer of the Master Servicer pursuant to a sub-servicing agreement between the Seller and the Master Servicer), the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of August 2004. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $65,893,090. The sale of the Mortgage Loans shall take place on August 24, 2004 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller (with the understanding that a Servicing Rights Purchase and Sale Agreement, dated August 1, 2004, will be executed by the Seller and the Master Servicer) in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payment of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, with respect to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within the 90-day period specified in clauses (b),
(c), (e) or (f), as the case may be, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loans after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected prior to, on or after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee, in which case it shall be at the expense of the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller shall draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney client privileged communications, internal correspondence or credit/underwriting analysis (the foregoing, "Seller Loan Underwriting Information"). Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer or the applicable Primary Servicer or Sub-Servicer on its behalf.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller, excluding the Seller Loan Underwriting Information, shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the financial condition of the Seller's parent, Washington Mutual Inc.("WaMu"), and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to WaMu's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available to the Seller.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, subject to the exceptions set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a federal savings bank organized and in good standing under the laws of the United States of America. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such material agreement, contract, instrument or indenture, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in clause (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of August 1, 2004, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to the Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (including the expiration of any grace or cure periods), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect having the effect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach having the effect described in the preceding clause (i) or (ii), a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other party in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) and the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) such Mortgage Loan is, at the end of the initial 90-day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to
Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day period available for cure described in this Section 5(b) will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) of any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or the repurchase or replacement of the affected Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price (as defined in the Pooling and Servicing Agreement), or (ii) if within the two-year period commencing on the Closing Date, at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then, notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with the purchase of such Mortgage Loan or applicable REO Property. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under
Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches described in the previous sentence. The preceding sentence notwithstanding, the Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, shall promptly deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Office of Thrift Supervision dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under the laws of the United States and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such material agreement, contract, instrument or indenture, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion letter may express its reliance as to factual matters on, among other things specified in such opinion letter, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated August 1, 2004.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Washington Mutual Bank, FA, 6011 Connection Drive, Suite 600, Irving, Texas 75039, Attention: Ross Stewart, with a copy to Washington Mutual Bank, FA, 1301 Fifth Avenue, Seattle, Washington 98101, Attention: Richard Fisher and General Counsel.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       WASHINGTON MUTUAL BANK, FA

                                       By:
                                           -------------------------------------
                                           Name:  Richard Fisher
                                           Title:  Senior Vice President

                                       MORGAN STANLEY CAPITAL I INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. Except as set forth on Schedule 1 attached hereto, the related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans have been modified since July 28, 2004.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after February 1, 2003, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to February 1, 2003, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after February 1, 2003, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to February 1, 2003, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 2 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 2 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Except as set forth on Schedule 3 hereof, each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 4 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and
(c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either
(A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Except as set forth on Schedule 5 hereto, each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Premiums. Each prepayment premium or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not to be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan, except any Mortgage Loan listed on Schedule 6 attached hereto was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                  SCHEDULE A



                                   SCHEDULE 1
                                  TO EXHIBIT 2



                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 5 LISTED IN EXHIBIT 2

-----------------------------------------------------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
-----------------------------------------------------------------------------------------------------------------------------
5          Bull Run Plaza         With respect to the Mortgage Loans listed to the left, there is no separate Assignment of
17         Kings Plaza            Leases and Rents, rather the relevant assignment of leases and rents provisions are
34         Pacific Place Center   contained in the respective mortgage or deed or trust.
54         Whalley Avenue
-----------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                                  TO EXHIBIT 2


                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 12 LISTED IN EXHIBIT 2



                                      NONE

                                   SCHEDULE 3
                                  TO EXHIBIT 2



                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 14 LISTED IN EXHIBIT 2


------------------------------------------------------------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
------------------------------------------------------------------------------------------------------------------------------------
5          Bull Run               With respect to the Mortgage Loans listed to the left, the amount of commercial general
17         Kings Plaza            liability insurance that the related Mortgagor must maintain is an amount as
34         Pacific Place          required by Mortgagee; the loan documents do not provide for a minimum amount requirement of $1,000,000 per occurrence.

                                  In the event the Mortgagor fails to maintain the required insurance under the related loan documents, the loan documents do not provide that the Mortgagee may maintain or cause to be maintained such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. However, insurance escrows have been established for each loan and so long as no event of default exists, Mortgagee shall apply the insurance escrows to the payment of the insurance premiums required under the loan documents. It is an event of default under the related loan documents if Mortgagor fails to maintain the necessary insurance required thereunder.

------------------------------------------------------------------------------------------------------------------------------------
54         Whalley Avenue         With respect to the Mortgage Loans listed to the left, the amount of commercial general liability insurance that the related Mortgagor must maintain is an amount as required by Mortgagee; the loan documents do not provide for a minimum amount requirement of $1,000,000 per occurrence.

------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 4
                                  TO EXHIBIT 2



                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
      REPRESENTATION AND WARRANTY NUMBER 14 LISTED IN EXHIBIT 2 (WINDSTORM
                                   INSURANCE)


                                      NONE

                                   SCHEDULE 5
                                  TO EXHIBIT 2



                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 35 LISTED IN EXHIBIT 2

------------------------------------------------------------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
------------------------------------------------------------------------------------------------------------------------------------

5          Bull Run               Mortgagee's consent is not required for any of the following transfers: (1) a transfer of the
                                  Mortgaged Property or of the membership interests in Mortgagor and partnership interests in Bull
                                  Run WP Developers, L.P., in whole or in part, to Charles Bank Realty V, Limited Partnership, or to its wholly-owned subsidiary, or (2) a transfer by any limited partner or shareholder of any entity which comprises the Mortgagor of any or all of their limited partnership interests, membership interests or shares to (x) any other limited partner, member or shareholder, or (y) a family member of a limited partner, member or shareholder, or (z) a trust or other entity controlled by a limited partner, member or shareholder.

------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6
                                  TO EXHIBIT 2



                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 41 LISTED IN EXHIBIT 2


------------------------------------------------------------------------------------------------------------------------------------

Loan
Number     Loan Name              Description Of Exception
------------------------------------------------------------------------------------------------------------------------------------
54         Whalley Avenue         The related loan documents do not require the  mortgagor to be a Single Purpose Entity.

------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE B

                         LIST OF MORTGAGORS THAT ARE
                 THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)



                                     NONE

                                  EXHIBIT 3

                                 PURCHASE PRICE



            Purchase Price                       $68,494,826
            Accrued Interest                        $128,325
                                            ----------------
            Total                                $68,623,151

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

                  Seller:      Washington Mutual Bank, FA
                  Purchaser:   Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies and all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the items described in clauses
      (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of August, 2004.

SELLER:                                WASHINGTON MUTUAL BANK, FA

                                       By:
                                           -------------------------------------
                                           Name:  Richard Fisher
                                           Title:  Senior Vice President

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:


Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President-Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:  Asset-Backed Securities Trust Services Group
            Morgan Stanley Capital I Inc., Series 2004-IQ8


--------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 6011 Connection Drive, Suite 600, Irving, Texas 75039, Attention: Ross Stewart (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2004-IQ8 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Suite 700, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, (the "Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc., Series 2004-IQ8 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.


            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of August 2004.

Witnessed by:                          WASHINGTON MUTUAL BANK, FA



                                       By:
---------------------------               --------------------------------
Print Name:                            Name: Richard Fisher
                                       Title: Senior Vice President

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



---------------------------------------
Commission Expires:

                                   EXHIBIT K-6

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VI
                                     (JHREF)


            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of August 1, 2004, between John Hancock Real Estate Finance, Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar, and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated August 11, 2004 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated August 11, 2004 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated August 2, 2004, as supplemented by a Prospectus Supplement dated August 11, 2004 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of August 11, 2004 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis (but subject to the designation as enduring Primary Servicer ("Primary Servicer") under the Pooling and Servicing Agreement as contemplated by Section 6(j)), the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of August 2004. The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $36,365,148. The sale of the Mortgage Loans shall take place on August 24, 2004 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 15), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 15).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase Agreement, dated August 1, 2004, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the Master Servicer and the Special Servicer to empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including without limitation, each related Intercreditor Agreement), if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and
(c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            The original of each letter of credit referred to in clause (l) above shall be delivered to the Primary Servicer, the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Primary Servicer within 30 days of the Closing Date.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans or Serviced Companion Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Companion Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of August 1, 2004, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.


            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

                  Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or a Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            (j) The Master Servicer and Seller shall have entered into an Primary Servicing Agreement.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable, assuming (other than with respect to clause (vi)) that the laws of such States are identical to the laws of the Commonwealth of Massachusetts.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated August 1, 2004.

            Section 9. [Reserved.]

            Section 10. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at John Hancock Real Estate Finance, Inc., 200 Clarendon Street, Boston, Massachusetts 02117, Attention: Barry S. Nectow, Executive Vice President (or to such other address as the Seller may designate in writing) with copies to the attention of Michael M. Epstein, Esq. and Nathaniel I. Margolis, Esq.

            Section 11. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 12. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 13. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 15. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 16. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 17. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       JOHN HANCOCK REAL ESTATE FINANCE, INC.

                                       By: ___________________________________
                                           Name:
                                           Title:

                                       MORGAN STANLEY CAPITAL I INC.

                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                          INDIVIDUAL MORTGAGE LOANS

            (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since July 28, 2004.

            (7) Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and
(ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

            (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            (23) Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with material applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

            (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

            (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A
                  Exceptions to Representations and Warranties

Representation #14--Insurance
-------------------- ---------------------- ----------------------------------------------------------------------------------------
    Loan Number          Loan Identity                                                           Explanation
==================== ====================== ========================================================================================

        55           Walgreens-Stoughton,   With respect to Loan No. 55, Walgreens-Stoughton, WI, under the terms of that certain
                     WI                     lease (the "Lease") dated September 3, 2002 between the related mortgagor and Walgreen
                                            Co. (the "Tenant"), the Tenant is permitted to self-insure for insurance carried or required to be carried under the terms of the Lease so long as it maintains a net worth of at least $100,000,000. Under the terms of the related loan documents, the lender has agreed to accept Walgreens' self insurance for property insurance so long as (i)
                                            Walgreens maintains a net worth of at least $100,000,000 and (ii) Walgreens' senior unsecured debt is rated A or better by both Moody's and Standard & Poor's. Pursuant to the terms of the Lease, in the event of a fire or other casualty required to be insured by Tenant, the Tenant shall promptly repair and restore the related mortgaged property, without abatement of rent.

        57           Walgreens- Spring, TX  With respect to Loan No. 57, Walgreens-Spring, TX, under the terms of that certain lease
                                            (the "Lease") dated July 31, 2002 between the related mortgagor and Walgreen Co. (the
                                            "Tenant"), the Tenant is permitted to self-insure for insurance carried or required to be carried under the terms of the Lease as long as it maintains a net worth of at least
                                            $100,000,000. Under the terms of the related loan documents, the lender has agreed to accept Walgreens' self insurance for property insurance so long as Walgreens maintains a net worth of at least $100,000,000. Pursuant to the terms of the Lease, in the event of a fire or other casualty required to be insured by Tenant, the Tenant shall promptly repair and restore the related mortgaged property, without abatement of rent.

        59           Walgreens-Union City   With respect to Loan No. 59, Walgreens-Union City, under the terms of that certain lease
                                            (the "Lease") dated June 20, 2003 between the related mortgagor and Walgreen Co. (the
                                            "Tenant"), the Tenant is permitted to self-insure for insurance carried or required to be carried under the terms of the Lease as long as it maintains a net worth of at least
                                            $100,000,000. Under the terms of the related loan documents, the lender has agreed to accept Walgreens' self insurance for property insurance so long as (i) Walgreens maintains a net worth of at least $100,000,000 and (ii) Walgreens' senior unsecured debt is rated A or better by both Moody's and Standard & Poor's. Pursuant to the terms of the
                                            Lease, in the event of a fire or other casualty required to be insured by Tenant, the
                                            Tenant shall promptly repair and restore the mortgaged property, without abatement of rent.

        59           Walgreens-Union City   With respect to Loan No. 59, Walgreens-Union City, the related mortgaged property is located within a Zone 3 seismic zone and neither a seismic report was done nor are the improvements for the mortgaged property insured against earthquake damage.

Representation #17--Leasehold Estate
-------------------- ---------------------- ----------------------------------------------------------------------------------------
    Loan Number          Loan Identity                                                           Explanation
==================== ====================== ========================================================================================
        57           Walgreens-Spring,      With respect to Loan No. 57, the related mortgaged property is situated upon a 2.11-acre
                     Texas                  site, which includes 0.57 acres that is leased from HL&P/Reliant Energy to the related mortgagor under a 25-year ground lease dated ____ ("Ground Lease"). The Ground Lease does not meet the requirements of the representation with respect to item (g): The original term of the Ground Lease extends for a period of eight (8) years after the maturity of the related loan.

Representation #30--Junior Liens
-------------------- ---------------------- ----------------------------------------------------------------------------------------
    Loan Number          Loan Identity                                                           Explanation
==================== ====================== ========================================================================================
        38           Rochester Avenue       With respect to Loan No. 38, Rochester Avenue Apartments, the related loan documents
                     Apartments             permit the related mortgagor to incur secondary financing secured by the related mortgaged property as long as certain conditions are met, including that the debt service coverage ratio ("DSCR") for the combined loans shall not result in a DSCR of less than 1.25x, the combined loan to value ratio does not exceed 65% and the subordinate lender shall enter into a subordination agreement.

==================== ====================== ========================================================================================
        44           White Rock Self        With respect to Loan No. 44, White Rock Self Storage, the related loan documents permit
                     Storage                the related mortgagor to incur secured secondary financing after the 10th year of the loan term, as long as certain conditions are met, including that there has been no event of default, the total indebtedness cannot exceed 70% loan to value, the combined debt service coverage ratio cannot be less than 1.40x and the subordinate lender shall enter into a subordination agreement.

==================== ====================== ========================================================================================


Representation #35--Due on Sale
-------------------- ---------------------- ----------------------------------------------------------------------------------------
    Loan Number          Loan Identity                                                           Explanation
==================== ====================== ========================================================================================
        20           Ridglea Village        With respect to Loan No. 20, Ridglea Village Shopping Center, the related loan documents
                     Shopping Center        permit title to the related mortgaged property to be held by no more than twelve (12)
                                            tenants-in-common subject to certain conditions, including without limitation that the sponsor continue to own at least a 12% ownership interest in the mortgaged property. As of the date hereof, eleven (11) TIC's hold title to the mortgaged property.

==================== ====================== ========================================================================================
        21           Bedford Place          With respect to Loan No. 21, Bedford Place, the related loan documents permit the related mortgaged property to be held by no more than twelve (12) tenants-in-common subject to certain conditions, including without limitation that the sponsor continue to own at least a 12% ownership interest in the mortgaged property. As of the date hereof, eleven (11) TIC's hold title to the mortgaged property.

==================== ====================== ========================================================================================
        32           Best Buy Montclair     With respect to Loan No. 32, Best Buy Montclair, the related two (2) mortgagors hold the related mortgaged property as tenants-in-common. The related loan documents permit a one time transfer of the entire tenancy-in-common interest of one mortgagor to the other mortgagor, subject to certain conditions, including that there shall be no default under the related loan documents.

==================== ====================== ========================================================================================
        38           Rochester Avenue       With respect to Loan No. 38, Rochester Avenue Apartments, the related loan documents
                     Apartments             permit the related mortgagor to incur secondary financing secured by the related mortgaged property as long as certain conditions are met, including that the debt service coverage ratio ("DSCR") for the combined loans shall not result in a DSCR of less than 1.25x, the combined loan to value ratio does not exceed 65% and the subordinate lender shall enter into a subordination agreement.

==================== ====================== ========================================================================================
        44           White Rock Self        With respect to Loan No. 44, White Rock Self Storage, the related loan documents permit
                     Storage                the related mortgagor to incur secured secondary financing after the 10th year of the loan term, as long as certain conditions are met, including that there has been no event of default, the total indebtedness cannot exceed 70% loan to value, the combined debt service coverage ratio cannot be less than 1.40x and the subordinate lender shall enter into a subordination agreement.

==================== ====================== ========================================================================================
        47           Cerritos Industrial    With respect to Loan No. 47, Cerritos Industrial Center, the related loan documents
                     Center                 permit the related mortgagor (which is an entity currently comprised of both the Weil
                                            Ownership Group and the Laskey Ownership Group) to transfer interests in the related mortgaged property to members of two (2) family groups (the "Weil Ownership Group" and the "Laskey Ownership Group") as tenants-in-common ("TIC") subject to certain conditions, including that there be no default under the loan documents. All TICs must be in the form of a single asset entity unless the TIC is an individual. Multiple transfers are permitted to convey TIC interests to members of the Weil Ownership Group or the Laskey Ownership Group, and the existing TICs can transfer their interests an unlimited number of times to members of the Weil Ownership Group or the Laskey Ownership
                                            Group but not to unrelated third parties, subject to the conditions specified in the loan documents for TIC transfers.

==================== ====================== ========================================================================================
        63           Goshen Avenue          With respect to Loan No. 63, Goshen Avenue Apartments, the related loan documents permit
                     Apartments             the related mortgagor to incur secondary financing secured by the related mortgaged property as long as certain conditions are met, including that the debt service coverage ratio ("DSCR") for the combined loans shall not result in a DSCR of less than 1.25x, the combined loan to value ratio does not exceed 65% and the subordinate lender shall enter into a subordination agreement.

==================== ====================== ========================================================================================

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)



                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE



            Purchase Price                      $36,762,468
            Accrued Interest                    $128,325
                                                ----------------
            Total                               $36,890,793

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

                  Seller:       John Hancock Real Estate Finance, Inc.
                  Purchaser:    Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of August, 2004.

SELLER:                                JOHN HANCOCK REAL ESTATE FINANCE, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:


Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President-Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:  Asset-Backed Securities Trust Services Group
            Morgan Stanley Capital I Inc., Series 2004-IQ8


------------------------------------------------------------------------------


                          LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 200 Clarendon Street, Boston, Massachusetts 02117 (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2004-IQ8 (the "Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Overland Park, Kansas 66210, Suite 700, Attention:
President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, (the "Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc., Series 2004-IQ8 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the Master Servicer and, in the event of the failure or incapacity of the Trustee and the Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee, with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.


            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of August 2004.

Witnessed by:                           JOHN HANCOCK REAL ESTATE FINANCE, INC.


                                       By:
----------------------------              -----------------------------
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

---------------------------------------
Commission Expires:

                                    EXHIBIT L

                                    Reserved

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDERS REPORT


                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

--------------------------------------------------------------------------------

STATEMENT SECTIONS                                                       PAGE(s)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Cash Reconciliation Detail                                                   6
Ratings Detail                                                               7
Current Mortgage Loan and Property Stratification Tables                  8 - 10
Mortgage Loan Detail                                                        11
Principal Prepayment Detail                                                 12
Historical Detail                                                           13
Delinquency Loan Detail                                                     14
Specially Serviced Loan Detail                                           15 - 16
Modified Loan Detail                                                        17
Liquidated Loan Detail                                                      18

--------------------------------------------------------------------------------


                                    Depositor
                  --------------------------------------------
                    Morgan Stanley Capital I Inc.
                    1585 Broadway
                    New York, NY  10036

                    Contact:      General Information Number
                    Phone Number: (212) 761-4700
                  --------------------------------------------

                                Master Servicer
                  --------------------------------------------
                    Wells Fargo Bank, N.A.
                    45 Fremont Street, 2nd Floor
                    investorreporting@wellsfargo.com
                    San Francisco, CA 94105

                    Contact:      Matilde Sanchez
                    Phone Number: (415) 222-2364
                  --------------------------------------------

                                Special Servicer
                  --------------------------------------------
                    Midland Loan Services, Inc.
                    10851 Mastin Street, Bldg. 82
                    Suite 700
                    Overland Park, KS 66210

                    Contact:      Brad Hauger
                    Phone Number: (913) 253-9000
                  --------------------------------------------


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 1 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                         Certificate Distribution Detail


------------------------------------------------------------------------------------
                        Pass-
                      Through     Original   Beginning    Principal       Interest
  Class     CUSIP       Rate      Balance     Balance    Distribution   Distribution
------------------------------------------------------------------------------------
   A-1                0.000000%     0.00        0.00         0.00           0.00
   A-2                0.000000%     0.00        0.00         0.00           0.00
   A-3                0.000000%     0.00        0.00         0.00           0.00
   A-4                0.000000%     0.00        0.00         0.00           0.00
   A-5                0.000000%     0.00        0.00         0.00           0.00
    B                 0.000000%     0.00        0.00         0.00           0.00
    C                 0.000000%     0.00        0.00         0.00           0.00
    D                 0.000000%     0.00        0.00         0.00           0.00
    E                 0.000000%     0.00        0.00         0.00           0.00
    F                 0.000000%     0.00        0.00         0.00           0.00
    G                 0.000000%     0.00        0.00         0.00           0.00
    H                 0.000000%     0.00        0.00         0.00           0.00
    J                 0.000000%     0.00        0.00         0.00           0.00
    K                 0.000000%     0.00        0.00         0.00           0.00
    L                 0.000000%     0.00        0.00         0.00           0.00
    M                 0.000000%     0.00        0.00         0.00           0.00
    N                 0.000000%     0.00        0.00         0.00           0.00
    O                 0.000000%     0.00        0.00         0.00           0.00
    EI                0.000000%     0.00        0.00         0.00           0.00
   R-I                0.000000%     0.00        0.00         0.00           0.00
  R-II                0.000000%     0.00        0.00         0.00           0.00
  R-III               0.000000%     0.00        0.00         0.00           0.00
------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                          Realized
                           Loss/
                         Additional                               Current
            Prepayment   Trust Fund      Total        Ending   Subordination
  Class      Premium      Expenses    Distribution   Balance     Level (1)
----------------------------------------------------------------------------
   A-1        0.00         0.00          0.00         0.00         0.00
   A-2        0.00         0.00          0.00         0.00         0.00
   A-3        0.00         0.00          0.00         0.00         0.00
   A-4        0.00         0.00          0.00         0.00         0.00
   A-1A       0.00         0.00          0.00         0.00         0.00
    B         0.00         0.00          0.00         0.00         0.00
    C         0.00         0.00          0.00         0.00         0.00
    D         0.00         0.00          0.00         0.00         0.00
    E         0.00         0.00          0.00         0.00         0.00
    F         0.00         0.00          0.00         0.00         0.00
    G         0.00         0.00          0.00         0.00         0.00
    H         0.00         0.00          0.00         0.00         0.00
    J         0.00         0.00          0.00         0.00         0.00
    K         0.00         0.00          0.00         0.00         0.00
    L         0.00         0.00          0.00         0.00         0.00
    M         0.00         0.00          0.00         0.00         0.00
    N         0.00         0.00          0.00         0.00         0.00
    O         0.00         0.00          0.00         0.00         0.00
    EI        0.00         0.00          0.00         0.00         0.00
   R-I        0.00         0.00          0.00         0.00         0.00
  R-II        0.00         0.00          0.00         0.00         0.00
  R-III       0.00         0.00          0.00         0.00         0.00
----------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                 Pass-     Original   Beginning                                               Ending
                Through    Notional   Notional      Interest     Prepayment      Total       Notional
Class   CUSIP     Rate      Amount     Amount     Distribution    Premium     Distribution    Amount
-----------------------------------------------------------------------------------------------------
 X-1            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00
 X-2            0.000000%      0.00        0.00           0.00         0.00           0.00       0.00
-----------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 2 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                            Certificate Factor Detail

---------------------------------------------------------------------------------------------------
                                                                             Realized
                                                                              Loss/
                                                                            Additional
                    Beginning     Principal       Interest     Prepayment   Trust Fund     Ending
  Class     CUSIP    Balance     Distribution   Distribution    Premium      Expenses     Balance
---------------------------------------------------------------------------------------------------
   A-1              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-2              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-3              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-4              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   A-5              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    B               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    C               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    D               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    E               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    F               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    G               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    H               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    J               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    K               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    L               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    M               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    N               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
    O               0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
   R-I              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
  R-II              0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
  R-III             0.00000000     0.00000000     0.00000000   0.00000000   0.00000000   0.00000000
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------
                Beginning                                  Ending
                 Notional      Interest     Prepayment    Notional
Class   CUSIP     Amount     Distribution    Premium       Amount
-------------------------------------------------------------------
 X-1            0.00000000     0.00000000   0.00000000   0.00000000
 X-2            0.00000000     0.00000000   0.00000000   0.00000000
-------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 3 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                              Reconciliation Detail


                                 Advance Summary

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursements for Interest on P & I                                        0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                                    0.00
Advances paid from general collections


                          Master Servicing Fee Summary

Current Period Accrued Servicing Fees                                       0.00

Less Master Servicing Fees on Delinquent Payments                           0.00

Less Reductions to Master Servicing Fees                                    0.00

Plus Master Servicing Fees on Delinquent Payments Received                  0.00

Plus Adjustments for Prior Master Servicing Calculation                     0.00

Total Servicing Fees Collected                                              0.00


Certificate Interest Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                      Uncovered                      Certificate    Unpaid       Optimal                                  Unpaid
          Accrued     Prepayment                      Deferred     Interest      Interest     Interest                 Distributable
        Certificate    Interest    Indemnification    Interest     Shortfall   Distribution   Shortfall    Interest     Certificate
Class    Interest     Shortfall       Expenses         Amount       Amount        Amount       Amount     Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-5
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 4 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information


Available Distribution Amount                                               0.00



Aggregate Number of Outstanding Loans                                          0

Aggregate Unpaid Principal Balance of Loans                                 0.00

Aggregate Stated Principal Balance of Loans                                 0.00



Aggregate Amount of Servicing Fee                                           0.00

Aggregate Amount of Special Servicing Fee                                   0.00

Aggregate Amount of Trustee Fee                                             0.00

Aggregate Amount of Primary Servicing Fee                                   0.00

Aggregate Trust Fund Expenses                                               0.00



Specially Serviced Loans Not Delinquent

   Number of Outstandinbg Loans                                             0.00

   Aggregate Unpaid Principal Balance                                       0.00


Appraisal Reduction Amount

--------------------------------------------------------------------------------
                    Appraisal               Cumulative               Most Recent
 Loan               Reduction                  ASER                   App. Red.
Number              Effected                  Amount                    Date
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 5 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                           Cash Reconciliation Detail

Total Funds Collected

   Interest:
       Interest paid or advanced                                      0.00
       Interest reductions due to Non-Recoverability Determinations   0.00
       Interest Adjustments                                           0.00
       Deferred Interest                                              0.00
       Net Prepayment Interest Shortfall                              0.00
       Net Prepayment Interest Excess                                 0.00
       Extension Interest                                             0.00
       Interest Reserve Withdrawal                                    0.00
                                                                            ----
           Total Interest Collected                                         0.00

   Principal:
       Scheduled Principal                                            0.00
       Unscheduled Principal                                          0.00
           Principal Prepayments                                      0.00
           Collection of Principal after Maturity Date                0.00
           Recoveries from Liquidation and Insurance Proceeds         0.00
           Excess of Prior Principal Amounts paid                     0.00
           Curtailments                                               0.00
       Negative Amortization                                          0.00
       Principal Adjustments                                          0.00
                                                                            ----
           Total Principal Collected                                        0.00

   Other:
       Prepayment Penalties/Yield Maintenance                         0.00
       Repayment Fees                                                 0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Received                                       0.00
       Net Swap Counterparty Payments Received                        0.00
                                                                            ----
            Total Other Collected                                           0.00
                                                                            ----
Total Funds Collected                                                       0.00
                                                                            ====

Total Funds Distributed

   Fees:
       Master Servicing Fee                                           0.00
       Trustee Fee                                                    0.00
       Certificate Administration Fee                                 0.00
       Insurer Fee                                                    0.00
       Miscellaneous Fee                                              0.00
                                                                            ----
                Total Fees                                                  0.00

   Additional Trust Fund Expenses:
       Reimbursement for Interest on Advances                         0.00
       ASER Amount                                                    0.00
       Special Servicing Fee                                          0.00
       Reduction of funds due to Non-Recoverability Determinations    0.00
       Rating Agency Expenses                                         0.00
       Attorney Fees & Expenses                                       0.00
       Bankruptcy Expense                                             0.00
       Taxes Imposed on Trust Fund                                    0.00
       Non-Recoverable Advances                                       0.00
       Other Expenses                                                 0.00
                                                                            ----
                Total Additional Trust Fund Expenses                        0.00

   Interest Reserve Deposit                                           0.00

   Payments to Certificateholders & Others:
       Interest Distribution                                          0.00
       Principal Distribution                                         0.00
       Prepayment Penalties/Yield Maintenance                         0.00
       Borrower Option Extension Fees                                 0.00
       Equity Payments Paid                                           0.00
       Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
                Total Payments to Certificateholders & Others               0.00
                                                                            ----
Total Funds Distributed                                                     0.00
                                                                            ====


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 6 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                        Ratings Detail
---------------------------------------------------------------------
                       Original Ratings         Current Ratings (1)
---------------------------------------------------------------------
Class       CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
---------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-5
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
---------------------------------------------------------------------

NR    -     Designates that the class was not rated by the above agency at the time of original issuance.

X     -     Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A   -     Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 7 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables


                                Scheduled Balance
--------------------------------------------------------------------------------
                                                 % of
      Scheduled              # of    Scheduled   Agg.   WAM           Weighted
       Balance               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    State (3)
--------------------------------------------------------------------------------
                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
        State                Props.   Balance    Bal.    (2)  WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 8 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables


                         Debt Service Coverage Ratio (1)
--------------------------------------------------------------------------------
                                                 % of
    Debt Service             # of    Scheduled   Agg.   WAM           Weighted
   Coverage Ratio            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------


                                    Note Rate
--------------------------------------------------------------------------------
                                                 % of
       Note                  # of    Scheduled   Agg.   WAM           Weighted
       Rate                  loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------


                                Property Type (3)
--------------------------------------------------------------------------------
                                                 % of
     Property                # of    Scheduled   Agg.   WAM           Weighted
       Type                  Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------


                                    Seasoning
--------------------------------------------------------------------------------
                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
     Seasoning               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                  Page 9 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables


               Anticipated Remaining Term (ARD and Balloon Loans)

--------------------------------------------------------------------------------
                                                 % of
Anticipated Remaining        # of    Scheduled   Agg.   WAM           Weighted
      Term (2)               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
       Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                                 % of
Remaining Amortization       # of    Scheduled   Agg.   WAM           Weighted
         Term                loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
        Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
--------------------------------------------------------------------------------
                                                 % of
   Remaining Stated          # of    Scheduled   Agg.   WAM           Weighted
         Term                loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
        Totals
--------------------------------------------------------------------------------

                             Age of Most Recent NOI

--------------------------------------------------------------------------------
                                                 % of
      Age of Most            # of    Scheduled   Agg.   WAM           Weighted
      Recent NOI             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
        Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 10 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------


                              Mortgage Loan Detail

------------------------------------------------------------------------------------------------
                                                                          Anticipated
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity
Number   ODCR   Type (1)   City   State   Payment     Payment    Coupon      Date         Date
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
         Neg.    Beginning    Ending     Paid   Appraisal   Appraisal    Res.    Mod.
Loan     Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date     Date       Amount      (2)     (3)
-------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 11 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                           Principal Prepayment Detail

--------------------------------------------------------------------------------
                          Principal Prepayment Amount     Prepayment Premium
              Offering    ------------------------------------------------------
              Document                                                  Yield
               Cross-       Payoff        Curtailment   Prepayment   Maintenance
Loan Number   Reference     Amount          Amount       Premium       Charge
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 12 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                Historical Detail

------------------------------------------------------------------------------------------------------------
                                                          Delinquencies
------------------------------------------------------------------------------------------------------------
Distribution    30-59 Days      60-89 Days    90 Days or more   Foreclosure         REO        Modifications
    Date        #    Balance    #    Balance   #     Balance    #    Balance    #    Balance    #    Balance
------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                       Prepayments               Rate and Maturities
-----------------------------------------------------------------------
Distribution   Curtailments       Payoff       Next Weighted Avg.
    Date        #    Balance    #    Balance   Coupon       Remit   WAM
-----------------------------------------------------------------------




-----------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 13 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                             Delinquency Loan Detail

---------------------------------------------------------------------------------------------------
                 Offering        # of      Paid      Current   Outstanding   Status of   Resolution
                 Document       Months    Through     P & I       P & I      Mortgage     Strategy
Loan Number   Cross-Reference   Delinq.    Date     Advances    Advances**   Loan (1)     Code (2)
---------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
              Servicing                  Actual     Outstanding
              Transfer    Foreclosure   Principal    Servicing    Bankruptcy   REO
Loan Number     Date         Date        Balance     Advances        Date      Date
-----------------------------------------------------------------------------------





-----------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------


                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 14 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                     Specially Serviced Loan Detail - Part 1

--------------------------------------------------------------------------
         Offering
         Document    Servicing   Resolution
 Loan     Cross-     Transfer     Strategy    Scheduled   Property
Number   Reference     Date       Code (1)     Balance    Type (2)   State
--------------------------------------------------------------------------


--------------------------------------------------------------------------------------
                                 Net                                       Remaining
 Loan    Interest   Actual    Operating   DSCR          Note   Maturity   Amortization
Number     Rate     Balance    Income     Date   DSCR   Date     Date         Term
--------------------------------------------------------------------------------------



                          (1) Resolution Strategy Code

1 - Modification                           8 - Resolved
2 - Foreclosure                            9 - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO

                             (2) Property Type Code

MF - Multi-Family                         OF - Office
RT - Retail                               MU - Mixed Use
HC - Health Care                          LO - Lodging
IN - Industrial                           SS - Self Storage
WH - Warehouse                            OT - Other
MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 15 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                     Specially Serviced Loan Detail - Part 2

---------------------------------------------------------------------------------------------------------
              Offering
              Document    Resolution      Site                                        Other REO
   Loan        Cross-      Strategy    Inspection   Phase 1   Appraisal   Appraisal   Property
  Number      Reference    Code (1)       Date       Date       Date        Value      Revenue    Comment
---------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code

1 - Modification                           8 - Resolved
2 - Foreclosure                            9 - Pending Return to Master Servicer
3 - Bankruptcy                            10 - Deed in Lieu Of Foreclosure
4 - Extension                             11 - Full Payoff
5 - Note Sale                             12 - Reps and Warranties
6 - DPO                                   13 - Other or TBD
7 - REO


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 16 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                              Modified Loan Detail

--------------------------------------------------------------------------------
                    Offering            Pre-
    Loan            Document        Modification    Modification    Modification
   Number        Cross-Reference      Balance           Date        Description
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 17 of 18

                                               Morgan Stanley Capital I Inc.               -----------------------------------------
                                       Commercial Mortgage Pass-through Certificates       For Additional Information please contact
                                                      Series 2004-IQ8                              CTSLink Customer Service
                                                                                                        (301) 815-6600
                                                                                            Reports Available on the World Wide Web
        [LOGO]                                                                                      @ www.ctslink.com/cmbs
Wells Fargo Bank, N.A.                                                                     -----------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                            Payment Date: 09/15/2004
Columbia, Md 21045-1951                                                                            Record Date:  08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                             Liquidated Loan Detail

-------------------------------------------------------------------------------------------------------
                                                                                               Gross
                       Final       Offering                                                 Proceeds as
                     Recovery      Document                                                      a
      Loan         Determination    Cross-     Appraisal   Appraisal   Actual     Gross     % of Actual
     Number            Date        Reference     Date        Value     Balance   Proceeds     Balance
-------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                                               Net Proceeds
                    Aggregate        Net        as a % of                Repurchased
      Loan         Liquidation   Liquidation      Actual      Realized    by Seller
     Number         Expenses*     Proceeds       Balance        Loss        (Y/N)
------------------------------------------------------------------------------------





------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


--------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                 Page 18 of 18

                                    EXHIBIT N

                                    Reserved

                                    EXHIBIT O

                                    Reserved

                                    EXHIBIT P

                                    Reserved

                                    EXHIBIT Q

                                    Reserved

                                    EXHIBIT R

                                    Reserved

                                   EXHIBIT S-1

                  FORM OF POWER OF ATTORNEY TO MASTER SERVICER

RECORDING REQUESTED BY:
Wells Fargo Bank, National Association

AND WHEN RECORDED MAIL TO:
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention: Commercial Mortgage Servicing - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

                   Space above this line for Recorder's use
------------------------------------------------------------------------------
                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer under the Pooling and Servicing Agreement (the "Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank, National Association to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank, National Association of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank, National Association full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank, National Association shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name,
(iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or
(iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of August, 2004.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          trustee for Morgan Stanley Capital
                                          I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2004-IQ8


                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )

      On    __________________ before me, ______________________________________
            Date                          Name and Title of Officer (i.e., Your
                                          Name, Notary Public)

personally appeared_____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.




      Signature of Notary




                                           (Affix seal in the above blank space)

                                   EXHIBIT S-2

                  FORM OF POWER OF ATTORNEY TO SPECIAL SERVICER

RECORDING REQUESTED BY:
MIDLAND LOAN SERVICES, INC.

AND WHEN RECORDED MAIL TO:
MIDLAND LOAN SERVICES, INC.
10851 Mastin, Suite 700
Overland Park, Kansas  66210
Attention: President - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

                   Space above this line for Recorder's use
------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint MIDLAND LOAN SERVICES, INC. ("Midland"), as special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Midland to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Midland of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Midland full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Midland shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Special Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Special Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name,
(iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or
(iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of August, 2004.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as trustee for Morgan Stanley
                                          Capital I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2004-IQ8



                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT


                        )
                        )
                        )

      On________________ before me,  ___________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared_____________________________________________________________
                                 Name(s) of Document Signer(s)

________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      __________________________________
      Signature of Notary




                                           (Affix seal in the above blank space)

                                    EXHIBIT T

                                    Reserved

                                    EXHIBIT U

                 FORM OF ASSIGNMENT AND ASSUMPTION SUBMISSION TO
                                SPECIAL SERVICER


                         PROPOSED ASSUMPTION ACTION PLAN


--------------------------------------------------------------------------------
CURRENT BORROWER
PROPOSED BORROWER
CURRENT CARVEOUT GUARANTOR
PROPOSED CARVEOUT GUARANTORS
CURRENT ENVIRONMENTAL INDEMNITOR
PROPOSED ENVIRONMENTAL INDEMNITOR
CURRENT KEY PERSONS
PROPOSED KEY PERSONS
PORTFOLIO                               Name and Investor #
PRIMARY SERVICER (If applicable)
MASTER SERVICER                         Name and Loan #
SPECIAL SERVICER
COLLATERAL TYPE
PROPERTY ADDRESS
--------------------------------------------------------------------------------

EXECUTIVE SUMMARY
-----------------

The current borrower has entered into an agreement for the sale of the subject property and has requested consent of such a sale, as well as the assumption by the proposed borrower of the subject indebtedness. The current borrower is selling the property (state reason). The buyer is purchasing the property (state reason).

Wells Fargo Bank, National Association, as Master Servicer, is recommending approval of the subject transaction.

Strengths, Weaknesses and Mitigants:
      o     Bullet points (List any issues and resolutions)


Transaction Summary
-------------------

--------------------------------------------------------------------------------
Principal Balance                                                       $
Appraised Value (Date & Cap Rate                   $ / $ psf   / Cap Rate
based on last year NOI)
Purchase Price                                     $ / $ psf   / Cap Rate
Buyer Down Payment (%)                                                  $
Source of Down Payment
Current Loan-to-Value                              % (based on appraisal)

                                              % (based on purchase price)
Debt Service Coverage (NOI/NCF)                                       X/X
Date Principal Paid To
Date Interest Paid To
Proposed Sponsor's Net Worth                                            $
Proposed Sponsor's Liquidity                                            $
Closing Date
1031 Deadline
% Assumption Fee: Master Servicer (%)                                   $
                  Special Servicer (%)                                  $
--------------------------------------------------------------------------------

LOAN STATUS                                        AS OF DATE
-----------

---------------------------------------------------------
Tax Escrow                                    $ per month
Insurance Escrow                              $ per month
Replacement Reserve Escrow                    $ per month
Tenant Improvement Leasing                    $ per month
Commission Reserve
Deferred Maintenance Reserve                  $ per month
Monthly P&I payment                                     $
Unpaid Accrued Interest                                 $
Unpaid Late Fees/Other Fees                             $
Interest rate                                           %
Maturity Date
Amortization
Origination Date
Original Balance                                        $
Originating Lender
Loan as % of Pool / Top Ten (Y/N)
Watchlist (Y/N) (If Y reason and
date)
---------------------------------------------------------

Property Summary
----------------

---------------------------------------------------------
Current Occupancy                                       %
Annual Debt Service/Annual Reserves                   $/$
12/31/0_ NOI/NCF                                      $/$
Debt Service Coverage (NOI/NCF)                       X/X
12/31/0_ Proforma NOI/NCF                             $/$
Debt Service Coverage (NOI/NCF)                       X/X
---------------------------------------------------------

Loan Escrows
------------

No changes to the current escrows are being recommended because:


Bullet points


(If there are changes, briefly describe changes and reasons.)


Loan Documents
--------------

The transaction is permitted pursuant to Section __ of the subject Deed of Trust and Section __ of the Loan Agreement. Copies of loan documents are included with this submission.


Pooling and Servicing Agreement
-------------------------------

Wells Fargo Bank, National Association services the subject loan in accordance with the provisions of the Pooling and Servicing Agreement dated ____ for the Commercial Mortgage Pass-Through Certificates Series _____.

Section ___ - Enforcement of Due-On-Sale Clauses, Assumption Agreement, Due-On-Encumbrances Clauses provides the servicer with the authority to recommend approval of this request, without obtaining Rating Agency Confirmation. Wells Fargo Bank, National Association, as Master Servicer, will document and close the transaction.


CURRENT BORROWER/CARVEOUT GUARANTOR
-----------------------------------

Bullet points:

      o Name of borrowing entity, type of entity, state of formation, SPE level, years experience.
      o     Guarantor, net worth, liquidity

PROPOSED BORROWER//CARVEOUT GUARANTOR
-------------------------------------

Background
----------

(Include relevant experience.)


Financial Summary
-----------------
(Complete table below for proposed borrower. If SPE, discuss any "sponsor" entities.)

(ENTITY NAME, DATE OF AUDITED OR SELF-PREPARED STATEMENT)


-------------------------------------------------------------------
ASSETS                         LIABILITIES
Cash & Equivalents           $                                    $
Total Liquid Assets          $                                    $
Real Estate                  $ TOTAL LIABILITIES                  $
Investments
Other                        $ NET WORTH                          $
TOTAL ASSETS                 $ TOTAL LIABILITIES & NET            $
                               WORTH
-------------------------------------------------------------------

(Provide short discussion re: assets and/or significant liabilities.)


Income Statement/Cashflow
-------------------------

The income statement for the PERIOD ending _____ showed net income of $ ____.


Credit References
-----------------

Institution (Name, title phone #) - (Add brief comments)
---------------------------------
(List 3)

Credit/Litigation Reports
-------------------------

Credit searches and litigation reports have been run on INDIVIDUAL NAMES AND/OR ENTITIES on DATE. No issues were discovered that were deemed significant. The borrower's name does not appear on the OFAC list.

(If there are any significant issues, briefly discuss.)

Borrower/Guarantor Conclusion
-----------------------------

Brief summary

See attached Exhibit A for full financial details.

Property Management Summary
---------------------------

Brief discussion of proposed property manager:
Experience in submarket.
# of units/ sq. ft. managed
Discuss management fee as _% of gross income.
Termination provision.

Receipt of an acceptable property management agreement will be a condition precedent.


PROPERTY
--------

Property Description and Status
-------------------------------

--------------------------------------
Property Type
Year Constructed
Gross Square Feet
Rentable Square Feet
Number of Units
Number of Parking Spaces
Conformance to Zoning
--------------------------------------

Rent Roll
---------

Significant Tenant Profile:
(Give brief description of key tenants.)

A copy of the rent roll is included in Exhibit B.

Lease rollover is as follows:


--------------------------------------------------------------------------------
            2004   2005    2006   2007    2008    2009    2010     Vacant
                                                          and
                                                          beyond
SF          0      0       0      0       %       %       %        %
Cum.        0      0       0      0       %       %       %        %
Income      0      0       0      0       %       %       %        %
Cum.        0      0       0      0       %       %       %        %
--------------------------------------------------------------------------------

Property Performance - see Exhibit B
--------------------

The collateral property was __% occupied as of the ______ rent roll. Current base rent averages $___/SF/yr. ____ (eg NNN). There are a total of _ tenants with _ vacancy(ies).


--------------------------------------------------------------------------------
                          Underwriting    Year ended ___  _ mos ended _____

Occupancy                              %                %                  %

Total Revenue                          $                $                  $

Total Operating Expenses               $                $                  $

Net Operating Income                   $                $                  $

Capital Exp                            $                $                  $

Net Cash Flow                          $                $                  $

Debt Service                           $                $                  $

Net Cash Flow after DS                 $                $                  $

DSCR (NOI)                             x                x                  x

DSCR (NCF)                             x                x                  x
--------------------------------------------------------------------------------

(Explain trends, variances and/or any issues.)


Environmental Status
--------------------

A Phase I Environmental Site Assessment was completed by ___ on DATE and no issues were noted.

(If there were issues, give brief description and resolutions.)


Property Condition Report
-------------------------

An annual property evaluation report was completed on DATE. The report concluded that the property was in _____ condition with no deferred maintenance or health or safety issues.

(Or briefly discuss any issues that have arisen.)

(If initial Property Condition Report discusses deferred maintenance, add brief discussion of completion of any required work.)


Collateral Valuation
--------------------

The property was appraised by _____ on DATE for $___.

Current Market Conditions
-------------------------

----------------------------------------------------------------------------
                  Appraisal     Underwriting     Current       Market *
                             %              %              %             %
Occupancy
Rent psf/year                $              $              $             $
----------------------------------------------------------------------------
*Source of market information:


(Brief description of market and location as proximate to an MSA. Identify submarket characteristics, if any. Add comments regarding buyer's sale and lease comps. Discuss any market issues.)


Property Conclusions

(Briefly summarize.)



RECOMMENDATION
--------------

(Copy Strengths, weaknesses and mitigants from Executive Summary.)

Conditions Precedent to Loan Assumption - Standard - See Exhibit C
---------------------------------------

Conditions Precedent to Loan Assumption - Other
---------------------------------------

Exhibits
--------

Exhibit A - Guarantor Financial Statement
Exhibit B - Property Operating Statement Summary and Rent Roll
Exhibit C - Standard Conditions Precedent to Loan Assumption


Wells Fargo Bank, National Association, as Master Servicer, recommends approval.


Recommended by:         ___________________________   Date: __________
                        Name of Asset Manager
                        Vice President and Asset Manager



Approved By:            ___________________________   Date: __________
                        Kathryn O'Neal
                        Vice President and Portfolio Manager

Exhibit C - Conditions Precedent to Loan Assumption - Standard
            --------------------------------------------------


1. Satisfactory review and approval by lender of the proposed borrowing entity's formation agreement, resolutions and by-laws (and other organizational documents, as necessary) to confirm, without limitation, such entity's authority to assume the loan and compliance with any SPE and/or other requirements in the loan documents.
2. Execution of an assumption agreement and other necessary documentation by the proposed borrowing entity, in a form and content acceptable to lender, including representations from both current and proposed borrower that loan is not in default.
3. The new borrowing entity's insurance policy (and insurance carriers) shall comply with any applicable requirements in the loan documents, including, without limitation, amounts and types of insurance, loss payee and applicable insurance certificates.
4. Title insurance update and endorsements, reviewed and acceptable to lender including, but not limited to, no liens for secondary financing.
5.    Assumption to close no later than DATE.
6.    BORROWER to execute such documents as lender may require.
7. GUARANTOR to sign a Carveout Guaranty and Environmental Indemnity and NAME be designated as Key Person.
8. Receipt of a "no adverse change" certification from borrower that the current financial position has not significantly deteriorated from that reflected in the most recently provided financial statements.
9. Receipt and approval of property management contract acceptable to lender, including language that no change in management shall take place without lender's consent.
10. Certification from the new borrowing entity and key principals/limited guarantors that the closing funds are being contributed as a capital contribution and are not secured, directly or indirectly, by an interest in the borrower or any collateral assigned to lender under the loan documents.
11. Receipt of current and, if applicable, most recent quarterly and/or annual outstanding operating statements and rent rolls for the subject property as required in the loan documents.
12. Payment of all related costs, including not but limited to assumption fees, legal fees, rating agency review fees, closing and title fees and WFB's loan administration fees. All costs and expenses are reimbursable by borrower even if the assumption fails to close.
13.   A UCC filing to reflect the new borrowing entity.
14. WFB's receipt of a legal opinion, in form and content and issued by tax counsel satisfactory to WFB's tax counsel, that the assumption will not result in a significant modification of the loan within the meaning of the applicable Treasury regulations or otherwise result in any adverse tax consequences to the lender under the applicable REMIC statutes and regulations.

                                    EXHIBIT V

      FORM OF ADDITIONAL LIEN, MONETARY ENCUMBRANCE AND MEZZANINE FINANCING
                   SUBMISSION PACKAGE TO THE SPECIAL SERVICER


Mortgagor:

Master Servicer Loan #:

Primary Servicer Loan #:

Collateral Type:        (Retail, Industrial, Apartments, Office, etc.)

Address of Property:


Asset Status As of                 (date):

   Principal Balance:               $
   Unpaid Accrued Interest:         $
   Unpaid Late Fees/other fees:     $
   Tax Escrow Balance:              $
   Insurance Escrow Balance:        $
   Monthly P&I Payment:             $
   Interest Rate:                   %
   Date Principal Paid To:
   Date Interest Paid To:
   Origination Date:
   Maturity Date:

Executive Summary:

1. Summarize the transaction
      a. note deviations from requirements for subordinate/mezzanine financing contained in Loan Documents
      b. if Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

2. State amount and purpose of Lien/Financing. Need an analysis of the impact (physical) on the property and the resulting financial impact on operations & DSCR of combined financing.

3. Interest Rate

4. Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

5. Identify Subordinate/Mezzanine Lender
      a. provide any information furnished by Mortgagor regarding proposed lender

6. Collateral pledged or mortgaged as security:

7. Briefly describe collateral

      a.    Size, occupancy, primary tenants, location
      b. NOI and DSCR for prior year and, if available, prior two years and Pro-forma NOI DSCR

8. Complete the chart below:

The transaction terms and property characteristics are summarized as follows:

            -----------------------------------------------------------
            Estimated closing date for financing:
            Administrative fee to Primary Servicer           $
            Additional Fees, if any                          $
            (50%: Special Servicer;  %: Master
            Servicer;
            %: Primary Servicer)
            Most recent appraised value according to         $
            appraisal in Master Servicer/Primary
            Servicer's possession
            Loan-to-value as of initial underwriting         %
            Occupancy as of                                  %
            12/31 /_ NOI                                     $
            Debt service coverage as of                      x
            -----------------------------------------------------------

Project Status & Description: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)
1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense Statement for Mortgaged Property and operating statement review)

Escrow Status:
1. Explain status of all Reserves

Collateral Valuation:
1. Discuss the original appraisal

      A.    Who prepared

      B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in Master Servicer/Primary Servicer's possession

2. Comparison of the following (original to actual property):

      A. Vacancy

      B. Rents

      C. Taxes

      D. Other Key Expenses

Current Market Conditions:

      Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

Recommendation:

1.    State recommendation for approval.

2. Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

Request for Special Servicer Consent:

Master Servicer/Primary Servicer hereby recommends and requests consent of Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.



By:___________________________________________
Title:________________________________________
Date:_________________________________________



Consent to Additional Lien, Monetary Encumbrance or Mezzanine Financing as described above is given:
SPECIAL SERVICER,
acting solely in its capacity as Special Servicer



By:___________________________________________
Name:_________________________________________
Title:________________________________________

Date:

  Schedule of Exhibits to Additional Lien, Monetary Encumbrance or Mezzanine
                              Financing Submission

1. Most recent Income & Expense Statement for property and operating statement review
2.    Original Asset Summary for Mortgaged Property
3. [For Mezzanine financing: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]
4. [For subordinate mortgage: Copy of Subordination/Intercreditor Agreement in substantially the form to be executed with subordinate lender]
5.    Copy of Note, Mortgage and any Loan Agreement
6. Copy of subordinate loan documents in substantially the form to be executed
7.    Most recent Rent Roll.
8.    Other items as required by the description set forth above

                                    EXHIBIT W

                                    Reserved

                                    EXHIBIT X

                                    Reserved

                                    EXHIBIT Y

                             INVESTOR CERTIFICATION


                                                      Date:


Wells Fargo Bank, N.A.
Wells Fargo Center
MAC#N9303-121
Sixth and Marquette
Minneapolis, MN 55479-0113

Attention:     Corporate Trust Services (CMBS) Group--
               Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage
               Pass-Through Certificates, Series 2004-IQ8

      In accordance with the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Paying Agent and Certificate Registrar (the "Paying Agent") and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

2. The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "information") pursuant to the provisions of the Agreement.

3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information, will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Paying Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any its Representative.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                    ____________________________________________
                                    Beneficial Owner or Prospective Purchaser

                                    By:_________________________________________

                                    Title:______________________________________

                                    Company:____________________________________

                                    Phone:______________________________________

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

    For loans having balance of (a) $20,000,000 or less, and (b) less than or equal to 5% of Aggregate Certificate Balance, whichever is less

To:   [Address]
      Attn:

From: _____________________________________, in its capacity as Master Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among the Servicer, LaSalle Bank National Association, as Trustee, and others.

Date: _________, 20___

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2004-IQ8
            --------------------------------------------------

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

            2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                  TRANSACTION:

                  A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                  B.    THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

                  C.    THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES THAT
                        (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN
                        SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR `AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED `AAA' BY STANDARD & Poor's, (iv) if they INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                         CUSIP RATE MAT PAY DATES ISSUED
                         -------------------------------

                  D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                  E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                  ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                  ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                  G. AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S CERTIFICATE ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                  H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT
                        (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT
                        DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                  I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                  J. THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                  K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$20,000,000 OR LESS OR LESS THAN FIVE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 5% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                  L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

            3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

            4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

            5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

            6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

            7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT AA

                     FORM OF PERFORMANCE CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR
                              ---------------------

      Re: MorganStanley Capital I Inc. Trust 2004-IQ8 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley
           Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), Wells Fargo Bank, N.A., as paying agent and certificate registrar (the "Paying Agent") and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.
           ---------------------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the [Paying Agent, Master Servicer or the Special Servicer, as applicable] to the Depositor [and the Paying Agent] [add for certifications signed by an officer of the Master Servicer or the Special Servicer], and [its][their] [add for certifications signed by an officer of the Master Servicer or the Special Servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [To be certified by the Paying Agent] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

      2. [To be certified by the Paying Agent] [To my knowledge, the distribution information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

      3. [To be certified by the Trustee] [To my knowledge, the distribution information required to be provided by the Paying Agent under the Pooling and Servicing Agreement and/or the related Primary Servicing agreement for inclusion in the Reports is included in the Reports;]

      4. [To be certified by each of the Master Servicer and the Special Servicer] [I am responsible for reviewing the activities performed by the [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review performed as required under Section 8.12 of the Pooling and Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section 8.12 of the Pooling and Servicing Agreement, the [Master Servicer] [Special Servicer] has fulfilled its material obligations under the Pooling and Servicing Agreement; and]

      5. [To be certified by each of the Master Servicer and the Special Servicer] [I have disclosed to the [Master Servicer's] [Special Servicer's] certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the [Master Servicer] [Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

Date: _________________________

[ENTITY NAME]

---------------------------------------
[Signature] [Title]

                             EXHIBIT A to EXHIBIT AA

                     FORM OF PERFORMANCE CERTIFICATION TO BE
                  PROVIDED TO DEPOSITOR AND THE MASTER SERVICER
                  ---------------------------------------------

      Re: MorganStanley Capital I Inc. Trust 2004-IQ8 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley
           Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), Wells Fargo Bank, N.A., as paying agent and certificate registrar (the "Paying Agent") and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.
           ---------------------------------------------------------------------

I, [identify the certifying individual], [identify title], on behalf of [___________], as Primary Servicer, certify to the Depositor, the Paying Agent and the Master Servicer, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I am responsible for reviewing the activities performed by the Primary Servicer under the [describe sub-servicing agreement] and based upon my knowledge and the annual compliance review performed as required under Section ___ of the Primary Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section ___ of the Primary Servicing Agreement, the Primary Servicer has fulfilled its material obligations under the Primary Servicing Agreement; and

      2. I have disclosed to the Primary Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the Primary Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Primary Servicing Agreement.]

Date: _________________________


---------------------------------------
[Signature] [Title]

                                   EXHIBIT BB

                     FORM OF TRUSTEE PARI PASSU LOAN NOTICE
                                August [24], 2004

[ADDRESSEES FOR NORTHBRIDGE RETAIL PARI PASSU LOAN]

Wachovia Bank, National Association
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075
Attention: LB-UBS Mortgage Trust 2004-C6
Facsimile Number: (704) 715-0036

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
Attention: Mike Wheeler--LB-UBS Commercial Mortgage Trust 2004-C6
Facsimile Number: (305) 695-5500

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial
           Mortgage Trust 2004-C6
Facsimile Number: (312) 904-2084

[ADDRESSEES FOR BEVERLY CENTER PARI PASSU LOAN]

Midland Loan Services, Inc.
10851 Mastin, Suite 300
Overland Park, Kansas 66210
Attention: President
Facsimile Number: (913) 253-9001

Lennar Partners, Inc.
1601 Washington Avenue
Miami Beach, Florida  33139
Attention: Ron Schrager
Facsimile Number: (305) 695-5449

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS), CSFB 2004-C1
Facsimile Number: (410) 715-2380

[ADDRESSEES FOR WORLD APPAREL CENTER PARI PASSU LOAN]

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044
Attention: Managing Director, Commercial Servicing Operations, Re: JP Morgan 2004-LN2
Facsimile Number: (215) 328-3620

Lennar Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Ronald Schrager
Facsimile Number: (305) 695-5239

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attention: Corporate Trust (CMBS), JP Morgan 2004-LN2

Facsimile Number: (410) 715-2380

Re: Morgan Stanley Capital I Trust 2004-IQ8, Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 -- [Northbridge Retail Pari Passu Loan] [Beverly Center Pari Passu Loan] [World Apparel Center Pari Passu Loan]

Ladies and Gentlemen:

      Morgan Stanley Capital I Trust 2004-IQ8, Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8 (the "Trust Fund") is the [Note A3 Lender] [A-4 Noteholder and A-6 Noteholder] [Note A4 Lender], as such term is defined under the [Intercreditor Agreement, dated as of June 14, 2004, by and among Lehman Brothers Bank, FSB, as the initial holder of the A-1 Note, UBS Real Estate Investments Inc., as the initial holder of the A-2 Note and Morgan Stanley Mortgage Capital Inc., as the initial holder of the A-3 Note (the "Northbridge Retail Intercreditor Agreement")] [Intercreditor Agreement, dated as of February 26, 2004, by and among Column Financial, Inc. as holder of the Notes numbered sequentially A-1 through A-7 on Schedule I thereto (the "Beverly Center Senior Notes Intercreditor Agreement and, together with that certain Agreement Among Noteholders dated as of February 18, 2004, by and between Column Financial, Inc., as Initial Note A Holder, Landesbank Hessen-Thuringen Girozentrale, as Initial Note B Holder, and Hartford Life Insurance Company, as Initial Note C Holder, the Beverly Center Intercreditor Agreements")] [Intercreditor Agreement, dated as of June 18, 2004, by and among JPMorgan Chase Bank, as the initial holder of the A-1 Note, Lehman Brothers Bank, FSB, as the initial holder of the A-2 Note and Morgan Stanley Mortgage Capital Inc., as the initial holder of the A-3 and A-4 Notes (the "World Apparel Center Intercreditor Agreement")]. In connection with the deposit of the [A-3 Note of the Northbridge Retail mortgage loan][A-4 Note and A-6 Note of the Beverly Center mortgage loan] [A-4 Note of the World Apparel Center mortgage loan] into the Morgan Stanley Capital I Trust 2004-IQ8 established by Morgan Stanley Capital I Inc., the contact information for each of the parties to the related pooling and servicing agreement are set forth on Schedule I attached hereto.

[The Northbridge Retail mortgage loan is being serviced pursuant to the terms of that certain Pooling and Servicing Agreement dated as of August 11, 2004, among Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank, N.V., as fiscal agent, as from time to time amended, supplemented or modified (the "LB-UBS 2004-C6 Pooling Agreement"). LaSalle Bank National Association, as trustee for the registered holders of the Trust Fund (the "Trustee"), hereby directs the applicable parties to the LB-UBS 2004-C6 Pooling Agreement as follows:

(i) Remit all amounts payable in accordance with the Northbridge Retail Intercreditor Agreement and the LB-UBS 2004-C6 Pooling Agreement due to the holder of the A-3 Note of the Northbridge Retail mortgage loan on such days as specified in the LB-UBS 2004-C6 Pooling Agreement to Wells Fargo Bank, National Association, as master servicer of the Trust Fund (the "Master Servicer"), and to the collection account set forth on Schedule II attached hereto; and

(ii) Forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the A-3 Note of the Northbridge Retail mortgage loan in accordance with the Northbridge Retail Intercreditor Agreement and the LB-UBS 2004-C6 Pooling Agreement to the Trustee and the Master Servicer.]

[The Beverly Center mortgage loan is being serviced pursuant to the terms of that certain Pooling and Servicing Agreement dated as of March 11, 2004, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., as master servicer no. 1, KeyCorp Real Estate Capital Markets, Inc., as master servicer no. 2, NCB, FSB, as master servicer no. 3, Lennar Partners, Inc., as special servicer no. 1, National Consumer Cooperative Bank, as special servicer no. 2, and Wells Fargo Bank, N.A., as trustee (the "Beverly Center Pooling Agreement"). LaSalle Bank National Association, as trustee for the registered holders of the Trust Fund (the "Trustee"), hereby directs the applicable parties to the Beverly Center Pooling and Servicing Agreement as follows:

(i) Remit the amount payable in accordance with the Beverly Center Intercreditor Agreements and the Beverly Center Pooling Agreement due to the holder of the A-4 Note and A-6 Note of the Beverly Center mortgage loan on such days as specified in the Beverly Center Pooling and Servicing Agreement to Wells Fargo Bank, National Association, as master servicer of the Trust Fund (the "Master Servicer"), and to the collection account set forth on Schedule II attached hereto; and

(ii) Forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the A-4 Note and A-6 Note of the Beverly Center mortgage loan in accordance with the Beverly Center Intercreditor Agreements and the Beverly Center Pooling and Servicing Agreement to the Trustee and the Master Servicer.]

[The World Apparel Center mortgage loan is being serviced pursuant to the terms of that certain Pooling and Servicing Agreement dated as of August 20, 2004, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee, and LaSalle Bank National Association, as paying agent, as from time to time amended, supplemented or modified (the "JPMorgan 2004-LN2 Pooling Agreement"). LaSalle Bank National Association, as trustee for the registered holders of the Trust Fund (the "Trustee"), hereby directs the applicable parties to the JPMorgan 2004-LN2 Pooling Agreement as follows:

(i) Remit all amounts payable in accordance with the World Apparel Center Intercreditor Agreement and the JPMorgan 2004-LN2 Pooling Agreement due to the holder of the A-4 Note of the World Apparel Center mortgage loan on such days as specified in the JPMorgan 2004-LN2 Pooling Agreement to Wells Fargo Bank, National Association, as master servicer of the Trust Fund (the "Master Servicer"), and to the collection account set forth on Schedule II attached hereto; and

(ii) Forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the A-4 Note of the World Apparel Center mortgage loan in accordance with the World Apparel Center Intercreditor Agreement and the JPMorgan 2004-LN2 Pooling Agreement to the Paying Agent, the Trustee and the Master Servicer.]

Thank you for your attention to this matter.

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee for the Holders of the Morgan Stanley Capital I Trust 2004-IQ8, Commercial Mortgage Pass-Through Certificates, Series 2004-IQ8

By:_________________________________
Name: ______________________________
Title: _____________________________

             SCHEDULE I TO FORM OF TRUSTEE Pari Passu Loan notice

Wells Fargo Bank, National Association, as Master Servicer
45 Fremont Street, 2nd Floor
San Francisco, California  94105

Midland Loan Services, Inc., as Special Servicer
10851 Mastin, Suite 700
Overland Park, Kansas  66210

LaSalle Bank National Association, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

            SCHEDULE II TO FORM OF TRUSTEE Pari Passu Loan notice

                (MSCI 2004-IQ8 Collection Account Information)

                                   SCHEDULE I

                               MSMC LOAN SCHEDULE

MSCI 2004-IQ8
August 9, 2004

            Single Note/ Multiple Properties
            Cross Collateralized/Cross defaulted

------------------------------------------------------------------------------------------------------------------------------------

Loan Pool    Mortgage                                                             Portfolio Name (if
   No.      Loan Seller   Loan Number   Property Name                             applicable)
------------------------------------------------------------------------------------------------------------------------------------
   2           MSMC       1             Anaheim Marriott                          NAP
   3           MSMC       2             Northbridge Retail                        NAP

   4           MSMC       3             Beverly Center                            NAP
   6           MSMC       4             World Apparel Center                      NAP
   8           MSMC       03-15108      MHC-Maralago Cay                          NAP
   9           MSMC       03-15546      Westcliff House Office Park               NAP
   10          MSMC       04-15565      Cape May Courthouse Super Fresh           NAP
   14          MSMC       03-15536      All Seasons Portfolio - Hagerstown East   All Seasons Portfolio
   15          MSMC       03-15537      All Seasons Portfolio - Hagerstown West   All Seasons Portfolio
   16          MSMC       04-15724      All Seasons Portfolio - Quakertown        All Seasons Portfolio
   19          MSMC       03-14527      Gateway Village Phase II                  NAP
   22          MSMC       04-15751      Tanasbourne Business Park                 NAP
   25          MSMC       04-15579      Waldbaums Southampton                     NAP
   40          MSMC       04-15986      Sun West Center                           NAP
   49          MSMC       04-16220      Marianna Center                           NAP
   58          MSMC       04-16054      Universal Steel Building                  NAP
   60          MSMC       04-16290      1890 Wynkoop                              NAP
   71          MSMC       03-15542      The Shoppes at Glendale Northwest         NAP
   78          MSMC       03-15213      Marketplace at Settlers Walk Outlot #7    NAP
------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

Loan Pool
   No.               Street Address                                          County           City
-----------------------------------------------------------------------------------------------------------------
   2                 700 Convention Way                                      Orange           Anaheim
   3                 520 and 540 North Michigan Avenue, 516 Rush Street,     Cook             Chicago
                     43 and 50 East Ohio Street, 10 - 57 East Grand Avenue
   4                 8500 Beverly Boulevard                                  Los Angeles      Los Angeles
   6                 1411 Broadway                                           New York         New York
   8                 6280 Ash Lane                                           Palm Beach       Lantana
   9                 201-401 North Buffalo Drive                             Clark            Las Vegas
   10                20 Cape May Court House and South Dennis Road           Cape May         Cape May
   14                201 All Star Court                                      Washington       Hagerstown
   15                17100 Cole Road                                         Washington       Hagerstown
   16                777 North West End Blvd.                                Bucks            Quakertown
   19                3610-3670 Grand Avenue                                  San Bernardino   Chino Hills
   22                20811, 20827, 20795 NW Cornell Road                     Washington       Hillsboro
   25                167 Jagger Lane                                         Suffolk          Southhampton
   40                8879 S. Eastern Avenue                                  Clark            Las Vegas
   49                Malloy Road and Highway 71                              Jackson          Marianna
   58                111 Third Street N.W.                                   King             Auburn
   60                1890 Wynkoop Street                                     Denver           Denver
   71                8271 West Union Hills Drive                             Maricopa         Glendale
   78                780-788 North Main Street                               Warren           Springboro
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                             North or
Loan Pool                    South CA
   No.               State   (NCA/SCA)   Zip Code   MSA                        Property Type
-----------------------------------------------------------------------------------------------------------------
   2                  CA        SCA         92802   Orange County              Hospitality
   3                  IL        NAP         60611   Chicago                    Retail

   4                  CA        SCA         90048   Los Angeles-Long Beach     Retail
   6                  NY        NAP         10018   New York, NY               Office
   8                  FL        NAP         33462   West Palm Beach            Manufactured Housing
   9                  NV        NAP         89101   Las Vegas                  Office
   10                 NJ        NAP         08210   Atlantic-Cape May          Retail
   14                 MD        NAP         21740   Washington-Baltimore       Self Storage
   15                 MD        NAP         21740   Washington-Baltimore       Self Storage
   16                 PA        NAP         18951   Philadelphia, PA-NJ PMSA   Self Storage
   19                 CA        SCA         91709   Riverside-San Bernardino   Retail
   22                 OR        NAP         97124   Portland                   Industrial
   25                 NY        NAP         11968   Nassau-Suffolk             Retail
   40                 NV        NAP         89123   Las Vegas                  Retail
   49                 FL        NAP         32448   Panhandle                  Retail
   58                 WA        NAP         98001   Seattle                    Industrial
   60                 CO        NAP         80202   Denver                     Retail
   71                 AZ        NAP         85308   Phoenix                    Retail
   78                 OH        NAP         45066   Cincinnati                 Retail
-----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                                           Cut-Off Date
Loan Pool                                   Number of                      Balance (as of
   No.              Property Sub-Type      Properties   Original Balance    08/01/2004)
----------------------------------------------------------------------------------------------------------------
   2                Full Service Hotel             1         $75,500,000      $75,414,494
   3                Anchored                       1         $68,300,000      $68,300,000

   4                Anchored                       1         $61,000,000      $61,000,000
   6                Urban                          1         $35,770,000      $35,770,000
   8                Manufactured Housing           1         $21,600,000      $21,600,000
   9                Suburban                       1         $20,400,000      $20,299,002
   10               Anchored                       1         $11,858,000      $11,796,916
   14               Self Storage                   2          $3,921,000       $3,886,547
   15               Self Storage                   2          $3,303,000       $3,273,977
   16               Self Storage                   1          $2,154,000       $2,138,602
   19               Anchored                       1          $7,900,000       $7,877,567
   22               Flex Industrial                1          $7,800,000       $7,768,685
   25               Anchored                       1          $6,800,000       $6,764,972
   40               Unanchored                     1          $3,832,500       $3,829,609
   49               Shadow Anchored                1          $2,950,000       $2,941,507
   58               Light Industrial               1          $2,400,000       $2,393,463
   60               Unanchored                     1          $2,250,000       $2,250,000
   71               Shadow Anchored                1          $1,635,000       $1,627,190
   78               Unanchored                     1          $1,480,000       $1,467,475
----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE II

                               CDCMC LOAN SCHEDULE

MSCI 2004-IQ8
August 9, 2004
                 Single Note/ Multiple Properties
                 Cross Collateralized/Cross defaulted

------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Portfolio Name (if
 Loan Pool No.     Mortgage Loan Seller   Loan Number          Property Name                       applicable)
------------------------------------------------------------------------------------------------------------------------------
       1                  CDCMC           900                  Columbia Plaza II                   NAP
       7                  CDCMC           902                  Renaissance III                     NAP
       11                 CDCMC           891                  Waikoloa Highlands                  NAP
       12                 CDCMC           NAP                  Silverado Business Park             NAP
       13                 CDCMC           901                  River Rock Business Center          NAP
       30                 CDCMC           NAV                  Britany Village Apartments          NAP
       37                 CDCMC           899                  Tuscany Village                     NAP
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


 Loan Pool No.      Street Address                       County                         City                        State
------------------------------------------------------------------------------------------------------------------------------
       1            2401 E Street, N.W.                  District of Columbia           Washington                    DC
       7            3300 East Flamingo Road              Clark                          Las Vegas                     NV
       11           68-1845 Waikoloa Road                Hawaii                         Waikoloa                      HI
       12           4114, 4168 & 4216 Pecos Road         Clark                          Las Vegas                     NV
       13           300 River Rock Blvd                  Rutherford                     Murfreesboro                  TN
       30           2008 Jenkins Road                    Harris                         Pasadena                      TX
       37           235 S. Ocala Road                    Leon                           Tallahasse                    FL
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                   North or
                   South CA
 Loan Pool No.     (NCA/SCA)         Zip Code         MSA                    Property Type          Property Sub-Type
------------------------------------------------------------------------------------------------------------------------------
       1              NAP              20241          Washington DC          Office                 Urban
       7              NAP              89121          Las Vegas              Retail                 Anchored
       11             NAP              96738          Hawaii                 Retail                 Anchored
       12             NAP              89121          Las Vegas              Industrial             Light Industrial
       13             NAP              37128          Nashville              Office                 Call Center
       30             NAP              77506          Houston                Multifamily            Garden
       37             NAP              32304          Tallahassee            Multifamily            Student Housing
------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
                                                                Cut-Off Date
                   Number of                                    Balance (as of
 Loan Pool No.     Properties         Original Balance          08/01/2004)
------------------------------------------------------------------------------
       1                    1              $95,000,000          $94,923,896
       7                    1              $30,250,000          $30,194,286
       11                   1               $9,562,500           $9,562,500
       12                   1               $9,500,000           $9,500,000
       13                   1               $9,300,000           $9,300,000
       30                   1               $5,600,000           $5,600,000
       37                   1               $4,000,000           $3,996,561
------------------------------------------------------------------------------

                                  SCHEDULE III

                               UCMFI LOAN SCHEDULE

MSCI 2004-IQ8
August 9, 2004
                 Single Note/ Multiple Properties
                 Cross Collateralized/Cross defaulted

-----------------------------------------------------------------------------------------------------------------------------------

    Loan Pool      Mortgage Loan                                                                            Portfolio Name (if
      No.             Seller            Loan Number         Property Name                                   applicable)
-----------------------------------------------------------------------------------------------------------------------------------
       33               UCMFI           203175              Exhibit Concepts                                NAP
       41               UCMFI           203167              East LA Civic Center Plaza                      NAP
       43               UCMFI           204126              Lyman Lumber Warehouse                          NAP
       45               UCMFI           204129              Camp Creek Center                               NAP
       46               UCMFI           204137              Redwood Lab                                     NAP
       50               UCMFI           204101              Yale Place Retail                               NAP
       51               UCMFI           204103              8333 Washington                                 NAP
       52               UCMFI           203172              Cabot Industrial                                NAP
       53               UCMFI           204138              Redwood Biotech                                 NAP
       56               UCMFI           203176              7th Gate Center                                 NAP
       61               UCMFI           204123              Mossman Center                                  NAP
       62               UCMFI           204115              Meridian Office Building                        NAP
       64               UCMFI           204112              Florence Medical Building                       NAP
       65               UCMFI           204117              Dugan's Corner Shopping Center                  NAP
       66               UCMFI           203177              Harbor Square Retail                            NAP
       67               UCMFI           203168              Wolff Industrial                                NAP
       68               UCMFI           204125              Lyman Lumber Office Building                    NAP
       69               UCMFI           203161              Zanesville Tractor Supply                       NAP
       70               UCMFI           204141              900 Walt Whitman Road                           NAP
       72               UCMFI           203149A             Mechenbier Portfolio II A                       Mechenbier Portfolio II
       73               UCMFI           203149B             Mechenbier Portfolio II B                       Mechenbier Portfolio II
       74               UCMFI           204133              Kaysville Shopping Center                       NAP
       75               UCMFI           203163              Precision Thermo Building                       NAP
       76               UCMFI           203174              60th Avenue Industrial                          NAP
       77               UCMFI           203153              Germantown Road Office                          NAP
       79               UCMFI           203159              Mesadan Auto Center                             NAP
       80               UCMFI           203162              Coopersville Tractor Supply                     NAP
       81               UCMFI           204124              American Auto Care (Service Stop Auto Mall)     NAP
       82               UCMFI           204108              Tooele Landing                                  NAP
       83               UCMFI           204128              Ogden Clinic                                    NAP
       84               UCMFI           204132              Keego Harbor Square Shopping Center             NAP
       85               UCMFI           203170              Blake Center                                    NAP
       86               UCMFI           204113              Crye-Leike Plaza                                NAP
       87               UCMFI           204139              LIMN Furniture                                  NAP
       88               UCMFI           204116              South Tech 1                                    NAP
       89               UCMFI           203152              Cary Eckerd                                     NAP
       90               UCMFI           204140              Big Creek Plaza                                 NAP
       91               UCMFI           204114              Viewridge Court Industrial                      NAP
       92               UCMFI           203155              Gateway Retail Center                           NAP
       93               UCMFI           204107              MacKenzie Office                                NAP
       94               UCMFI           204111              Cordova Station South                           NAP
       95               UCMFI           204104              OKI Systems Building - Evansville               NAP
       96               UCMFI           204109              Southwest Gas Building                          NAP
       97               UCMFI           203166              Metro Mechanical                                NAP
       98               UCMFI           203158              Omaha Johnstone Supply                          NAP
       99               UCMFI           203157              Johnstone Supply - Lincoln                      NAP
      100               UCMFI           204102              Del Amo Building                                NAP
      101               UCMFI           204110              Tanner Office Warehouse                         NAP
      102               UCMFI           204134              West Holly Industrial Buildings                 NAP

      103               UCMFI           204130              2111-2125 South Santa Fe Street                 NAP
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           North or
    Loan Pool                                                                                                              South CA
      No.           Street Address                           County                   City                     State       (NCA/SCA
-----------------------------------------------------------------------------------------------------------------------------------
       33           700 Crossroads Court                     Montgomery               Vandalia                   OH          NAP
       41           131-323 South Mednik Avenue              Los Angeles              East Los Angeles           CA          SCA
       43           18400 West 77th Street                   Hennepin                 Chanhassen                 MN          NAP
       45           8110 Camp Creek Boulevard                DeSoto                   Olive Branch               MS          NAP
       46           3650 Westwind Boulevard                  Sonoma                   Santa Rosa                 CA          NCA
       50           2670-2680-2690 S. Havana Street          Arapahoe                 Aurora                     CO          NAP
       51           8333 Washington Place N.E.               Bernalillo               Albuquerque                NM          NAP
       52           5401 Venice Avenue NE                    Bernalillo               Albuquerque                NM          NAP
       53           3700-3730 Westwind Boulevard             Sonoma                   Santa Rosa                 CA          NCA
       56           1601 North 7th Street                    Maricopa                 Phoenix                    AZ          NAP
       61           7400 & 7410 Montgomery Boulevard         Bernalillo               Albuquerque                NM          NAP
       62           401 West Baseline Road                   Maricopa                 Tempe                      AZ          NAP
       64           8505-8535 East Florence Avenue           Los Angeles              Downey                     CA          SCA
       65           514 State Highway 33 West                Monmouth                 Millstone                  NJ          NAP
       66           100 & 120 South Harbor Boulevard         Orange                   Santa Ana                  CA          SCA
       67           1161 East Sandhill Avenue                Los Angeles              Carson                     CA          SCA
       68           300 Morse Avenue                         Hennepin                 Excelsior                  MN          NAP
       69           3660 North Maple Avenue                  Muskingum                Zanesville                 OH          NAP
       70           900 Walt Whitman Road                    Suffolk                  Melville                   NY          NAP
       72           4848 Tramway Ridge, NE                   Bernalillo               Albuquerque                NM          NAP
       73           8920 Adams Street, NE                    Bernalillo               Albuquerque                NM          NAP
       74           200 North 275 West                       Davis                    Kaysville                  UT          NAP
       75           3765 St. Johns Road                      Allen                    Lima                       OH          NAP
       76           13955 NW 60th Avenue                     Miami-Dade               Miami Lakes                FL          NAP
       77           894 Germantown Parkway                   Shelby                   Cordova                    TN          NAP
       79           63 East McKellips Road                   Maricopa                 Mesa                       AZ          NAP
       80           1050 W. Randall Street                   Ottawa                   Coopersville               MI          NAP
       81           37502-37578 Van Dyke Avenue              Macomb                   Sterling Heights           MI          NAP
       82           1181-1191 North Main Street              Tooele                   Tooele                     UT          NAP
       83           1159 12th Street                         Weber                    Ogden                      UT          NAP
       84           2170 Cass Lake Road                      Oakland                  Keego Harbor               MI          NAP
       85           152-176 Blake Road                       Hennepin                 Hopkins                    MN          NAP
       86           9931-9941 Highway 64                     Shelby                   Memphis                    TN          NAP
       87           501 Arden Way                            Sacramento               Sacramento                 CA          NCA
       88           3000-3090 South Tech Boulevard           Montgomery               Springboro                 OH          NAP
       89           2711 Jones Franklin Road                 Wake                     Cary                       NC          NAP
       90           10211-10239 Brookpark Road               Cuyahoga                 Parma                      OH          NAP
       91           4619 Viewridge Avenue                    San Diego                San Diego                  CA          SCA
       92           16495 East 40th Circle                   Adams                    Aurora                     CO          NAP
       93           351 Centre View Boulevard                Kenton                   Crestview Hills            KY          NAP
       94           990 North Germantown Parkway             Shelby                   Cordova                    TN          NAP
       95           2540 Diego Drive                         Vanderburgh              Evansville                 IN          NAP
       96           7017 East 30th Street                    Yuma                     Yuma                       AZ          NAP
       97           12120 Metro Parkway                      Lee                      Fort Myers                 FL          NAP
       98           4444 South 108th Street                  Douglas                  Omaha                      NE          NAP
       99           2829 N. 33rd Street                      Lancaster                Lincoln                    NE          NAP
      100           6402-6426 Del Amo Boulevard              Los Angeles              Lakewood                   CA          SCA
      101           11323 Tanner Road                        Harris                   Houston                    TX          NAP
      102           1818-2020 & 1901-1911 N. 25th Dr./       Maricopa                 Phoenix                    AZ          NAP
                    2515-2523 West Holly St.
      103           2111-2125 South Santa Fe Street          Orange                   Santa Ana                  CA          SCA
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

    Loan Pool
      No.            Zip Code         MSA                                    Property Type                 Property Sub-Type
---------------------------------------------------------------------------------------------------------------------------------
       33              45377          Dayton                                 Industrial                    Flex Industrial
       41              90022          Los Angeles                            Retail                        Unanchored
       43              55317          Minneapolis-St. Paul                   Industrial                    Light Industrial
       45              38654          Memphis                                Retail                        Unanchored
       46              95403          Santa Rosa                             Office                        Suburban
       50              80014          Denver                                 Retail                        Anchored
       51              87109          Albuquerque                            Industrial                    Warehouse
       52              87113          Albuquerque                            Industrial                    Flex Industrial
       53              95403          Santa Rosa                             Industrial                    Flex Industrial
       56              85004          Phoenix                                Office                        Office/Retail
       61              87110          Albuquerque                            Mixed Use                     Office/Retail
       62              85283          Phoenix-Mesa                           Office                        Suburban
       64              90240          Los Angeles                            Office                        Medical
       65              07726          Monmouth-Ocean                         Retail                        Unanchored
       66              92704          Orange County                          Retail                        Unanchored
       67              90746          Los Angeles-Long Beach                 Industrial                    Light Industrial
       68              55331          Minneapolis-St. Paul                   Office                        Suburban
       69              43701          Zanesville                             Retail                        Free Standing
       70              11747          Nassau-Suffolk                         Office                        Suburban
       72              87111          Albuquerque                            Office                        Suburban
       73              87113          Albuquerque                            Industrial                    Warehouse
       74              84037          Salt Lake City-Ogden                   Retail                        Unanchored
       75              45804          Lima                                   Industrial                    Warehouse
       76              33014          Miami                                  Industrial                    Warehouse
       77              38018          Memphis                                Office                        Suburban
       79              85201          Phoenix                                Retail                        Unanchored
       80              49404          Grand Rapids-Holland-Muskegon          Retail                        Free Standing
       81              48038          Detroit                                Retail                        Unanchored
       82              84074          Salt Lake City-Ogden                   Retail                        Unanchored
       83              84404          Salt Lake City-Ogden                   Office                        Medical
       84              48320          Detroit                                Retail                        Unanchored
       85              55343          Minneapolis-St. Paul                   Retail                        Unanchored
       86              38002          Memphis                                Retail                        Unanchored
       87              95815          Sacramento                             Retail                        Free Standing
       88              45342          Dayton                                 Industrial                    Flex Industrial
       89              27511          Raleigh-Durham-Chapel Hill             Retail                        Free Standing
       90              44130          Cleveland                              Retail                        Unanchored
       91              92123          San Diego                              Industrial                    Flex Industrial
       92              80011          Denver                                 Retail                        Unanchored
       93              41017          Cincinnati-Middleton                   Office                        Medical
       94              38018          Memphis                                Retail                        Unanchored
       95              47715          Evansville                             Industrial                    Warehouse
       96              85365          Yuma                                   Industrial                    Light Industrial
       97              33912          Fort Myers-Cape Coral                  Industrial                    Light Industrial
       98              68137          Omaha-Council Bluffs                   Industrial                    Light Industrial
       99              68504          Lincoln                                Industrial                    Warehouse
      100              90713          Los Angeles-Long Beach                 Retail                        Unanchored
      101              77041          Houston                                Industrial                    Warehouse
      102              85009          Phoenix-Mesa                           Industrial                    Warehouse

      103              92705          Orange County                          Industrial                    Light Industrial
---------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
                                                                      Cut-Off Date
    Loan Pool             Number of             Original             Balance (as of
      No.                Properties              Balance               08/01/2004)
----------------------------------------------------------------------------------
       33                         1           $4,750,000               $4,666,613
       41                         1           $3,850,000               $3,809,849
       43                         1           $3,700,000               $3,682,974
       45                         1           $3,400,000               $3,374,591
       46                         1           $3,250,000               $3,238,242
       50                         1           $2,800,000               $2,776,004
       51                         1           $2,800,000               $2,759,375
       52                         1           $2,800,000               $2,749,772
       53                         1           $2,725,000               $2,715,141
       56                         1           $2,575,000               $2,548,461
       61                         1           $2,200,000               $2,189,722
       62                         1           $2,100,000               $2,086,264
       64                         1           $1,900,000               $1,886,371
       65                         1           $1,900,000               $1,886,117
       66                         1           $1,900,000               $1,867,417
       67                         1           $1,900,000               $1,860,142
       68                         1           $1,800,000               $1,791,717
       69                         1           $1,700,000               $1,670,944
       70                         1           $1,650,000               $1,644,031
       72                         2           $1,229,367               $1,157,820
       73                         2             $470,633                 $443,243
       74                         1           $1,600,000               $1,592,577
       75                         1           $1,625,000               $1,591,501
       76                         1           $1,600,000               $1,577,585
       77                         1           $1,600,000               $1,555,978
       79                         1           $1,500,000               $1,464,842
       80                         1           $1,475,000               $1,449,790
       81                         1           $1,400,000               $1,393,595
       82                         1           $1,400,000               $1,388,378
       83                         1           $1,350,000               $1,343,788
       84                         1           $1,320,000               $1,316,959
       85                         1           $1,300,000               $1,283,687
       86                         1           $1,260,000               $1,246,377
       87                         1           $1,250,000               $1,245,591
       88                         1           $1,250,000               $1,240,866
       89                         1           $1,300,000               $1,227,013
       90                         1           $1,200,000               $1,197,433
       91                         1           $1,200,000               $1,187,026
       92                         1           $1,125,000               $1,108,870
       93                         1           $1,100,000               $1,088,373
       94                         1           $1,050,000               $1,038,751
       95                         1           $1,020,000               $1,009,128
       96                         1           $1,000,000                 $989,483
       97                         1           $1,000,000                 $975,948
       98                         1             $990,000                 $966,307
       99                         1             $930,000                 $907,743
      100                         1             $875,000                 $867,615
      101                         1             $875,000                 $858,291
      102                         1             $800,000                 $796,332

      103                         1             $750,000                 $744,556
----------------------------------------------------------------------------------


                                   SCHEDULE IV

                             PRINCIPAL LOAN SCHEDULE

MSCI 2004-IQ8
August 9, 2004
                  Single Note/ Multiple Properties
                  Cross Collateralized/Cross defaulted

-----------------------------------------------------------------------------------------------------------------------------------

    Loan Pool            Mortgage Loan                                                                       Portfolio Name (if
        No.                 Seller          Loan Number       Property Name                                  applicable)
-----------------------------------------------------------------------------------------------------------------------------------
       18                    PCF            753784            7400 Broadview Road                            NAP
       23                    PCF            753974            Seneca Meadows Corporate Center II             NAP
       24                    PCF            753045            Edinburgh Center                               NAP
       26                    PCF            753805            601 E. 33rd Street                             NAP
       27                    PCF            753977            13400 Riverside Drive                          NAP
       28                    PCF            753629            James Village                                  NAP
       29                    PCF            753808            1550 North Brown Road Office Building          NAP
       31                    PCF            753941            President Plaza                                NAP
       35                    PCF            753875            Lakeside Plaza Phase II                        NAP

       36                    PCF            753976            Albany Square Shopping Center                  NAP
       42                    PCF            754000            3700 35th Avenue                               NAP
       48                    PCF            753973            5100 Eastern Avenue                            NAP
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

    Loan Pool
        No.            Street Address                                                          County             City
-----------------------------------------------------------------------------------------------------------------------------------
       18              7400 Broadview Road                                                     Cuyahoga           Parma
       23              20401-20411, 20419-20435 Seneca Meadows Parkway                         Montgomery         Germantown
       24              113, 117, 125, and 130 Edinburgh Drive South                            Wake               Cary
       26              601 E. 33rd Street                                                      Baltimore          Baltimore City
       27              13400 Riverside Drive                                                   Los Angeles        Sherman Oaks
       28              19312 60th Avenue West                                                  Snohomish          Lynnwood
       29              1550 North Brown Road                                                   Gwinnett           Lawrenceville
       31              225-235 Quincy Avenue                                                   Norfolk            Quincy
       35              17150-17154 Lakeside Hills Plaza, 2506-2530 South 171st Court,          Douglas            Omaha
                       17390-17396 West Center Road and 2555-2591 South 171st Court
       36              4445 N. Pulaski Road                                                    Cook               Chicago
       42              3700 35th Avenue                                                        Weld               Evans
       48              5100 Eastern Avenue                                                     Los Angeles        Commerce
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                   North or
    Loan Pool                      South CA
        No.          State         (NCA/SCA)        Zip Code          MSA                                              Property Typ
-----------------------------------------------------------------------------------------------------------------------------------
       18             OH               NAP            44134           Cleveland-Lorain-Elyria OH PMSA                  Retail
       23             MD               NAP            20876           Washington DC-MD-VA-WV PMSA                      Office
       24             NC               NAP            27511           Raleigh-Durham-Chapel Hill NC MSA                Office
       26             MD               NAP            21218           Baltimore MD PMSA                                Other
       27             CA               SCA            91423           Los Angeles-Long Beach CA PMSA                   Office
       28             WA               NAP            98036           Seattle-Bellevue-Everett WA PMSA                 Retail
       29             GA               NAP            30043           Atlanta GA MSA                                   Office
       31             MA               NAP            02169           Boston MA NECMA                                  Retail
       35             NE               NAP            68130           Omaha NE-IA MSA                                  Retail

       36             IL               NAP            60638           Chicago IL PMSA                                  Retail
       42             CO               NAP            80526           Greeley CO PMSA                                  Retail
       48             CA               SCA            90040           Los Angeles-Long Beach CA PMSA                   Office
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                                                                         Cut-Off Date
    Loan Pool                                                 Number of                                Balance (as of
        No.                   Property Sub-Type              Properties         Original Balance         08/01/2004)
---------------------------------------------------------------------------------------------------------------------
       18                     Anchored                                1               $8,200,000          $8,193,539
       23                     Suburban                                1               $7,750,000          $7,738,937
       24                     Suburban                                1               $7,000,000          $6,952,565
       26                     Leased Fee                              1               $6,600,000          $6,600,000
       27                     Suburban                                1               $6,000,000          $6,000,000
       28                     Anchored                                1               $5,800,000          $5,787,506
       29                     Suburban                                1               $5,700,000          $5,659,330
       31                     Anchored                                1               $5,500,000          $5,500,000
       35                     Shadow Anchored                         1               $4,500,000          $4,481,403

       36                     Unanchored                              1               $4,330,000          $4,330,000
       42                     Free Standing                           1               $3,800,000          $3,800,000
       48                     Suburban                                1               $3,000,000          $3,000,000
--------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE V

                               WAMU LOAN SCHEDULE

MSCI 2004-IQ8
August 9, 2004
                   Single Note/ Multiple Properties
                   Cross Collateralized/Cross defaulted

-----------------------------------------------------------------------------------------------------------------------------

     Loan Pool       Mortgage Loan                                                                 Portfolio Name (if
        No.               Seller            Loan Number             Property Name                  applicable)
-----------------------------------------------------------------------------------------------------------------------------
        5                  WAMU             625024301               Bull Run Plaza                 WP Realty
        17                 WAMU             625024311               Kings Plaza                    WP Realty
        34                 WAMU             625024051               Pacific Place Center           NAP
        54                 WAMU             625024031               Whalley Avenue Retail          NAP
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                  North or
     Loan Pool                                                                                    South CA
        No.         Street Address              County               City            State        (NCA/SCA)     Zip Code
--------------------------------------------------------------------------------------------------------------------------------
        5           7788 Sudley Road            Prince William       Manassas          VA           NAP          20109
        17          1000 Kings Highway          Bristol              New Bedford       MA           NAP          02745
        34          9989 SW Nimbus Avenue       Washington           Beaverton         OR           NAP          97005
        54          60 & 84 Whalley Ave.        New Haven            New Haven         CT           NAP          06511
--------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Cut-Off Date
     Loan Pool                                                                   Number of                          Balance (as of
        No.         MSA                Property Type       Property Sub-Type    Properties    Original Balance      08/01/2004)
-----------------------------------------------------------------------------------------------------------------------------------
        5           Washington DC      Retail              Anchored                      1         $50,250,000      $50,207,136
        17          Boston             Retail              Anchored                      1          $8,400,000       $8,393,111
        34          Portland           Retail              Unanchored                    1          $4,600,000       $4,596,087
        54          New Haven          Retail              Anchored                      1          $2,700,000       $2,696,757
-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE VI

                               JHREF LOAN SCHEDULE

MSCI 2004-IQ8
August 9, 2004
                  Single Note/ Multiple Properties
                  Cross Collateralized/Cross defaulted

---------------------------------------------------------------------------------------------------------------------------------

    Loan Pool        Mortgage Loan                                                                     Portfolio Name (if
       No.              Seller           Loan Number         Property Name                             applicable)
---------------------------------------------------------------------------------------------------------------------------------
       20                JHREF           3212968             Ridglea Village Shopping Center           NAP
       21                JHREF           3212968             Bedford Place                             NAP
       32                JHREF           3212963             Best Buy Montclair                        NAP
       38                JHREF           3212926             Rochester Avenue Apartments               NAP
       39                JHREF           3212962             Imperial Business Center                  NAP
       44                JHREF           3212970             White Rock Self Storage                   NAP
       47                JHREF           3212896             Cerritos Industrial Center                NAP
       55                JHREF           3212973             Walgreens - Stoughton, WI                 NAP
       57                JHREF           3212960             Walgreens - Spring, TX                    NAP
       59                JHREF           3212971             Walgreens Union City                      NAP
       63                JHREF           3212946             Goshen Avenue Apartments                  NAP
---------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      North or
    Loan Pool                                                                                                         South CA
       No.          Street Address                        County                City                   State          (NCA/SCA)
----------------------------------------------------------------------------------------------------------------------------------
       20           6008-6150 Camp Bowie Boulevard        Tarrant               Ft. Worth               TX               NAP
       21           1903 Central Drive                    Tarrant               Bedford                 TX               NAP
       32           8960 Central Avenue                   San Bernardino        Montclair               CA               SCA
       38           12340 Rochester Avenue                Los Angeles           West Los Angeles        CA               SCA
       39           13503-13535 Pumice Street             Los Angeles           Norwalk                 CA               SCA
       44           7820 Garland Road                     Dallas                Dallas                  TX               NAP
       47           13101-13111 Moore Street              Los Angeles           Cerritos                CA               SCA
       55           1705 US Highway 51                    Dane                  Stoughton               WI               NAP
       57           19302 Kuykendahl Road                 Harris                Spring                  TX               NAP
       59           700 East Reelfoot Avenue              Obion County          Union City              TN               NAP
       63           11901 Goshen Avenue                   Los Angeles           Los Angeles             CA               SCA
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------

    Loan Pool
       No.           Zip Code          MSA                  Property Type            Property Sub-Type
------------------------------------------------------------------------------------------------------------
       20              76116           Dallas-Ft Worth      Retail                   Unanchored
       21              76021           Dallas-Ft Worth      Office                   Suburban
       32              91763           San Bernardino       Retail                   Anchored
       38              90025           West Side LA         Multifamily              Low-rise
       39              90650           Los Angeles          Industrial               Warehouse
       44              75218           Dallas               Self Storage             Self Storage
       47              90703           Los Angeles          Industrial               Warehouse
       55              53589           Madison              Retail                   Anchored
       57              77379           Houston              Retail                   Anchored
       59              38261           NAP                  Retail                   Anchored
       63              90049           Los Angeles          Multifamily              Mid-rise
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                                               Cut-Off Date
    Loan Pool       Number of                                  Balance (as of
       No.          Properties      Original Balance           08/01/2004)
------------------------------------------------------------------------------
       20                   2            $5,475,000            $5,475,000
       21                   2            $2,400,000            $2,400,000
       32                   1            $4,700,000            $4,670,992
       38                   1            $4,000,000            $3,956,662
       39                   1            $3,900,000            $3,876,273
       44                   1            $3,400,000            $3,384,770
       47                   1            $3,100,000            $3,100,000
       55                   1            $2,610,000            $2,601,448
       57                   1            $2,550,000            $2,496,016
       59                   1            $2,330,000            $2,326,740
       63                   1            $2,100,000            $2,077,248
------------------------------------------------------------------------------

                                  SCHEDULE VII

             LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS
                                (Section 8.3(e))

Morgan Stanley Mortgage Capital Inc.: None
------------------------------------

CDC Mortgage Capital Inc. : None
--------------------------

Union Central Mortgage Funding, Inc.: None
------------------------------------

Principal Commercial Funding, LLC: None
---------------------------------

Washington Mutual Bank, FA: None
--------------------------

John Hancock Real Estate Finance, Inc.: None
--------------------------------------

                                  SCHEDULE VIII

                  CERTAIN ESCROW ACCOUNTS FOR WHICH A REPORT
                        UNDER SECTION 5.1(g) IS REQUIRED

Morgan Stanley Mortgage Capital Inc.: None
-------------------------------------

CDC Mortgage Capital Inc. : None
-------------------------------------

Union Central Mortgage Funding, Inc.:
------------------------------------
8333 Washington (Loan No. 204103)

Principal Commercial Funding, LLC:
---------------------------------
601 E. 33rd Street (Loan No. 753805)

Washington Mutual Bank, FA:
--------------------------
Whalley Avenue Retail (Loan No. 625024031); It has a Reserve for Immediate Repairs in the amount of $193,308.56. These repairs have been completed.

Pacific Place Center (Loan No. 625024051); It has a Tenant Improvement Reserve in the amount of $201,100 for Tenant Rollover.

John Hancock Real Estate Finance, Inc.: None
--------------------------------------

                                   SCHEDULE IX

   LIST OF MORTGAGORS THAT ARE THIRD-PARTY BENEFICIARIES UNDER SECTION 2.3(a)

Morgan Stanley Mortgage Capital Inc.: None
------------------------------------

CDC Mortgage Capital Inc. : None
--------------------------

Union Central Mortgage Funding, Inc.: None
------------------------------------

Principal Commercial Funding, LLC: None
---------------------------------

Washington Mutual Bank, FA: None
--------------------------

John Hancock Real Estate Finance, Inc.: None
--------------------------------------

                                   SCHEDULE X

                                    Reserved

                                   SCHEDULE XI

                                EARN-OUT RESERVES

Morgan Stanley Mortgage Capital Inc.: None
------------------------------------

CDC Mortgage Capital Inc.: None
-------------------------

Union Central Mortgage Funding, Inc.:
-------------------------------------

Tooele Landing (Loan No. 204108)
--------------------------------

Principal Commercial Funding, LLC: None
---------------------------------

Washington Mutual Bank, FA: None
--------------------------

John Hancock Real Estate Finance, Inc.: None
--------------------------------------

                                  SCHEDULE XII

  LIST OF MORTGAGE LOANS FOR WHICH A SCHEDULED PAYMENT IS DUE AFTER THE END OF
                               A COLLECTION PERIOD

Morgan Stanley Mortgage Capital Inc.:
-------------------------------------
Anaheim Marriott (Loan No. 1)
Northbridge Retail (Loan No. 2)
Beverly Center (Loan No. 3)

CDC Mortgage Capital Inc.: None
-------------------------

Union Central Mortgage Funding, Inc.:
-------------------------------------
Harbor Square Retail (Loan No. 203177)
Del Amo Building (Loan No. 204102)

Principal Commercial Funding, LLC: None
---------------------------------

Washington Mutual Bank, FA: None
--------------------------

John Hancock Real Estate Finance, Inc.: None
--------------------------------------

                                  SCHEDULE XIII

    LIST OF MORTGAGE LOANS THAT PERMIT VOLUNTARY PRINCIPAL PREPAYMENT WITHOUT
                       PAYMENT OF A FULL MONTH'S INTEREST

Morgan Stanley Mortgage Capital Inc.: None
------------------------------------

CDC Mortgage Capital Inc. : None
--------------------------
Union Central Mortgage Funding, Inc.: None
------------------------------------

Principal Commercial Funding, LLC:    None
---------------------------------

Washington Mutual Bank, FA: None
--------------------------

John Hancock Real Estate Finance, Inc.: None
--------------------------------------

                                  SCHEDULE XIV

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES

      09/15/2004       5.80729%                 03/15/2008       5.64019%

      10/15/2004       5.65009%                 04/15/2008       5.80497%

      11/15/2004       5.80715%                 05/15/2008       5.63822%

      12/15/2004       5.64986%                 06/15/2008       5.80489%

      01/15/2005       5.64973%                 07/15/2008       5.63766%

      02/15/2005       5.64962%                 08/15/2008       5.80482%

      03/15/2005       5.64985%                 09/15/2008       5.80480%

      04/15/2005       5.80675%                 10/15/2008       5.63684%

      05/15/2005       5.64917%                 11/15/2008       5.80473%

      06/15/2005       5.80660%                 12/15/2008       5.63630%

      07/15/2005       5.64888%                 01/15/2009       5.63602%

      08/15/2005       5.80646%                 02/15/2009       5.64449%

      09/15/2005       5.80639%                 03/15/2009       5.64496%

      10/15/2005       5.64842%                 04/15/2009       5.80451%

      11/15/2005       5.80624%                 05/15/2009       5.64413%

      12/15/2005       5.64809%                 06/15/2009       5.80443%

      01/15/2006       5.64790%                 07/15/2009       5.64391%

      02/15/2006       5.64773%                 08/15/2009       5.91251%

      03/15/2006       5.64831%                 09/15/2009       5.91269%

      04/15/2006       5.80583%                 10/15/2009       5.75209%

      05/15/2006       5.64724%                 11/15/2009       5.91303%

      06/15/2006       5.80576%                 12/15/2009       5.75227%

      07/15/2006       5.64697%                 01/15/2010       5.75235%

      08/15/2006       5.80569%                 02/15/2010       5.75244%

      09/15/2006       5.80567%                 03/15/2010       5.75325%

      10/15/2006       5.64614%                 04/15/2010       5.91389%

      11/15/2006       5.80560%                 05/15/2010       5.75270%

      12/15/2006       5.64524%                 06/15/2010       5.91425%

      01/15/2007       5.64479%                 07/15/2010       5.75289%

      02/15/2007       5.64436%                 08/15/2010       5.91461%

      03/15/2007       5.64727%                 09/15/2010       5.91480%

      04/15/2007       5.80538%                 10/15/2010       5.75317%

      05/15/2007       5.64303%                 11/15/2010       5.91518%

      06/15/2007       5.80531%                 12/15/2010       5.75335%

      07/15/2007       5.64218%                 01/15/2011       5.75345%

      08/15/2007       5.80523%                 02/15/2011       5.75354%

      09/15/2007       5.80521%                 03/15/2011       5.75442%

      10/15/2007       5.64096%                 04/15/2011       5.91612%

      11/15/2007       5.80515%                 05/15/2011       5.75382%

      12/15/2007       5.64016%                 06/15/2011       5.91651%

      01/15/2008       5.80508%                 07/15/2011       5.75402%

      02/15/2008       5.63938%                 08/15/2011       5.91691%